As filed with the Securities and Exchange Commission on October 25, 2019

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST TRINITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	6311 (Primary Standard Industrial Classification Code Number)	34-1001436 (I.R.S. Employer Identification Number)

FIRST TRINITY FINANCIAL CORPORATION

7633 E. 63rd Place, Suite 730

Tulsa, Oklahoma 74133

(918) 249-2438

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregg E. Zahn

Chief Executive Officer

7633 E. 63rd Place, Suite 730

Tulsa, Oklahoma 74133

(918) 249-2438

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Reid A. Godbolt, Esq. Samuel E. Wing, Esq. Jones & Keller, P.C. 1999 Broadway, Suite 3150 Denver, Colorado 80202 (303) 573-1600	Drew Oldham, Esq. David Bartz, Esq. Butler Snow LLP 150 3rd Avenue South, Suite 1600 Nashville, Tennessee 37201 (615) 651-6700

Approximate date of commencement of proposed sale to the public: Upon consummation of the share exchange described herein.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)               ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)      ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount of Securities to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value	168,866	$10.94	$1,847,394	$239.79

(1)

Based upon the estimated maximum number of shares of Class A Common Stock, $0.01 par value, of the Registrant that may be issued to K-TENN Capital, Inc. pursuant to the share exchange described herein.

(2)

Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2), based on the deemed aggregate book value of the securities to be received by the Registrant in the share exchange described herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. FIRST TRINITY FINANCIAL CORPORATION MAY NOT ISSUE FIRST TRINITY FINANCIAL CORPORATION COMMON STOCK TO K-TENN CAPITAL, INC. PURSUANT TO THE PURCHASE AND SALE AGREEMENT UNTIL THE REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONTAINING THIS PROXY STATEMENT/PROSPECTUS IS EFFECTIVE AND CERTAIN OTHER CONDITIONS ARE SATISFIED. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL FIRST TRINITY FINANCIAL CORPORATION’S COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY FIRST TRINITY FINANCIAL CORPORATION’S COMMON STOCK TO ANY INDIVIDUAL SHAREHOLDER OF K-TENN CAPITAL, INC., OR IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2019

K-TENN CAPITAL, INC.

Dear K-TENN Capital, Inc. Shareholder:

You are cordially invited to attend a special meeting (the “special meeting”) of shareholders of K-TENN Capital, Inc., a Tennessee corporation (“K-TENN”), to be held on [            ], 2019 at [            ] local time at [            ]. At the special meeting, K-TENN is seeking your approval of (i) the exchange of the capital stock (“share exchange”) of K-TENN Insurance Company, a wholly-owned subsidiary of K-TENN (“K-TENN Life”), to First Trinity Financial Corporation, an Oklahoma corporation (“FTFC”), set forth in the Purchase and Sale Agreement (in the form of Annex A to this proxy statement/prospectus), and (ii) the dissolution of K-TENN through the adoption of the Plan of Liquidation and Dissolution (in the form of Annex B to this proxy statement/prospectus) (the “Plan of Liquidation and Dissolution”). The capital stock of K-TENN Life constitutes substantially all of the assets of K-TENN and substantially all of its operations are conducted through K-TENN Life. After the share exchange, there will be no reason for K-TENN to continue to exist and it will be dissolved.

In consideration for the shares of K-TENN Life, K-TENN will receive 168,866 shares of FTFC’s Class A Common Stock. The shares of FTFC Class A Common Stock have been valued at $10.94 per share for purposes of the share exchange.

There is no public trading market in FTFC’s Class A Common Stock; therefore, the value ascribed to FTFC’s Class A Common Stock for purposes of the share exchange may not reflect their intrinsic value or the value an independent third-party purchaser might pay for such shares (either of which could be considerably less than the assumed share exchange value). Following the share exchange, K-TENN intends to pay all of its outstanding liabilities and obligations in accordance with applicable law and the Plan of Liquidation and Dissolution. Any remaining assets, including shares of FTFC Class A Common Stock, would be available for pro rata distribution to K-TENN shareholders. Based upon the assumptions described under the “Plan of Liquidation and Dissolution – Distributions to Shareholders,” K-TENN believes that holders could receive approximately one share of FTFC Class A Common Stock for each 45 shares of K-TENN common stock owned by them. However, if such assumptions prove to be incorrect, the shares that K-TENN’s shareholders may receive may be substantially less than anticipated. K-TENN does not plan to resolicit shareholder approval for the Plan of Liquidation and Dissolution even if the consideration to be distributed to shareholders materially changes from the foregoing estimate.

After due consideration of all other alternatives available to K-TENN at this time, including the liquidation and cessation of K-TENN’s business, K-TENN’s board of directors concluded the completion of the share exchange and implementation of the Plan of Liquidation and Dissolution was advisable and in the best interests of K-TENN and its shareholders. The other directors and I urge you to vote FOR each of the proposals in this proxy statement/prospectus, which we have approved after careful consideration. Your vote is extremely important, and your early response will be greatly appreciated.

Sincerely,

/s/ David Foley
David Foley
President and Chief Executive Officer
K-TENN Capital, Inc.

Nashville, Tennessee

[           ], 2019

For a discussion of significant matters that should be considered before voting at the special meeting, see “Risk Factors” beginning on page 11.

Neither FTFC’s nor K-TENN’s common stock is traded on any national securities exchange or, in FTFC’s case, traded other than in isolated, sporadic instances in the over-the-counter market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the FTFC’s Class A Common Stock issuable to K-TENN as part of the share exchange or determined whether this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [                       ], 2019, and is first being mailed to shareholders of K-TENN on or about [                       ], 2019.

K-TENN CAPITAL, INC.

424 Church Street, Suite 2000

Nashville, Tennessee 37206

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [                       ], 2019

TO THE SHAREHOLDERS OF K-TENN CAPITAL, INC.:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of the shareholders of K-TENN Capital, Inc., a Tennessee corporation (“K-TENN”), will be held on [            ], 2019 at [            ] local time at [            ] for the following purposes:

1.     To approve the exchange (the “share exchange”) of all of the issued and outstanding capital stock of K-TENN Insurance Company, a wholly-owned subsidiary of K-TENN (“K-TENN Life”), to First Trinity Financial Corporation, an Oklahoma corporation (“FTFC”), pursuant to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of October 9, 2019, in the form of Annex A attached to the proxy statement/prospectus accompanying this Notice (“Proposal 1”).

2.     To approve and adopt the Plan of Liquidation and Dissolution of K-TENN and the transactions contemplated thereby, including the liquidation and dissolution of K-TENN, in the form of Annex B attached to the proxy statement/prospectus accompanying this Notice (the “Plan of Liquidation and Dissolution”) (“Proposal 2”).

3.     To approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items (“Proposal 3”).

The foregoing items of business are more completely described in the proxy statement/prospectus accompanying this Notice. Your vote is very important. Under the terms of the Purchase and Sale Agreement, K-TENN, K-TENN Life, and FTFC are obligated to complete the transactions contemplated by the Purchase and Sale Agreement only if the shareholders of K-TENN, by the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock, approve each of Proposals 1 and 2 above and certain other conditions are met. In addition, the Plan of Liquidation and Dissolution will only be implemented if the Purchase and Sale Agreement is approved by the shareholders of K-TENN. Accordingly, failure to approve the Plan of Liquidation and Dissolution will have the effect of preventing the completion of Purchase and Sale Agreement, and failure to approve the Purchase and Sale Agreement will have the effect of preventing the completion of the liquidation and dissolution of K-TENN. Approval of Proposal 3 requires that the votes cast in favor of the proposal at the special meeting exceed the votes cast opposing the proposal at the special meeting.

The K-TENN board of directors has approved and adopted the Purchase and Sale Agreement, has determined that the transactions contemplated by the Purchase and Sale Agreement, including the share exchange, each on the terms and conditions set forth in the Purchase and Sale Agreement, are in the best interests of K-TENN and its shareholders and recommends that you vote in favor of each of Proposals 1, 2 and 3 above.

As required by Chapter 23 of the Tennessee Business Corporation Act (the “TBCA”), K-TENN is notifying all shareholders entitled to vote on the share exchange that you are or may be entitled to assert dissenters’ rights under the dissenters’ rights chapter of the TBCA. A copy of the dissenters’ rights chapter is included with the enclosed proxy statement/prospectus as Annex C.

The enclosed proxy statement/prospectus provides a detailed description of the special meeting, the share exchange, the proposals to be voted on at the special meeting and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

The board of directors of K-TENN has fixed the close of business on [                       ], 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors of K-TENN Capital, Inc.

/s/ R. Dean Branan
R. Dean Branan, Secretary
K-TENN Capital, Inc.

Nashville, Tennessee

[              ], 2019

ALL K-TENN SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE SPECIAL MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
FORWARD-LOOKING INFORMATION	6
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS	7
The Companies	7
Reasons for the Purchase and Sale Agreement	7
Conditions to the Share Exchange	8
Termination of the Purchase and Sale Agreement	8
Limitation on Considering Other Proposals	9
Expenses	9
Material Federal Income Tax Consequences	9
Anticipated Accounting Treatment	9
Regulatory Matters Relating to the Share Exchange	9
Regulatory Matters Relating to the Dissolution	9
SUMMARY OF SELECTED FINANCIAL DATA	10
RISK FACTORS	11
Risks Relating to the Share Exchange and the Dissolution of K-TENN	11
Risks Relating to the Business of FTFC	13
Risks Relating to FTFC Stock Ownership	21
THE SPECIAL MEETING OF K-TENN SHAREHOLDERS	22
When and Where the Special Meeting Will Be Held	22
What Will Be Voted Upon	22
Which Shareholders May Vote	22
How Do K-TENN Shareholders Vote	23
Abstentions; Broker Non-Votes	23
Vote Required to Approve Each Proposal	23
Voting by K-TENN’s Executive Officers and Directors	23
Revocability of Proxies	24
Solicitation of Proxies and Expenses of Solicitation	24
Rights of Dissenting Shareholders	24
PROPOSAL 1: THE SHARE EXCHANGE	25
General	25
Background of the Share Exchange and Dissolution of K-TENN	25
Reasons for the Share Exchange	26
Determination of the Exchange Ratio	29
MATERIAL TERMS OF THE PURCHASE AND SALE AGREEMENT	30
The Purchase and Sale Agreement	30
Retained Assets	30
Consideration to be Received by K-TENN	30
Representations and Warranties	30
Conduct of K-TENN’s and K-TENN Life’s Business Prior to the Closing of the Share Exchange	32
Non-Solicitation	34
K-TENN Shareholder Meeting	35
Other Covenants	35
Conditions to Closing	35
Indemnification	37
Termination of the Purchase and Sale Agreement	37
Expenses	38
Amendment; Waiver	38
Expected Timing of the Share Exchange	38
Interests of K-TENN Officers and Directors in the Share Exchange and Dissolution of K-TENN	38

i

Material Federal Income Tax Consequences	38
Accounting Treatment	41
PROPOSAL 2: THE PLAN OF LIQUIDATION AND DISSOLUTION	42
PROPOSAL 3: THE ADJOURNMENT	43
INFORMATION CONCERNING FTFC	44
Business Development	44
Life Insurance and Annuity Operations	44
Reinsurance	46
Coinsurance	46
Competition	47
Governmental Regulation	47
Employees	48
Properties	48
Legal Proceedings	49
Certain Shareholder Matters	49
FTFC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	50
Overview	50
Critical Accounting Policies and Estimates	50
Recent Accounting Pronouncements	53
Business Segments - General	56
Financial Highlights	56
Business Segments- Financial	62
INFORMATION CONCERNING FTFC EXECUTIVE OFFICERS AND DIRECTORS	74
Directors	74
Executive Officers	75
Corporate Governance	75
Audit Committee	76
Compensation Committee	76
Nominating and Corporate Governance Committee	76
Investment Committee	76
Executive Compensation	77
Summary Compensation Table	77
Employment Agreements	78
SECURITY OWNERSHIP	79
INFORMATION CONCERNING K-TENN	80
General	80
Property	80
Policy Reserves	80
Related Party Transactions	81
Legal Proceedings	81
INFORMATION CONCERNING K-TENN EXECUTIVE OFFICERS AND DIRECTORS	81
K-TENN EXECUTIVE AND BOARD OF DIRECTORS COMPENSATION	84
SECURITY OWNERSHIP OF K-TENN MANAGEMENT	84
DESCRIPTION OF FTFC CAPITAL STOCK	85
General	85
Common Stock	85
Preferred Stock	89
Transfer Agent and Registrar	89
COMPARISON OF RIGHTS OF HOLDERS OF K-TENN COMMON STOCK AND FTFC COMMON STOCK	90
Authorized Capital Stock	90
Number of Directors	90

ii

Changes in the Number of Directors	90
Election of Directors	91
Cumulative Voting for Directors	91
Removal of Directors	91
Liabilities of Directors; Directors’ Fiduciary Duties	92
Issuance of Additional Stock	93
Special Voting Rights	93
Preemptive Rights	94
Annual Meetings	94
Special Meetings	94
Action by Shareholders Without a Meeting	95
Charter and Bylaw Amendments	95
Other	95
RIGHTS OF DISSENTING K-TENN SHAREHOLDERS	96
LEGAL OPINION	97
EXPERTS	97
WHERE YOU CAN FIND MORE INFORMATION	97

INTRODUCTION TO FINANCIAL STATEMENTS	F-1

FIRST TRINITY FINANCIAL CORPORATION AND SUBSIDIARIES INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017	F-2

FIRST TRINITY FINANCIAL CORPORATION INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018	F-46

K-TENN INSURANCE COMPANY INDEX TO FINANCIAL STATEMENTS – STATUTORY BASIS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017	F-107

K-TENN INSURANCE COMPANY INDEX TO FINANCIAL STATEMENTS – STATUTORY BASIS AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018	F-119

K-TENN INSURANCE COMPANY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018	F-124

Annexes:

Annex A – Purchase and Sale Agreement

Annex B – Plan of Liquidation and Dissolution

Annex C – Tennessee Appraisal (Dissenter’s) Rights

iii

QUESTIONS AND ANSWERS

The following are relevant questions and answers about (i) the exchange of the capital stock (“share exchange”) of K-TENN Insurance Company, a wholly-owned subsidiary of K-TENN Capital, Inc. (“K-TENN Life”), to First Trinity Financial Corporation, an Oklahoma corporation (“FTFC”), pursuant to the Purchase and Sale Agreement, dated October 9, 2019 (the “Purchase and Sale Agreement”), by and among FTFC, K-TENN Capital, Inc., a Tennessee corporation (“K-TENN”), K-TENN Life, and (ii) the Plan of Liquidation and Dissolution of K-TENN (the “Plan of Liquidation and Dissolution”). For ease of exposition, we refer to the Plan of Liquidation and Dissolution as the “dissolution,” and the special meeting of the shareholders of K-TENN as the “special meeting.”

Q.	WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

A.	You are being asked to approve the following proposals:

●

The “share exchange proposal” (“Proposal 1”) - the exchange of all of the issued and outstanding capital stock of K-TENN Life to FTFC, on the terms described in the Purchase and Sale Agreement attached to this proxy statement/prospectus as Annex A;

●

The “dissolution proposal” (“Proposal 2”) - the adoption of the Plan of Liquidation and Dissolution and the transactions contemplated thereby, in the form attached to this proxy statement/prospectus as Annex B; and

●

The “adjournment proposal” (“Proposal 3”) - any motion to adjourn the special meeting to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 and 2.

Q.	WHY IS K-TENN PROPOSING TO ENTER INTO THE SHARE EXCHANGE?

A.

After due consideration of all other alternatives available to K-TENN at this time, the K-TENN board of directors concluded that the completion of the share exchange and the subsequent dissolution of K-TENN was the alternative most reasonably likely to provide some value to K-TENN shareholders in the form of Class A Common Stock of FTFC, a much larger life insurance holding company with, the K-TENN board of directors believes, better long-term growth prospects than K-TENN. Therefore, the K-TENN board of directors determined that the completion of the share exchange and implementation of the dissolution was advisable and in the best interests of K-TENN and its shareholders.

Q.	WHAT WILL K-TENN RECEIVE IN THE SHARE EXCHANGE?

A.	K-TENN will receive 168,866 shares of FTFC’s Class A Common Stock.

Q.	WILL I RECEIVE SHARES OF FTFC STOCK?

A.

Yes. If the share exchange and the dissolution are approved by holders of the requisite number of K-TENN shares, and the transactions contemplated thereby are completed, K-TENN anticipates making a pro rata distribution of the shares of FTFC’s Class A Common Stock it receives to its shareholders following the closing in accordance with the dissolution. K-TENN will provide issuance instructions to FTFC and FTFC’s transfer agent will administer the share distribution.

Q.	HOW MANY SHARES OF FTFC CLASS A COMMON STOCK WILL I RECEIVE?

A.

K-TENN has 7,733,089 shares of its common stock presently outstanding. Assuming a pro rata distribution of the 168,866 shares of FTFC Class A Common Stock to K-TENN shareholders pursuant to the dissolution, each shareholder will receive approximately 0.02184 shares of FTFC Class A Common Stock for each share of K-TENN common stock held by them. No fractional shares of FTFC Class A Common Stock will be issued but in lieu thereof, fractional shares will be rounded up or down to the nearest whole share of FTFC Class A Common Stock, or in the discretion of FTFC’s board of directors, cash will be paid for fractional shares at the rate of $10.94 per whole share of FTFC Class A Common Stock.

Q.	ARE THERE RESTRICTIONS ON MY ABILITY TO SELL ANY FTFC SHARES I MAY RECEIVE IN A DISTRIBUTION FROM K-TENN?

A.

Any shares of FTFC Class A Common Stock issued in connection with the share exchange that you receive from K-TENN in the dissolution will be freely tradable, unless you are or become an affiliate of FTFC. Generally, persons who are deemed to be affiliates of FTFC must comply with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if they wish to resell such shares. If you are an officer, director, employee or consultant of FTFC following the share exchange, you will also be subject to FTFC’s insider trading policy. However, at the present time the shares of FTFC’s Class A Common Stock are not listed for trading on any national securities exchange or listed on any recognized over-the-counter trading facility and are therefore not readily saleable.

Q.	WHAT HAPPENS IF THE SHARE EXCHANGE IS NOT COMPLETED?

A.

If the transactions contemplated by the Purchase and Sale Agreement do not close for any reason, K-TENN will attempt to identify other transactions or arrangements to meet its working capital requirements, but it may not be able to satisfy all of its future liabilities and obligations. If K-TENN were unable to secure alternative sources of working capital sufficient to meet its ongoing working capital needs, or to enter into an alternative business combination transaction, K-TENN likely would be forced to curtail is operations or possibly resort to bankruptcy protection.

Q.	WHEN WILL THE SHARE EXCHANGE BE COMPLETED?

A.

The parties are working toward completing the transaction as quickly as possible. In addition to approval of the share exchange and the dissolution by K-TENN’s shareholders at the special meeting on [              ], 2019, the FTFC Class A Common Stock issuable to K-TENN in connection with the closing of the transaction must be registered under the Securities Act, and each of FTFC and K-TENN must satisfy or waive, to the extent possible, all of the closing conditions contained in the Purchase and Sale Agreement. The parties anticipate that the share exchange will close as promptly as practicable following the special meeting; provided that each of the closing conditions contained in the Purchase and Sale Agreement, including the approval of the share exchange and dissolution by K-TENN’s shareholders action, have been satisfied at the conclusion of the special meeting. K-TENN will resolicit shareholder approval if it waives any of the material conditions to its obligation to close under the Purchase and Sale Agreement.

Q.	WHAT DOES THE DISSOLUTION ENTAIL?

A.

The dissolution provides for the orderly liquidation of K-TENN’s assets following the closing of the share exchange, the winding-up of K-TENN’s business and operations and the legal dissolution of K-TENN. Tennessee law provides that, following the approval of the dissolution by K-TENN shareholders, K-TENN’s board of directors may take such actions as it deems necessary in furtherance of the dissolution of K-TENN and the winding-up of its operations and affairs. In connection with the foregoing, K-TENN will pay, or provide for the payment of, all of its liabilities and obligations. K-TENN will then distribute FTFC’s Class A Common Stock to its shareholders on a pro rata basis, if such assets remain after K-TENN pays, or provides for payment of, all of its liabilities and obligations. In the unlikely event K-TENN has any cash after the liquidation process, it will be distributed to K-TENN shareholders on a pro rata basis. Under the terms of the dissolution, if notwithstanding the approval of the dissolution by the shareholders of K-TENN, the board of directors of K-TENN determines that it would be in the best interests of K-TENN’s shareholders or creditors for K-TENN not to dissolve, the dissolution of K-TENN may be abandoned or delayed until a future date to be determined by K-TENN’s board of directors. Regardless of whether K-TENN dissolves, it will not continue to exist as an operating entity following the closing of the share exchange. See “Plan of Liquidation and Dissolution.”

Q.	WHEN WILL THE DISTRIBUTION BE MADE TO K-TENN’s SHAREHOLDERS?

A.

At this time, K-TENN cannot set a precise timetable for the distribution. The timetable will depend on the timing of the completion of the share exchange, and when K-TENN pays or provides for the payment of its liabilities and obligations. In any event, K-TENN anticipates making the distribution of shares of FTFC’s Class A Common Stock to its shareholders within 60 to 90 days following the closing.

Q.	WHAT VOTE OF K-TENN SHAREHOLDERS IS REQUIRED TO APPROVE THESE MATTERS?

A.

Both the share exchange proposal (Proposal 1) and the dissolution proposal (Proposal 2) require the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock. The adjournment proposal (Proposal 3) requires that the votes cast in favor of the proposal at the special meeting exceed the votes cast opposing the proposal at the special meeting.

Q.	WHAT HAPPENS IF K-TENN’s SHAREHOLDERS APPROVE THE SHARE EXCHANGE OR THE DISSOLUTION, BUT NOT BOTH?

A.

Proposal 1 (the share exchange) and Proposal 2 (the dissolution) are mutually dependent, which means that both proposals must be approved by K-TENN shareholders or neither proposal will be deemed approved and the transactions contemplated under both proposals will be abandoned.

Q.	DOES THE BOARD OF DIRECTORS OF K-TENN RECOMMEND THAT I VOTE IN FAVOR OF THE SHARE EXCHANGE AND THE DISSOLUTION?

A.	Yes. After careful consideration, the board of directors of K-TENN recommends that you vote FOR each of Proposals 1 and 2.

Q.	DO PERSONS INVOLVED IN THE SHARE EXCHANGE HAVE INTERESTS DIFFERENT FROM MINE?

A.

The President and Chief Executive Officer of K-TENN, David Foley, will be employed with FTFC, or a subsidiary, for one year following closing of the share exchange at a salary of $125,000 per year. The Corporate Secretary and Treasurer of K-TENN, R. Dean Branan, will be employed with FTFC, or a subsidiary, for six months following closing of the share exchange at a salary of $47,500 for the period.

Besides, Messrs. Foley and Branan, no other director or principal officer of K-TENN has any interest other than as a shareholder, in the share exchange or the dissolution, or in any other transaction with FTFC.

Q.	WHAT DO I NEED TO DO NOW?

A.

You should read this proxy statement/prospectus carefully in its entirety, including its annexes, to consider how the matters discussed will affect you. You should mail your signed proxy card in the enclosed return envelope or otherwise vote in a manner described in this proxy statement/prospectus as soon as possible so that your shares will be represented at the special meeting.

Q.	WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A.	The failure to return your proxy card will have the same effect as voting AGAINST approval of the share exchange proposal and the dissolution proposal.

Q.	WHAT HAPPENS IF I RETURN A SIGNED PROXY CARD BUT DO NOT INDICATE HOW TO VOTE MY PROXY?

A.

If you do not include instructions on how to vote your properly signed and dated proxy card, your shares will be voted FOR approval of each of the share exchange proposal, the dissolution proposal, and the adjournment proposal.

Q.	MAY I VOTE IN PERSON?

A.	Yes. You may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card.

Q.	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A.

Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q.	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A.

Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedure provided by your broker. The failure to provide such voting instructions to your broker will have the same effect as voting AGAINST approval of the share exchange and the dissolution.

Q.	SHOULD I SEND IN MY K-TENN STOCK CERTIFICATES?

A.

NO. Please do not mail in your K-TENN stock certificates. If the share exchange and the dissolution are approved, K-TENN will provide instructions regarding surrendering your stock certificates when the liquidation and dissolution of K-TENN is being completed.

Q.	AM I ENTITLED TO DISSENTER’S RIGHTS?

A.

Yes. Any K-TENN shareholder who objects to the share exchange has the right under Tennessee law to obtain payment of the fair value of his, her or its shares of K-TENN common stock. This “dissenters’ right” is subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters’ rights, among other things, a dissenting shareholder must not vote in favor of the share exchange and must send to K-TENN a written objection to the share exchange stating that his, her or its right to dissent will be exercised if the share exchange is effected BEFORE the vote on the share exchange. Merely voting against the share exchange will not preserve a shareholder’s right to dissent. Annex C to this proxy statement/prospectus contains a copy of the Tennessee statute relating to dissenters’ rights. Failure to follow all of the steps required will result in a loss of your dissenters’ rights. See “Rights of Dissenting K-TENN Shareholders.”

Q.	IS FTFC SHAREHOLDER APPROVAL REQUIRED?

A.	No. FTFC shareholder approval is not required in connection with the share exchange or the dissolution.

Q.	WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS?

A.

Shareholders who would like additional copies, without charge, of this proxy statement/prospectus or have additional questions about the transaction, including the procedures for voting K-TENN’s shares, should contact:

Corporate Secretary K-TENN Capital, Inc. 424 Church Street, Suite 2000 Nashville, Tennessee 37206

FORWARD-LOOKING INFORMATION

All statements, other than statements of historical fact, included in this proxy statement/prospectus, including the annexes hereto, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential,” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. These forward-looking statements include, among others, statements regarding the shares of FTFC Class A Common Stock expected to be payable to K-TENN upon the closing of the Purchase and Sale Agreement, the expected timeline of the share exchange, the dissolution and the timing of distributions to be made to K-TENN shareholders in connection with the dissolution. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. For a detailed discussion of these risks and uncertainties, see the “Risk Factors” section of this proxy statement/prospectus. These and many other factors could affect the future financial and operating results of FTFC.

FTFC and K-TENN urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made in this proxy statement/prospectus. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this proxy statement/prospectus or made by FTFC or K-TENN in any report, filing, document or information incorporated by reference in this proxy statement/prospectus, speaks only as of the date on which it is made. Neither FTFC nor K-TENN undertakes any obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this proxy statement/prospectus or incorporated by reference herein.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the matters discussed under “Questions and Answers,” highlights the material terms of the transaction and may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus and the documents referred to in this proxy statement/prospectus for a more complete description of the matters on which you are being asked to vote. The Purchase and Sale Agreement is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Purchase and Sale Agreement as it is the legal document that governs the share exchange on which you are being asked to vote. The Plan of Liquidation and Dissolution of K-TENN is attached to this proxy statement/prospectus as Annex B. You are encouraged to read the Plan of Liquidation and Dissolution as it is the legal document that would govern the dissolution of K-TENN that you are being asked to approve. Also, attached as Annex C includes the full text of those sections of the Tennessee Business Corporation Act (the “TBCA”) applicable to dissenters’ rights. You are encouraged to read those materials as well. This summary is qualified in its entirety by the Purchase and Sale Agreement, the Plan of Liquidation and Dissolution and the more detailed information appearing elsewhere in this document. This summary includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

FTFC has supplied all information contained in this proxy statement/prospectus relating to FTFC and its subsidiaries and K-TENN has supplied all information contained in this proxy statement/prospectus relating to K-TENN and K-TENN Life. Unless otherwise indicated, references to FTFC include FTFC and its subsidiaries.

The Companies

K-TENN Capital, Inc.

424 Church Street, Suite 2000

Nashville, Tennessee 37206

615-651-7400

First Trinity Financial Corporation

7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133

918-249-2438

FTFC is an insurance holding company based in Tulsa, Oklahoma. FTFC operates two wholly-owned life insurance subsidiaries. FTFC’s insurance operations began in early 2007 marketing one product in the State of Oklahoma. It is now licensed to sell several insurance products in 27 states.

K-TENN, formed on March 8, 2010, conducts a life insurance business through its wholly-owned subsidiary K-TENN Life, which was licensed to sell insurance products in Tennessee on January 1, 2017.

Reasons for the Purchase and Sale Agreement

FTFC

FTFC’s board of directors determined that the acquisition of the capital stock of K-TENN Life from K-TENN is consistent with and in furtherance of the long-term business strategy of FTFC and fair to, and in the best interests of, FTFC and its shareholders, and has unanimously approved the Purchase and Sale Agreement. In reaching its determination, FTFC’s board of directors considered a number of factors, including the following:

●	the strategic rationale for the acquisition and the benefits of the transaction structure;
●

historical information concerning FTFC’s and K-TENN Life’s respective businesses, the respective financial conditions of FTFC and K-TENN Life before and after giving effect to the acquisition and the acquisition’s short- and long-term effect on FTFC shareholder value;

●	the nature and amount of the consideration that FTFC is offering to K-TENN in the share exchange;
●	the belief that the terms of the Purchase and Sale Agreement, including the parties’ representations, warranties, covenants and conditions to their respective obligations are reasonable;
●	the possibility that the share exchange might not be consummated;
●	the expenses to be incurred in connection with the share exchange; and
●	the time and expense and risks of integrating K-TENN Life’s business into its own.

K-TENN

K-TENN’s board of directors has determined that the share exchange and the Purchase and Sale Agreement are fair to and in the best interests of K-TENN and its shareholders, and has approved the Purchase and Sale Agreement and the share exchange. In reaching its determination, K-TENN’s board of directors considered a number of factors, including the following:

●

the present and anticipated business environment of the life insurance market, which is characterized by fierce competition and which has experienced recent downturns ultimately leading to K-TENN Life’s incurring operating losses since inception;

●

its determination that K-TENN Life would not be able to continue to operate effectively in light of the significant losses it is incurring nor would it be able to raise the capital necessary to permit it to succeed in the market in light of its operating history and increasingly precarious cash flow position;

●

the opportunity for K-TENN shareholders to own stock in a company with a history of profitability, a potential forthcoming stock dividend, a potential forthcoming cash dividend, and the possibility of FTFC Class A Common Stock being listed on a securities exchange listing in the future;

●	the knowledge of and familiarity with FTFC and its management, financial condition, business assets, liabilities, and prospects;
●	the results of efforts of K-TENN to solicit indications of interest from third parties regarding a potential purchase of or investment in K-TENN or K-TENN Life;
●

the terms and conditions of the Purchase and Sale Agreement, the nature and amount of the consideration to be received in the share exchange and that K-TENN would be able to distribute such consideration to its shareholders;

●	the risk that the share exchange might not be completed; and
●	the availability of dissenter’s rights under Tennessee law to any holders of K-TENN’s common stock that disapprove of the share exchange.

Conditions to the Share Exchange

The obligations of each of FTFC and K-TENN to complete the share exchange are subject to the satisfaction of specified conditions set forth in the Purchase and Sale Agreement, including the approval of the share exchange by the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock.

Termination of the Purchase and Sale Agreement

Each of FTFC and K-TENN is entitled to terminate the Purchase and Sale Agreement under specified conditions, including, among others, mutual written consent of the parties; if the share exchange has not been completed by April 6, 2020; if a court or governmental entity issues a final and nonappealable order that prohibits the share exchange; if the K-TENN shareholders do not approve the share exchange or holders of more than 10% of K-TENN’s common stock properly exercise their dissenter’s rights; or in the case of certain breaches of the Purchase and Sale Agreement by either party.

Limitation on Considering Other Proposals

K-TENN has agreed not to consider a sale of assets, a business combination or other similar transaction with another party while the share exchange is pending.

Expenses

The Purchase and Sale Agreement provides that regardless of whether the share exchange is completed, all expenses incurred by the parties shall be borne by the party incurring such expenses.

Material Federal Income Tax Consequences

The share exchange will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). A U.S. holder (as defined below in the section titled “Material Terms of the Purchase and Sales Agreement - Material Federal Income Tax Consequences”) of K-TENN common stock will not recognize any gain or loss for federal income tax purposes upon the deemed exchange of the holder’s shares of K-TENN common stock solely for shares of FTFC Class A Common Stock in the share exchange. However, if any U.S. holder of K-TENN common stock receives cash in lieu of a fractional share of FTFC Class A Common Stock, such receipt of cash generally will be treated as a taxable transaction causing such holder to recognize gain or, depending on the circumstances, loss. Please carefully review the information set forth in the section titled “Material Terms of the Purchase and Sales Agreement - Material Federal Income Tax Consequences” beginning on page 38 for a description of the material federal income tax consequences of the share exchange.

Tax matters can be complicated and the tax consequences of the transaction discussed in this proxy statement/prospectus to you will depend on the facts of your own situation. You should consult with your own tax advisor to fully understand the tax consequences of the share exchange and dissolution of K-TENN to you.

Anticipated Accounting Treatment

The share exchange is expected to be accounted for by FTFC as a business combination using the purchase method. Under this method, the purchase price will be allocated to the identifiable assets acquired and will be recorded on FTFC’s books at their respective fair values. Any remaining purchase price will be recorded as intangible assets and goodwill.

Regulatory Matters Relating to the Share Exchange

Other than approval of the Tennessee Department of Commerce and Insurance, which is presently being sought, neither K-TENN nor FTFC is aware of any other regulatory or governmental approvals required to complete the share exchange, except clearance by the SEC of K-TENN’s proxy statement and SEC effectiveness of FTFC’s registration statement registering the shares of its Class A Common Stock to be issued to K-TENN pursuant to the Purchase and Sale Agreement.

Regulatory Matters Relating to the Dissolution

Other than customary corporate filings with the Tennessee Secretary of State, K-TENN is not aware of any other regulatory or governmental requirements that must be complied with or approvals that must be obtained in connection with the dissolution.

SUMMARY OF SELECTED FINANCIAL DATA

The tables below set forth in summary certain selected financial data of FTFC and K-TENN.

FTFC financial data at or for the six months ended June 30, 2019 and 2018 is derived from the unaudited consolidated financial statements of FTFC and subsidiaries for the six months ended as of such date included elsewhere in this proxy statement/prospectus. FTFC financial data at or for the years ended December 31, 2018 and 2017 is derived from audited consolidated financial statements of FTFC and subsidiaries included elsewhere in this proxy statement/prospectus.

K-TENN Life’s financial data at or for the six months ended June 30, 2019 and 2018 is derived from the unaudited statutory financial statements of K-TENN Life included elsewhere in this proxy statement/prospectus. K-TENN Life’s financial data at or for the years ended December 31, 2018 and 2017 is derived from the audited statutory financial statements of K-TENN Life included elsewhere in this proxy statement/prospectus.

First Trinity Financial Corporation:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
Premiums	$11,076,887	$9,059,607	$18,822,517	$15,855,686
Net Investment Income	11,856,499	9,722,383	19,609,386	16,710,408
Total Revenues	24,003,091	19,086,195	39,241,095	32,729,837
Total Benefits, Claims and Expenses	20,733,408	16,100,146	32,636,828	30,386,954
Net Income	2,555,762	2,339,758	5,142,146	969,364

	As of June 30,	As of December 31,
	2019	2018	2017

Total Cash and Investments	$443,287,134	$355,509,880	$344,753,589
Total Assets	594,443,435	433,506,850	391,127,674
Total Liabilities	543,606,863	394,381,599	349,875,495
Total Shareholders’ Equity	50,836,572	39,125,251	41,252,179
U.S. GAAP Book Value per Share	$6.52	$5.01	$5.29

K-TENN Life:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
Premiums	$103,192	$83,209	$195,055	$106,106
Net Investment Income	20,753	14,097	33,762	19,819
Total Revenues	123,945	97,306	228,217	125,925
Total Benefits, Claims and Expenses	336,055	305,652	517,849	506,091
Net Income	(213,491)	(208,346)	(291,033)	(380,166)

	At June 30,	At December 31,
	2019	2018	2017
Total Cash and Investments	$2,167,502	$2,189,939	$1,728,685
Total Assets	2,188,190	2,199,387	1,731,674
Total Liabilities	148,903	105,822	105,869
Total Shareholders’ Equity	2,039,287	2,093,565	1,625,805

RISK FACTORS

When you decide whether to vote for approval of the share exchange and the dissolution, you should consider the following factors in conjunction with the other information included in this proxy statement/prospectus. The following are important factors which could cause actual results or events to differ materially from those contained in any forward-looking statements made by or on behalf of FTFC or K-TENN.

Risks Relating to the Share Exchange and the Dissolution of K-TENN

K-TENN cannot determine the exact timing of any distributions that will be made to its shareholders because there are many factors, some of which are outside of K-TENN’s control, that could affect K-TENN’s ability to make distributions to its shareholders.

K-TENN cannot determine at this time exactly when it will be able to make any distributions to its shareholders because that determination depends on a variety of factors, including, but not limited to, whether the share exchange closes, the timing of the closing, the excess, if any, of K-TENN’s cash after satisfaction and discharge of its debts and liabilities, general business and economic conditions and other matters.

If the Purchase and Sale Agreement is terminated, K-TENN will incur costs.

If the Purchase and Sale Agreement is terminated, K-TENN will be obligated to pay its legal, accounting and other expenses associated with the Purchase and Sale Agreement. See “Material Terms of the Purchase and Sale Agreement.”

If the share exchange is not completed, and if K-TENN were unable to secure an alternative source of working capital or to enter into an alternative business combination transaction, K-TENN likely would be forced to curtail operations or resort to bankruptcy protection, in which case there may be no assets available for distribution to K-TENN shareholders.

If the share exchange is not completed and K-TENN is unable to identify an alternative source of working capital or to enter into an alternative business combination transaction, K-TENN believes that it is likely that it will curtail operations and perhaps file or be forced to resort to bankruptcy protection. In this event, it is extremely unlikely that K-TENN would be able to pay, or provide for the payment of, all of its liabilities and obligations, and, therefore, there would be no assets available for distribution to K-TENN’s shareholders. Moreover, given K-TENN Life’s losses from operations, regulatory authorities could force it to either quickly obtain additional capital surplus, curtail operations or sell its life insurance policies to another insurance company.

Even if K-TENN’s shareholders approve the share exchange, the share exchange may not be completed.

The completion of the share exchange is subject to numerous conditions. Even if shareholders of K-TENN holding a majority of the outstanding shares of K-TENN’s common stock vote to approve the share exchange and the dissolution, K-TENN cannot guarantee that the share exchange will be completed. For example, the closing conditions of the share exchange include approval of the Tennessee Department of Commerce and Insurance, accuracy of K-TENN’s representations and warranties made in the Purchase and Sale Agreement, and the holders of fewer than 10% of K-TENN’s shares properly exercise their rights to dissent to the share exchange pursuant to Chapter 23 of the TBCA.

K-TENN shareholders will have a significantly reduced ownership and voting interest after the share exchange and dissolution and will exercise little influence over FTFC management.

Immediately after the completion of the share exchange and dissolution, it is expected that former K-TENN shareholders, who collectively own 100% of K-TENN, will own approximately 2% of FTFC’s Class A Common Stock, based on the number of shares of FTFC outstanding as of October 17, 2019. Moreover, holders of FTFC’s Class B Common Stock have the right to elect a majority of FTFC’s board of directors and to vote as a separate class on certain significant corporate matters thereby further reducing the future influence of former holders of K-TENN common stock.

The Purchase and Sale Agreement limits K-TENN’s ability to pursue alternatives to the share exchange.

The Purchase and Sale Agreement includes the prohibition of K-TENN from soliciting any acquisition proposal or offer for a competing transaction while the share exchange is pending. FTFC required K-TENN to agree to this provision as a condition to FTFC’s willingness to enter into the Purchase and Sale Agreement. This provision, however, might discourage a third party that might have an interest in acquiring all or a significant part of K-TENN from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher value than the current consideration offered by FTFC.

Significant transaction-related charges will be incurred.

FTFC and K-TENN estimate that, as a result of the share exchange and dissolution, the companies expect to incur related expenses of approximately $250,000, consisting of legal and accounting fees and printing, mailing and other related charges. The foregoing amount is a preliminary estimate and the actual amount may be materially higher or lower. Moreover, FTFC is likely to incur additional expenses in future periods in connection with the integration of K-TENN Life’s business.

K-TENN’s board of directors may abandon or delay the dissolution even if it is approved by K-TENN’s shareholders.

K-TENN’s board of directors has approved the Plan of Liquidation and Dissolution for the winding-up and dissolution of K-TENN following the share exchange closing; however, even if the Plan of Liquidation and Dissolution is approved by K-TENN’s shareholders, K-TENN’s board of directors has reserved the right, in its discretion, to abandon or delay the dissolution for various reasons, primarily in connection with its fiduciary duties to K-TENN’s shareholders. See “Plan of Liquidation and Dissolution.”

K-TENN’s shareholders may be liable to creditors of K-TENN for an amount up to the amount received from K-TENN if K-TENN’s reserves for payments to creditors are inadequate.

If the Plan of Liquidation and Dissolution is approved by K-TENN’s shareholders, and the board of directors of K-TENN determines to proceed with the dissolution of K-TENN, articles of dissolution will be filed with the Tennessee Secretary of State and the Register of Deeds of Davidson County, Tennessee. After the articles of dissolution are filed, K-TENN’s operations will be limited to winding-up its business and affairs, disposing of its property, discharging its liabilities and distributing to its shareholders any remaining assets including the shares of FTFC Class A Common Stock. In certain circumstances, a claimant against K-TENN that is not fully paid in the dissolution process, could enforce its unpaid claim (1) against K-TENN to the extent of undistributed assets or (2) if all K-TENN’s assets have been distributed in liquidation, against a shareholder of K-TENN to the extent of that shareholder’s pro rata share of the claim or the corporate assets distributed to the shareholder in liquidation, whichever is less, but such shareholder’s total liability for all such claims cannot exceed the total amount of assets distributed to the shareholder. Accordingly, in such circumstances, a shareholder could lose the amount of assets distributed to such shareholder in the dissolution process. K-TENN intends to exercise caution in making distributions to shareholders in order to minimize this type of risk.

Messrs. Foley and Branan may have a potential conflict of interest in recommending approval of the share exchange and the Plan of Liquidation and Dissolution.

David Foley, K-TENN’s President, Chief Executive Officer and a director, has entered into an employment agreement with K-TENN to provide for certain post-termination benefits and has been offered employment with FTFC, which will be effective upon the closing of the share exchange providing for employment for a term of one year at an annual salary of $125,000. In addition, R. Dean Branan, K-TENN’s Corporate Secretary, Treasurer, and a director, has entered into an employment agreement with K-TENN to provide for certain post-termination benefits and has been offered employment with the FTFC, which will be effective upon the closing of the share exchange providing for employment for a term of six months at a salary of $47,500 for the period. Thus, Messrs. Foley and Branan may be deemed to have a conflict of interest in recommending approval of the share exchange and the dissolution.

If IRS concludes that the share exchange and dissolution of K-TENN is a taxable event.

On audit, the Internal Revenue Service (the “IRS”) could assert and a court could sustain that the share exchange and subsequent liquidation constitutes a taxable transaction in the year of the exchange, rather than a tax-deferred “reorganization” with the meaning of Section 368(a) of the Internal Revenue Code.

Risks Relating to the Business of FTFC

FTFC faces many significant risks in the operation of its business and may face significant unforeseen risks as well. FTFC faces the material risks set forth below, but there may be additional risks that it does not anticipate, which could materially adversely affect the value of the FTFC Class A Common Stock to be received by K-TENN shareholders.  An investment in FTFC’s Class A Common Stock should be considered speculative.

Conditions in the economy generally could adversely affect FTFC’s business, results of operations and financial condition.

FTFC’s results of operations are materially affected by conditions in the U.S. economy. Adverse economic conditions may result in a decline in revenues and/or erosion of its profit margins. In addition, in the event of extreme prolonged market events and economic downturns FTFC could incur significant losses. Even in the absence of a market downturn FTFC is exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates and inflation levels all affect the business and economic environment and, ultimately, the amount and profitability of its business. In an economic downturn characterized by higher unemployment, lower family income, negative investor sentiment and lower consumer spending, the demand for FTFC’s insurance products could be adversely affected. Under such conditions, FTFC may also experience an elevated incidence of policy lapses, policy loans, withdrawals and surrenders. In addition, FTFC’s investments, including investments in mortgage-backed securities, could be adversely affected as a result of deteriorating financial and business conditions affecting the issuers of the securities in its investment portfolio.

Concentration in certain states for the distribution of FTFC’s products may subject it to losses attributable to economic downturns or catastrophes in those states.

FTFC’s top six states for the distribution of its products are Kansas, Illinois, North Carolina, Ohio, Oklahoma and Texas. Any adverse economic developments or catastrophes in these states could have an adverse impact on its business.

FTFC may be unable to expand insurance operations to other states to any significant degree.

FTFC may be unable to expand the ability of its insurance company subsidiaries to sell insurance in substantially more states. At present, FTFC is licensed to sell insurance in 27 states. FTFC intends to expand this number by up to an additional 19 states. FTFC cannot assure you that its efforts will be successful and therefore, to the extent they are not, its ability to achieve product scale and significant sales will be significantly adversely affected. FTFC’s results of operations will in turn be adversely affected and the value of its Class A Common Stock will likely decrease.

FTFC’s future success depends, in part, on the continued service of its management team.

FTFC’s success is dependent in part upon the availability its senior personnel, particularly Gregg E. Zahn (Chairman, CEO and President), Jeffrey J. Wood (Chief Financial Officer) and William S. Lay (Vice President and Chief Investment Officer). The loss or unavailability to FTFC of any of these people could have a material adverse effect on its business, prospects, financial condition and operating results. It may be difficult for FTFC to find adequate replacements for these key individuals. FTFC has employment agreements with all three of these individuals and has a $1.0 million policy on the life of its Chairman and CEO, Gregg E. Zahn.

The amount of statutory capital that FTFC’s insurance subsidiaries have and the amount of statutory capital that they must hold to maintain their financial strength ratings and meet other requirements can vary significantly from time to time due to a number of factors outside of its control.

The financial strength ratings of FTFC’s insurance company subsidiaries are significantly influenced by their statutory surplus amounts and capital adequacy ratios. In any particular year, statutory surplus amounts and risk-based capital (“RBC”) ratios may increase or decrease depending on a variety of factors, most of which are outside of its control, including, but not limited to, the following:

●	the amount of statutory income or losses generated by its insurance subsidiaries (which itself is sensitive to equity market and credit market conditions);

●	the amount of additional capital its insurance subsidiaries must hold to support business growth;

●	changes in statutory accounting or reserve requirements applicable to its insurance subsidiaries;

●	its ability to access capital markets to provide reserve relief;

●	changes in equity market levels;

●	the value of certain fixed-income and equity securities in its investment portfolio;

●	changes in the credit ratings of investments held in its portfolio;

●	the value of certain derivative instruments;

●	changes in interest rates;

●	credit market volatility; and

●	changes to the RBC formulas and interpretation of the National Association of Insurance Commissioners (“NAIC”) instructions with respect to RBC calculation methodologies.

Rating agencies may also implement changes to their internal models, which differ from the RBC capital model and could result in FTFC’s insurance company subsidiaries increasing or decreasing the amount of statutory capital they must hold in order to maintain their current ratings. In addition, rating agencies may downgrade the investments held in its portfolio, which could result in a reduction of its capital and surplus and its RBC ratio. To the extent that an insurance company subsidiary’s RBC ratio is deemed to be insufficient, FTFC may take actions either to increase the capitalization of the insurer or to reduce the capitalization requirements. If FTFC is unable to take such actions, the rating agencies may view this as a reason for a ratings downgrade.

FTFC is a holding company and has no ability to generate revenues other than payments from its insurance company subsidiaries which may be restricted by law.

FTFC is a holding company whose only revenues are from its insurance company subsidiaries. FTFC depends on reimbursement of costs from its insurance company subsidiaries but has no other source of material revenue. If there is not a substantial expansion of the insurance company subsidiaries’ business, they may not be able to provide funds to FTFC to enable it to meet FTFC’s obligations as they become due. In addition, the insurance company subsidiaries may not be able to, or may not be permitted to by insurance regulators, make distributions to enable FTFC to meet its obligations and pay dividends. Each subsidiary is a distinct legal entity and legal and contractual restrictions may also limit its ability to obtain cash from its subsidiaries.

The insurance industry is subject to numerous laws and regulations, and compliance costs and/or changes in the regulatory environment could adversely affect FTFC’s business.

FTFC’s insurance operations are subject to government regulation in each of the states in which it conducts business. Such regulatory authority is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including premium rates, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than shareholders.  The NAIC and state insurance regulators reexamine existing laws and regulations on an ongoing basis, and focus on insurance company investments and solvency issues, RBC guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid. Future NAIC initiatives, and other regulatory changes, could have a material adverse impact on FTFC’s insurance business. There can be no assurance that FTFC’s insurance company subsidiaries will be able to satisfy the regulatory requirements of the relevant states.

Individual state guaranty associations assess insurance companies to pay benefits to policyholders of insolvent or failed insurance companies. The impact of such assessments may be partly offset by credits against future state premium taxes. FTFC cannot predict the amount of any future assessments, nor has it attempted to estimate the amount of assessments to be made from known insolvencies.

Impairment or negative performance of other financial institutions could adversely affect FTFC.

FTFC has exposure to many different industries and counterparties, and it routinely executes transactions with counterparties in the financial services industry. The operations of U.S. and global financial services institutions are interconnected and a decline in the financial condition of one or more financial services institutions may expose FTFC to credit losses or defaults, limit its access to liquidity or otherwise disrupt its business operations.

FTFC operates in a highly competitive industry, and its business will suffer if it is unable to compete effectively.

The operating results of life insurance companies are subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings from rating agencies such as A.M. Best and other factors. The insurance business is intensely competitive and the U.S. life insurance industry is a mature industry that has experienced little to no growth. FTFC’s ability to compete with other insurance companies is dependent upon, among other things, its ability to attract and retain agents to market its insurance products, its ability to develop competitive and profitable products and its ability to obtain acceptable ratings. In connection with the development and sale of products, FTFC encounters competition from other insurance companies, most of whom have financial and human resources substantially greater than its insurance subsidiaries, as well as competition from other investment alternatives available to potential policyholders.

FTFC’s insurance business competes with up to 800 other life insurance companies in the United States. Many life insurance companies have greater financial resources, longer business histories, and more diversified lines of insurance coverage than FTFC. These larger companies also generally have large sales forces. FTFC also faces competition from direct mail and email sales campaigns.

Development of life, annuity and other insurance products involves the use of certain assumptions, and the inaccuracy of these assumptions could adversely affect profitability.

In FTFC’s life, annuity and other insurance business, it must make certain assumptions as to expected mortality, lapse rates and other factors in developing the pricing and other terms of life and annuity products. These assumptions are based on industry experience and are reviewed and revised regularly to reflect actual experience on a current basis. However, variation of actual experience from that assumed in developing such terms may affect a product’s profitability or sales volume and in turn adversely impact FTFC’s revenues.

If FTFC underestimates its liability for future policy benefits, its results of operations could suffer.

Liabilities established for future life insurance policy benefits are based upon a number of factors, including certain assumptions, such as mortality, morbidity, lapse rates and crediting rates. If FTFC underestimate future policy benefits, it would incur additional expenses at the time it becomes aware of the inadequacy. As a result, losses would increase and its ability to achieve profits would suffer.

Fluctuations in interest rates could adversely affect FTFC’s business.

Interest rate fluctuations could impair an insurance company’s ability to pay policyholder benefits with operating and investment cash flows, cash on hand and other cash sources. FTFC’s annuity product exposes it to the risk that changes in interest rates will reduce any spread, or the difference between the amounts that its insurance company subsidiaries are required to pay under the contracts and the amounts its insurance company subsidiaries are able to earn on their investments intended to support their obligations under the contracts. Spread is a key component of revenues.

To the extent that interest rates credited are less than those generally available in the marketplace, policyholder lapses, policy loans and surrenders, and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to purchase products with perceived higher returns. This process may result in cash outflows requiring that FTFC’s insurance company subsidiaries sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses.

Increases in market interest rates may also negatively affect profitability. In periods of increasing interest rates, FTFC may not be able to replace invested assets with higher yielding assets needed to fund the higher crediting rates that may be necessary to keep interest sensitive products competitive. The insurance company subsidiaries therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts.

FTFC’s investments are subject to risks of default and reductions in market values.

FTFC is subject to credit risk in its investment portfolio. Defaults by third parties in the payment or performance of their obligations under these securities, bankruptcy filings and other events could reduce its investment income and realized investment gains or result in the recognition of investment losses and restrict its access to cash and investments. The value of its investments may be materially adversely affected by increases in interest rates, downgrades in bonds included in its portfolio, financial market performance, general economic conditions, and by other factors that may result in the recognition of other-than-temporary impairments. Each of these events may cause FTFC to reduce the carrying value of its investment portfolio and may adversely affect its results of operations.

FTFC’s valuation of investments and the determinations of the amounts of allowances and impairments taken on its investments may include methodologies, estimates and assumptions which are subject to differing interpretations and, if changed, could materially adversely affect its results of operations or financial condition.

Fixed maturities and equity securities represent the majority of total cash and invested assets reported at fair value on FTFC’s consolidated balance sheets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value estimates are made based on available market information and judgments about the financial instrument at a specific point in time. Expectations that FTFC’s investments will continue to perform in accordance with their contractual terms are based on evidence gathered through its normal credit surveillance process and on assumptions a market participant would use in determining the current fair value.

The determination of other than temporary impairment (OTTI) varies by investment type and is based upon its periodic evaluation and assessment of known and inherent risks associated with the respective asset class. FTFC’s management considers a wide range of factors about the instrument issuer (e.g., operations of the issuer, future earnings potential) and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the instrument and in assessing the prospects for recovery. Such evaluations and assessments require significant judgment and are revised as conditions change and new information becomes available. Additional impairments may need to be taken in the future, and the ultimate loss may exceed management’s current estimate of impairment amounts.

The value and performance of certain of FTFC’s assets are dependent upon the performance of collateral underlying these investments. It is possible the collateral will not meet performance expectations leading to adverse changes in the cash flows on its holdings of these types of securities.

FTFC is subject to the credit risk of its counterparties, including companies with whom it has reinsurance agreements.

FTFC’s insurance company subsidiaries cede amounts of insurance and transfer related assets and certain liabilities to other insurance companies through reinsurance. Accordingly, it bears credit risk with respect to the reinsurers. The failure, insolvency, inability or unwillingness of any reinsurer to pay under the terms of reinsurance agreements with FTFC’s insurance company subsidiaries could materially adversely affect FTFC’s business, financial condition and results of operations.

FTFC may be the target of future litigation, law enforcement investigations or increased scrutiny which may affect its financial strength or reduce profitability.

FTFC, like other financial services companies, are involved in litigation and arbitration in the ordinary course of business. FTFC operates in an industry in which various practices are subject to scrutiny and potential litigation, including class actions. In addition, FTFC sells its products through independent agents, whose activities may be difficult to monitor. Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters. Such lawsuits can result in substantial judgments and damage to its reputation that is disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments.

If FTFC fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results.

FTFC is not required to comply with Section 404 of the Sarbanes-Oxley Act, which requires, among other things, that companies maintain disclosure controls and procedures to ensure timely disclosure of material information, and that management review the effectiveness of those controls on a quarterly basis. Effective internal controls are necessary for FTFC to provide reliable financial reports and to help prevent fraud, and its management and other personnel devote a substantial amount of time to these compliance requirements. Moreover, FTFC’s independent auditor is not required to audit FTFC’s internal controls over financial reporting. If FTFC fails to maintain effective internal controls, it might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect its financial results and may also result in delayed filings with the SEC.

A financial strength ratings downgrade, potential downgrade, or any other negative action by a rating agency, could make FTFC’s product offerings less attractive and increase its cost of capital, and thereby adversely affect its financial condition and results of operations.

Various nationally recognized rating agencies review the financial performance and condition of insurers, including FTFC’s insurance company subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder and contract holder obligations. These ratings are important to maintaining public confidence in FTFC’s products, its ability to market its products and its competitive position. Any downgrade or other negative action by a rating agency could have a materially adverse effect on FTFC in many ways, including the following:

●	adversely affecting relationships with distributors and sales agents, which could result in reduction of sales;

●	increasing the number or amount of policy lapses or surrenders and withdrawals of funds;

●	requiring a reduction in prices for its insurance products and services in order to remain competitive;

●	adversely affecting its ability to obtain reinsurance at a reasonable price, on reasonable terms or at all; and

●	requiring it to collateralize reserves, balances or obligations under reinsurance and derivatives agreements.

FTFC’s insurance company subsidiaries’ ability to grow depends in large part upon the continued availability of capital.

FTFC’s insurance company subsidiaries’ long-term strategic capital requirements will depend on many factors, including their accumulated statutory earnings and the relationship between their statutory capital and surplus and various elements of required capital. To support long-term capital requirements, FTFC and its insurance company subsidiaries may need to increase or maintain statutory capital and surplus through financings, which could include debt, equity, financing arrangements or other surplus relief transactions. Adverse market conditions have affected and continue to affect the availability and cost of capital from external sources. FTFC is not obligated, may choose not, or may not be able to provide financing or make capital contributions to its insurance subsidiaries. Consequently, financings, if available at all, may be available only on terms that are not favorable to FTFC or its insurance company subsidiaries. If FTFC’s insurance company subsidiaries cannot maintain adequate capital, they may be required to limit growth in sales of new policies, and such action could materially adversely affect FTFC’s business, operations and financial condition.

If FTFC is unable to attract and retain independent agents, sales of its products may be reduced.

FTFC must attract and retain its network of independent agents to sell its products. Insurance companies compete vigorously for productive agents. FTFC competes with other life insurance companies for marketers and agents primarily on the basis of its financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that offer a larger variety of products than FTFC. If FTFC is unable to attract and retain a sufficient number of marketers and agents to sell its products, its ability to compete and its revenues would suffer.

Changes in the tax laws could adversely affect FTFC’s business.

Congress has from time to time considered possible legislation that would eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. This and similar legislation, including a simplified “flat tax” income tax structure with an exemption from taxation for investment income, could adversely affect the sale of life insurance and annuities compared with other financial products if such legislation were to be enacted. There can be no assurance as to whether such legislation will be enacted or, if enacted, whether such legislation would contain provisions with possible adverse effects on any annuity and life insurance products that FTFC develops.

Under the Internal Revenue Code, income taxes payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain insurance products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code may be revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, Insurance company subsidiaries and its industry as a whole would be adversely affected with respect to their ability to sell products. In addition, life insurance products are often used to fund estate tax obligations. FTFC cannot predict what future tax initiatives may be proposed with respect to the estate tax or other taxes which may materially adversely affect FTFC.

Policy lapses in excess of those actuarially anticipated would have a negative impact on FTFC’s financial performance.

FTFC’s profitability would likely be reduced if its lapse and surrender rates were to exceed the assumptions upon which it priced its insurance policies.

The insurance industry is highly regulated and FTFC’s activities are restricted as a result. FTFC spends substantial amounts of time and incurs significant expenses in connection with complying with applicable regulations, and it is subject to the risk that more burdensome regulations could be imposed on it.

Compliance with insurance regulation by FTFC is costly and time consuming. Insurance companies in the U.S. are subject to extensive regulation in the states where they do business. This regulation primarily protects policyholders rather than stockholders. The regulations require:

●	prior approval of acquisitions of insurance companies;

●	certain solvency standards;

●	licensing of insurers and their agents;

●	investment limitations;

●	deposits of securities for the benefit of policyholders;

●	approval of policy forms and premium rates;

●	periodic examinations; and

●	reserves for unearned premiums, losses and other matters.

The insurance company subsidiaries are subject to this regulation in each state in the U.S. in which it is licensed to do business. This regulation involves significant costs and restricts operations. FTFC cannot predict the form of any future regulatory initiatives.

In addition, as the owner of a life insurance subsidiaries, FTFC is regulated by various state insurance regulatory agencies under the Uniform Insurance Holding Company Act. Certain “extraordinary” intercorporate transfers of assets and dividend payments from Insurance company subsidiaries require prior approval by the applicable state insurance regulator.  FTFC also files detailed annual reports with the states in which it is licensed. In addition, the business and accounts of its insurance company subsidiaries are subject to examinations, as well as inquiries including investigations by the various insurance regulatory authorities of the states in which the insurance company subsidiaries are licensed.

Security breaches or interference with FTFC’s technology infrastructure could harm its business.

FTFC’s business is dependent upon technology systems and networks to conduct its business. Maintaining the integrity of its technology is critical to the success of its business operations, including product development, insurance policy sales, oversight, financial reporting and analysis and to the protection of its proprietary information and clients’ personal information. Any failures by FTFC’s technology or future security breaches or interference to its technology systems that may occur in the future could have a material adverse impact on its business. Moreover, any unauthorized access to or the disclosure or loss of FTFC’s proprietary information or its clients' personal information may result in legal claims, damage to reputation, the incurrence of costs to eliminate or mitigate further exposure, or other damage to its business. Despite measures taken to address and mitigate these risks, FTFC cannot assure that its systems and networks will not be subject to breaches or interference. FTFC maintains insurance for data breaches seeking to cover the cost of any such breach, but such insurance may not be adequate to cover all liabilities resulting from data breaches.

FTFC may execute an acquisition strategy, which could cause its business and future growth prospects to suffer.

FTFC may from time to time pursue acquisitions of insurance related companies. If it were to pursue acquisitions, it would compete with other companies, most of which have greater financial and other resources than FTFC. Further, if FTFC succeeds in consummating acquisitions, its business, financial condition and results of operations may be negatively affected because:

●	Some of the acquired businesses may not achieve anticipated revenues, earnings or cash flows;

●	It may assume liabilities that were not disclosed or exceed estimates;

●	It may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner;

●	Acquisitions could disrupt its on-going business, distract its management and divert its financial and human resources;

●	It may experience difficulties operating in markets in which FTFC has no or only limited direct experience; and

●	There is the potential for loss of customers and key employees of any acquired company.

Risks Relating to FTFC Stock Ownership

Ownership of shares of FTFC Class A Common Stock involves significant risk, and the value of those shares may be significantly reduced.

The reorganization of FTFC’s common stock into a dual class structure was approved on October 2, 2019; thus, the long-term effects of the reorganization are unknown. No assurance can be given that any of the potential benefits envisioned by the reorganization will prove to be available to FTFC’s shareholders, nor can any assurance be given as to the financial return, if any, which may result from ownership of FTFC’s Class A Common Stock. The value of shares of Class A Common Stock may be significantly reduced due to, among other things the dual class structure of FTFC’s common stock.

Holders of Class A Common Stock will not be able to control FTFC.

If the share exchange and dissolution is approved, K-TENN shareholder will receive shares of FTFC Class A Common Stock as consideration for the transaction. As noted elsewhere in the proxy statement/prospectus, holders of the Class A Common Stock only have the right to elect a minority of the members of the FTFC’s Board of Directors, while holders of FTFC’s Class B Common Stock have the right to elect a majority of directors. Gregg E. Zahn, FTFC’s President, CEO and Chairman, holds 53.9% of the outstanding shares of the Class B Common Stock. Thus, Mr. Zahn controls FTFC and the Class A Common shareholders have little ability to affect the decision making of FTFC. In addition, the lack of voting control may adversely affect the value of the Class A Common Stock.

The holders of Class B Common Stock also have the right to vote as a class on certain transactions such as mergers, consolidations and other significant corporate transactions.

There is no active trading market or other liquidity for holders of FTFC’s Class A Common Stock; K-TENN shareholders will continue to have no liquidity with their shareholdings in FTFC.

FTFC’s Common Stock is not traded on any stock exchange or recognized quotation system. Thus, there is no active trading market for FTFC’s Class A Common Stock. It is not anticipated that any market will develop for FTFC’s Class A Common Stock as a result of the transactions described in this proxy statement/prospectus. Although FTFC intends to seek an exchange or over-the-counter listing for its Class A Common Stock, no assurance can be given when, if at all, any such listing will be accomplished. Even if a listing is obtained, there can be no assurance that the market would provide any significant liquidity for FTFC shareholders or that any such market would reflect the prices that FTFC shareholders would consider fair and reasonable. Accordingly, K-TENN shareholders may have to hold their shares of FTFC Class A Common Stock indefinitely; and it may not be possible for them to liquidate their investment in FTFC.

FTFC does not intend to declare cash dividends on shares of its Class A Common Stock.

FTFC does not anticipate paying cash dividends in the foreseeable future other than a $.05 per share Class A Common Stock dividend in 2019. It intends to retain available funds to be used for operations. Moreover, FTFC is a holding company without independent operations and generate limited cash flow from its operations. You should not expect FTFC will pay cash dividends on its Class A Common Stock.

There are a substantial number of shares of FTFC Class A Common Stock eligible for future sale in the public market.

There were 7,617,063 shares of FTFC Class A Common Stock outstanding as of October 17, 2019. As of that date, nearly all outstanding shares may be sold without restriction. The potential sale of these shares, called market overhang, likely has a significant negative and depressive effect on the market value of the shares, if any future market for the shares of FTFC Class A Common Stock were to develop in the future.

THE SPECIAL MEETING OF K-TENN SHAREHOLDERS

When and Where the Special Meeting Will Be Held

This proxy statement/prospectus is being furnished to K-TENN shareholders as part of the solicitation of proxies by the K-TENN board of directors for use at the special meeting to be held on [            ], 2019 at [            ] local time at [            ], or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement/prospectus and in the accompanying notice of special meeting.

What Will Be Voted Upon

The special meeting is to be held for the following purposes:

●	To approve the share exchange pursuant to the Purchase and Sale Agreement, in the form of Annex A attached to this proxy statement/prospectus.

●

To approve and adopt the Plan of Liquidation and Dissolution of K-TENN and the transactions contemplated thereby, including the liquidation and dissolution of K-TENN, in the form of Annex B attached to this proxy statement/prospectus.

●

To approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items.

The K-TENN board of directors does not currently intend to bring any business before the special meeting other than the specific proposals referred to above and specified in the notice of the special meeting. The K-TENN board of directors knows of no other matters that are to be brought before the special meeting. If any other business properly comes before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the K-TENN board of directors may recommend.

The matters to be considered at the special meeting are of great importance to the shareholders of K-TENN. Accordingly, shareholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign, and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Which Shareholders May Vote

The K-TENN board of directors has fixed the close of business on [                    ], 2019 as the record date for determining the K-TENN shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were 7,733,089 shares of K-TENN common stock outstanding and entitled to vote at the special meeting held by approximately 1,950 shareholders of record. Each share of K-TENN common stock entitles the holder to one vote at the special meeting on each proposal to be considered at the special meeting. The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of K-TENN common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of K-TENN common stock present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting, including any adjournment thereof (unless a new record date is or must be set for the adjourned meeting).

How Do K-TENN Shareholders Vote

The K-TENN proxy card accompanying this prospectus/proxy statement is solicited on behalf of the K-TENN board of directors for use at the special meeting. K-TENN shareholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to K-TENN. All proxies that are properly executed and returned, and that are not revoked, will be voted at the special meeting in accordance with the instructions indicated thereon. Executed but unmarked proxies will be voted FOR approval and adoption of all of the matters listed on the proxy card.

Abstentions; Broker Non-Votes

The inspector of elections will treat abstentions and shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to Proposals 1 and 2, it will have the same effect as a vote “AGAINST” the proposals. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to Proposal 3, so long as a quorum is present, it will have no effect on the proposal.

Broker non-votes are shares held by a bank, broker, or other nominee that are represented at the special meeting, but with respect to which the bank, broker, or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the bank, broker, or other nominee does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of K-TENN common stock in “street name,” your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your bank, broker, or other nominee with this proxy statement/prospectus. K-TENN believes that the share exchange proposal (Proposal 1) and the dissolution of K-TENN proposal (Proposal 2) to be presented at the special meeting are “non-routine” proposals, and your bank, broker, or other nominee may not vote your shares without your specific voting instructions. Therefore, if you are a K-TENN shareholder and you fail to direct your bank, broker, or other nominee to vote your shares, it could have the same effect as voting against Proposals 1 and 2 and, if a quorum is present, no effect on the adjournment proposal (Proposal 3).

Vote Required to Approve Each Proposal

Under Tennessee law and the charter documents of K-TENN, approval of Proposal 1 and Proposal 2 requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock. Under Tennessee law and the charter documents of K-TENN, approval of Proposal 3 requires that the votes cast in favor of the proposal at the special meeting exceed the votes cast opposing the proposal at the special meeting.

Voting by K-TENN’s Executive Officers and Directors

K-TENN’s executive officers and directors beneficially own a total of approximately 1,630,000 shares (21.1%) of K-TENN common stock outstanding at October 15, 2019. All these persons intend to vote for approval of Proposals 1, 2, and 3.

Revocability of Proxies

If you hold your shares of K-TENN common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to K-TENN’s President and Chief Executive Officer, or (3) attending the special meeting in person, notifying the President and Chief Executive Officer, and voting by ballot at the special meeting. Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying K-TENN’ President and Chief Executive Officer and actually voting in person) of a shareholder at the special meeting will not constitute revocation of a previously given proxy. Written notices of revocation and other communications about revoking your proxy card should be addressed to:

K-TENN Capital, Inc.

424 Church Street, Suite 2000

Nashville, Tennessee 37206

Attention: David Foley, President and Chief Executive Officer

(615) 651-7400

Solicitation of Proxies and Expenses of Solicitation

K-TENN will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement/prospectus, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of K-TENN common stock beneficially owned by others to forward to such beneficial owners. FTFC may reimburse persons representing beneficial owners of K-TENN common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of K-TENN. No additional compensation will be paid to K-TENN or FTFC directors, officers or other regular employees for such services.

 Rights of Dissenting Shareholders

Under Tennessee law, holders of shares of K-TENN common stock who deliver written notice of their intent to dissent and do not vote in favor of the share exchange proposal have the right to dissent and receive the fair value of their K-TENN common stock in cash. K-TENN shareholders electing to exercise dissenters’ rights must comply with the provisions of Chapter 23 of the TBCA in order to perfect their rights. A copy of Chapter 23 of the TBCA is attached to as Annex C to this proxy statement/prospectus. See “Rights of Dissenting K-TENN Shareholders” for further details.

PROPOSAL 1: THE SHARE EXCHANGE

This section of the proxy statement/prospectus describes material aspects of the share exchange. While K-TENN and FTFC believe that the description covers the material terms of the share exchange, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the share exchange. Unless otherwise indicated, references to K-TENN include its subsidiaries, including K-TENN Life.

General

The K-TENN board of directors is proposing that the exchange of all outstanding shares of K-TENN Life pursuant to the terms of the Purchase and Sale Agreement, be approved by its shareholders at the special meeting. The Purchase and Sale Agreement is attached as Annex A to this proxy statement/prospectus.

On October 9, 2019, the board of directors of K-TENN authorized the execution of the Purchase of Sale Agreement under which FTFC will acquire all of the issued and outstanding shares of K-TENN Life in consideration for the issuance by FTFC of 168,866 shares of its Class A Common Stock. There is no assurance that this share exchange will be completed. Certain material features of the Purchase, and Sale Agreement are summarized below under “Material Terms of the Purchase and Sale Agreement.” K-TENN shareholders should read the Purchase and Sale Agreement in its entirety.

Background of the Share Exchange and Dissolution of K-TENN

The terms and conditions of the Purchase and Sale Agreement and the share exchange are the result of arm’s length negotiations between the representatives of FTFC and the representatives of K-TENN. Set forth below is a summary of the background of these negotiations.

Since its inception, K-TENN has realized that due to the highly competitive and capital-intensive conditions of the life insurance industry that strategic partnerships, mergers, acquisitions, and/or additional capital would be necessary to achieve its goals of a larger geographic footprint, an expanded portfolio, and the development of a sales force.

Since 2017, K-TENN has had discussions with numerous life insurance holding, companies, investment bankers, and private equity firms. Those discussions proved to be fruitless as the other parties were incurring losses similar or greater than those of K-TENN and/or the conditions of a business transaction did not meet the long-term goals of providing shareholders and policy owners with a more stable financial outlook and the ability to provide a climate where shares could grow in value.

In May 2019, K-TENN contacted FTFC to discuss best practices and the possibility of a strategic partnership as the companies have similar business model as well as the fact that FTFC has proven to be a consistently profitable entity.

On May 29, 2019, David Foley, K-TENN’s President and Chief Executive Officer, met with Gregg Zahn, FTFC’s President and Chief Executive Officer, to discuss potential opportunities for a transaction with K-TENN and FTFC. It was determined that due to the common goals, similar business models, shared philosophies, and mutual desire to build companies that would provide an opportunity to benefit the families of shareholders and policy owners that a transaction between the two companies would be a viable option.

Shortly thereafter, K-TENN’s board of Directors was made aware that the initial discussion with FTFC was promising. With this in mind, a non-disclosure agreement between K-TENN and FTFC was executed on June 20, 2019.

After the exchange of pertinent information, it was determined that Jeff Wood, FTFC’s Chief Financial Officer, would travel to Nashville, Tennessee for meetings with K-TENN executives on August 12-13, 2019 to further discuss the feasibility of a transaction. This visit led to a non-binding letter of intent being executed at the end of the meetings.

On August 14, 2019, Mr. Foley and Mr. Zahn spoke at the offices of K-TENN’s legal counsel, Butler Snow LLP, in Nashville, Tennessee in regard to a potential transaction.

On August 27, 2019, Mr. Foley and Mr. Zahn along with legal counsel from Butler Snow LLP met with the Tennessee Department of Commerce and Insurance to make them aware that discussions concerning a potential transaction were taking place. Immediately following this meeting, the board of directors of K-TENN was updated and given the opportunity to speak with and ask questions of Mr. Zahn via a teleconference.

On September 11, 2019, a telephonic meeting of the board of directors of K-TENN was held to approve the execution of the non-binding letter of intent between K-TENN and FTFC.

On September 12, 2019, the non-binding letter of intent was executed.

On September 19, 2019, Jones & Keller, P.C., FTFC’s legal counsel, sent K-TENN and Butler Snow LLP an initial draft of the Purchase and Sale Agreement.

After some discussions among Jones & Keller, P.C., FTFC, Butler Snow LLP, and K-TENN regarding the mechanics of the transaction, on September 26, 2019, Butler Snow LLP sent a revised draft of the Purchase and Sale Agreement to Jones & Keller, P.C.

On September 27, 2019, Jones & Keller, P.C. sent another revised draft of the Purchase and Sale Agreement to Butler Snow LLP.

After discussions among Jones & Keller, P.C., FTFC, Butler Snow LLP, and K-TENN regarding the tax treatment of the transactions qualifying as a fully tax-deferred “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and that Internal Revenue Code would constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Internal Revenue Code, Butler Snow LLP sent another revised draft of the Purchase and Sale Agreement to Jones & Keller, P.C. on October 3, 2019.

On October 7, 2019, a final draft of the Purchase and Sale Agreement, which was materially the same as the draft distributed on October 3, 2019, was distributed to the board of directors of K-TENN.

On October 9, 2019, a special meeting of the board of directors of K-TENN was held to discuss and approve the Purchase and Sale Agreement. At such Special Meeting, the board of directors of K-TENN approved the Purchase and Sale Agreement.

Reasons for the Share Exchange

The following discussion of the reasons for the share exchange contains a number of forward-looking statements that reflect the views of K-TENN or FTFC only as of the date of this proxy statement/prospectus with respect to future events that may have an effect on their financial performance. The benefits of the transaction considered by the board of directors of K-TENN and FTFC may not be achieved. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Forward-Looking Information” and “Risk Factors.”

K-TENN’s Reasons for the Share Exchange and Dissolution and Recommendation of the K-TENN Board of Directors

The K-TENN board of directors, after consultation with K-TENN senior management as well as K-TENN’s legal counsel, has determined that the terms of the Purchase and Sale Agreement and Plan of Liquidation Dissolution are fair to and in the best interests of K-TENN and its shareholders, and has approved the Purchase and Sale and Agreement and the Plan of Liquidation and Dissolution.

In reaching its determination, the K-TENN board of directors considered the following positive factors:

●

the present and anticipated business environment of the life insurance market, which has ultimately led to K-TENN incurring operating losses since its inception and which are expected to continue for the foreseeable future;

●

the conclusion of the K-TENN board of directors that, absent a significant capital infusion, K-TENN would not be able to continue to operate effectively in light of the significant losses that it was incurring and expected to continue to incur under its present business model, nor would it be able to raise in a timely manner the capital necessary to permit it to succeed in the life insurance business;

●

the terms and conditions of the Purchase and Sale Agreement, the value of the shares of FTFC Class A Common Stock to be received at closing, led K-TENN’s directors to conclude that it was reasonably likely that the share exchange would be completed, that K-TENN would be able to pay its obligators and distribute FTFC Class A Common Stocks to its shareholders promptly following the closing;

●

the attractiveness of potentially being in a position to make a distribution to K-TENN’s shareholders in the form of FTFC Class A Common Stock and K-TENN’s board of director’s assessment of FTFC’s historical growth and future prospects, compared to K-TENN’s board of directors’ assessment of K-TENN’s expected future financial condition, earnings, limited business opportunities and weak competitive position;

●

the opportunity for K-TENN shareholders to own stock in a company with a history of profitability, a potential forthcoming stock dividend, a potential forthcoming cash dividend, and the possibility of FTFC Class A Common Stock being listed on a securities exchange listing in the future;

●

that the efforts made by K-TENN management to solicit indications of interest from third parties regarding a potential purchase of, or investment in, K-TENN, resulted in few indications of interest, of which K-TENN’s board of directors determined that the proposed share exchange to FTFC was the most attractive indication of interest received in terms of amount and adequacy of consideration and certainty of closing; and

●	the availability of dissenters’ rights under Tennessee law to any holders of K-TENN’s common stock that disapprove of the share exchange.

The K-TENN board of directors also considered the following potentially negative factors in its deliberations concerning the overall transaction:

●	the risk that the transaction might not be completed in a timely manner or at all;

●

the fact that K-TENN could lose other transaction opportunities during the period it is precluded under the terms of the exclusivity in the Purchase and Sale Agreement from soliciting other transaction proposals;

●

the other risks and uncertainties discussed above under “Risk Factors - Risks Relating to the Share Exchange and the Dissolution of K-TENN” and those risk factors and uncertainties discussed above under “Risk Factors - Risks Relating to the Business of FTFC” and those risk factors described under “Risk Factors – Risks Relating to FTFC Stock Ownership.”

The foregoing positive and negative factors together comprise the K-TENN board’s material considerations in entering into the share exchange.

Based on the factors listed above, the K-TENN board of directors determined that the share exchange and subsequent dissolution of K-TENN would likely return the greatest value to K-TENN shareholders as compared to other alternatives. If the share exchange and dissolution of K-TENN is not approved by the shareholders of K-TENN at the special meeting, the K-TENN board of directors will explore what, if any, alternatives are available for the future of K-TENN. The K-TENN board of directors does not believe, however, that there are viable alternatives to the Purchase and Sale Agreement and the Plan of Liquidation and Dissolution

The foregoing discussion of these factors includes all the material factors considered by the K-TENN board of directors. The board of directors of K-TENN did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the share exchange and dissolution of K-TENN are fair to and in the best interests of K-TENN and its shareholders. Rather, the K-TENN board of directors viewed its recommendation as being based upon its business judgment in light of K-TENN’s financial position and the totality of the information presented and considered, and the overall effect of the share exchange and the dissolution of K-TENN on the shareholders of K-TENN compared to continuing the business of K-TENN or seeking other potential parties to effect an investment in or other business combination or acquisition transaction with K-TENN.

FTFC’s Reasons for Entering into the Stock Purchase and Sale Agreement

FTFC’s board of directors determined that the acquisition of stock of K-TENN Life from K-TENN is consistent with and in furtherance of the long-term business strategy of FTFC and fair to, and in the best interests of, FTFC and its shareholders, and has unanimously approved the Purchase and Sale Agreement.

In reaching its determination, FTFC’s board of directors considered the following positive factors:

●

although K-TENN Life is a very small company, it is consistent with FTFC’s business model of growth by acquisition and organic growth of its operating subsidiaries and therefore under FTFC’s management, K-TENN Life’s business could be expanded;

●	the fact that FTFC is acquiring K-TENN Life in the transaction, but no liabilities of K-TENN are to be assumed by FTFC pursuant to the Purchase and Sale Agreement;

●	the belief that the terms of the Purchase and Sale Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

●	the limited potential for third parties to capitalize or enter into strategic relationships with or to acquire K-TENN; and

●	FTFC’s financial analysis and other information regarding K-TENN Life and its business.

In addition, FTFC’s board of directors considered the following potentially negative factors in its deliberations concerning the Purchase and Sale Agreement:

●	the risk that the potential benefits sought in the purchase of K-TENN Life might not be fully realized;

●	the substantial costs to be incurred in connection with the stock purchase, including costs of assuming the business and the transaction expenses arising from the stock acquisition;

●	the risk of integrating K-TENN Life’s business and related employee disruption; and

●	the difficulty of managing operations at different geographic locations.

The foregoing discussion of these factors includes all material factors considered by FTFC’s board of directors. The board of directors of FTFC did not quantify or attach any weight to the various factors that they considered in reaching their determination that the Purchase and Sale Agreement are fair to and in the best interests of FTFC and its shareholders. Rather, FTFC’s board of directors viewed its proposed action as being based upon its business judgment considering FTFC’s financial position and the totality of the information presented and considered, and the overall effect of the stock purchase.

 Determination of the Exchange Ratio

As noted above under “Proposal 1: The Share Exchange - Background of the Share exchange and Dissolution of K-TENN,” the number of shares of FTFC’s Class A Common Stock to be issued to K-TENN in consideration for the shares of K-TENN Life was determined in arm’s length negotiations between the management (primarily Gregg E. Zahn) of FTFC and the management of K-TENN (primarily David Foley), referred to as the “representatives.”

First, the representatives determined an assumed value of K-TENN Life based upon its statutory capital and surplus of $2,039,238 at June 30, 2019, plus an amount of $21,593 for its asset reserves and Tennessee Life Insurance Certificates of Authority. Then they subtracted K-TENN Life’s estimated statutory net loss from operations after dividends of $213,491 for the six-month period ending December 31, 2019. This resulted in a base valuation of $1,847,539.

There is no trading market for common stock of FTFC. Its book value at June 30, 2019 was approximately $6.50 per share, which does not reflect possible additional value using customary models based on comparable companies, discounted cash flow or revenue and earnings multiples.

The representatives reviewed a fairness opinion, dated May 24, 2019, rendered by ValueScope, Inc. to a Special Committee of FTFC’s Board of Directors indicating a valuation of $10.94 per FTFC’s Class A Common Stock share at that time. However, ValueScope, Inc.’s opinion was prepared in connection with a different recapitalization transaction by FTFC and was based on several assumptions. Therefore, the representatives acknowledged and considered the opinion because of its relatively recent date, but it was just one factor among other analyses considered by the representatives, both of whom are highly experienced in operating and evaluating life insurance companies.

After discussions and negotiations between the representatives concerning historical earnings and growth as well as a potential forthcoming stock dividend, a potential forthcoming cash dividend and the possibility of FTFC Class A Common Stock being listed on a securities exchange listing in the future, the representatives determined that ValueScope, Inc.’s valuation of $10.94 per FTFC’s Class A Common Stock share was still a fair valuation and was appropriate to be used for the share exchange. Therefore, in consideration for the shares of K-TENN Life, K-TENN will receive 168,866 shares of FTFC’s Class A Common Stock based on K-TENN Life’s base valuation of $1,847,539 and a valuation of $10.94 per FTFC’s Class A Common Stock share.

MATERIAL TERMS OF THE PURCHASE AND SALE AGREEMENT

The following describes the material terms of, and is qualified in its entirety by reference to, the Purchase and Sale Agreement. The full text of the Purchase and Sale Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. You are encouraged to read the Purchase and Sale Agreement in its entirety.

The Purchase and Sale Agreement

The Purchase and Sale Agreement provides that FTFC will acquire all of the issued and outstanding capital stock of K-TENN Life, a wholly-owned subsidiary of K-TENN.

Retained Assets

Notwithstanding the above, pursuant to the terms of the Purchase and Sale Agreement, K-TENN will be retaining the following assets to liquidate its obligation and liabilities prior to dissolution:

●	its cash and cash equivalents;

●	its rights under the Purchase and Sale Agreement and the related agreements;

●	security deposits relating to leases;

●	its leasehold interests in real property;

●	accounts for miscellaneous and other advances included in accounts receivable;

●	prepaid expenses; and

●	other assets included in relevant accounts on K-TENN’s balance sheet.

 Consideration to be Received by K-TENN

If the share exchange is completed, K-TENN will receive an aggregate of 168,866 shares of FTFC’s Class A Common Stock. See “Risk Factors,” “Information Concerning FTFC” and “Description of FTFC Capital Stock”.

Representations and Warranties

The Purchase and Sale Agreement contains various representations and warranties made as of the date of the Purchase and Sale Agreement and as of the closing date by the parties thereto regarding aspects related to their respective assets, business, financial condition, structure and other facts pertinent to the share exchange and the dissolution. The following list summarizes the material representations and warranties made by each party.

Representations and Warranties of K-TENN

The representations and warranties made by K-TENN relate to:

●	the corporate structure, due organization, corporate power of K-TENN and K-TENN Life, and the accuracy of its organizational documents;

●	the capital structure and certain indebtedness of K-TENN Life;

●	the fact that K-TENN Life has no subsidiaries;

●	the authorization, execution, delivery and enforceability of the Purchase and Sale Agreement as against K-TENN;

●	the lack of conflicts with K-TENN’s certificate of incorporation or bylaws or violations of agreements or laws applicable to K-TENN;

●	K-TENN Life’s filings and reports with the Tennessee Insurance Regulatory Authorities, K-TENN Life’s financial statements;

●	the absence of undisclosed liabilities of K-TENN Life;

●	the absence of certain changes or events of K-TENN Life;

●	certain employment benefit plan items of K-TENN Life;

●	K-TENN’s and K-TENN Life’s compliance with tax laws;

●	except as disclosed, K-TENN and K-TENN Life maintain permits in full force and effect and are in material compliance with all applicable laws;

●	the absence of litigation;

●	correct and complete copies of all actuarial reports and studies prepared by actuaries;

●	information as to all material contracts to which K-TENN Life is a party;

●	K-TENN’s Life’s compliance with various insurance laws and regulations;

●	the technology and intellectual property used by K-TENN Life;

●	K-TENN Life’s material reinsurance and insurance contracts;

●	K-TENN Life’s real property;

●	lack of brokers’ or finders’ fees payable in connection with the share exchange;

●	K-TENN Life’s affiliate arrangements and intercompany accounts;

●	K-TENN and K-TENN Life’s insurance policies;

●	K-TENN Life’s insurance licenses;

●	K-TENN’s and K-TENN Life’s compliance with regulatory filings;

●	K-TENN’s and K-TENN Life’s lack of agreements with insurance regulators;

●	K-TENN Life’s personal property;

●	K-TENN Life’s investments; and

●	material accuracy of K-TENN Life’s books and records.

Representations and Warranties of FTFC

The representations and warranties made by FTFC relate to:

●	the due organization, authority and corporate power of FTFC and similar corporate matters;

●	the authorization, execution, delivery and enforceability of the Purchase and Sale Agreement and the related agreements;

●	the lack of conflicts with articles of incorporation or bylaws or violations of material agreements or laws applicable to FTFC;

●	FTFC is not acquiring the capital stock of K-TENN Life with an intent for distribution;

●	solvency of FTFC;

●	consents that may be required in connection with the share exchange;

●	the solvency of FTFC following the share exchange;

●	the absence of litigation;

●	ability to obtain necessary approvals and permits;

●	the absence of brokers’ or finders’ fees payable in connection with the share exchange;

●	the authorization and issuance of the shares of FTFC Class A Common Stock issuable pursuant to the Purchase and Sale Agreement;

●	FTFC’s filings and reports with the Securities and Exchange Commission (the “SEC”) and financial statements;

●	no adverse changes in FTFC’s business or operations; and

●	the accuracy of the information supplied by FTFC for inclusion in this proxy statement/prospectus.

Conduct of K-TENN’s and K-TENN Life’s Business Prior to the Closing of the Share Exchange

During the period from the date of the execution of the Purchase and Sale Agreement until the closing, K-TENN and K-TENN Life have agreed to:

●	conduct their respective businesses in the ordinary course consistent with past practice;

●	preserve and maintain all permits and insurance licenses;

●	use commercially reasonable efforts to maintain their rights, assets and franchises;

●	use commercially reasonable efforts to preserve existing relationships with policyholders, reinsurers; and

●	use commercially reasonable efforts to preserve their current business organizations.

During the period from the date of the execution of the Purchase and Sale Agreement until the closing, unless otherwise approved by FTFC (which consent shall not be unreasonably withheld), K-TENN and K-TENN Life have agreed not to:

●	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of any of K-TENN or K-TENN’s Life capital stock;

●

adjust, recapitalize, split, combine or reclassify any K-TENN or K-TENN Life capital stock or issue or authorize the issuance of any other securities in lieu of shares of any K-TENN or K-TENN Life outstanding capital stock;

●

purchase, redeem or otherwise acquire any shares of capital stock of K-TENN or K-TENN Life or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares;

●

authorize, issue, sell, dispose of, grant a lien in, pledge or otherwise encumber any shares of K-TENN or K-TENN Life capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock-based performance units;

●	sell, lease, license or otherwise dispose of (including by way of reinsurance) any of their material assets (other than investment assets in the ordinary course of business);

●	amend their articles of incorporation, by-laws or other comparable organizational documents;

●

acquire, or agree to acquire, any interest in any entity or other business organization (other than as part of the investment assets of K-TENN Life in the ordinary course of business) or a material amount of property or assets of any person;

●	enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation (except the Plan of Liquidation and Dissolution);

●

incur, assume, repurchase or prepay any material indebtedness or guarantee or otherwise become responsible for any such indebtedness of another person (other than pursuant to available lines of credit as in effect as of the date of the Purchase and Sale Agreement);

●

issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of K-TENN Life, guarantee any debt securities of another person, enter into any keep-well or other contract to maintain the financial condition of any other person or enter into any other arrangements having such economic effect;

●	make any material loans, advances or capital contributions to, or investments in, any other person, other than to K-TENN Life;

●	create or assume any other liability or obligation material to K-TENN or K-TENN Life, or grant or create a lien on, pledge or otherwise encumber any of their assets;

●

with respect to taxes, make or change any election or filing, adopt or change any method of accounting, enter any closing agreement, settle or compromise any liability or refund, consent any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any claim or assessment (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business consistent with past practice), unless any such action is required by applicable law;

●	make any material change in accounting methods, principles or practices used by K-TENN Life;

●	make any material change in its underwriting, claims handling, loss control or actuarial methods, principles or practices or any material assumption underlying an actuarial practice or policy;

●	enter into, amend, modify or terminate any material contract, insurance contract, or any material rights of K-TENN Life under any material contract or insurance contract;

●	make or dispose of any investment assets in any manner not in the ordinary course of business;

●	make any capital expenditures except in the ordinary course of business;

●	pay or commit to pay any retention, transaction bonus, severance or termination pay;

●

enter into any employment, deferred compensation, consulting, severance or similar agreement (or any amendment to any such existing agreement) with any current or former director, officer, employee or consultant of either K-TENN or K-TENN Life; or

●

increase or commit to increase any compensation or employee benefits payable to any current or former director, officer, employee or consultant of K-TENN or K-TENN Life, including wages, salaries, fees, compensation, pension, severance, termination pay, fringe benefits or other benefits or payments.

FTFC does not have, directly or indirectly, the right to control or direct the operation of the business of K-TENN or K-TENN Life prior to closing. Nothing contained in Purchase and Sale Agreement shall limit the ability of K-TENN an K-TENN Life, prior to closing, to exercise, consistent with the terms and conditions of Purchase and Sale Agreement, complete control and supervision of the operations of the business of K-TENN and K-TENN Life.

Non-Solicitation

K-TENN has agreed, for a period for two years following the closing, K-TENN will not directly or indirectly, without prior written consent of FTFC, hire or solicit services of any employee; however, K-TENN is not prohibited from offering employment or employing a person who:

●	responds to general solicitation or advertisement (which K-TENN is authorized to make);

●	have not been employed by FTFC or any of its subsidiaries for a period of six consecutive months; or

●	have been involuntarily terminated by FTFC or any of its subsidiaries.

K-TENN and K-TENN Life also agreed that they and any of their representatives shall immediately terminate any discussions or negotiations with any person regarding a proposal that would be contrary or detrimental to the transactions contemplated by the Purchase and Sale Agreement and make commercially reasonable efforts to have all copies of confidential information provided to such persons either returned or destroyed.

In addition, K-TENN and K-TENN Life agreed that they and their representatives shall not:

●

solicit, initiate, cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that would be contrary or detrimental to the transactions contemplated in the Purchase and Sale Agreement;

●

participate in any discussions or negotiations with any third party regarding any proposals that would be contrary or detrimental to the transactions contemplated in the Purchase and Sale Agreement; or

●	enter into any agreement related to any proposals that would be contrary or detrimental to the transactions contemplated in the Purchase and Sale Agreement.

K-TENN Shareholder Meeting

K-TENN has agreed to hold a meeting of its shareholders as promptly as practicable after the effectiveness of the registration statement, including this proxy statement/prospectus, to vote on the share exchange and dissolution of K-TENN, and that its board of directors will recommend to the shareholders that they vote in favor of each of the above matters.

Other Covenants

The parties agreed to certain additional covenants in the Purchase and Sale Agreement, including covenants regarding the treatment of continuing employees, public disclosure regarding the subject matter of the Purchase and Sale Agreement, access to books and records, preparation of this proxy statement/prospectus and the registration statement of which they are a part, and the maintenance by K-TENN of directors and officer’s liability insurance, and other matters.

The parties agreed to, as soon as practicable following the date of the Purchase and Sale Agreement, to prepare and file this proxy statement/prospectus, and FTFC has agreed to prepare and file the registration statement of which it is a part. In that regard, the parties agreed to use their best efforts to have the registration statement declared effective under the Securities Act as promptly as practicable after such filing and keep the registration statement effective for as long as necessary to consummate the transactions contemplated by the Purchase and Sale Agreement. FTFC and K-TENN will insure this proxy statement/prospectus is mailed to K-TENN shareholders as soon as practicable after the registration statement is declared effective under the Securities Act.

Finally, K-TENN has covenanted, as soon as reasonably practicable after closing, it will undertake to consummate the Plan of Liquidation and Dissolution, specifically including the dissolution of K-TENN and the distribution of shares of FTFC’s Class A Common Stock acquired pursuant to the Purchase and Sale Agreement, on a pro-rata basis to its shareholders.

Conditions to Closing

The obligations of K-TENN and FTFC to complete the share exchange are subject to the satisfaction or waiver of the following conditions:

●	timely receipt of any governmental or regulatory approvals necessary to complete the share exchange;

●

no governmental entity’s order or applicable law shall prevent the consummation of the transactions contemplated by the Purchase and Sale Agreement, nor shall there be any pending proceeding brought by a governmental entity that may prevent the consummation of the transactions contemplated by the Purchase and Sale Agreement;

●	the receipt of certain third-party consents provided for in the Purchase and Sale Agreement;

●	both the Purchase and Sale Agreement and the Plan of Dissolution shall have been approved and adopted by the requisite vote of the K-TENN shareholders; and

●	the registration statement of which this proxy statement/prospectus is a part shall be effective and no stop order shall have been initiated or threatened by the SEC.

The obligations of FTFC to complete the share exchange are subject to the satisfaction or waiver of the following additional conditions:

●

the representations and warranties of K-TENN contained in the Purchase and Sale Agreement shall have been true and correct on the date when made, and shall be true and correct as of the closing date (except those that refer to a particular date, which shall have been correct as of such date), which condition shall be deemed satisfied if any breaches of such representations and warranties (ignoring any materiality qualifiers contained therein) in the aggregate have not had, and are not reasonably likely to have, a material adverse effect on K-TENN;

●	K-TENN shall have performed or complied in all material respects with all agreements and covenants required by the Purchase and Sale Agreement;

●	no event or condition shall have occurred which has had, or is reasonably likely to have, a Material Adverse Effect (as defined in the Purchase and Sale Agreement) on K-TENN or K-TENN Life;

●	no action shall have been commenced against K-TENN or K-TENN Life which would prevent closing;

●	holders of not more than 10% of K-TENN’s shares of common stock outstanding as of the record date of the shareholders meeting shall perfected their right to dissent from the share exchange; and

●

K-TENN shall have executed and delivered the related agreements and certain required closing certificates to FTFC, the K-TENN Life stock to be acquired by FTFC, and all other closing deliverables set forth in the Purchase and Sale Agreement.

The obligations of K-TENN to complete the share exchange are subject to the satisfaction or waiver of the following additional conditions:

●

the representations and warranties of FTFC contained in the Purchase and Sale Agreement shall have been true and correct on the date when made, and shall be true and correct as of the closing date, which condition shall be deemed satisfied if any breaches of such representations and warranties (ignoring any materiality qualifiers contained therein) in the aggregate have not had, and are not reasonably likely to have, a material adverse effect on FTFC;

●	FTFC shall have performed or complied in all material respects with all agreements and covenants required by the Purchase and Sale Agreement;

●	FTFC shall have delivered to K-TENN the shares of its Class A Common Stock as required under the Purchase and Sale Agreement; and

●	FTFC shall have executed and delivered the related agreements and certain required closing certificates to FTFC and all other closing deliverables set forth in the Purchase and Sale Agreement.

Indemnification

K-TENN is required to indemnify FTFC and related parties for losses suffered by them as a result of, among other things, inaccuracies and breaches of any representation or warranty made by K-TENN under the Purchase and Sale Agreement and any breach of the covenants and agreements made by K-TENN under the Purchase and Sale Agreement. FTFC is required to indemnify K-TENN and related parties for losses suffered by them as a result of, among other things, inaccuracies and breaches of any representation or warranty made by FTFC under the Purchase and Sale Agreement and any breach of the covenants and agreements made by FTFC under the Purchase and Sale Agreement.

The indemnification obligation of each party with respect to breaches of its representations and warranties survives until the earlier of 12 months after the closing; or upon the completion by K-TENN of the Plan of Liquidation and Dissolution.

There is no limitation period with respect to certain fundamental representations and warranties.

The indemnification provisions are complex and have certain minimum claim baskets and maximum liability provisions, specific indemnification notices and the claim procedures that must be followed. Given the intended dissolution of K-TENN soon after closing, the indemnification provisions are expected to be of little importance after closing. In any event, both parties retain their rights and remedies under applicable law against the other party for any inaccuracy in or breach of a fundamental representation or any fraud, criminal activity of willful misconduct.

Indemnification under the Purchase and Sale Agreement shall be each indemnified party’s exclusive remedy for any claims against an indemnifying party pursuant to the Purchase and Sale Agreement except claims based on fraud, criminal activity or willful misconduct.

Termination of the Purchase and Sale Agreement

FTFC and K-TENN can agree by mutual written consent to terminate the Purchase and Sale Agreement at any time prior to closing. In addition, either party may terminate the Purchase and Sale Agreement if:

●

the closing has not occurred 180 days from the date of Purchase and Sale Agreement, unless the party seeking to terminate the Purchase and Sale Agreement has breached the Purchase and Sale Agreement and such breach has been a principal cause of or resulted in the failure of the closing date to occur on or before such date;

●

there is an applicable law or governmental order, that is final and nonappealable, that prohibits, restrains or makes illegal the consummation of the transactions contemplated by the Purchase and Sale Agreement; or

●

the other party has failed to perform any of its covenants or agreements under the Purchase and Sale Agreement, or the other party breaches any of its representations or warranties contained in the Purchase and Sale Agreement, and such failure to perform or breach cannot be satisfied or cured, through exercise of commercially reasonable efforts, within 30 business days.

In addition, FTFC may terminate the Purchase and Sale Agreement if any of the following events occurs:

●	if K-TENN has not obtained any required approval of its shareholders within 180 days from the date of the Purchase and Sale Agreement;

●	if there has been a Material Adverse Effect in the business, results of operations or financial condition of K-TENN or K-TENN Life; or

●

if holders of 10% or more of K-TENN’s common stock dissent to the Purchase and Sale Agreement and perfect their rights to obtain the fair value of their shares under applicable Tennessee Laws (unless this condition is waived by FTFC).

 Expenses

The Purchase and Sale Agreement generally provides that FTFC and K-TENN will pay their own respective costs and expenses incurred in connection with the agreement and the transactions contemplated thereby.

Amendment; Waiver

The Purchase and Sale Agreement may only be amended by a written instrument signed on behalf of all parties thereto.

Expected Timing of the Share Exchange

The parties expect that the share exchange will close as soon as possible after the necessary shareholder approval has been obtained and each other condition to closing has been satisfied or waived. Such conditions include the final approval of the Tennessee Department of Commerce and Insurance. K-TENN anticipates that any such approval, if such approval is forthcoming, would occur within several days after the approval of K-TENN’s shareholders. The parties anticipate that the share exchange will close as promptly as practicable following shareholder approval; provided that each of the closing conditions contained in the Purchase and Sale Agreement, including the approval of the share exchange and Plan of Liquidation and Dissolution by K-TENN’s shareholders, has been satisfied or waived at the conclusion of the special meeting. If any of the closing conditions are not met or waived, the anticipated timing of the closing of the share exchange would be subsequently delayed. The Purchase and Sale Agreement provides that if the closing has not occurred within 180 days after the date of the Purchase and Sale Agreement, then, subject to certain conditions described more fully in this proxy statement/prospectus, either party may terminate the agreement.

Interests of K-TENN Officers and Directors in the Share Exchange and Dissolution of K-TENN

The principal executive officer and the corporate secretary/treasurer of K-TENN have personal interests in the share exchange and dissolution that are different from, or in addition to, the interests of most K-TENN shareholders. David Foley has an employment agreement with K-TENN which provides for certain post-termination benefits. Mr. Foley will also be offered employment with FTFC (or one of its subsidiaries) providing for an annual salary of $125,000 plus customary benefits. In addition, the Corporate Secretary and Treasurer of K-TENN, R. Dean Branan, will be employed with FTFC, or a subsidiary, for six months following closing of the share exchange at a salary of $47,500 for the period. As a result, these executive officers who are also both directors of K-TENN may have conflicts of interest that influenced their support of the share exchange and dissolution.

Material Federal Income Tax Consequences

The discussion set forth below summarizes the material federal income tax considerations that may be relevant to U.S. shareholders (as defined below) of K-TENN common stock in connection with the share exchange and subsequent dissolution, who hold their shares of K-TENN common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to K-TENN and its shareholders as described herein.

In addition, K-TENN shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular K-TENN shareholders in light of their particular circumstances or that may be applicable to a K-TENN shareholder if that shareholder is subject to special treatment under the federal income tax laws, including if such shareholder is:

●	a dealer in securities,

●	a trader in securities that elects mark-to-market treatment,

●	a shareholder who is subject to the alternative minimum tax provisions of the Internal Revenue Code,

●	a person who is not a U.S. shareholder,

●	an S corporation, partnership, or other pass-through entity (or an investor in an S corporation, partnership, or other pass-through entity),

●	a tax-exempt organization,

●	a bank, thrift, or other financial institution,

●	an insurance company,

●	a mutual fund,

●	a regulated investment company,

●	a real estate investment trust,

●	a shareholder who hold their shares as part of a hedge, straddle, wash sale, synthetic security, conversion or other risk-reduction transaction,

●	a shareholder who received K-TENN common stock through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation,

●	a shareholder whose K-TENN stock is qualified small business stock for purposes of Section 1202 of the Internal Revenue Code, or

●	a U.S. expatriate.

In addition, this discussion does not address any alternative minimum tax or any state, local, or foreign tax consequences of the share exchange, nor does it address any other U.S. federal tax consequences (such as gift or estate taxes) including any tax consequences arising under the unearned income Medicare contribution tax pursuant to Section 1411 of the Internal Revenue Code. Determining the actual tax consequences of the share exchange to a K-TENN shareholder may be complex. They will depend on a K-TENN shareholder’s specific situation and on factors that are not within the control of FTFC or K-TENN. K-TENN shareholders are encouraged to consult with their own tax advisors as to the tax consequences of the share exchange in their particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of K-TENN common stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States; (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for federal income tax purposes and that holds K-TENN common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding K-TENN common stock are encouraged to consult their own tax advisors.

Tax Consequences of the Share Exchange Generally

Subject to the limitations, assumptions, and qualifications described herein, the share exchange will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. FTFC and K-TENN have not sought and will not seek any ruling from the IRS regarding any matters relating to the share exchange, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

Tax Consequences to FTFC and K-TENN

Each of FTFC and K-TENN will be a “party to the reorganization” within the meaning of Section 368(b) of the Internal Revenue Code, and neither FTFC nor K-TENN will recognize any gain or loss as a result of the share exchange and subsequent liquidation.

Tax Consequences to U.S. Holders of K-TENN Common Stock

Subject to the qualifications and limitations set forth above, the material federal income tax consequences of the share exchange to U.S. holders of K-TENN common stock will be as follows:

•

Receipt of FTFC Class A Common Stock. A U.S. holder of K-TENN common stock will not recognize any gain or loss on the deemed exchange of K-TENN common stock solely for shares of FTFC Class A Common Stock in the share exchange, except for any cash received in lieu of a fractional share of FTFC Class A Common Stock as discussed below.

•

Receipt of Cash in Lieu of Fractional Share. If a U.S. holder of K-TENN common stock receives cash in lieu of a fractional share of FTFC Class A Common Stock, such holder will recognize gain or loss, measured by the difference between the amount of cash received and the portion of the tax basis of that holder’s shares of K-TENN common stock allocable to that fractional share of FTFC Class A Common Stock. This gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss, if the holding period for the share of K-TENN common stock exchanged for cash is more than one year at the completion of the share exchange. The deduction of capital losses is subject to limitations.

•

Tax Basis of FTFC Class A Common Stock Received in the Share Exchange. A U.S. holder of K-TENN common stock will have a tax basis in the FTFC Class A Common Stock received in the share exchange equal to the tax basis of the K-TENN common stock surrendered by that holder in the share exchange, reduced by the amount of cash consideration received and increased by the amount of any gain recognized by such holder.

•

Holding Period of FTFC Class A Common Stock Received in the Share Exchange. The holding period for shares of FTFC Class A Common Stock received by a U.S. holder of K-TENN common stock in exchange for shares of K-TENN common stock in the share exchange will include the holding period for the shares of K-TENN common stock surrendered in the share exchange.

In the case of a U.S. holder of K-TENN common stock who holds shares of K-TENN common stock with different tax bases and/or holding periods, the preceding rules must be applied to each identifiable block of K-TENN common stock.

Reporting Requirements

All holders of K-TENN common stock will be required to retain records pertaining to the share exchange and may be required to file with the holder’s federal income tax return for the year in which the share exchange takes place a statement setting forth certain facts relating to the share exchange.

Federal Backup Withholding

A U.S. holder of K-TENN common stock may be subject, under some circumstances, to backup withholding on any cash payments received in lieu of a fractional share of FTFC Class A Common Stock. This withholding generally applies if:

•	a shareholder fails to furnish a social security or other taxpayer identification number in the manner required by the applicable tax regulations;

•	a shareholder furnishes an incorrect taxpayer identification number;

•

K-TENN is notified by the IRS that a shareholder has failed to properly report payments of interest or dividends and the IRS has notified K-TENN that such shareholder is subject to backup withholding; or

•

a shareholder fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is the shareholder’s correct taxpayer identification number and that the shareholder is not subject to backup withholding.

Any amount withheld from a payment to a shareholder under the backup withholding rules is allowable as a refundable credit against the shareholder’s federal income tax liability, provided that the required information is timely furnished to the IRS. The backup withholding rate for 2019 is 24%. Certain holders are not subject to back-up withholding, including, among others, a corporation, and a foreign shareholder who has certified its foreign status on properly executed IRS forms or has otherwise established an exemption (provided that neither K-TENN nor its agent has actual knowledge that such holder is a U.S. shareholder or that the conditions of any other exemption are not in fact satisfied).

THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE EXCHANGE AND A SUBSEQUENT LIQUIDATION. THIS DISCUSSION IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THESE TRANSACTIONS. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. IN ADDITION, IT DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE TRANSACTIONS. ACCORDINGLY, EACH K-TENN SHAREHOLDER IS URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE SHARE EXCHANGE AND A K-TENN DISSOLUTION TO SUCH SHAREHOLDER.

Accounting Treatment

The share exchange is expected to be accounted for by FTFC as a business combination using the purchase method. The purchase price will be allocated to the identifiable assets acquired and will be recorded on FTFC’s books at their respective fair values. A portion of the purchase price may be identified and recorded as intangible assets and goodwill.

Approval

Approval of the share exchange proposal requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock. Under the terms of the Purchase and Sale Agreement, K-TENN, K-TENN Life, and FTFC are obligated to complete the transactions contemplated by the Purchase and Sale Agreement only if the shareholders of K-TENN, by the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock, approve each of Proposals 1 and 2 above and certain other conditions are met. In addition, the Plan of Liquidation and Dissolution will only be implemented if the Purchase and Sale Agreement is approved by the shareholders of K-TENN. Accordingly, failure to approve the Plan of Liquidation and Dissolution will have the effect of preventing the completion of Purchase and Sale Agreement, and failure to approve the Purchase and Sale Agreement will have the effect of preventing the completion of the liquidation and dissolution of K-TENN.

K-TENN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SHARE EXCHANGE PROPOSAL (PROPOSAL 1).

PROPOSAL 2: THE PLAN OF LIQUIDATION AND DISSOLUTION

This section of the proxy statement/prospectus describes material aspects of the Plan of Liquidation and Dissolution of K-TENN. While K-TENN believes that the description covers the material terms of the Plan of Liquidation and Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the dissolution, including the Plan of Liquidation and Dissolution attached hereto as Annex B.

At the special meeting, you also will be asked to consider and act upon the ultimate dissolution of K-TENN and the distribution of its assets to the shareholders of K-TENN. The K-TENN board of directors deems it advisable and in the best interests of K-TENN to dissolve, liquidate, and terminate K-TENN by filing articles of dissolution and then articles of termination of corporate existence with the Tennessee Secretary of State and the Register of Deeds of Davidson County, Tennessee; and to adopt a plan of dissolution in the form attached as Annex B.

In accordance with the TBCA, after the share exchange, K-TENN plans to implement the voluntary dissolution procedures allowed by Tennessee law beginning with the filing of articles of dissolution, which will include the plan of dissolution, with the Tennessee Secretary of State. After the articles of dissolution are filed, K-TENN’s operations will be limited to winding-up its business and affairs, and K-TENN will (a) collect K-TENN’s assets and liquidate any non-cash assets other than the shares of FTFC’s Class A Common Stock acquired pursuant to the Purchase and Sale Agreement, (b) discharge or make arrangements for discharging K-TENN’s liabilities, and (c) then distribute the remaining cash, if any, and the shares of FTFC’s Class A Common Stock acquired pursuant to the Purchase and Sale Agreement on a pro rata basis to its shareholders. K-TENN may cause a notice of dissolution of K-TENN to be published in a newspaper of general circulation in Davidson County, Tennessee. K-TENN may also dispose of known claims against K-TENN in accordance with the procedures set forth in the TBCA.

In certain circumstances, a claimant against K-TENN that is not fully paid in the dissolution process, could enforce its unpaid claim (1) against K-TENN to the extent of undistributed assets or (2) if all K-TENN’s assets have been distributed in liquidation, against a shareholder of K-TENN to the extent of that shareholder’s pro rata share of the claim or the corporate assets distributed to the shareholder in liquidation, whichever is less, but such shareholder’s total liability for all such claims cannot exceed the total amount of assets distributed to the shareholder. Accordingly, in such circumstances, a shareholder could lose the amount of assets distributed to such shareholder in the dissolution process. K-TENN intends to exercise caution in making distributions to shareholders in order to minimize this type of risk.

Upon completion of the winding-up of K-TENN’s business and affairs as contemplated above, K-TENN would file articles of termination of corporate existence with the Tennessee Secretary of State, which will terminate the charter and corporate existence of K-TENN.

Approval of the dissolution proposal requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock. Under the terms of the Purchase and Sale Agreement, K-TENN, K-TENN Life, and FTFC are obligated to complete the transactions contemplated by the Purchase and Sale Agreement only if the shareholders of K-TENN, by the affirmative vote of a majority of all the votes entitled to be cast by the holders of outstanding shares of K-TENN common stock, approve each of Proposals 1 and 2 above and certain other conditions are met. In addition, the Plan of Liquidation and Dissolution will only be implemented if the Purchase and Sale Agreement is approved by the shareholders of K-TENN. Accordingly, failure to approve the Plan of Liquidation and Dissolution will have the effect of preventing the completion of Purchase and Sale Agreement, and failure to approve the Purchase and Sale Agreement will have the effect of preventing the completion of the liquidation and dissolution of K-TENN.

K-TENN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DISSOLUTION PROPOSAL (PROPOSAL 2).

PROPOSAL 3: THE ADJOURNMENT

The special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies or to obtain additional votes in favor of the Proposals 1 and 2.

If, at the special meeting, the number of shares of our common stock, present or represented and voting in favor of the above proposals is not sufficient to approve such proposals, we intend to move to adjourn the special meeting in order to enable to the board of directors to solicit additional proxies for approval of such proposals.

In the adjournment proposal, we are asking shareholders to authorize the holder of any proxy solicited by the K-TENN board of directors to vote in favor of granting discretionary authority to the proxyholders, and each of them individually, to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the K-TENN shareholders approve the adjournment proposal, we could adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from K-TENN shareholders who have previously voted.

Except as required by the TBCA or K-TENN’s bylaws, the K-TENN board of directors is not required to fix a new record date to determine the K-TENN shareholders entitled to vote at the adjourned special meeting. At the adjourned special meeting, any business may be transacted which might have been transacted at the special meeting. If the K-TENN board of directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned special meeting other than an announcement at the special meeting at which the adjournment is taken, unless the adjournment is for more than four months after the date fixed for the original special meeting. If a new record date is fixed, notice of the adjourned special meeting shall be given as in the case of an original special meeting.

Approval of the adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

K-TENN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL (PROPOSAL 3).

Other Matters to Come before the Special Meeting

No other matters are intended to be brought before the special meeting by K-TENN, and we do not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

INFORMATION CONCERNING FTFC

Business Development

First Trinity Financial Corporation (the “Company” or “FTFC”) is the parent holding company of Trinity Life Insurance Company (“TLIC”), Family Benefit Life Insurance Company (“FBLIC”) and First Trinity Capital Corporation (“FTCC”). FTFC was incorporated in Oklahoma on April 19, 2004, for the primary purpose of organizing a life insurance subsidiary.

FTFC owns 100% of FTCC and TLIC. TLIC owns 100% of FBLIC. TLIC and FBLIC are primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance products and annuity contracts to individuals.

TLIC’s and FBLIC’s current product portfolio consists of a modified premium whole life insurance policy with a flexible premium deferred annuity rider, whole life, term, final expense, accidental death and dismemberment policies and annuity contracts. The term products are both renewable and convertible and issued for 10, 15, 20 and 30 years. They can be issued with premiums fully guaranteed for the entire term period or with a limited premium guarantee. The final expense is issued as either a simplified issue or as a graded benefit, determined by underwriting. The TLIC and FBLIC products are sold through independent agents.

TLIC is licensed in the states of Illinois, Kansas, Kentucky, Montana, Nebraska, North Dakota, Ohio, Oklahoma and Texas. FBLIC is licensed in the states of Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Montana, Nebraska, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Utah, Virginia and West Virginia.

FTFC owns 100% of FTCC that was incorporated in 2006 and began operations in January 2007. FTCC provided financing for casualty insurance premiums for individuals and companies and was licensed to conduct premium financing business in the states of Alabama, Arkansas, Louisiana, Mississippi and Oklahoma. FTCC has made no premium financing loans since June 30, 2012.

Life Insurance and Annuity Operations

FTFC’s life insurance and annuity operations consists of issuing ordinary whole life insurance, modified premium whole life with an annuity rider, term, final expense and accidental death and dismemberment policies and annuity contracts. The policies can be issued with premiums fully guaranteed for the entire term period or with a limited premium guarantee. The final expense is issued as either a simplified issue or as a graded benefit, determined by underwriting.

TLIC renewed its administrative services agreement with Investors Heritage Life Insurance Company (“IHLIC”) on September 1, 2017. Under the terms of this agreement, the services provided by IHLIC include underwriting, actuarial, policy issue, accounting, claims processing and other services incidental to the operations of TLIC. The agreement is effective for a period of five (5) years from September 1, 2017 through August 31, 2022 and includes a provision that the agreement may be terminated at any time by either party with a 180-day prior notice.

FBLIC renewed its administrative services agreement with IHLIC on November 1, 2017. Under the terms of this agreement, the services provided by IHLIC include underwriting, actuarial, policy issue, accounting, claims processing and other services incidental to the operations of FBLIC. The agreement is effective for a period of five (5) years from November 1, 2017 through October 31, 2022 and includes a provision that the agreement may be terminated at any time by either party with a 180-day prior notice.

TLIC continues to seek to serve middle income households in the states of Illinois, Kansas, Kentucky, Nebraska, North Dakota, Ohio, Oklahoma and Texas. TLIC markets its products through independent agents. With the acquisition of FBLIC in late 2011, FTFC expanded into Arizona, Colorado, Missouri and New Mexico. FBLIC also had initial licenses in Kansas, Nebraska and Oklahoma where TLIC was also licensed. In late 2012, FBLIC was licensed in Arkansas, Indiana, Kentucky, North Dakota, South Dakota, Texas and West Virginia. In 2013, FBLIC was licensed in Illinois and Pennsylvania. In 2014, FBLIC was licensed in Georgia, Louisiana, Michigan, Mississippi, North Carolina, Ohio, Tennessee and Virginia. In 2015, FBLIC was licensed in Alabama and Utah. In 2018, FBLIC and TLIC were licensed in Montana.

The following tables sets forth FTFC’s direct collected life insurance premiums and annuity considerations by the policyholder’s state of residence at the time of premium collection and annuity consideration, for the most significant states in which FTFC is licensed, for the years ended December 31, 2018 and 2017, in accordance with statutory accounting practices prescribed by the states of domicile of TLIC and FBLIC.

	Year Ended December 31, 2018
	Life		Annuity
State	Premiums	Percentage	Considerations	Percentage
Alabama	$359,367	1.91%	$50,800	0.09%
Arizona	100,989	0.54%	177,560	0.33%
Arkansas	256,591	1.36%	205,795	0.38%
Colorado	582,423	3.09%	343,234	0.63%
Georgia	630,534	3.35%	695,687	1.28%
Illinois	1,623,150	8.62%	1,644,945	3.01%
Indiana	768,182	4.08%	496,481	0.91%
Kansas	2,253,023	11.96%	1,976,325	3.62%
Kentucky	603,186	3.20%	231,112	0.42%
Louisiana	573,141	3.04%	160,132	0.29%
Michigan	364,120	1.93%	1,201,305	2.20%
Mississippi	154,593	0.82%	227,978	0.42%
Missouri	750,749	3.98%	673,760	1.23%
Nebraska	212,891	1.13%	1,564,585	2.87%
New Mexico	14,394	0.08%	368,394	0.68%
North Carolina	1,407,279	7.47%	422,725	0.77%
North Dakota	98,125	0.52%	13,311,590	24.40%
Ohio	2,360,144	12.53%	699,796	1.28%
Oklahoma	1,285,488	6.82%	1,179,828	2.16%
Pennsylvania	629,500	3.34%	2,618,266	4.80%
Tennessee	339,087	1.80%	414,392	0.76%
Texas	2,952,455	15.67%	24,492,681	44.90%
Virginia	310,985	1.65%	50,000	0.09%
All other states	209,252	1.11%	1,352,730	2.48%
Total direct collected premiums and considerations	$18,839,648	100.00%	$54,560,101	100.00%

	Year Ended December 31, 2017
	Life		Annuity
State	Premiums	Percentage	Considerations	Percentage
Alabama	$219,135	1.36%	$141,926	0.25%
Arizona	61,364	0.38%	401,702	0.72%
Arkansas	238,372	1.48%	406,520	0.72%
Colorado	459,708	2.85%	38,387	0.07%
Georgia	474,792	2.94%	534,626	0.95%
Illinois	1,441,519	8.94%	719,662	1.28%
Indiana	534,599	3.32%	59,299	0.11%
Kansas	2,236,609	13.87%	1,796,931	3.20%
Kentucky	530,972	3.29%	82,408	0.15%
Louisiana	433,371	2.69%	-	0.00%
Michigan	263,984	1.64%	2,381,477	4.24%
Mississippi	143,635	0.89%	76,032	0.14%
Missouri	820,326	5.09%	195,035	0.35%
Nebraska	217,740	1.35%	802,251	1.43%
New Mexico	11,882	0.07%	520	0.01%
North Carolina	966,643	5.99%	149,092	0.27%
North Dakota	108,810	0.67%	18,239,925	32.49%
Ohio	2,003,162	12.42%	1,431,925	2.55%
Oklahoma	1,484,722	9.21%	1,922,469	3.42%
Pennsylvania	422,290	2.62%	1,762,619	3.14%
Tennessee	269,038	1.67%	2,290,127	4.08%
Texas	2,406,525	14.93%	21,532,935	38.35%
Virginia	195,474	1.21%	40,017	0.07%
All other states	181,239	1.12%	1,126,501	2.01%
Total direct collected premiums and considerations	$16,125,911	100.00%	$56,132,386	100.00%

Reinsurance

TLIC cedes reinsurance under various agreements allowing management to control exposure to potential losses arising from large risks and providing additional capacity for growth and risk diversification. TLIC reinsures all amounts of risk on any one life in excess of $100,000 for individual life insurance with IHLIC, Optimum Re Insurance Company (“Optimum Re”) and Wilton Reassurance Company (“Wilton Re”).

FTFC also assumes reinsurance under various agreements allowing management to increase growth in assets and profitability. TLIC is a party to a reinsurance pool agreement with other life insurance companies under which TLIC’s maximum exposure on any one insured under the reinsurance pool is $100,000. As of January 1, 2008, the reinsurance pool stopped accepting new cessions.

FBLIC also participates in reinsurance in order to provide risk diversification, additional capacity for future growth and limit the maximum net loss potential arising from large amounts of risk. FBLIC reinsures initial amounts of risk on any one life in excess of $100,000 for individual life insurance with Optimum Re. TLIC and FBLIC also reinsure its accidental death benefit portion of their life policies under a bulk agreement with Optimum Re.

To the extent that the reinsurance companies are unable to meet their obligations under the reinsurance agreements, TLIC and FBLIC remain primarily liable for the entire amount at risk.

Coinsurance

Effective January 1, 2018, TLIC entered into an annuity coinsurance agreement with an offshore annuity and life insurance company whereby 90% of TLIC’s annuity considerations originated after December 31, 2017 were ceded to the assuming company. The assuming company contractually reimburses TLIC for the related commissions, withdrawals, settlements, interest credited, submission costs, maintenance costs, marketing costs, excise taxes and other costs plus a placement fee.

In accordance with this annuity coinsurance agreement, TLIC holds assets and recognizes a funds withheld liability for the benefit of the assuming company in an amount at least equal to the annuity reserves in accordance with U.S. statutory accounting principles generated by this ceded business with a corresponding funds withheld liability recorded. In addition, the assuming company maintains a trust related to this ceded business amounting to at least an additional 4% of assets above the required annuity reserve required under U.S. statutory accounting principles. This coinsurance agreement may be terminated for new business by either party at any time upon 30 days prior written notice to the other party.

Competition

The U.S. life insurance industry is a mature industry that has experienced little to no growth. Competition is intense because the life insurance industry is consolidating, with larger, more efficient and more effective organizations emerging from consolidation. In addition, legislation became effective in the United States that permits commercial banks, insurance companies and investment banks to combine. These factors have increased competitive pressures in general.

Many domestic life insurance companies have significantly greater financial, marketing and other resources, longer business histories and more diversified lines of insurance products than FTFC. FTFC and its subsidiary insurance companies face competition from companies marketing in person as well as with direct mail and internet sales campaigns. Although FTFC may be at a competitive disadvantage to these entities, it believes that its premium rates, policy features, marketing approaches and policyholder services are generally competitive with those of other life insurance companies selling similar types of products and provides it with niche marketing opportunities not actively pursued by other life insurance companies.

Governmental Regulation

TLIC and FBLIC, respectively, are subject to regulation and supervision by the OID and the Missouri Department of Insurance (“MDOI”). The insurance laws of Oklahoma and Missouri give the OID and MDOI broad regulatory authority, including powers to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments.

TLIC and FBLIC can be required, under the solvency or guaranty laws of most states in which they do business, to pay assessments (up to prescribed limits) to fund policyholder losses or liabilities of other insurance companies that become insolvent. These assessments may be deferred or foregone under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes.

TLIC is subject to Oklahoma laws and FBLIC is subject to Missouri laws that limit the amount of dividends insurance companies can pay to stockholders without approval of the respective Departments of Insurance. The maximum dividend, which may be paid in any twelve-month period without notification or approval, is limited to the greater of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations, there is capacity for TLIC to pay a dividend up to $2,073,443 in 2019 without prior approval. In addition, based on those limitations, there is the capacity for FBLIC to pay a dividend up to $988,218 in 2019 without prior approval. FBLIC paid a dividend of $760,347 to TLIC in 2018 but none in 2017. Dividends paid by FBLIC are eliminated in consolidation. TLIC has paid no dividends to FTFC.

There are certain factors particular to the life insurance business which may have an adverse effect on the statutory operating results of TLIC and FBLIC. One such factor is that the costs associated with issuing a new policy in force is usually greater than the first year’s policy premium. Accordingly, in the early years of a new life insurance company, these initial costs and the required provisions for reserves often have an adverse effect on statutory operating results.

Employees

As of October 17, 2019, FTFC had 13 full-time employees and one part-time employee.

Properties

FTFC leases 6,769 square feet of office space pursuant to an original five-year lease that began October 1, 2010 and was amended on October 1, 2015 for another five-year term. Under the terms of the amended home office lease, the current monthly rent is $8,920 through September 30, 2019 with an increase of two percent for the period from October 1, 2019 through September 30, 2020. FTFC incurred rent expense (including charges for the lessor’s building operating expenses above those specified in the lease agreement less monthly amortization of the leasehold improvement allowance received from the lessor) of $97,063 and $92,041 for the years ended December 31, 2018 and 2017, respectively, under this lease. In addition, FTFC was provided an allowance of $54,152 for leasehold improvements under the 2015 amendment. The leasehold improvement allowance is amortized over the remaining amended non-cancellable lease term and reduced rent expense by $10,830 and $14,491 for the years ended December 31, 2018 and 2017, respectively. The future minimum lease payments to be paid under the amended non-cancellable lease agreement are $108,304 and $82,446 for the years 2019 and 2020, respectively.

TLIC owns approximately six and one-half acres of land located in Topeka, Kansas. A 20,000 square foot office building has been constructed on approximately one-fourth of this land. The following is a summary of current leases in the building with third-party tenants:

●	7,500 square feet of the office building which is available for lease.

●

10,000 square feet of the office building is leased pursuant to a lease that became effective on June 1, 2016 for a term through May 31, 2021, with an option for an additional five years from June 1, 2021 through May 31, 2026. Beginning June 1, 2021, the lessee can terminate the lease with a 120-day written notice. The terms of the lease leave TLIC responsible for paying real estate taxes, building insurance and building and ground maintenance with partial reimbursement from the lessee. Starting July 1, 2016, the lease agreement includes an $88,833 tenant improvement allowance that is amortized over 59 months with interest at 5.00%. The monthly lease payments were $18,376 from June 1, 2017 through May 31, 2018 and are $18,508 from June 1, 2018 through May 31, 2021.

●

2,500 square feet of the office building with a 90-day notice by the lessee to terminate the lease. This lease was renewed on September 1, 2015 to run through August 31, 2017 and an option for an additional three years through August 31, 2020 which was exercised. Beginning September 1, 2017, the lessee can terminate the lease with a 120-day written notice. The terms of the lease leave TLIC responsible for paying real estate taxes, building insurance and building and ground maintenance with partial reimbursement from the lessee. The lease payment is currently $4,293 per month through December 31, 2018.

The future minimum lease payments to be received under the non-cancellable lease agreements described above are $222,100 and $92,542 for the years 2020 through 2021, respectively.

FBLIC owns approximately one-half acre of undeveloped land located in Jefferson City, Missouri with a carrying value of $131,000.

During 2018 and 2017 FTFC foreclosed on residential mortgage loans of real estate totaling $467,593 and $207,482, respectively, and transferred those properties to investment real estate held for sale. FTFC’s policy is to reduce the carrying value of this residential real estate obtained through foreclosure to the lower of acquisition cost or net realizable value.

During 2018, FTFC sold investment real estate property with an aggregate carrying value of $313,040. FTFC recorded a gross realized investment gain on sale of $51,649 based on an aggregate sales price of $364,689. During 2017, FTFC sold investment real estate property with an aggregate carrying value of $185,701. FTFC recorded a gross realized investment gain on sale of $4,382 based on an aggregate sales price of $190,083.

Legal Proceedings

A lawsuit filed by FTFC and Chairman, President and Chief Executive Officer, Gregg E. Zahn, against former Company Board of Directors member Wayne Pettigrew and Mr. Pettigrew's company, Group & Pension Planners, Inc. (the “Defendants”), concluded on February 17, 2017. The lawsuit was filed in the District Court of Tulsa County, Oklahoma (Case No. CJ-2013-03385). In the lawsuit, FTFC alleged that Mr. Pettigrew had defamed FTFC by making untrue statements to certain shareholders of FTFC, to the press and to regulators of the state of Oklahoma and had breached his fiduciary duties.

The jury concluded that Mr. Pettigrew, while still a member of FTFC’s Board of Directors, did, in fact, make untrue statements regarding FTFC and Mr. Zahn and committed breaches of his fiduciary duties to FTFC and the jury awarded FTFC $800,000 of damages against Mr. Pettigrew. In addition, the jury found that Mr. Pettigrew had defamed Mr. Zahn and intentionally inflicted emotional distress on Mr. Zahn and awarded Mr. Zahn $3,500,000 of damages against Mr. Pettigrew. In addition to the damages awarded by the jury, FTFC and Mr. Zahn have initiated steps to aggressively communicate the correction of the untrue statements to outside parties.

Mr. Pettigrew has appealed this decision but has failed to post an appeal bond. As a consequence, FTFC and Mr. Zahn are in the process of executing on the Company’s judgments against Mr. Pettigrew’s assets. FTFC and Mr. Zahn have so far collected some property and money in the execution process and will continue to execute on the judgments. Any money or property collected to date during the execution of the judgments are held in an escrow by a third party, have not been reflected in the consolidated financial statements and would have to be returned to Mr. Pettigrew in the event the judgments are reversed by the appellate courts.

Certain Shareholder Matters

Market Information

FTFC’s common stock is not traded or listed on any recognized stock exchange or quotation system. Thus, an established public market does not exist for its common stock.

Holders

As of October 17, 2019, there were approximately 4,500 shareholders of FTFC’s outstanding common stock.

Dividends

FTFC has not paid any cash dividends since inception (April 19, 2004). The Board of Directors of FTFC has not adopted a dividend payment policy; however, dividends must necessarily depend upon FTFC's earnings and financial condition, applicable legal restrictions, and other factors relevant at the time the Board of Directors considers a dividend policy. Cash available for dividends to shareholders of FTFC must initially come from income and capital gains earned on its investment portfolio and dividends paid by FTFC’s subsidiaries.

Provisions of the Oklahoma Insurance Code relating to insurance holding companies subject transactions between FTFC and TLIC and FTFC and FBLIC, including dividend payments, to certain standards generally intended to prevent such transactions from adversely affecting the adequacy of life insurance subsidiaries' capital and surplus available to support policyholder obligations. In addition, under the Oklahoma General Corporation Act (the “OGCA”), FTFC may not pay dividends if, after giving effect to a dividend, it would not be able to pay its debts as they become due in the usual course of business or if its total liabilities would exceed its total assets.

Securities Authorized for Issuance Under FTFC Equity Compensation Plans

There are no plans under which equity securities are authorized for issuance.

FTFC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following should be read in connection with FTFC’s audited financial statements as of and for the years ended December 31, 2018 and 2017 included under “Introduction to Financial Statements.”

Overview

FTFC conducts operations as an insurance holding company emphasizing ordinary life insurance products and annuity contracts in niche markets. As an insurance provider, it collects premiums and annuity payments in the current period to pay future benefits to its policy and contract holders. Its core TLIC operations include issuing modified premium whole life insurance with a flexible premium deferred annuity, ordinary whole life, final expense and term products and annuity contracts to predominately middle-income households in the states of Illinois, Kansas, Kentucky, Nebraska, North Dakota, Ohio, Oklahoma and Texas through independent agents. In 2018, TLIC was licensed in Montana.

With the acquisition of FBLIC in late 2011, FTFC expanded into Arizona, Colorado, Missouri and New Mexico. FBLIC also had initial licenses in Kansas, Nebraska and Oklahoma where TLIC was also licensed. In late 2012, FBLIC was licensed in Arkansas, Indiana, Kentucky, North Dakota, South Dakota, Texas and West Virginia. In 2013, FBLIC was licensed in Illinois and Pennsylvania. In 2014, FBLIC was licensed in Georgia, Louisiana, Michigan, Mississippi, North Carolina, Ohio, Tennessee and Virginia. In 2015, FBLIC was licensed in Alabama and Utah. In 2018, FBLIC was licensed in Montana.

FTFC also realize revenues from its investment portfolio, which is a key component of its operations. The revenues and funds FTFC collect as premiums and annuity considerations from policyholders are invested to ensure future benefit payments under the policy contracts. Life insurance companies earn profits on the investment spread, which reflects the investment income earned on the premiums and annuity considerations paid to the insurer between the time of receipt and the time benefits are paid out under its policies and contracts. Changes in interest rates, changes in economic conditions and volatility in the capital markets can all impact the amount of earnings that FTFC realizes from its investment portfolio.

Critical Accounting Policies and Estimates

The discussion and analysis of FTFC’s financial condition, results of operations and liquidity and capital resources is based on its consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Preparation of these financial statements requires FTFC to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. FTFC evaluates its estimates and assumptions continually, including those related to investments, deferred acquisition costs, value of insurance business acquired and policy liabilities. FTFC bases its estimates on historical experience and on various other factors and assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. FTFC believes the following accounting policies, judgments and estimates are the most critical to the preparation of its consolidated financial statements.

Investments in Fixed Maturity Securities

FTFC holds fixed maturity interests in a variety of companies. It continuously evaluates all of its fixed maturity investments based on current economic conditions, credit loss experience and other developments. FTFC evaluates the difference between the amortized cost and estimated fair value of its fixed maturity investments to determine whether any decline in fair value is other-than-temporary in nature. This determination involves a degree of uncertainty. If a decline in the fair value of a fixed maturity security is determined to be temporary, the decline is recognized in other comprehensive income (loss) within shareholders’ equity. If a decline in a security’s fair value is considered to be other-than-temporary, FTFC then determine the proper treatment for the other-than-temporary impairment.

For fixed maturity securities, the amount of any other-than-temporary impairment related to a credit loss is recognized in earnings and reflected as a reduction in the cost basis of the security. The amount of any other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss) with no change to the cost basis of the security.

The assessment of whether a decline in fair value is considered temporary or other-than-temporary includes management’s judgment as to the financial position and future prospects of the entity issuing the security. It is not possible to accurately predict when it may be determined that a specific security will become impaired. Future adverse changes in market conditions, poor operating results of underlying fixed maturity investments and defaults on interest and principal payments could result in losses or an inability to recover the current carrying value of the fixed maturity investments, thereby possibly requiring an impairment charge in the future.

In addition, if a change occurs in its intent to sell temporarily impaired fixed maturity securities prior to maturity or recovery in value, or if it becomes more likely than not that FTFC will be required to sell such securities prior to recovery in value or maturity, a future impairment charge could result. If an other-than-temporary impairment related to a credit loss occurs with respect to a fixed maturity security, FTFC amortizes the reduced book value back to the security’s expected recovery value over the remaining term of the fixed maturity investment. FTFC continues to review the fixed maturity security for further impairment that would prompt another write-down in the book value.

Mortgage Loans on Real Estate

FTFC carries mortgage loans on real estate at unpaid balances, net of unamortized premium or discounts. Interest income and the amortization of premiums or discounts are included in net investment income. Mortgage loan fees, certain direct loan origination costs and purchase premiums and discounts on loans are recognized as an adjustment of yield by the interest method based on the contractual terms of the loan. In certain circumstances, prepayments may be anticipated. FTFC has established a valuation allowance for mortgage loans on real estate that are not supported by funds held in escrow.

This allowance for possible loan losses from investments in mortgage loans on real estate is a reserve established through a provision for possible loan losses charged to expense which represents, in its judgment, the known and inherent credit losses existing in the residential and commercial and industrial mortgage loan portfolio. This allowance, in its judgment, is necessary to reserve for estimated loan losses inherent in the residential and commercial and industrial mortgage loan portfolio and reduces the carrying value of investments in mortgage loans on real estate to the estimated net realizable value on the consolidated statement of financial position.

While FTFC utilizes its best judgment and information available, the ultimate adequacy of this allowance is dependent upon a variety of factors beyond its control, including the performance of the residential and commercial mortgage loan portfolio, the economy and changes in interest rates. FTFC’s allowance for possible mortgage loan losses consists of specific valuation allowances established for probable losses on specific loans and a portfolio reserve for probable incurred but not specifically identified loans.

FTFC considers mortgage loans on real estate impaired when, based on current information and events, it is probable that it will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the mortgage loan agreement. Impairment is measured on a loan-by-loan basis. Factors that FTFC considers in determining impairment include payment status, collateral value of the real estate subject to the mortgage loan and the probability of collecting scheduled principal and interest payments when due. Mortgage loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

FTFC determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the mortgage loan on real estate and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.

Deferred Policy Acquisition Costs

Commissions and other acquisition costs which vary with and are primarily related to the successful production of new and renewal insurance contracts are deferred and amortized in a systematic manner based on the related contract revenues or gross profits as appropriate. The recovery of deferred acquisition costs is dependent on the future profitability of the underlying business for which acquisition costs were incurred. Each reporting period, FTFC evaluates the recoverability of the unamortized balance of deferred acquisition costs. FTFC considers estimated future gross profits or future premiums; expected mortality or morbidity; interest earned and credited rates; persistency and expenses in determining whether the balance is recoverable.

If it is determined that a portion of the unamortized balance is not recoverable, it is immediately charged to amortization expense. The assumptions FTFC uses to amortize and evaluate the recoverability of the deferred acquisition costs involve significant judgment. A revision to these assumptions may impact future financial results. Deferred acquisition costs related to the successful production of new and renewal insurance business for traditional life insurance contracts are deferred to the extent deemed recoverable and amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities.

Deferred acquisition costs related to the successful production of new and renewal insurance and annuity products that subject FTFC to mortality or morbidity risk over a period that extends beyond the period or periods in which premiums are collected and that have terms that are fixed and guaranteed (i.e., limited-payment long-duration annuity contracts) are deferred to the extent deemed recoverable and amortized in relation to the present value of actual and expected gross profits on the policies. To the extent that realized gains and losses on securities result in adjustments to deferred acquisition costs related to insurance and annuity products, such adjustments are reflected as a component of the amortization of deferred acquisition costs.

Deferred acquisition costs related to limited-payment long-duration insurance and annuity contracts are also adjusted, net of tax, for the change in amortization that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in the change in net unrealized appreciation (depreciation) on available-for-sale securities, a component of “Accumulated Other Comprehensive Income (Loss)” in the shareholders’ equity section of the statement of financial position.

Value of Insurance Business Acquired

As a result of FTFC’s purchases of FLAC and FBLIC, an asset was recorded in the application of purchase accounting to recognize the value of acquired insurance in force.  FTFC’s value of acquired insurance in force is an intangible asset with a definite life and is amortized under FASB guidance. The value of acquired insurance in force is amortized primarily over the emerging profit of the related policies using the same assumptions that were used in computing liabilities for future policy benefits. The recovery of the value of insurance business acquired is dependent on the future profitability of the underlying business that was initially recorded in the purchases of FLAC and FBLIC. At least annually, FTFC evaluates the recoverability of the unamortized balance of the value of insurance business acquired.

For the amortization of the value of acquired insurance in force, FTFC reviews its estimates of gross profits each reporting period. The most significant assumptions involved in the estimation of gross profits include interest rate spreads; future financial market performance; business surrender and lapse rates; mortality and morbidity; expenses and the impact of realized investment gains and losses. In the event actual experience differs significantly from assumptions or assumptions are significantly revised, FTFC is required to record a charge or credit to amortization expense for the period in which an adjustment is made.

As of December 31, 2018 and 2017, there was $3,554,008 and $3,213,233, respectively, of accumulated amortization of the value of insurance business acquired due to the purchases of FLAC and FBLIC. FTFC expects to amortize the value of insurance business acquired by the following amounts over the next five years: $281,649 in 2019, $259,735 in 2020, $239,257 in 2021, $221,542 in 2022 and $212,645 in 2023.

Future Policy Benefits

FTFC’s liability for future policy benefits is primarily comprised of the present value of estimated future payments to or on behalf of policyholders, where the timing and amount of payment depends on policyholder mortality or morbidity, less the present value of future net premiums. For life insurance and annuity products, expected mortality and morbidity is generally based on FTFC’s historical experience or standard industry tables including a provision for the risk of adverse deviation.

Interest rate assumptions are based on factors such as market conditions and expected investment returns. Although mortality and morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance with fixed and guaranteed terms, significant changes in experience or assumptions may require FTFC to provide for expected future losses on a product by establishing premium deficiency reserves.

Estimating liabilities for its long-duration insurance contracts requires management to make various assumptions, including policyholder persistency, mortality rates, investment yields, discretionary benefit increases, new business pricing and operating expense levels.

Since many of these factors are interdependent and subject to short-term volatility during the long-duration contract period, substantial judgment is required. Actual experience may emerge differently from that originally estimated. Any such difference would be recognized in the current year’s consolidated statement of operations.

Recent Accounting Pronouncements

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued updated guidance (Accounting Standards Update 2018-11) to require lessees to recognize a right-of-use asset and a lease liability for leases with terms of more than 12 months. The updated guidance retains the two classifications of a lease as either an operating or finance lease (previously referred to as a capital lease). Both lease classifications require the lessee to record the right-of-use asset and the lease liability based upon the present value of cash flows. Finance leases will reflect the financial arrangement by recognizing interest expense on the lease liability separately from the amortization expense of the right-of-use asset. Operating leases will recognize lease expense (with no separate recognition of interest expense) on a straight-line basis over the term of the lease. The accounting by lessors is not significantly changed by the updated guidance. The updated guidance requires expanded qualitative and quantitative disclosures, including additional information about the amounts recorded in the financial statements.

In July 2018, the FASB amended the updated guidance on leases that was issued in February 2016 (Accounting Standards Update 2018-11) and provided an additional transition method with which to adopt the updated guidance. Under the additional transition method, entities may elect to recognize a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption. Consequently, if this transition method is elected, an entity’s reporting for the comparative periods prior to adoption presented in the financial statements would continue to be in accordance with current lease guidance. The amendments also provide lessors with a practical expedient to combine non-lease components (e.g., a fee for common area maintenance when leasing office space) with the associated lease component rather than accounting for those components separately if certain criteria are met. The updated guidance requires entities to recognize a right-of-use asset and lease liability equal to the present value of lease payments for all leases other than those that are less than one year. The updated guidance, as amended, is effective for reporting periods beginning after December 15, 2018.

In December 2018, the FASB issued additional guidance (Accounting Standards Update 2018-20) that permits an accounting policy election for lessors to not evaluate whether certain sales taxes and other similar taxes are lessor costs or lessee costs. A lessor making this election will exclude from the consideration in the contract and from variable payments not included in the consideration of the contract all collections from lessees of certain sales taxes and other similar taxes and to provide certain disclosures.

The Company adopted this guidance in first quarter 2019. The adoption of this guidance in 2019 did not have a material effect on the Company’s results of operations, financial position or liquidity.

Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued updated guidance (Accounting Standards Update 2016-13) for the accounting for credit losses for financial instruments. The updated guidance applies a new credit loss model (current expected credit losses or CECL) for determining credit-related impairments for financial instruments measured at amortized cost (e.g. reinsurance recoverables, including structured settlements that are recorded as part of reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected.

The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. In addition, the length of time a security has been in an unrealized loss position will no longer impact the determination of whether a credit loss exists.

The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted for reporting periods beginning after December 15, 2018. Based on the financial instruments currently held by the Company, there would not be a material effect on the Company’s results of operations, financial position or liquidity if the new guidance were able to be adopted in the current accounting period. The impact on the Company’s results of operations, financial position or liquidity at the date of adoption of the updated guidance will be determined by the financial instruments held by the Company and the economic conditions at that time.

Intangibles - Goodwill and Other

In January 2017, the FASB issued updated guidance (Accounting Standards Update 2017-04) that eliminates the requirement to calculate the implied fair value of goodwill (i.e., Step 2 of the current goodwill impairment test) to measure a goodwill impairment charge. Instead, entities will record an impairment charge by comparing a reporting unit’s fair value with its carrying amount and recognizing an impairment charge for the excess of the carrying amount over estimated fair value (i.e., Step 1 of current guidance). The implied fair value of goodwill is currently determined in Step 2 by deducting the fair value of all assets and liabilities of the reporting unit (determined in the same manner as a business combination) from the reporting unit’s fair value as determined in Step 1 (including any corporate-level assets or liabilities that were included in the determination of the carrying amount and fair value of the reporting unit in Step 1). The updated guidance requires an entity to perform its annual, or interim, impairment test by either: (1) an initial qualitative assessment of factors (such as changes in management, key personnel, strategy, key technology or customers) that may impact a reporting unit’s fair value and lead to the determination that it is more likely than not that the reporting unit’s fair value is less than its carrying value, including goodwill (consistent with current guidance), or (2) applying Step 1.

The updated guidance is effective for reporting periods beginning after December 15, 2019 and is to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Targeted Improvements to the Accounting for Long-Duration Contracts

In August 2018, the FASB issued updated guidance (Accounting Standards Update 2018-12) to the existing recognition, measurement, presentation and disclosure requirements for long-duration contracts issued by an insurance entity. This update improves the timeliness of recognizing changes in the liability for future policy benefits, modifies the rate used to discount future cash flows, simplifies and improves accounting for certain market-based options or guarantees associated with deposit (i.e., account balance) contracts, simplifies the amortization of deferred acquisitions costs and expands required disclosures. The expanded disclosure requires an insurance entity to provide disaggregated roll forwards of beginning to ending balances of the following: liability for future policy benefits, policyholder account balances, market risk benefits, separate account liabilities and deferred acquisition costs including disclosure about, changes to and effect of changes for significant inputs, judgments, assumptions and methods used in measurements.

The updated guidance is effective for reporting periods beginning after December 15, 2020. Early adoption is permitted. With respect to the liability for future policyholder benefits for traditional and limited-payment contracts and deferred acquisition costs, an insurance entity may elect to apply the amendments retrospectively as of the beginning of the earliest period presented. With respect to the market risk benefits, an insurance entity should apply the amendments retrospectively as of the beginning of the earliest period presented. The Company expects that the impact on the Company’s results of operations, financial position and liquidity at the date of adoption of the updated guidance in 2021 will be determined by the long-duration contracts then held by the Company and the economic conditions at that time.

Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement

In August 2018, the FASB issued amendments (Accounting Standards Update 2018-13) to modify the disclosure requirements related to fair value measurements including the consideration of costs and benefits of producing the modified disclosures. The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted and an entity is permitted to early adopt any removed or modified disclosures upon issuance and delay adoption of the additional disclosures until their effective date. The adoption of this guidance in 2020 is not expected to have a material effect on the Company's results of operations, financial position or liquidity.

Business Segments - General

The FASB guidance requires a “management approach” in the presentation of business segments based on how management internally evaluates the operating performance of business units. The discussion of segment operating results that follows is being provided based on segment data prepared in accordance with this methodology.

FTFC’s business segments are as follows:

●	Life insurance operations, consisting of the life insurance operations of TLIC and FBLIC;
●	Annuity operations, consisting of the annuity operations of TLIC and FBLIC and
●	Corporate operations, which includes the results of the parent company and FTCC after the elimination of intercompany amounts.

Please see below and Note 11 to the FTFC’s Consolidated Financial Statements as of and for the years ended December 31, 2018 and 2017 for additional information regarding segment information.

The following is a discussion and analysis of FTFC’s financial condition, results of operations and liquidity and capital resources.

Financial Highlights

Consolidated Condensed Results of Operations for the Years Ended December 31, 2018 and 2017

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Premiums	$18,822,517	$15,855,686	$2,966,831
Net investment income	19,609,386	16,710,408	2,898,978
Net realized investment gains	266,498	271,470	(4,972)
Loss on other-than-temporary impairments	-	(224,250)	224,250
Service fees	465,528	14,347	451,181
Other income	77,166	102,176	(25,010)
Total revenues	39,241,095	32,729,837	6,511,258
Benefits and claims	22,455,883	19,868,790	2,587,093
Expenses	10,180,945	10,518,164	(337,219)
Total benefits, claims and expenses	32,636,828	30,386,954	2,249,874
Income before federal income tax expense	6,604,267	2,342,883	4,261,384
Federal income tax expense	1,462,121	1,373,519	88,602
Net income	$5,142,146	$969,364	$4,172,782
Net income per common share basic and diluted	$0.66	$0.12	$0.54

Consolidated Condensed Financial Position as of December 31, 2018 and 2017

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017

Investment assets	$325,844,275	$313,257,430	$12,586,845
Other assets	107,662,575	77,870,244	29,792,331
Total assets	$433,506,850	$391,127,674	$42,379,176

Policy liabilities	$354,604,734	$343,789,864	$10,814,870
Funds withheld under coinsurance agreement	29,285,119	-	29,285,119
Deferred federal income taxes	2,373,478	2,961,929	(588,451)
Other liabilities	8,118,268	3,123,702	4,994,566
Total liabilities	394,381,599	349,875,495	44,506,104
Shareholders' equity	39,125,251	41,252,179	(2,126,928)
Total liabilities and shareholders' equity	$433,506,850	$391,127,674	$42,379,176

Shareholders' equity per common share	$5.01	$5.29	$(0.28)

Results of Operations – Years Ended December 31, 2018 and 2017

Revenues

FTFC’s primary sources of revenue are life insurance premium income and investment income. Premium payments are classified as first-year, renewal and single. In addition, realized gains and losses on investment holdings can significantly impact revenues from period to period. FTFC’s revenues for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Premiums	$18,822,517	$15,855,686	$2,966,831
Net investment income	19,609,386	16,710,408	2,898,978
Net realized investment gains	266,498	271,470	(4,972)
Loss on other-than-temporary impairments	-	(224,250)	224,250
Service fees	465,528	14,347	451,181
Other income	77,166	102,176	(25,010)
Total revenues	$39,241,095	$32,729,837	$6,511,258

The $6,511,258 increase in total revenues for the year ended December 31, 2018 is discussed below.

Premiums

FTFC’s premiums for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Ordinary life first year	$406,793	$171,220	$235,573
Ordinary life renewal	2,094,982	2,292,825	(197,843)
Final expense first year	4,498,389	4,694,380	(195,991)
Final expense renewal	11,736,143	8,658,393	3,077,750
Supplementary contracts with life contingencies	86,210	38,868	47,342
Total premiums	$18,822,517	$15,855,686	$2,966,831

The $2,966,831 increase in premiums for the year ended December 31, 2018 is primarily due to a $3,077,750 increase in final expense renewal premiums and a $235,573 increase in ordinary life first year premiums that exceeded a $197,843 decrease in ordinary life renewal premiums and a $195,991 decrease in final expense first year premiums.

The increase in final expense renewal premiums reflects the persistency of prior years’ final expense production. The decrease in final expense first year premium reflects increased competition. FTFC’s marketing efforts are focused on final expense and annuity production. The increase in ordinary life first year premiums reflects ordinary life insurance sold in the international market that FTFC started assuming in fourth quarter 2018.

Net Investment Income

The major components of FTFC’s net investment income for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Fixed maturity securities	$6,278,105	$6,504,233	$(226,128)
Preferred stock and equity securities	83,263	20,167	63,096
Other long-term investments	3,992,882	3,645,043	347,839
Mortgage loans	11,079,802	8,364,448	2,715,354
Policy loans	122,587	114,246	8,341
Real estate	376,599	375,369	1,230
Short-term and other investments	233,366	141,259	92,107
Gross investment income	22,166,604	19,164,765	3,001,839
Investment expenses	(2,557,218)	(2,454,357)	102,861
Net investment income	$19,609,386	$16,710,408	$2,898,978

The $3,001,839 increase in gross investment income for the year ended December 31, 2018 is primarily due to increases in investments in mortgage loans and other long-term investments that exceeded decreases in fixed maturity securities. In the twelve months since December 31, 2017, FTFC increased investments in mortgage loans on real estate by $27.6 million and other long-term investments by $3.4 million while fixed maturity securities have decreased by $18.5 million.

The $102,861 increase in investment expense is primarily related to increased production of investments in mortgage loans on real estate.

Net Realized Investment Gains

FTFC’s net realized investment gains result from sales of fixed maturity securities, equity securities, investment real estate, other long-term investments and changes in the fair value of equity securities. Net realized investment gains for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Fixed maturity securities available-for-sale:
Sale proceeds	$22,037,796	$20,230,756	$1,807,040
Amortized cost at sale date	21,791,718	20,025,943	1,765,775
Net realized gains	$246,078	$204,813	$41,265
Equity securities at fair value:
Sale proceeds	$361,947	$-	$361,947
Cost at sale date	336,214	-	336,214
Net realized gains	$25,733	$-	$25,733
Investment real estate:
Sale proceeds	$364,689	$190,083	$174,606
Carrying value at sale date	313,040	185,701	127,339
Net realized gains	$51,649	$4,382	$47,267
Other long-term investments
Sale proceeds	$-	$792,012	$(792,012)
Carrying value at sale date	-	729,737	(729,737)
Net realized gains	$-	$62,275	$(62,275)

Equity securities, changes in fair value	$(56,962)	$-	$(56,962)

Net realized investment gains	$266,498	$271,470	$(4,972)

Loss on Other-Than-Temporary Impairments

FTFC has recorded other-than-temporary impairments on its available-for-sale fixed maturity investment in an energy corporation with a total par value of $650,000 as a result of continuing unrealized losses. During fourth quarter 2016 this security was initially impaired by a $207,450 charge to the statement of operations. During second quarter 2017 this security was further impaired by a $224,250 charge to the statement of operations. These impairments were considered fully credit-related and represent the difference between the amortized cost basis of the security and its fair value. FTFC has experienced no additional other-than-temporary impairments on fixed maturity available-for-sale securities during 2018.

Total Benefits, Claims and Expenses

FTFC’s benefits, claims and expenses are primarily generated from benefit payments, surrenders, interest credited to policyholders, change in reserves, commissions and other underwriting, insurance and acquisition expenses. Benefit payments can significantly impact expenses from period to period. Benefits, claims and expenses for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Benefits and claims
Increase in future policy benefits	$6,634,114	$5,402,902	$1,231,212
Death benefits	5,345,707	4,463,854	881,853
Surrenders	913,977	878,361	35,616
Interest credited to policyholders	9,282,425	8,840,019	442,406
Dividend, endowment and supplementary life contract benefits	279,660	283,654	(3,994)
Total benefits and claims	22,455,883	19,868,790	2,587,093
Expenses
Policy acquisition costs deferred	(8,527,380)	(9,321,726)	794,346
Amortization of deferred policy acquisition costs	3,515,624	2,870,412	645,212
Amortization of value of insurance business acquired	340,775	382,190	(41,415)
Commissions	8,228,279	8,585,278	(356,999)
Other underwriting, insurance and acquisition expenses	6,623,647	8,002,010	(1,378,363)
Total expenses	10,180,945	10,518,164	(337,219)
Total benefits, claims and expenses	$32,636,828	$30,386,954	$2,249,874

The $2,249,874 increase in total benefits, claims and expenses for the year ended December 31, 2018 is discussed below.

Benefits and Claims

The $2,587,093 increase in total benefits and claims for the year ended December 31, 2018 is primarily due to the following:

●	$1,231,212 increase in future policy benefits is primarily due to the increased number of life policies in force and the aging of existing life policies.

●

$881,853 increase in death benefits is primarily due to approximately $937,000 of increased final expense settlements and $268,000 of decreased ceded claims that exceeded $346,000 of decreased ordinary life settlements. The increase in final expense incurred claims is expected by FTFC due to the continued growth in the number and amount of final expense policies in force.

●

$442,406 increase in interest credited to policyholders is primarily due to an increase of approximately $4.3 million in the amount of policyholders’ account balances in the consolidated statement of financial position (increased deposits and interest credited in excess of withdrawals) since December 31, 2017.

Deferral and Amortization of Deferred Acquisition Costs

Certain costs related to the successful acquisition of traditional life insurance policies are capitalized and amortized over the premium-paying period of the policies. Certain costs related to the successful acquisition of insurance and annuity policies that subject FTFC to mortality or morbidity risk over a period that extends beyond the period or periods in which premiums are collected and that have terms that are fixed and guaranteed (i.e., limited-payment long-duration annuity contracts) are capitalized and amortized in relation to the present value of actual and expected gross profits on the policies. These acquisition costs, which are referred to as deferred policy acquisition costs, include commissions and other successful costs of acquiring life insurance, which vary with, and are primarily related to, the successful production of new and renewal insurance and annuity contracts.

For the years ended December 31, 2018 and 2017, capitalized costs were $8,527,380 and $9,321,726, respectively. During 2018, $7,505,616 of commissions (91.2% of total 2018 commissions of $8,228,279) and $1,021,764 of expenses (15.4% of total 2018 other underwriting, insurance and acquisition expenses of $6,623,647) were eligible for deferral and were capitalized. During 2017, $8,009,758 of commissions (93.3% of total 2017 commissions of $8,585,278) and $1,311,968 of expenses (16.4% of total 2017 other underwriting, insurance and acquisition expenses of $8,002,010) were eligible for deferral and were capitalized. The $794,346 decrease in the 2018 acquisition costs deferred primarily relates to decreased final expense and annuity production and deferral and capitalization of the decreased eligible commissions and expenses.

Amortization of deferred policy acquisition costs for the years ended December 31, 2018 and 2017 were $3,515,624 and $2,870,412, respectively. The $645,212 increase in the 2018 amortization of deferred acquisition costs is primarily due to an increased number and amount of final expense policies and annuity contracts in force and lapsation of ordinary life policies reflected by increased death benefits, surrenders and annuity withdrawals.

Amortization of Value of Insurance Business Acquired

The cost of acquiring insurance business is amortized over the emerging profit of the related policies using the same assumptions that were used in computing liabilities for future policy benefits. Amortization of the value of insurance business acquired was $340,775 and $382,190 for the years ended December 31, 2018 and 2017, respectively.

Commissions

FTFC’s commissions for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Annuity	$1,221,517	$1,912,429	$(690,912)
Ordinary life first year	406,707	151,739	254,968
Ordinary life renewal	61,268	81,295	(20,027)
Final expense first year	5,385,178	5,612,755	(227,577)
Final expense renewal	1,153,609	827,060	326,549
Total commissions	$8,228,279	$8,585,278	$(356,999)

The $356,999 decrease in commissions for the year ended December 31, 2018 is primarily due to a $690,912 decrease in annuity commissions (due to a $31.9 million decline in annuity considerations net of coinsurance) and a $227,577 decrease in final expense first year commissions (due to $195,991 decline in final expense first year premiums) that exceeded a $326,549 increase in final expense renewal commissions (due to $3,077,750 increase in final expense renewal premiums) and a $254,968 increase in ordinary life first year commissions (due to $235,573 increase in ordinary life first year premiums).

Other Underwriting, Insurance and Acquisition Expenses

The $1,378,363 decrease in other underwriting, insurance and acquisition expenses for the year ended December 31, 2018 was primarily related to the $1.85 million settlement of the Decreasing Term to 95 lawsuit in 2017 that exceeded an increase in 2018 expenses for the use of consultants for the international business initiative and an increase in third-party administration fees primarily related to the increased number of policies in force and increased service requests less decreased 2018 legal fees.

Federal Income Taxes

FTFC filed its 2017 consolidated federal income tax return with TLIC, FBLIC and FTCC since by 2017 all companies had been members of a consolidated group for five years. Prior to 2017, FTFC filed consolidated federal income tax returns with FTCC and from 2012 to 2016 TLIC and FBLIC filed separate consolidated federal income tax returns as a life insurance company.

Certain items included in income reported for financial statement purposes are not included in taxable income for the current period, resulting in deferred income taxes.

For the years ended December 31, 2018 and 2017, current income tax expense was $100,075 and $105,696, respectively. Deferred federal income tax expense was $1,362,046 and $1,267,823 for the years ended December 31, 2018 and 2017, respectively.

Net Income Per Common Share Basic and Diluted

Net income was $5,142,146 ($0.66 per common share basic and diluted) and $969,364 ($0.12 per common share basic and diluted) for the years ended December 31, 2018 and 2017, respectively.

Net income per common share basic and diluted is calculated using the weighted average number of common shares outstanding and subscribed during the year. The weighted average outstanding and subscribed common shares basic and diluted were 7,802,593 for both of the years ended December 31, 2018 and 2017.

Business Segments- Financial

FTFC has a life insurance segment, consisting of the life insurance operations of TLIC and FBLIC, an annuity segment, consisting of the annuity operations of TLIC and FBLIC and a corporate segment. Results for the parent company and the operations of FTCC, after elimination of intercompany amounts, are allocated to the corporate segment.

The revenues and income (loss) before federal income taxes from FTFC’s business segments for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Revenues:
Life insurance operations	$21,985,441	$18,308,660	$3,676,781
Annuity operations	16,739,274	14,061,953	2,677,321
Corporate operations	516,380	359,224	157,156
Total	$39,241,095	$32,729,837	$6,511,258
Income before federal income taxes:
Life insurance operations	$780,362	$(207,655)	$988,017
Annuity operations	5,369,900	2,280,615	3,089,285
Corporate operations	454,005	269,923	184,082
Total	$6,604,267	$2,342,883	$4,261,384

Life Insurance Operations

The $3,676,781 increase in revenues from Life Insurance Operations for the year ended December 31, 2018 is primarily due to the following:

●	$2,966,831 increase in premiums

●	$678,154 increase in net investment income

●	$36,160 increase in net realized investment gains (that also includes a loss on other-than-temporary impairment)

●	$4,364 decrease in other income

The $988,017 increased profitability from Life Insurance Operations for the year ended December 31, 2018 is primarily due to the following:

●	$2,966,831 increase in premiums

●	$678,154 increase in net investment income

●	$520,486 decrease in other underwriting, insurance and acquisition expenses

●	$36,160 increase in net realized investment gains (that also includes a loss on other-than-temporary impairment)

●	$20,707 decrease in amortization of value of insurance business acquired

●	$3,994 decrease in dividend, endowment and supplementary life contract benefits

●	$4,364 decrease in other income

●	$35,616 increase in surrenders

●	$333,913 increase in commissions

●	$751,357 decrease in policy acquisition costs deferred net of amortization

●	$881,853 increase in death benefits

●	$1,231,212 increase in future policy benefits

Annuity Operations

The $2,677,321 increase in revenues from Annuity Operations for the year ended December 31, 2018 is due to the following:

●	$2,028,675 increase in net investment income

●	$465,528 increase in service fees and other income

●	$183,118 increase in net realized investment gains (that also includes a loss on other-than-temporary impairment)

The $3,089,285 increased profitability from Annuity Operations for the year ended December 31, 2018 is due to the following:

●	$2,028,675 increase in net investment income

●	$830,951 decrease in other underwriting, insurance and acquisition expenses

●	$690,912 decrease in commissions

●	$465,528 increase in service fees and other income

●	$183,118 increase in net realized investment gains (that also includes a loss on other-than-temporary impairment)

●	$20,708 decrease in amortization of value of insurance business acquired

●	$442,406 increase in interest credited to policyholders

●	$688,201 decrease in policy acquisition costs deferred net of amortization

Corporate Operations

The $157,156 increase in revenues from Corporate Operations for the year ended December 31, 2018 is primarily due to $192,149 of increased net investment income that exceeded $34,993 of decreased other income.

The $184,082 increase in Corporate Operations profitability for the year ended December 31, 2018 is primarily due to $192,149 of increased net investment income and $26,926 of decreased operating expenses that exceeded $34,993 of decreased other income.

Consolidated Financial Condition

FTFC’s invested assets as of December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Assets
Investments
Available-for-sale fixed maturity securities at fair value (amortized cost: $134,414,517 and $143,621,947 as of December 31, 2018 and 2017, respectively)	$131,152,199	$149,683,139	$(18,530,940)
Available-for-sale preferred stock at fair value (cost: $99,945 as of December 31, 2018 and 2017)	90,580	100,720	(10,140)
Equity securities (available-for-sale in 2017) at fair value (cost: $187,122 and $502,919 as of December 31, 2018 and 2017, respectively)	198,668	571,427	(372,759)
Mortgage loans on real estate	130,049,610	102,496,451	27,553,159
Investment real estate	2,392,031	2,382,966	9,065
Policy loans	1,809,339	1,660,175	149,164
Short-term investments	896,371	547,969	348,402
Other long-term investments	59,255,477	55,814,583	3,440,894
Total investments	$325,844,275	$313,257,430	$12,586,845

The $18,530,940 decrease and $20,371,984 increase in fixed maturity available-for-sale securities for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Fixed maturity securities, available-for-sale, beginning	$149,683,139	$129,311,155
Purchases	13,191,134	37,095,248
Unrealized appreciation (depreciation)	(9,323,510)	5,060,303
Net realized investment gains (losses)	246,078	(19,437)
Sales proceeds	(16,961,796)	(12,389,756)
Maturities	(5,076,000)	(7,841,000)
Transfer to other long-term investments	-	(729,737)
Premium amortization	(606,846)	(803,637)
Increase (decrease)	(18,530,940)	20,371,984
Fixed maturity securities, available-for-sale, ending	$131,152,199	$149,683,139

Fixed maturity securities available-for-sale are reported at fair value with unrealized gains and losses, net of applicable income taxes, reflected as a separate component in shareholders' equity within “Accumulated Other Comprehensive Income (Loss).” The available-for-sale fixed maturity securities portfolio is invested primarily in a variety of companies, U. S. government and government agencies, states and political subdivisions, asset-backed securities and foreign securities.

The $10,140 decrease and $4,360 increase in preferred stock available-for-sale for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Preferred stock, available-for-sale, beginning	$100,720	$96,360
Unrealized appreciation (depreciation)	(10,140)	4,360
Increase (decrease)	(10,140)	4,360
Preferred stock, available-for-sale, ending	$90,580	$100,720

Preferred stock available-for-sale is also reported at fair value with unrealized gains and losses, net of applicable income taxes, reflected as a separate component in shareholders' equity within “Accumulated Other Comprehensive Income (Loss).”

The $372,759 decrease and $29,380 increase in equity securities available-for-sale for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Equity securities, available-for-sale, beginning	$571,427	$542,047
Purchases	76,127	3,465
Sales proceeds	(361,947)	-
Joint venture distribution	(55,710)	-
Unrealized appreciation	-	25,915
Net realized investment gains, sale of securities	25,733	-
Net realized investment losses, changes in fair value	(56,962)	-
Increase (decrease)	(372,759)	29,380
Equity securities, available-for-sale, ending	$198,668	$571,427

Equity securities in 2018 are reported at fair value with the change in fair value reflected in net realized investment gains (losses) within the consolidated statements of operations. Equity securities in 2017 were reported at fair value with unrealized gains and losses, net of applicable income taxes, reflected as a separate component in shareholders' equity within “Accumulated Other Comprehensive Income (Loss).”

The $27,553,159 and $28,125,165 increases in mortgage loans on real estate for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Mortgage loans on real estate, beginning	$102,496,451	$74,371,286
Purchases	63,066,644	53,913,277
Capitalization of loan origination fees	-	-
Discount accretion	536,331	252,903
Payments	(35,461,456)	(25,670,590)
Foreclosed - transferred to real estate	(467,593)	(207,482)
Increase in allowance for bad debts	(81,351)	(98,388)
Amortization of loan origination fees	(39,416)	(64,555)
Increase	27,553,159	28,125,165
Mortgage loans on real estate, ending	$130,049,610	$102,496,451

The $9,065 increase and $123,707 decrease in investment real estate for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Investment real estate, beginning	$2,382,966	$2,506,673
Real estate acquired through mortgage loan foreclosure	467,593	207,482
Sales proceeds	(364,689)	(190,083)
Depreciation of building	(145,488)	(145,488)
Net realized investment gains	51,649	4,382
Increase (decrease)	9,065	(123,707)
Investment real estate, ending	$2,392,031	$2,382,966

The $3,440,894 and $9,025,710 increases in other long-term investments (comprised primarily of lottery receivables) for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Other long-term investments, beginning	$55,814,583	$46,788,873
Purchases	9,143,277	14,036,082
Transfer from fixed maturity available for-sale securities	-	729,737
Accretion of discount	3,998,117	3,652,776
Net realized investment gains	-	62,275
Sales proceeds	-	(792,012)
Payments	(9,700,500)	(8,663,148)
Increase	3,440,894	9,025,710
Other long-term investments, ending	$59,255,477	$55,814,583

The $348,402 increase in short-term investments is due to management’s decision to increase its investment in funds that have a maturity of more than 90 days but less than one year at the date of purchase.

FTFC’s assets other than invested assets as of December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 to 2017

Cash and cash equivalents	$29,665,605	$31,496,159	$(1,830,554)
Accrued investment income	2,672,978	2,544,963	128,015
Recoverable from reinsurers	2,323,157	1,340,700	982,457
Assets held in trust under coinsurance agreement	25,494,700	-	25,494,700
Agents' balances and due premiums	1,418,916	1,485,305	(66,389)
Deferred policy acquisition costs	29,681,737	24,555,902	5,125,835
Value of insurance business acquired	5,185,870	5,526,645	(340,775)
Other assets	11,219,612	10,920,570	299,042
Assets other than investment assets	$107,662,575	$77,870,244	$29,792,331

The $1,830,554 decrease in cash and cash equivalents for the year ended December 31, 2018 and the corresponding amount for the year ended December 31, 2017 are summarized in FTFC’s consolidated statements of cash flows.

The increase in deferred policy acquisition costs for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Balance, beginning of year	$24,555,902	$18,191,990
Capitalization of commissions, sales and issue expenses	8,527,380	9,321,726
Amortization	(3,515,624)	(2,870,412)
Deferred acquisition costs allocated to investments	114,079	(87,402)

Balance, end of year	$29,681,737	$24,555,902

FTFC’s other assets as of December 31, 2018 and December 31, 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Advances to mortgage loan originator	$4,942,870	$4,925,259	$17,611
Federal and state income taxes recoverable	4,492,793	2,504,494	1,988,299
Notes receivable	446,978	448,006	(1,028)
Accrual of mortgage loan and long-term investment payments due	1,045,634	2,516,490	(1,470,856)
Receivable for securities sold	33,600	364,611	(331,011)
Guaranty funds	69,740	73,151	(3,411)
Other receivables, prepaid assets and deposits	187,997	88,559	99,438
Total other assets	$11,219,612	$10,920,570	$299,042

There was a $1,988,299 increase in federal and state income taxes recoverable primarily due to federal and state tax withholdings on lottery receivables.

As of December 31, 2018, FTFC had $33,600 of security sales where the trade date and settlement date were in different financial reporting periods compared to $364,611 of security sales overlapping financial reporting periods as of December 31, 2017.

There was a $1,470,856 decrease in the accrual of mortgage loans and long-term investment payments due based upon the scheduled timing of investment payments remitted by third-party servicers. Those cash payments were received in January 2019.

The increase in other receivables, prepaid assets and deposits of $99,438 was primarily due to a $125,000 deposit to acquire a Barbados, West Indies domiciled life insurance company that will soon be approved by local country regulators.

On April 15, 2019, FTFC renewed its previous one-year loan of $400,000 to its former Chairman. The renewed loan also has a term of one year and a contractual interest rate of 5.00%. The loan is collateralized by 100,000 shares of FTFC’s Class A Common stock owned by the former Chairman.

FTFC’s liabilities as of December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017

Policy liabilities
Policyholders' account balances	$297,168,411	$292,909,762	$4,258,649
Future policy benefits	56,261,507	49,663,099	6,598,408
Policy claims	1,102,257	1,148,513	(46,256)
Other policy liabilities	72,559	68,490	4,069
Total policy liabilities	354,604,734	343,789,864	10,814,870
Funds withheld under coinsurance agreement	29,285,119	-	29,285,119
Deferred federal income taxes	2,373,478	2,961,929	(588,451)
Other liabilities	8,118,268	3,123,702	4,994,566
Total liabilities	$394,381,599	$349,875,495	$44,506,104

The $4,258,649 and $47,563,273 increases in policyholders’ account balances for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,
	2018	2017
Policyholders' account balances, beginning	$292,909,762	$245,346,489
Deposits	54,957,500	56,666,113
Withdrawals	(30,696,157)	(17,942,859)
Funds withheld under coinsurance agreement	(29,285,119)	-
Interest credited	9,282,425	8,840,019
Increase	4,258,649	47,563,273
Policyholders' account balances, ending	$297,168,411	$292,909,762

The $6,598,408 increase in future policy benefits during the year ended December 31, 2018 is primarily related to the production of new life insurance policies, initial sales of policies to older age bands (resulting in increased mortality reserve charges) and the aging of existing policies.

The $588,451 decrease in deferred federal income taxes during the year ended December 31, 2018 was due to $1,950,497 of decreased deferred federal income taxes on the unrealized appreciation (depreciation) of fixed maturity and preferred stock available-for-sale and $1,362,046 of operating deferred federal tax expense.

FTFC’s other liabilities as of December 31, 2018 and December 31, 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Suspense accounts payable	$7,379,975	$42,901	$7,337,074
Accounts payable	47,309	1,898,817	(1,851,508)
Accrued expenses payable	668,000	776,000	(108,000)
Payable for securities purchased	393,762	462,598	(68,836)
Guaranty fund assessments	35,000	43,000	(8,000)
Unearned investment income	71,234	62,326	8,908
Deferred revenue	18,953	29,784	(10,831)
Unclaimed funds	39,325	23,622	15,703
Other payables, withholdings and escrows	(535,290)	(215,346)	(319,944)
Total other liabilities	$8,118,268	$3,123,702	$4,994,566

The $7,337,074 increase in suspense accounts payable is due to increased deposits on policy applications that had not been issued as of the financial reporting date.

The $1,851,508 decrease in accounts payable is primarily due to a payment of $1,850,000 to settle the FBLIC Decreasing Term to 95 lawsuit.

As of December 31, 2018, FTFC had $393,762 of security purchases where the trade date and settlement date were in different financial reporting periods compared to $462,598 of security purchases overlapping financial reporting periods as of December 31, 2017.

The $319,944 decline in other payables, withholdings and escrows is primarily due to an increase in escrow amounts on purchased mortgage loans due from previous servicers.

The $108,000 decrease in accrued expenses is primarily due to a decrease in the FBLIC Term to 95 lawsuit legal fees accrued in 2017.

Liquidity and Capital Resources

FTFC’s operations have been financed primarily through the private placement of equity securities and intrastate public stock offerings. Through December 31, 2018, FTFC had received $27,119,480 from the sale of its shares.

As of December 31, 2018, FTFC had cash and cash equivalents totaling $29,665,605. As of December 31, 2018, cash and cash equivalents of $13,669,115 and $13,744,984, respectively, totaling $27,414,099 were held by TLIC and FBLIC and may not be available for use by FTFC due to the required pre-approval by the OID and Missouri Department of Insurance of any dividend or intercompany transaction to transfer funds to FTFC. The maximum dividend, which may be paid in any twelve-month period without notification or approval, is limited to the greater of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year.

Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations, there is capacity for TLIC to pay a dividend up to $2,073,443 in 2019 without prior approval. In addition, based on those limitations, there is the capacity for FBLIC to pay a dividend up to $988,218 in 2019 without prior approval. FBLIC paid dividends of $760,347 to TLIC in 2018 but none in 2017. Dividends paid by FBLIC are eliminated in consolidation. TLIC has paid no dividends to FTFC.

FTFC maintains cash and cash equivalents at multiple institutions. The Federal Deposit Insurance Corporation insures interest and non-interest bearing accounts up to $250,000. Uninsured balances aggregate $14,663,402 and $21,835,216 as of December 31, 2018 and December 31, 2017, respectively. Other funds are invested in mutual funds that invest in U.S. government securities. FTFC monitors the solvency of all financial institutions in which it has funds to minimize the exposure for loss. FTFC has not experienced any losses in such accounts.

On November 8, 2018, FTFC executed a $1.5 million line of credit with a bank to provide working capital and funds for expansion.  The terms of the line of credit allowed for advances, repayments and re-borrowings through a maturity date of November 8, 2019.  Any outstanding advances will incur interest at a variable interest rate of the prime rate set forth in the Wall Street Journal plus 1% per annum adjusting monthly based on a 360-day year with a minimum interest rate floor of 5%.

FTFC’s cash flows for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Net cash provided by (used in) operating activities	$(8,858,987)	$1,898,407	$(10,757,394)
Net cash used in investing activities	(17,232,910)	(43,349,447)	26,116,537
Net cash provided by financing activities	24,261,343	38,723,254	(14,461,911)
Decrease in cash	(1,830,554)	(2,727,786)	897,232
Cash and cash equivalents, beginning of period	31,496,159	34,223,945	(2,727,786)
Cash and cash equivalents, end of period	$29,665,605	$31,496,159	$(1,830,554)

The $8,858,987 cash used in operating activities and $1,898,407 cash provided by operating activities for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Premiums collected	$18,843,535	$15,861,633	$2,981,902
Net investment income collected	17,033,536	11,249,130	5,784,406
Service fees and other income collected	542,694	116,523	426,171
Death benefits paid	(6,374,420)	(4,394,917)	(1,979,503)
Surrenders paid	(913,977)	(878,361)	(35,616)
Dividends and endowments paid	(282,029)	(285,378)	3,349
Commissions paid	(8,176,470)	(8,656,921)	480,451
Other underwriting, insurance and acquisition expenses paid	(8,609,969)	(5,747,916)	(2,862,053)
Taxes paid	(2,088,374)	(389,622)	(1,698,752)
Increased (decreased) advances to mortgage loan originator	(17,611)	282,121	(299,732)
Increased (decreased) deposits of pending policy applications	7,337,074	(4,641,825)	11,978,899
Increased assets held in trust under coinsurance agreement	(25,494,700)	-	(25,494,700)
Increased short-term investments	(348,402)	(547,969)	199,567
Increased policy loans	(149,164)	(62,059)	(87,105)
Increased deposits	(125,000)	-	(125,000)
Other	(35,710)	(6,032)	(29,678)
Increase in cash provided by (used in) operating activities	$(8,858,987)	$1,898,407	$(10,757,394)

Please see FTFC’s statements of cash flows for the years ended December 31, 2018 and 2017 for a summary of the components of net cash used in investing activities and net cash provided by financing activities.

FTFC’s shareholders’ equity as of December 31, 2018 and 2017 is summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017

Common stock, par value $.01 per share (20,000,000 shares authorized, 8,050,173 issued as of December 31, 2018 and 2017 and 7,802,593 outstanding as of December 31, 2018 and 2017)	$80,502	$80,502	$-
Additional paid-in capital	28,684,598	28,684,598	-
Treasury stock, at cost (247,580 shares as of December 31, 2018 and 2017)	(893,947)	(893,947)	-
Accumulated other comprehensive income (loss)	(2,576,631)	4,760,951	(7,337,582)
Accumulated earnings	13,830,729	8,620,075	5,210,654
Total shareholders' equity	$39,125,251	$41,252,179	$(2,126,928)

The decrease in shareholders’ equity of $2,126,928 for the year ended December 31, 2018 is due to $7,337,582 in other comprehensive loss that exceeded $5,142,146 in net income and a $68,508 cumulative-effect of adoption of accounting guidance for reporting changes in fair value of equity securities in net realized gains and losses instead of accumulated other comprehensive income.

Shareholders’ equity per common share outstanding decreased 5.29% from $5.29 per share as of December 31, 2017 to $5.01 per share as of December 31, 2018, based upon 7,802,593 common shares outstanding as of both December 31, 2018 and 2017.

The liquidity requirements of FTFC’s life insurance companies are met primarily by funds provided from operations. Premium and annuity consideration deposits, investment income and investment maturities are the primary sources of funds, while investment purchases, policy benefits, and operating expenses are the primary uses of funds. There were no liquidity issues in 2018 or 2017. FTFC’s investments include marketable debt securities that could be readily converted to cash for liquidity needs. The quality of its investment portfolio and the current level of shareholders’ equity continue to provide a sound financial base as it strives to expand its marketing to offer competitive products.

FTFC’s investment portfolio had unrealized appreciation (depreciation) on available-for-sale securities of ($3,271,683) and $6,130,475 as of December 31, 2018 and 2017, respectively, prior to the impact of income taxes and deferred acquisition cost adjustments. An increase of $9,087,572 in unrealized losses arising for year ended December 31, 2018 has been offset by the cumulative effect adjustment for the adoption of accounting guidance for equity securities of $68,508 and 2018 net realized investment gains of $246,078 originating from the sale and call activity for fixed maturity securities available-for-sale resulting in net unrealized losses on investments of $9,402,158.

A primary liquidity concern is the risk of an extraordinary level of early policyholder withdrawals. FTFC includes provisions within its insurance policies, such as surrender charges, that help limit and discourage early withdrawals. Individual life insurance policies are less susceptible to withdrawal than annuity reserves and deposit liabilities because policyholders may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. Cash flow projections and cash flow tests under various market interest rate scenarios are also performed annually to assist in evaluating liquidity needs and adequacy. FTFC currently anticipates that available liquidity sources and future cash flows will be adequate to meet its needs for funds.

FTFC is subject to various market risks with respect to its investment portfolio. One of FTFC’s significant risks relates to the fluctuations in interest rates. Regarding interest rates, the value of its available-for-sale fixed maturity securities investment portfolio will increase or decrease in an inverse relationship with fluctuations in interest rates, while net investment income earned on newly acquired available-for-sale fixed maturity securities increases or decreases in direct relationship with interest rate changes.

From an income perspective, FTFC is exposed to rising interest rates which could be a significant risk, as TLIC's and FBLIC’s annuity business is impacted by changes in interest rates. Life insurance company policy liabilities bear fixed rates. From a liquidity perspective, FTFC’s fixed rate policy liabilities are relatively insensitive to interest rate fluctuations. FTFC believes gradual increases in interest rates do not present a significant liquidity exposure for the life insurance policies and annuity contracts. FTFC believes it maintains conservative durations in its fixed maturity portfolio.

As of December 31, 2018, cash and cash equivalents, short-term investments, the fair value of fixed maturity available-for-sale securities with maturities of less than one year and the fair value of lottery receivables with maturities of less than one year equaled 12.3% of total policy liabilities. If interest rates rise significantly in a short time frame, there can be no assurance that the life insurance industry, including FTFC, would not experience increased levels of surrenders and reduced sales, and thereby be materially adversely affected.

In addition to the measures described above, TLIC and FBLIC must comply with the National Association of Insurance Commissioners promulgated Standard Valuation Law (“SVL”) which specifies minimum reserve levels and prescribes methods for determining them, with the intent of enhancing solvency. Upon meeting certain tests, which TLIC and FBLIC met during 2018, the SVL also requires FTFC to perform annual cash flow testing for TLIC and FBLIC. This testing is designed to ensure that statutory reserve levels will maintain adequate protection in a variety of potential interest rate scenarios. The Actuarial Standards Board of the American Academy of Actuaries also requires cash flow testing as a basis for the actuarial opinion on the adequacy of the reserves which is a required part of the annual statutory reporting process.

FTFC’s marketing plan can be modified to emphasize certain product types and reduce others. New business levels could be varied in order to find the optimum level. FTFC believes that its current liquidity, current bond portfolio maturity distribution and cash position give it satisfactory resources to administer its existing business and fund growth generated by direct sales.

The operations of TLIC and FBLIC may require additional capital contributions to meet statutory capital and surplus requirements mandated by state insurance departments. Life insurance contract liabilities are generally long term in nature and are generally paid from future cash flows or existing assets and reserves. FTFC intends to service other expenses and commitments by: (1) using available cash, (2) dividends from TLIC and FBLIC that are limited by law to the greater of prior year net operating income or 10% of prior year-end surplus unless specifically approved by the controlling insurance department, (3) public and private offerings of its common stock and (4) corporate borrowings, if necessary.

Effective January 1, 2017, FTFC entered into a revised advance agreement with one loan originator. As of December 31, 2018, FTFC has outstanding advances to this loan originator totaling $4,942,870. The advances are secured by $6,092,039 of residential mortgage loans on real estate that are assigned to FTFC. FTFC has committed to fund up to an additional $557,130 to the loan originator that would result in additional security in the form of residential mortgage loans on real estate to be assigned to FTFC.

Effective January 1, 2017, FTFC also entered into a revised escrow agreement with the same loan originator. According to the revised terms of the escrow agreement, as of December 31, 2018, $823,645 of additional and secured residential mortgage loan balances on real estate are held in escrow by the loan originator.  As of December 31, 2018, $598,803 of that escrow amount is available to FTFC as additional collateral on $4,942,870 of advances to the loan originator. The remaining December 31, 2018 escrow amount of $224,842 is available to FTFC as additional collateral on its investment of $44,968,471 in residential mortgage loans on real estate.

FTFC is not aware of any commitments or unusual events that could materially affect its capital resources. It is not aware of any current recommendations by any regulatory authority which, if implemented, would have a material adverse effect on its liquidity, capital resources or operations. FTFC believes that its existing cash and cash equivalents as of September 30, 2019 will be sufficient to fund its anticipated operating expenses for 2019 and the foreseeable future.

Off-Balance Sheet Arrangements

FTFC does not have any off-balance sheet arrangements.

INFORMATION CONCERNING FTFC EXECUTIVE OFFICERS AND DIRECTORS

Directors

The following sets forth certain information regarding the current Directors of FTFC including age, position with FTFC, principal occupation and term of service. FTFC’s Directors serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

			Director
Name of Director	Age	Position/Principal Occupation	Since
Gregg E. Zahn (4)	57	Director; Chairman, President and Chief Executive Officer of First Trinity	2004
William S. Lay (3) (4)	79	Director; Vice President and Chief Investment Officer of First Trinity	2007
Bill H. Hill (1) (2)	78	Director; Former President of Eastern Oklahoma State College	2004
Charles W. Owens (3) (4)	64	Director; Insurance and Marketing Services	2004
George E. Peintner (2) (4)	65	Director; Marketing Company	2004
Gary L. Sherrer (1) (3)	70	Director; Former Assistant Vice President, Division of Agricultural Sciences and Natural Resources for Oklahoma State University Foundation	2004
		Resources for Oklahoma State University Foundation
Will W. Klein (1) (2)	86	Director; Insurance Company Chief Executive Officer	2011
Gerald J. Kohout (1) (2)	78	Director; Former Officer and Director of Life and Health Insurance Companies	2015

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Investment Committee

The following is a brief description of the business backgrounds of the directors.

Gregg E. Zahn has been a member of the Board of Directors since inception in 2004. He is President, Chief Executive Officer and Chairman of the Board of Directors of FTFC. He has been President and Chief Executive Officer since October 2007 and became Chairman in 2011. From 2004 until October 2007 he was First Trinity’s Director of Training and Recruiting. He is President, Chief Executive Officer, Chairman and Director of Trinity Life Insurance Company (“TLIC”) and First Trinity Capital Corporation (“FTCC”) and has served in those positions since October 2007. He was Executive Vice President of First Life America Corporation of Topeka, Kansas (acquired in 2008 and merged with TLIC in 2009) from December 2008 until August 2009. He became Chairman, Chief Executive Officer and Director of Family Benefit Life Insurance Company (“FBLIC”) in December 2011. He became Chairman of Texas Republic Capital Corporation (“TRCC”) in 2012. He also became Chairman of Royalty Capital Corporation (“RCC”) in 2013. Between 1997 and March 2004, Mr. Zahn served as Marketing Vice President of First Alliance Insurance Company of Lexington, Kentucky and as Assistant to the President of First Alliance Corporation and Mid American Alliance Corporation. He was President of Alliance Insurance Management from 2001 to 2003.

William S. Lay has been a member of the Board of Directors since 2007. He has been FTFC’s Vice President, Chief Investment Officer since March 2011 and served as Chief Financial Officer from April 2007 through June 2010 and Secretary and Treasurer from April 2007 through March 2011. He also serves as an Officer and Director of TLIC, FBLIC, FTCC, TRCC and RCC. For the past six years, Mr. Lay has been a financial officer and business consultant, specializing in corporate financial and consulting services for small sized entrepreneurial companies. Prior to that, Mr. Lay was an officer and director of numerous life insurance companies and also has experience in business acquisitions, mergers and reorganizations.

Bill H. Hill has been a member of the Board of Directors since inception in 2004. He also serves as a Director of TLIC, FBLIC and FTCC. He was President of Eastern Oklahoma State College, in Wilburton, OK from 1986-2000. He retired in 2000 and has been a rancher since that time.

Charles W. Owens has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and FTCC. Mr. Owens has served as the President and Owner of Tinker Owens Insurance and Marketing Services since its inception in 1988.

George E. Peintner has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and FTCC. Mr. Peintner is the Owner of Peintner Enterprises, a marketing company established in 1980.

Gary L. Sherrer has been a member of the Board of Directors since inception in 2004 and in 2017 was appointed FTFC’s Oklahoma Legislative Liaison. He is a Director of TLIC, FBLIC and FTCC. He retired from Oklahoma State University where he served as Assistant Vice President for External Affairs for the Division of Agricultural Sciences and Natural Resources. Mr. Sherrer previously was Assistant Chief Executive Officer of KAMO Power, Oklahoma’s first Secretary of Agriculture, Oklahoma’s Commissioner of Agriculture, Oklahoma’s second and sixth Secretary of Environment and Director of Oklahoma’s Water Resources Board. He also served for four terms in the Oklahoma House of Representatives and in the United States Army as a combat medic in Vietnam.

Will W. Klein has been a member of the Board of Directors since 2011. He also serves as a Director of TLIC, FBLIC and FTCC. He has been Chief Executive Officer of SkyMed International, Inc. since 1993. Mr. Klein was named to The Order of Canada in 1983, the country’s highest civilian honor.

Gerald J. Kohout has been a member of the FBLIC Board of Directors since 2013. He also has served as a Director of FTFC, TLIC and FTCC since 2015. He is a retired officer and director of numerous life and health insurance companies spanning a period of several decades. Mr. Kohout has extensive experience in the administrative operations of life and health insurance companies with significant experience in business mergers, acquisitions, logistics and reorganizations.

Executive Officers

The following sets forts information regarding the current executive officers of FTFC including age, current and prior positions with FTFC and term of service. FTFC’s Executive Officers serve a term of one year as elected by the Board of Directors or until their successors are duly elected and qualified.

Name of Director	Age	Position / Principal Occupation	Employee Since
Gregg E. Zahn (1)	57	Chairman, President and Chief Executive Officer	2004
Jeffrey J. Wood (2)	65	Chief Financial Officer, Secretary and Treasurer	2010
William S. Lay (3)	79	Vice President and Chief Investment Officer	2007

(1)	Mr. Zahn was elected President and Chief Executive Officer in October 2007 and Chairman in May 2011 and previously served as Director of Training and Recruiting from 2004 through October 2007.
(2)	Mr. Wood was elected Chief Financial Officer in June 2010 and Secretary and Treasurer in March 2011.
(3)	Mr. Lay was elected Vice President and Chief Investment Officer in March 2011 and previously served as Chief Financial Officer, Secretary and Treasurer since 2007.

There are no family relationships between directors or officers.

Corporate Governance

FTFC has a Code of Conduct and Ethics (“Code”) applicable to all directors and employees, including its Chairman of the Board, Chief Executive Officer and other senior executives, to help ensure that its business is conducted in accordance with high standards of ethical behavior. The Code is published on FTFC’s website at www.firsttrinityfinancial.com under “Corporate Governance” and may be obtained free of charge by contacting its corporate offices at (918) 249-2438 or requesting a copy in writing to 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74113.

FTFC’s Board of Directors, Executive Officers, Officers and Management annually complete and verify biographical affidavits, questionnaires and conflict and interest forms to document compliance with the Code.

FTFC has four major committees to ensure that First Trinity Financial Corporation’s activities, decisions and transactions are subject to review and scrutiny.

Audit Committee

The Audit Committee of the Board of Directors is currently composed of four directors: Will W. Klein (chairman), Bill H. Hill, Gerald J. Kohout and Gary L. Sherrer, each of whom is determined to be an independent director as the term is defined by the NASDAQ listing standards. The Board of Directors has also determined that Mr. Klein qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee FTFC's financial reporting process, the system of internal financial controls and audits of its financial statements. The Audit Committee (1) provides oversight of FTFC’s accounting and financial reporting processes and the audit of FTFC’s financial statements, (2) assists the Board of Directors in oversight of the integrity of FTFC’s financial statements, FTFC’s compliance with legal and regulatory requirements, the independent public accounting firm’s qualifications, independence and performance, and FTFC’s internal accounting and financial controls and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of FTFC’s website at www.firsttrinityfinancial.com.

Compensation Committee

The Compensation Committee is currently composed of four directors: George E. Peintner (chairman), Bill H. Hill, Gerald J. Kohout and Will W. Klein, each of whom is determined to be an independent director as the term is defined by the NASDAQ listing standards. The Compensation Committee reviews and approves the compensation and benefits for FTFC’s executive officers and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of FTFC’s website at www.firsttrinityfinancial.com.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee. This committee meets on call and submits recommendations to the Board of Directors for the number of members to be included in FTFC’s Board of Directors, the individuals to be submitted to the shareholders for election for FTFC’s Board of Directors and coordinates the corporate governance activities of FTFC. The Nominating and Corporate Governance Committee currently consists of independent (as the term is defined by the NASDAQ listing standards) directors Charles W. Owens (Chairman) and Gary L. Sherrer and non-independent director William S. Lay. The Nominating and Corporate Governance committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of FTFC’s website at www.firsttrinityfinancial.com.

Investment Committee

The Investment Committee of the Board of Directors is currently composed of four directors: Gregg E. Zahn (chairman), William S. Lay, Charles W. Owens and George E. Peintner. The Investment Committee (1) reviews and approves on at least a quarterly basis investment transactions, (2) establishes FTFC’s investment policy, (3) provides specific guidelines for the allocation of FTFC’s available funds for investments and other purposes and (4) monitors those guidelines to ensure that available funds are properly allocated into investment categories consistent with FTFC’s investment policies.

Executive Compensation

The Compensation Committee assists the Board of Directors in overseeing the management of FTFC’s compensation and benefits program, chief executive officer performance and executive development and succession efforts. In addition, the Compensation Committee oversees the evaluation of management and compensation of the officers of FTFC.

The primary objective of FTFC’s compensation program is to offer executive officers competitive compensation packages that will permit it to attract and retain individuals with superior abilities and to motivate and reward these individuals in an appropriate manner in the long-term interest of FTFC and its shareholders. Management provides recommendations to the Compensation Committee regarding most compensation matters, including executive compensation; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. FTFC does not currently engage any consultant related to executive compensation.

FTFC’s compensation program for executive officers consists of base salary, consideration for annual bonuses, 401(k) plan and life, health and dental insurance coverage. These elements are intended to provide an overall compensation package that is commensurate with FTFC’s financial resources, that is appropriate to assure the retention of experienced management personnel and that aligns their financial interest with those of its shareholders.

Base Salary: Salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of similarly situated companies, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of FTFC. Annual salary increases are considered based on the same criteria.

Cash Bonuses: Bonus amounts are based on individual performance and are intended to reward superior performance. The Compensation Committee may also take into account additional considerations that it deems appropriate. Bonuses are discretionary and there is no formal bonus plan in place except for Gregg E. Zahn’s asset and net profit bonus discussed below.

The following Summary Compensation Table sets forth the compensation of FTFC’s most highly compensated executive officers for the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(4)	Total ($)
Gregg E. Zahn (1)	2018	425,556	448,468	13,200	887,224
President and Chief Executive Officer	2017	401,467	497,537	13,200	912,204

Jeffrey J. Wood (2)	2018	270,530	20,000	-	290,530
Chief Financial Officer, Secretary and Treasurer	2017	262,650	15,000	-	277,650

William S. Lay (3)	2018	106,372	-	-	106,372
Vice President and Chief Investment Officer	2017	108,304	-	-	108,304

(1) Mr. Zahn was elected President and Chief Executive Officer in October 2007.

(2) M. Wood was elected Chief Financial Officer in June 2010 and Secretary and Treasurer in March 2011.

(3) Mr. Lay was elected Vice President and Chief Investment Officer in March 2011.

(4) This amount is an auto allowance.

Employment Agreements

Gregg E. Zahn entered into an employment agreement with FTFC on June 7, 2010, with amendments on December 8, 2011, October 8, 2012, April 9, 2013 and September 5, 2017. The employment agreement dated June 7, 2010, contained the terms and conditions of the agreement. The most recent amended agreement is continuous with automatic monthly extensions on the first day of each month, provides health, dental and vision benefits for a three-year period following the date of separation, grosses up separation payments for up to three years of salary following the date of separation and is subject to earlier termination based on disability, death, termination by FTFC, with or without cause.

Under the September 5, 2017, amendment:

●

Mr. Zahn's annual salary of $300,000 increased on January 1st of each year by 6% during 2013 to $318,000 and in subsequent years increased as follows: 2013 - $318,000; 2014 - $337,080; 2015 - $357,304; 2016 - $378,743; 2017 - $401,467, 2018 - $425,556 and 2019 - $451,089. Mr. Zahn's base salary will be revisited when FTFC's assets reach $500,000,000;

●

Mr. Zahn will receive an asset growth bonus (with assets measured using the U.S. GAAP basis of accounting) as follows: $200,000 bonus when FTFC’s assets reach $200,000,000; $250,000 bonus when FTFC’s assets reach $250,000,000; $300,000 bonus when FTFC’s assets reach $300,000,000; $350,000 bonus when FTFC’s assets reach $350,000,000; $400,000 bonus when FTFC’s assets reach $400,000,000; $450,000 bonus when FTFC’s assets reach $450,000,000 and $500,000 bonus when FTFC’s assets reach $500,000,000. More than one asset growth bonus can be reached in any given year. Mr. Zahn’s asset growth bonus will be revisited when FTFC’s assets reach $500,000,000; and

●

Mr. Zahn will receive a net profit bonus of 5% of the net income (with operating results measured using the U.S. GAAP basis of accounting) of FTFC each year after completion of the audit and the filing of FTFC’s Form 10-K. The net profit bonus will be capped at 200% of Mr. Zahn’s base salary for the year the net profit bonus was calculated.

Mr. Zahn also receives a monthly auto allowance that was raised to $1,100. He is entitled to participate in FTFC’s employee benefit plans available to other executives. The amount payable, as of December 31, 2018, in the event of Mr. Zahn’s termination of employment by FTFC not for cause or for good reason is $1,241,205.

William S. Lay entered into an employment agreement dated December 6, 2018, with FTFC, effective January 1, 2019. The December 6, 2018 agreement is for a term through December 31, 2021 and is subject to earlier termination based on disability, death, termination by FTFC, with or without cause. Mr. Lay’s base salary will be $31,250 for working 347 hours in 2019, 2020 and 2021. Any additional hours beyond 347 in 2019, 2020 and 2021 will be paid at $95 per hour. The employment agreement was reported in FTFC's Report on Form 8-K filed on December 7, 2018. He is entitled to participate in FTFC’s employee benefit plans available to other executives. He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance. Amounts payable, as of December 31, 2018, in the event of Mr. Lay’s termination of employment by FTFC not for cause or for good reason is $62,500.

Jeffrey J. Wood entered into an employment agreement with FTFC dated December 8, 2011. The agreement continues with automatic one-year extensions each year on December 31 and is subject to earlier termination based on disability, death, termination by FTFC, with or without cause. On March 18, 2019, FTFC amended Mr. Wood’s employment agreement to generally provide three additional items: 1) each month Mr. Wood’s employment is renewed for two years from the first date of the new month, 2) upon a separation of service, Mr. Wood shall receive benefits provided to employees of FTFC for a two-year period following the date of separation, 3) upon a separation of service, Mr. Wood shall receive, if applicable under the terms of the Internal Revenue Code, gross payments for income taxes and excise taxes. The amendment was reported in FTFC’s Report on Form 8-K filed on March 20, 2019. Mr. Wood is entitled to participate in FTFC’s employee benefit plans available to other executives. Mr. Wood is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance. His base salary for 2019 is $278,645. Amounts payable, as of March 31, 2019, in the event of Mr. Wood’s termination of employment by FTFC not for cause or for good reason is $557,291.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of FTFC’s Class A and Class B Common Stock as of October 15, 2019 (i) by all persons known to FTFC, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of FTFC’s Class A or Class B Common Stock, (ii) by the executive officers of FTFC, (iii) by each FTFC director, and (iv) by all current FTFC directors and executive officers as a group.

Name	Class A Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (1)	Class B Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (1)
Gregg E. Zahn	498,400	6.54%	100,000	53.96%
William S. Lay	24,255	*
Bill H. Hill	34,968	*
Charles W. Owens (2)	53,361	*
George E. Peintner	51,170	*
Gary L. Sherrer	55,021	*
Will W. Klein	-0-	*
Gerald J. Kohout	-0-	*
All directors and executive officers as a group (8 persons)	717,175	9.42%	100,000	53.96%

* represents less than 1%

(1)     As of the October 15, 2019, there were 7,617,063 shares of FTFC’s Class A Common Stock (giving effect to a 10% stock dividend paid to Class A shareholders) and 185,530 shares of FTFC’s Class B Common Stock issued and outstanding and entitled to vote. For information concerning the relative rights of FTFC’s Class A Common Stock and Class B Common Stock, see “Description of FTFC Capital Stock.”

(2)     Includes 4,851 shares jointly owned by Mr. Owens and his children.

INFORMATION CONCERNING K-TENN

General

K-TENN is a Tennessee corporation organized on March 8, 2010 to act as an insurance holding company. K-TENN wholly owns K-TENN Life, a Tennessee-chartered life insurance company, and K-TENN Agency (“KTA”), a Kentucky-chartered insurance agency. K-TENN has assembled its management team and board of directors, conducted its organizational activities, assembled its employee organization, chartered a life insurance company, and formed an insurance agency.

As of October 15, 2019, K-TENN has 20,000,000 shares of common stock authorized and 7,733,089 shares of common stock outstanding. Outstanding shares of common stock were previously sold through three private placements. To maximize its ability to be successful in the states of Tennessee and Kentucky, K-TENN sold its shares of common stock as broadly as possible with business, professional, and agricultural leaders in both states. As of October 15, 2019, K-TENN has shareholders in approximately 90% of the 95 counties in Tennessee and of the 120 counties in Kentucky.

K-TENN Life

K-TENN Life is an insurance company incorporated in 2015 and began selling policies in 2017, under laws of the Tennessee Department of Insurance and Commerce. K-TENN Life sells various life insurance policies. K-TENN Life is a wholly-owned subsidiary of K-TENN.

K-TENN Life’s initial life policy was filed and subsequently authorized to be marketed by the Tennessee Department of Commerce and Insurance and is available in Tennessee. The policy offers a death benefit and a living benefit to ensure that the product may be used as both a tool for financial protection as well as wealth building. The product is currently marketed by captive and independent agents. As of October 15, 2019, K-TENN Life has placed approximately $20,000,000 of life coverage with a single product and has projected future renewal premiums of nearly $3,000,000.

KTA

K-TENN also operates KTA, an insurance agency formed to sell life products. KTA offers a variety of term and permanent life insurance products through numerous insurers. KTA was formed with the singular goal of being able to provide additional life insurance options for its clients based upon their individual needs. As of October 15, 2019, KTA is a dormant entity.

Property

In April 2018, K-TENN Life entered into a 13 month lease agreement for occupancy effective April 20, 2018 through May 19, 2019. Rent expense related to this lease was $16,716 for the year ended December 31, 2018. In April 2019, K-TENN Life renewed this lease through July 13, 2020. Future minimum lease payments are: $28,426 and $15,529 for the year ended December 31, 2019 and 2020, respectively.

Policy Reserves

K-TENN Life waives deduction of deferred fractional premiums upon death of an insured and returns a portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves. K-TENN Life charges standard premiums plus extra premiums for policies issued on substandard risk. For these policies, K-TENN Life holds regular mean reserves plus a substandard reserve. The substandard reserve is 50% of the extra premium in force on the valuation date.

As of December 31, 2018, K-TENN Life had no life insurance in force for which gross premiums are less than net premiums according to the standard valuation set by the State of Tennessee. The unearned policy reserves of $60,041 at December 31, 2018 does not include any additional amount for deficiency reserves. As of December 31, 2017, K-TENN Life had $1,726,000 life insurance in force for which gross premiums are less than net premiums according to the standard valuation set by the State of Tennessee. The unearned policy reserves of $52,425 at December 31, 2017 includes an additional amount for deficiency reserves of $47,470.

Related Party Transactions

K-TENN Life reimbursed K-TENN $247,108 and $262,106 for expenses paid on behalf of K-TENN Life during the years ended December 31, 2018 and December 31, 2017, respectively. For the nine-month period ended September 30, 2019, K-TENN Life reimbursed K-TENN $260,535 for expenses paid on behalf of K-TENN Life. K-TENN Life also has a service agreement with K-TENN.

Legal Proceedings

K-TENN may, from time to time, be involved in litigation during the ordinary course of business, but as of the date of this proxy statement/prospectus it is not involved in any pending material litigation.

INFORMATION CONCERNING K-TENN EXECUTIVE OFFICERS AND DIRECTORS

The executive officers and directors of K-TENN are as follows:

Name	Age	Position
David A. Foley	43	President, Chief Executive Officer and Director

R. Dean Branan	64	Secretary/Treasurer and Director

Pat Day	65	Director

James Jewell	51	Director

Marty Johnson	58	Director

Matthew H. Kisber	59	Director

Scott Maddux	52	Director

Don Pemberton	51	Director

Kenny Perry	58	Director

The executive officers of K-TENN serve at the discretion of the board of directors of K-TENN and are elected at the annual meeting of the board of directors of K-TENN. Directors are elected annually by the K-TENN shareholders. The following is a brief description of the business background of the executive officers and directors of K-TENN. There is no family relationship between or among the executive officers and directors of K-TENN.

David A. Foley. Mr. Foley has 22 years of experience in sales, marketing, and sales management. From 1997 Mr. Foley’s sales career began as he was working toward his degree at the University of Kentucky. From May 2000 to October 2002, Mr. Foley served as a sales representative and Regional Manager for First Alliance Insurance Company. In October 2002, Mr. Foley entered the pharmaceutical business. He worked for two of the largest pharmaceutical firms in the world (Merck & Co. – 2002 to January 2005 and Sanofi-Aventis – January 2005 to October 2007. In October 2007, Mr. Foley became a Sales Manager for a Kentucky-based holding company (Vetix Inc.) that owns and operates both human and animal health businesses. From July 2009 to December 2009, he was Marketing and Sales Director for Ionx Capital, Inc., a company that develops and commercializes products that analyze heat-related health conditions. From 2010 to present he has been President and CEO of K-TENN.

R. Dean Branan. Mr. Branan has 32 years of experience in the insurance and brokerage industries. After seven years as a Series 7 licensed stock broker, in 1988 Mr. Branan started as an agent in an Ohio-based insurance holding company, being promoted to district manager after six months. In 1993, Mr. Branan became affiliated with a Kentucky-based company, First Alliance Corporation, as Regional Manager. In January of 2000, Mr. Branan left the Kentucky company to help form Integrity Capital Corporation and its subsidiary, Integrity Capital Insurance Company, as Recruiting and Training Director. In 2001, Mr. Branan was elevated to Vice President of Corporate Development for those companies. In 2004, Mr. Branan became Secretary and Assistant Treasurer for Integrity Capital Corporation and Integrity Capital Insurance Company. On March 1, 2009, Integrity Capital Corporation merged into Citizens, Inc. of Austin, Texas, and Mr. Branan served on a consulting basis for Integrity Capital through December 31, 2009. In 1979, Mr. Branan received a Bachelor of Science Degree in Accounting from the University of Findlay in Findlay, Ohio. From 2010 to present he has been Secretary/Treasurer of K-TENN.

Pat Day. Mr. Day was a professional jockey for 32 years from 1973 until 2005, during which time he rode 8,803 winners, presently 4th on the all-time win list. His mounts earned a record $298 million. His primary activities since then have been for charitable causes. He has won the Eclipse Award for outstanding jockey four times and was inducted into the National Museum of Racing and Hall of Fame in 1991. He served on the board of directors for The Jockey’s Guild and was President for one term. He is a former Industry Representative for the Race Track Chaplaincy of America that oversees the activities of 77 chaplains who are ministering to the people working at 116 different racetracks and training centers throughout North America and has traveled extensively internationally helping to establish chaplaincy programs in Korea, Australia, New Zealand, Argentina, Chile and Uruguay. He is also on the board of directors of Mom’s Closet Resource Center, a non-profit ministry that helps single mothers, and on the board of directors for First Kentucky Trust Company, a wealth management company located in Louisville, Kentucky.

James Jewell. Mr. Jewell has spent the past 22 plus years primarily working in his family-owned John Deere dealership. In 2006, James was involved in organizing the merger of the dealership and nine others, forming TriGreen Equipment. He is a member of its Board of Directors as well as responsible for that company’s compact construction business. He presently serves on First Tennessee Bank’s local Advisory Board, John Deere’s Commercial Worksite Advisory Board, and is a past member of John Deere’s Consumer and Commercial Advisory Board. He is a graduate of the University of Tennessee.

Marty Johnson. Mr. Johnson has a vast array of business experience. He has owned a Shell convenience store since 1989. His ventures currently include being the franchise principal for 56 restaurants (the majority of which are Applebee’s followed by Wendy’s). Mr. Johnson has owned as many as 80 restaurants. His restaurants are in the following markets: Eastern Kentucky, Southeast West Virginia, Richmond, Virginia, and Middle Tennessee, including the Nashville market. Mr. Johnson is 40% owner of the Bank of Hindman. He is also involved in numerous real estate ventures. Mr. Johnson is a graduate of the University of Kentucky.

Matthew H. Kisber. Mr. Kisber is the President and CEO of Silicon Ranch Corporation and has served in that capacity commencing in January 2011. Silicon Ranch Corporation is a company that develops and operates utilize scale solar facilities. Mr. Kisber served as commissioner of the Tennessee Department of Economic and Community Development (ECD). Appointed January 18, 2003, Commissioner Kisber has led Tennessee’s efforts that resulted in four $1 billion dollar projects within a one-year timeframe: German automaker Volkswagen in Chattanooga, Tennessee; polycrystalline silicon manufacturers Hemlock in Clarksville, Tennessee; Wacker Chemie in Cleveland, Tennessee; and Japanese automaker Nissan in Smyrna, Tennessee.

Under Commissioner Kisber’s leadership, more than 50 corporate headquarters have located in Tennessee, including Nissan North America, International Paper, Louisiana Pacific, Clarcor, Service Master, Asurion and others. Since his appointment as commissioner, Tennessee has seen more than $33 billion in new capital investment and more than 190,505 new jobs created. In May 2008, Site Selection magazine recognized the state’s accomplishments by naming Tennessee the most competitive state in the country for economic development.

Prior to his appointment as commissioner, Kisber served ten consecutive terms in the Tennessee House of Representatives and as Vice President of Business Development for First Tennessee Bank. In the Tennessee General Assembly, he served as chairman of the Finance, Ways and Means Committee, which is responsible for the state’s budget. He received his bachelor’s degree from Vanderbilt University in 1982 and was one of 36 state legislators from 21 states to successfully complete the inaugural Program for Emerging Political Leaders at the University of Virginia’s Darden Graduate School of Business Administration.

Commissioner Kisber is also active in various civic and cultural causes, including service on the Board of Directors of the Tennessee Holocaust Commission, Tennessee Tomorrow, Inc., WestStar Leadership Program, Miss Tennessee Scholarship Pageant and the Tennessee State Museum Foundation.

Scott Maddux. Mr. Maddux began his professional career after receiving a BS in Marketing (1990) and a Master’s Degree in Business (MBA) from Tennessee Tech University in 1992. He began his professional work as a financial analyst for the March Group, a regional merger and acquisition firm in Nashville, Tennessee. After three years as Senior Analyst in Charge of Business Valuations, he left to pursue his own business. Scott started a marketing and advertising company (Crescent Moon Advertising) in Cookeville, Tennessee in 1995. Within six months he had opened an office in Chattanooga, a market that could better support the business and Cookeville became a secondary market. In 1997, he became a 50% partner in Maddux Underground Communications (a company his father started). From 1997, Maddux Communications grew from a five-person operation with sales under $1 million to over 50 employees with revenues of $10 million. In 2001, he sold Maddux Communications to Quanta Services, a NYSE company. In 2004, Mr. Maddux opened Smoky Mountain Harley-Davidson (“SMHD”) in Maryville, Tennessee. Since its opening, SMHD has exceeded expectations and been recognized by Harley-Davidson as one of its premier dealerships. SMHD has been recognized with the Bar & Shield award for excellence every year since opening, has been recognized as the Retail Environment of the Year, and was awarded Dealer of the Year by Harley-Davidson Financial Services in 2006. In addition to the dealership in Maryville, Tennessee, SMHD also owns Harley-Davidson retail stores in Gatlinburg and Pigeon Forge and Wildcat Harley-Davidson in London, Kentucky.

Don Pemberton. Mr. Pemberton is a third-generation rancher in western Kentucky, where he operates his family’s cattle business, Fox Creek Cattle Company. Don has served the beef industry at the county, state, and national levels. He is currently serving on the executive committee and the Board of Directors of the National Cattlemen’s Beef Association (NCBA). Don is a past president of the Kentucky Cattlemen’s Association (“KCA”) and currently serves on KCA Board of Directors as well as the Kentucky Cattlemen’s Foundation Board of Trustees. Don is also a board member of Integrated Traceability Solutions and serves as chairman of the producer advisory committee for Breathitt Veterinary Center Diagnostic Laboratory. He is also a member of the Christian County Cattlemen’s Association and Kentucky Farm Bureau.

Don worked for Schering-Plough Animal Health for 14 years. He held various positions of increasing responsibilities before he decided to join the family cattle business. He holds a Bachelor’s Degree in Business Administration and Economics and an MBA, both from Drury University, Springfield, Missouri.

Kenny Perry. Mr. Perry is an American professional golfer who currently plays on the PGA Tour and for the Champions Tour. He has 14 PGA Tour victories. The latest was the 2009 Travelers Championship. He is a member of the Kentucky Sports Hall of Fame (2003), and was a member of the 2004 and 2005 Ryder’s Cup Team, was a member of the President’s Cup team (1996, 2003, 2005 and 2009). For his success in leading the USA to victory in the Ryder Cup, he and fellow Kentuckian, J.B. Holmes, were named Kentuckians of the Year for 2008 by Kentucky Monthly magazine.

K-TENN EXECUTIVE AND BOARD OF DIRECTORS COMPENSATION

David A. Foley, President and Chief Executive Officer of K-TENN, receives a salary of $125,000 per year. R. Dean Branan, Secretary/Treasurer of K-TENN, receives a salary of $90,000 per year. In addition, executive officers may receive performance-based bonus payments as the board of directors of K-TENN may approve from time to time. Messrs. Foley and Branan also each receive an automobile and expense allowance of $1,000 per month and standard employee benefits offered to all employees of K-TENN. Messrs. Foley and Branan devote 100% of their business time to the operations of K-TENN.

Each non-employee member of the board of directors of K-TENN is paid a total of $2,000 per year for service on the boards of directors of K-TENN and its subsidiaries. Additionally, board members of K-TENN receive fees for meetings attended ($1,500 in person; $500 by telephone). Members of the K-TENN Board of directors and officers of K-TENN receive reimbursement for business expenses incurred in connection with their service to K-TENN, including reasonable travel expenses incurred in attending meetings.

SECURITY OWNERSHIP OF K-TENN MANAGEMENT

The following table sets forth information regarding the beneficial ownership of K-TENN’s common stock as of October 15, 2019 by K-TENN’s executive officers and directors.

Name and Title(s)	Number of Shares Owned	% of Current Outstanding (1)
David Foley President, CEO, Director	900,000	11.6%
R. Dean Branan Secretary/Treasurer, Director	150,000	1.9%
Pat Day Director	80,000	1.0%
James Jewell Director	80,000	0.86%
Marty Johnson Director	100,000	1.3%
Matthew H. Kisber Director	80,000	1.0%
Scott Maddux Director	80,000	1.0%
Don Pemberton Director	80,000	1.0%
Kenny Perry Director	80,000	1.0%
All officers and directors as a group (Nine persons):	1,630,000	21.1%

(1)     Based on 7,733,089 shares of K-TENN common stock outstanding as of October 15, 2019.

DESCRIPTION OF FTFC CAPITAL STOCK

General

The total number of shares of all classes of common stock which FTFC has authority to issue is fifty million (50,000,000) shares, consisting of (i) forty million (40,000,000) shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) ten million (10,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (iii) FTFC has the authority to issue five hundred fifty thousand (550,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

As of October 17, 2019, FTFC has issued and outstanding 7,617,063 shares of Class A Common Stock, 185,530 shares of Class B Common Stock and no shares of Preferred Stock.

The Common Stock is subject to the express terms of any series of Preferred Stock set forth in any Preferred Stock Designation relating thereto. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided below.

Common Stock

(a)     Voting. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters submitted to FTFC’s shareholders; provided however (i) the holders of shares of Class B Common Stock, voting as a single class is entitled to elect a majority of FTFC’s Board of Directors (one half plus one) at any special or annual meeting called for such purpose, or by written consent if applicable, and (ii) the affirmative vote of a majority of the holders of the Class B Common Stock, voting as a separate class, is necessary to effect any merger, consolidation, recapitalization, sale of substantially all of FTFC’s assets or any liquidation of FTFC. Each record holder of Class A Common Stock shall be entitled one vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of FTFC in connection with the election of persons nominated as Class A directors and all other actions submitted to a vote of shareholders at all meetings of the shareholders and with respect to any action by written consent in lieu of a meeting; and prior to the conversion of Class B Common Stock into Class A Common Stock under (c) below, each record holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock standing in such person's name on the stock transfer records of FTFC in connection with the election of persons nominated as Class B directors and all other actions described in (ii) above submitted to a vote of shareholders at all meetings of the shareholders and with respect to any action by written consent in lieu of a meeting. After conversion of all Class B Common Stock into Class A Common Stock, such Class A Common Stock shall be FTFC’s only class of voting common stock and shall elect all directors and act on any other matters submitted to a vote of shareholders.

(b)     Dividends and Other Distributions.

(i)         The record holders of the Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of FTFC as may be declared thereon by the Board of Directors out of funds legally available therefor.

(ii)         Cash dividends declared on shares of Class B Common Stock shall not be more than 85% of the amount of cash dividends per share declared in such period on shares of Class A Common Stock. Except the Initial Dividends, no cash dividend shall be paid on shares of Class A Common Stock unless, at the same time, equal per share cash dividends are paid on the shares of Class B Common Stock, subject to the 85% limitation.

(iii)        No stock dividend may be paid on Class A Common Stock unless a proportionate stock dividend is paid simultaneously on Class B Common Stock.

(iv)        If the Board of Directors determines to provide the record holders of Class A Common Stock the option to receive a dividend in cash or in capital stock of FTFC, the same option must be simultaneously provided to the Class B Common Stock, subject to the 85% limitation provided in paragraph (ii) above as to the cash portion and subject to the proportionality paragraph (iii) above as to the stock portion.

(c)     Convertibility. Neither the Class A Common Stock nor the Class B Common Stock will be convertible into another class of Common Stock or any other security of FTFC, except:

Voluntary Conversions:

●

holders of Class B Common Stock may convert all or part of such shares into shares of Class A Common Stock, at any time, on a one for .85 per share basis (one share of Class B Common Stock for a .85 share of Class A Common Stock);

Involuntary Conversions:

●

all outstanding shares of Class B Common Stock will be automatically converted into Class A Common Stock, at the rate of .85 of a share of Class A Common Stock for each one share of Class B Common Stock upon the earliest to occur of:

(i)       ten years after issuance of the Class B Common Stock provided that such time period shall be extended by five years in the event (i) FTFC achieves net income, as determined in accordance with GAAP, of at least ten million dollars ($10,000,000) during at least three of any fiscal years of FTFC ending before ten years after issuance of the Class B Common Stock, and (ii) total assets of FTFC, as determined in accordance with GAAP, are at least $1,500,000,000 as of any fiscal year end of FTFC ending within any of the ten fiscal years after issuance of the Class B Common Stock;

(ii)       the death or full mental or physical disability of Gregg E. Zahn, which disability makes him substantially unable to fulfill the duties of Chairman or Chief Executive Officer of FTFC;

(iii)    upon a finding that Mr. Zahn has committed fraud on FTFC or its shareholders or has committed a felony, in either case pursuant to a non-appealable judgment or conviction or Mr. Zahn becomes subject to any governmental rule, order, decree or proceeding which prevents him from serving as FTFC’s Chairman or Chief Executive Officer or he is found guilty pursuant to an applicable governmental proceeding of an act or omission which otherwise could or does cause material harm to FTFC, its assets, operations or prospects;

(iv)      the date upon which Mr. Zahn owns fewer than 100,000 shares of Class B Common Stock issued and outstanding as of that date; and

(v)       the voluntary resignation of Mr. Zahn as FTFC’s Chairman, Chief Executive Officer, or both.

In the event of a conversion of a share or shares of Class B Common Stock into a share or shares of Class A Common Stock pursuant to this subsection (c), such conversion shall be deemed to have been made (a) in the event of a voluntary conversion, at the close of business on the business day on which written notice of such voluntary conversion is received by the transfer agent of FTFC and (b) in the event of an involuntary conversion upon the date which any event occurs, or any state of facts arises or exists, that would cause an automatic conversion pursuant to subsection (c) occur or at the time that such other event occurred, or state of facts arose, as applicable. Upon any conversion of a share or shares of Class B Common Stock to a share or shares of Class A Common Stock, subject only to rights to receive any dividends or other distributions payable in respect of such share or shares of Class B Common Stock with a record date prior to the date of such conversion, all rights of the holder of a share or shares of Class B Common Stock shall cease and such person shall be treated for all purposes as having become the registered holder of such share or shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this section shall be retired and may not be reissued.

Any voluntary conversion requires prior written notice of such conversion by the holder of Class B Common Stock given to FTFC along with properly endorsed certificates representing such shares of Class B Common Stock and instructions to FTFC as to the issuance and delivery of certificates representing the appropriate number of shares of Class A Common Stock. No fractional shares of Class A Common Stock will be issued but will be rounded to the nearest whole share.

(d)         Mergers and Consolidations; Sale of Assets; Liquidation. Holders of Class B Common Stock will be entitled to receive 85% of the amount and form of consideration received by holders of the Class A Common Stock, on a per share basis, in a merger or consolidation of FTFC (whether or not FTFC is the surviving corporation). Holders of Class B Common Stock will have the same rights as holders of Class A Common Stock, subject to the 85% limitation in the case of the sale of all or substantially all of FTFC’s assets or in the case of its liquidation.

(e)         Repurchases. FTFC has the power to purchase, repurchase, exchange, redeem or otherwise acquire shares of either Class A Common Stock or Class B Common Stock (with the holder’s consent) out of funds legally available therefore at any time for such consideration as the Board of Directors determines in its business judgment, but in no event more than the fair value of such shares. Notwithstanding the foregoing, if at any time in the future FTFC publicly announces an issuer self-tender offer to concurrently purchase shares of both Class A Common Stock and Class B Common Stock, then FTFC shall tender to purchase Class B Common Stock at a per share price equal to 85% of the tender offer price of Class A Common Stock and on terms no less favorable than for Class A Common Stock.

(f)         Subdivision, Combination, Reclassification and Issuance of Shares. If FTFC shall in any manner split or subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined. No additional shares of Class B Common Stock shall be issued except as is necessary to comply with the foregoing sentence.

(g)         No Preemptive Rights. No holder of Class A Common Stock or Class B Common Stock has, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of FTFC or to any security of FTFC convertible into such stock.

(h)         Amendment. In addition to any vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a single class, is required in order to amend (i) any of the powers, preferences or special rights of the Class A Common Stock (whether by merger, consolidation or otherwise) in either case or (ii) any of the powers, preferences or special rights of the Class B Common Stock (whether by merger, consolidation or otherwise) to the extent that such amendment would adversely affect the holders of the Class B Common Stock.

(i)         Transfer Restriction. No holder of shares of FTFC’s Class B Common Stock (each, a “Class B Holder”) may sell, assign, transfer, pledge or otherwise dispose of all or any portion of the Class B Holder’s Class B Common Stock, or any beneficial interest therein, unless and until (i) such Class B Holder shall have given prior written notice to FTFC of such Class B Holder’s intention to make such disposition and shall have furnished FTFC with a detailed description of the manner and circumstances of the proposed disposition, including without limitation the price, terms and identify of the proposed transferee(s), and, if requested by FTFC, such Class B Holder shall have furnished to FTFC, at its expense, with an opinion of counsel, reasonably satisfactory to FTFC, that such transfer is permissible under applicable federal and state securities and insurance laws, and (ii) the Class B Holder shall have complied with this subsection (i).

(j)      Right of First Refusal.

1.      Offer to FTFC. FTFC, or its assigns as designated by the Board of Directors, shall have the right, but not the obligation (the “Right of First Refusal”), to purchase all or any portion of each Class B Holder’s shares of Class B Common Stock that such Class B Holder may propose to transfer by way of sale, pledge, mortgage, hypothecation, encumbrance, or other form of disposition (the “Transfer Stock”) and such proposed transfer, (the “Proposed Transfer”), at the same price and on the same terms and conditions as those offered to the prospective transferee (the “Prospective Transferee”) or at FTFC’s sole election to automatically convert the Transfer Stock into shares of Class A Common Stock on the basis of .85 share of Class A Common Stock for each one share of Class B Common Stock subject to the Proposed Transfer.

2.      Notice. Each Class B Holder proposing to make a Proposed Transfer must deliver a notice (a “Proposed Transfer Notice”) to the President of FTFC not later than thirty (30) calendar days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Prospective Transferee. To exercise its Rights of First Refusal under this subsection (i), FTFC must deliver notice (a “FTFC Notice”) to the selling Class B Holder within thirty (30) calendar days after deliver of the Proposed Transfer Notice.

3.      Closing. Subject to any extension permitted by subsection 4, the closing of the purchase of the Transfer Stock buy FTFC (the “Closing”) shall take place, and all payments or issuance of Class A Common Stock from FTFC shall have been delivered to the selling Common Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) calendar days after delivery of the Proposed Transfer Notice.

4.      Regulatory Approval. In the event it is necessary for FTFC to obtain federal or State regulatory approval or provide prior notice to any Federal or State regulatory agency, then the Closing shall be delayed for the period necessary to obtain such approval or comply with any prior notice requirements.

5.      Failure to Comply; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Right of First Refusal shall be null and void ad initio, shall not be recorded on the books of FTFC or its transfer agent and shall not be recognized by FTFC. By becoming a Class B Holder of FTFC, each Class B Holder acknowledges and agrees that any failure to comply with this Right of First Refusal would result in substantial harm to FTFC for which monetary damages alone could not adequately compensate. Therefore, FTFC shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock specifically including purported exempt transfers under this subsection not made in strict compliance with this Agreement).

6.      Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of this Article shall not apply: (i) in the case of a Class B Holder that is an entity, upon a transfer by such Class B Holder to its shareholders, members, partners or other equity holders, (ii) to a pledge of Transfer Stock that creates a security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Article to the same extent as if it were the Class B Holder making such pledge, (iii) to a transfer of Transfer Stock held by a Class B Holder that is a custodian of a traditional individual retirement account, a Roth individual retirement account, a 401(k) retirement account or another type of retirement account designated as eligible for this exemption by resolution of the Board of Directors (each, an “Eligible Retirement Account”) to a successor custodian or to the beneficiaries of the Eligible Retirement Account’s governing instrument, (iv) to a transfer of Transfer Stock by a Class B Holder into or out of an Eligible Retirement Account, or (v) in the case of a Class B Holder that is a natural person upon a transfer of Transfer Stock by such Class B Holder made for bona fide estate planning purposes, during his or her lifetime or on death, except for Gregg E. Zahn to whom this subsection 6 shall not apply in the event of his death, by will, intestacy or transfer on death designation to his or her spouse, child (natural or adopted), domestic partner sharing the same household, or any other direct lineal descendant of such Class B Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Directors of FTFC, or any custodian or trustee of any trust, partnership or limited liability company for the benefit or, or the ownership interests of which are owned wholly by, such Class B Holder or any such family members; provided in each case that the Class B Holder provides (a) prompt written notice of such transfer or distribution to FTFC’s President; (b) any documentation reasonably requested by FTFC to evidence compliance with this subsection 6, (c) assurance that such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Article, and (d) if requested, an opinion of counsel that such proposed transfer is permissible under federal and state securities and insurance laws.

7.      Legends. Each certificate, if any, representing shares of Class B Common Stock of FTFC shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws”

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A RIGHT OF FIRST REFUSAL AND MANDATORY CONVERSION IN FAVOR OF FTFC, AS SET FORTH IN FTFC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF FTFC.

8.      Notices. FTFC shall make a notation on its records and give instructions to any transfer agent of the shares of Class B Common Stock of FTFC in order to implement the restrictions on transfer established in this Article.

(k)         Related Party. Notwithstanding anything to the contrary set forth herein, at least a majority of the Class A directors shall be required to approve any material contract, arrangement, agreement, or transaction between FTFC and Gregg E. Zahn so long as Mr. Zahn is a holder of shares of FTFC’s Class B Common Stock; provided that this provision shall not apply to compensation and employment agreements to which FTFC and Mr. Zahn is, or is proposed to be, a party.

Preferred Stock

The Board of Directors is expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the OGCA (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

●	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

●	whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

●	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

●	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

●

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, FTFC or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

●	the voting powers, if any, and whether such voting powers are full or limited in such series;

●	the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

●	the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of FTFC; and

●	any other relative rights, preferences and limitations of that series as designated by the Board of Directors.

Transfer Agent and Registrar

FTFC’s transfer agent and registrar is Computershare Trust Company Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. Its mailing address is PO Box 1596, Denver, Colorado 80201. Its toll free number is 1-800-962-4284.

COMPARISON OF RIGHTS OF HOLDERS OF K-TENN COMMON STOCK AND FTFC COMMON STOCK

FTFC is an Oklahoma corporation governed by the Oklahoma General Corporation Act (“OGCA”). K-TENN is a Tennessee corporation governed by the TBCA. The rights of FTFC shareholders are governed by its amended and restated articles of incorporation (the “FTFC Articles”) and bylaws, and the rights of K-TENN stockholders are governed by K-TENN’s charter (the “K-TENN Charter”) and bylaws.

The OGCA and TBCA are both acts based on the Revised Model Business Corporation Act, which was adopted by the Corporate Law Committee of the Business Section of the American Bar Association. As a consequence, since both the OGCA and TBCA generally conform to the Revised Model Business Corporation Act, the statutory corporate law under which each of FTFC and K-TENN are organized is substantially similar.

The following is a summary of the material differences between the rights of FTFC and K-TENN stockholders, which are primarily driven by differences contained in each company’s organization documents.

Authorized Capital Stock

K-TENN

The authorized capital stock of K-TENN consists of 20,000,000 shares of common stock.

FTFC

The authorized capital stock of FTFC consists of fifty million (50,000,000) shares, consisting of (i) forty million (40,000,000) shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) ten million (10,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (iii) five hundred fifty thousand (550,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). Please see “Description of FTFC Capital Stock” for further information regarding the differences between the Class A Common Stock and Class B Common Stock.

Number of Directors

K-TENN

K-TENN’s board of directors currently consists of nine members.

FTFC

FTFC’s board of directors currently consists of eight members.

Changes in the Number of Directors

K-TENN

K-TENN’s bylaws provide that the number of directors shall not be less than one but not more than 14. Members of the K-TENN board of directors do not have to reside in the State of Tennessee or hold shares of K-TENN.

Under the TBCA, a director may resign at any time by delivering a written resignation to the board of directors, or its chair, or to the secretary of the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

FTFC

FTFC’s Articles provide that the number of directors shall not be less than seven nor more than 12 and may be fixed by the board of directors in the manner set forth in the FTFC bylaws. Any director may resign effective upon giving written notice to the president or the secretary, unless the notice specifies a later time for the effectiveness of the resignation.

Election of Directors

K-TENN

K-TENN’s bylaws provide that members of the K-TENN board of directors are elected at each annual meeting of the shareholders. Each member of the K-TENN board of directors, except one appointed to fill a vacancy, shall be elected to serve for a one-year term, or until the member’s successor is elected and qualifies. Vacancies on the K-TENN board of directors shall be filled by a majority of the remaining members, but not by less than a quorum. Each director elected to fill a vacancy shall serve until that member’s successor is elected by the K-TENN shareholders at the next annual meeting or at a special meeting of K-TENN shareholders called for the purpose of filling the vacancy. Tennessee law permits, but does not require, a staggered board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The K-TENN Charter and K-TENN’s bylaws do not provide for a staggered board.

FTFC

FTFC’s Articles provide that members of the FTFC board of directors are to be elected at each annual meeting of shareholders. Holders of the Class B Common Stock have the right to elect the majority of directors. Each director, including a director elected to fill a vacancy, holds office until his or her successor is elected, except as otherwise provided by the OGCA. Oklahoma law permits, but does not require, a staggered board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. FTFC’s Articles and bylaws do not provide for a staggered board.

Cumulative Voting for Directors

Neither K-TENN nor FTFC allow for cumulative voting in connection with the election of directors.

Removal of Directors

K-TENN

The TBCA provides that at any meeting of the shareholders called expressly for that purpose, directors may be removed, with or without cause.

FTFC

FTFC’s Articles provide that subject to the rights of the holders of any series of Preferred Stock, any Class A director or Class B director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Class A Common Stock or Class B Common Stock, respectively, voting as a separate class.

Liabilities of Directors; Directors’ Fiduciary Duties

K-TENN

The TBCA provides that a corporation may not indemnify a director for liability (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) under Section 48-18-302 of the TBCA (with respect to the unlawful payment of dividends).

The K-TENN bylaws provide that K-TENN shall indemnify any person who is or was a director, officer, employee, or agent of K-TENN against expenses reasonably incurred by such person, including but without limitation, attorneys’ fees and disbursements, amounts paid in settlement, judgements, fines, penalties and court costs in the defense (through final disposition) of any actual or threatened claim, action, suit or proceeding of civil, criminal, administrative, or investigative nature (other than an action by or in the right of K-TENN); provided that such person (a) is wholly successful with respect thereto, or (b) has been found in a legal opinion of independent counsel or by a majority of the directors of K-TENN not involved in the claim, action, suit or proceeding for which indemnity is sought, to have acted in good faith in what such director, officer, employee, or agent reasonably believed to be in, or not opposed to, the best interest of K-TENN and, in the case of criminal matters, had no reasonable cause to believe that his or her conduct was unlawful; provided further, that no such person shall be so indemnified in relation to matters as to which he or she shall be adjudged in any such claim, action, suit or proceeding to be liable for willful misconduct or recklessness in the performance of duty.

The K-TENN bylaws provide that K-TENN shall indemnify any person who was or is a party or threatened to be a party to any threatened, pending or completed action or suit by or in the right of K-TENN to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of K-TENN, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for willful misconduct or recklessness in performance of his duty to K-TENN.

Any director, officer, employee, or agent who has been wholly successful on the merits or otherwise with respect to any claim, suit, or proceeding of the character described above shall be entitled to indemnification as a matter of right.

The K-TENN bylaws also provide that K-TENN may purchase and maintain insurance providing indemnification for its directors, officers, employees, agents and other persons against any liability, whether or not K-TENN would have the power to indemnify such person against such liability under the TBCA or K-TENN’s bylaws.

FTFC

The OGCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. The OGCA does not permit exculpation for liability:

●	for breach of duty of loyalty;
●	or acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;
●	under Section 1053 of the OGCA (unlawful dividends and stock repurchases); or
●	for transactions from which the director derived improper personal benefit.

The FTFC bylaws eliminated the personal liability of directors to the fullest extent allowed by the OGCA. In addition, the FTFC Articles indemnify its directors, officers, employees, agents and other persons, to the fullest extent permitted by law. The FTFC Articles also provide that FTFC may purchase and maintain insurance providing indemnification for its directors, officers, employees, agents and other persons against any liability, whether or not FTFC would have the power to indemnify such person against such liability under the bylaws.

Issuance of Additional Stock

K-TENN

K-TENN’s board of directors has the authority to issue up to 20,000,000 shares of common stock of K-TENN, of which K-TENN has issued and outstanding as of the date of this proxy statement/prospectus 7,733,089 shares.

FTFC

FTFC’s board of directors can issue (i) 40,000,000 shares of Class A Common Stock; (ii) 10,000,000 shares of Class B Common Stock; and (iii) 550,000 shares of preferred stock (the “Preferred Stock”). As of the date of this proxy statement/prospectus, FTFC has issued 7,617,063 shares of Class A Common Stock and 185,530 shares of Class B Common Stock Please see “Description of FTFC Capital Stock” for further information regarding the differences between the Class A Common Stock and Class B Common Stock.

 Special Voting Rights

K-TENN

K-TENN’s bylaws provides that each holder of K-TENN capital stock is entitled to one vote per share held. However, transferees of shares of K-TENN capital stock transferred within 10 days of the next date set for a meeting are not entitled to a vote.

Under the TBCA, a sale or other disposition of all or substantially all of the corporation’s assets, a merger of the corporation with and into another corporation, or a share exchange involving one or more classes or series of the corporation’s shares or a dissolution of the corporation must be approved by the board of directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon.

The TBCA provides that no corporation (nor its officers or directors) registered or traded on a national securities exchange or registered with the SEC will be held liable for either having failed to approve the acquisition of shares by an interested shareholder on or before such interested shareholder’s share acquisition date, or for opposing any proposed merger, exchange, tender offer or significant disposition of the assets of the corporation or any of its subsidiaries because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation’s employees, are permitted to be considered by the board of directors under the charter for such corporation in connection with a merger, exchange, tender offer or significant disposition of assets.

FTFC

Pursuant to FTFC’s Articles, while holders of Class A Common Stock and Class B Common Stock will be entitled to one vote per share on matters submitted to the company’s shareholders, holders of shares of Class B Common Stock, voting as a single class will be entitled to (i) with the affirmative vote of a majority of the holders of the Class A Common Stock, voting as a separate class, to effect any merger, consolidation, recapitalization, sale of substantially all of the company’s assets or any liquidation of the company (a “Liquidity Event”); provided that with respect to any cash, securities, or other property received by the company in connection with a Liquidity Event, holders of Class B Common Stock shall receive, on a per share basis, an amount limited to 85% of any merger or sale consideration or liquidation amounts received by holders of Class A Common Stock with respect to such Liquidity Event. Please see “Description of FTFC Capital Stock” for further information regarding the differences between the Class A Common Stock and Class B Common Stock.

Under Section 1081 of the OGCA, subject to certain exceptions, a merger must be approved by the board of directors and by the affirmative vote of the holders of at least a majority (unless the charter or bylaws require a greater vote) of the outstanding shares of stock entitled to vote. FTFC’s Articles and bylaws do not include any exceptions or additions to what is required by Section 1081.

Section 1090.3 of the OGCA provides generally that a corporation is prohibited from engaging in any business combination with an interested shareholder for three years from the date on which the shareholder first becomes an interested shareholder.

Preemptive Rights

K-TENN

Neither K-TENN’s or FTFC’s organizational documents contain any provisions relating to preemptive rights.

Annual Meetings

K-TENN

The bylaws of K-TENN provide that an annual meeting of the shareholders shall be held on the third Tuesday of June each year. The annual meeting, and any other meeting of the shareholders, shall be held at the registered office of K-TENN or at any other place the K-TENN board of directors may select. A written or printed notice of each shareholder’s meeting, stating the place, day and hour of the meeting must be given by the Secretary of K-TENN or any person authorized to call the meeting to each shareholder of record entitled to vote at the meeting at least 10 days before the meeting but not more than two months before the meeting. A shareholder, either before or after the meeting, may waive notice of the meeting.

FTFC

The bylaws of FTFC provide that an annual meeting of shareholders shall be held in each year on the third Wednesday in May at 1:00 p.m. If such day is a legal holiday, the annual meeting shall be held on the following business day. If the annual meeting is not held on such date, the Board of Directors by majority vote must cause a meeting to be held as soon thereafter as convenient. Shareholders may, unless the FTFC Articles otherwise provides, act by written consent to elect Directors; provided, however, that if the consent is less than unanimous, the action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which Directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.

Special Meetings

K-TENN

Pursuant to K-TENN’s bylaws, specials meetings of the shareholders may be called by the K-TENN President, the K-TENN board of directors, of holders of at least 33.3% or more shares of K-TENN capital stock outstanding and entitled to vote. Notice of a special meeting to a K-TENN shareholder must state the purpose of the special meeting of shareholders.

Special meetings of the board of directors may be called at any time by the K-TENN President or by the K-TENN board of directors. In the case of a special meeting of the directors, notice of the special meeting must be given to each director at least 48-hours prior to the meeting.

FTFC

Pursuant to FTFC’s bylaws, special meetings of the shareholders of the company may be called at any time by the President, Chair of the Board, if any, or a majority of the board of directors, for any purpose or purposes for which meetings may be lawfully called. Shareholders are not provided the right to call special meetings of the shareholders under the OGCA or FTFC’s organizational documents.

Action by Shareholders Without a Meeting

K-TENN

K-TENN’s bylaws permit the K-TENN shareholders to consent in writing to any action without a meeting provided the consent is signed by all of the shareholders entitled to vote on the action. Such consent has the same effect as a unanimous vote at a K-TENN shareholders’ meeting.

FTFC

FTFC’s bylaws permit the shareholders to consent in writing to any action without a meeting provided the consent is by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Charter and Bylaw Amendments

 K-TENN

The TBCA provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors without shareholder action. Generally, the TBCA provides that a corporation’s charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.

K-TENN’s bylaws provide that K-TENN’s board of directors has the power to amend, repeal, or adopt new bylaws upon the affirmative vote of at least a majority of directors so long as voted on by a quorum. Under the TBCA, K-TENN’s shareholders have the power to adopt, amend or repeal the bylaws.

FTFC

FTFC’s Articles provide that in addition to any vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required in order to amend (i) any of the powers, preferences or special rights of the Class A Common Stock (whether by merger, consolidation or otherwise) in either case or (ii) any of the powers, preferences or special rights of the Class B Common Stock (whether by merger, consolidation or otherwise) to the extent that such amendment would adversely affect the holders of the Class B Common Stock.

FTFC’s bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors, at any regular or special meeting of the shareholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such meeting

Other

The foregoing summarizes the material differences in the corporation laws of the two states and the provisions of the charter documents and bylaws of K-TENN and FTFC. You should also refer to the OGCA, the TBCA and the charter documents of K-TENN and FTFC. Copies of the charter documents and bylaws of K-TENN and FTFC are available at their respective principal executive offices. See “Where You Can Find More Information.”

RIGHTS OF DISSENTING K-TENN SHAREHOLDERS

Under Tennessee law, holders of shares of K-TENN common stock who deliver written notice of their intent to dissent and do not vote in favor of the share exchange proposal have the right to dissent and receive the fair value of their K-TENN common stock in cash. K-TENN shareholders electing to exercise dissenters’ rights must comply with the provisions of Chapter 23 of the TBCA in order to perfect their rights. A copy of Chapter 23 of the TBCA is attached to as Annex C to this proxy statement/prospectus.

The following is intended as a brief summary of the material provisions of the Tennessee statutory procedures required to be followed by a holder of K-TENN common stock in order to properly dissent from the share exchange and perfect the shareholder’s dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 23 of the TBCA, the full text of which appears as Annex C to this proxy statement/prospectus.

Holders of K-TENN common stock who do not want to accept the share exchange consideration, who do not vote in favor of (or who abstain from voting on) the share exchange proposal, and who perfect their dissenters’ rights by complying with the provisions of Chapter 23 of the TBCA, will have the right to receive cash payment for the “fair value” of their K-TENN common stock as determined in accordance with Chapter 23 of the TBCA.

In order to perfect dissenters’ rights with respect to the share exchange, a holder of K-TENN common stock must (1) deliver to K-TENN, before the vote to approve the share exchange proposal is taken, written notice of his or her intent to demand payment for his or her shares of K-TENN common stock if the share exchange is consummated; and (2) not vote, or cause or permit to be voted, any of his shares of K-TENN common stock in favor of the share exchange proposal. Within 10 days after consummation of the share exchange, K-TENN must send to each of the K-TENN shareholders who has perfected dissenters’ rights in accordance with the steps disclosed above, a written dissenters’ notice and form setting forth instructions for receipt and payment of their shares of K-TENN common stock. Upon receipt of such notice and form, dissenting K-TENN shareholders will become entitled to receive payment for their shares of K-TENN common stock when they: (1) demand payment; (2) certify that they received their shares prior to the date of the first public announcement of FTFC’s and K-TENN’ intention to commence the share exchange; and (3) deposit with FTFC certificates representing their shares of K-TENN common stock in accordance with the instructions set forth in the notice.

Any holder of K-TENN common stock contemplating the exercise of his or her dissenters’ rights should carefully review Chapter 23 of the TBCA, a copy of which is attached to this proxy statement/prospectus as Annex C. A holder of K-TENN common stock who fails to comply with all requirements of such Chapter 23 will forfeit his or her dissenters’ rights and, upon consummation of the share exchange and subsequent dissolution, any remaining assets, including shares of FTFC Class A Common Stock, will be available for pro rata distribution to such holder.

In general, any dissenting shareholder who perfects his or her right to be paid the “fair value” of the holder’s K-TENN common stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of any cash.

Due to the complexity of the procedures for exercising dissenters’ right to seek appraisal, K-TENN shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with the applicable TBCA provisions will result in the loss of the right of appraisal.

LEGAL OPINION

The validity of the shares of FTFC’s Class A Common Stock to be issued to K-TENN upon the closing of the share exchange will be passed upon for FTFC by Jones & Keller, P.C., Denver, Colorado. K-TENN is represented in connection with the share exchange and dissolution by Butler Snow LLP, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of FTFC at December 31, 2018 and for the two years in the period ended December 31, 2018, included in the Proxy Statement of K-TENN Capital, Inc., which is referred to and made a part of this prospectus/proxy statement of FTFC have been audited by Kerber, Eck & Braeckel LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statutory financial statements of K-TENN Life included in this proxy statement/prospectus as of December 31, 2018 and for the two years or period ended December 31, 2018 have been audited by Rudler, PSC, independent auditors, as stated in their report, which is included elsewhere in this proxy statement/prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

FTFC files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information FTFC files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov.”

FTFC filed a registration statement on Form S-4 to register the offer and sale of the FTFC Class A Common Stock to be issued to K-TENN in the share exchange. This document is a part of that registration statement and constitutes a prospectus of FTFC in addition to being a proxy statement of K-TENN for the K-TENN shareholder meeting.

Requests for documents relating to FTFC should be directed to First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74113, Attn: Investor Relations. Requests for documents relating to K-TENN should be directed to K-TENN Capital, Inc., 424 Church Street, Suite 2000, Nashville, TN 37206, Attn: Investor Relations.

This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the FTFC Class A Common Stock or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in its affairs since the date of this proxy statement/prospectus. The information contained in this document with respect to K-TENN was provided by K-TENN. The information contained in this document with respect to FTFC was provided by FTFC.

INTRODUCTION TO FINANCIAL STATEMENTS

Included below are the audited financial statements of FTFC as of and for the two years ended December 31, 2018 and its unaudited financial statements as of June 30, 2019 and for the comparative six-month period ended June 30, 2019 and 2018. The interim statements include management’s discussion and analysis (the “MD&A”) for FTFC’s financial condition and results of operations for the interim period. The MD&A for the full years 2018 and 2017 are included in “Information Concerning FTFC.”

Also included below are the audited statutory financial statements of K-TENN Life as of and for the fiscal years ended December 31, 2018 and 2017 and its unaudited statutory financial statements as of June 30, 2019 and for the comparative interim periods ended June 30, 2019 and 2018. Also included below are the MD&A for the fiscal years ended December 31, 2018 and 2017 and the interim periods ended June 30, 2019 and 2018.

Under applicable rules of the SEC, the acquisition of K-TENN Life by FTFC is not deemed to be a material acquisition for FTFC and historical financial statements of the parties are not required to be presented, however, the parties believe the financial statements of both FTFC and K-TENN Life provide useful information to readers. Because the acquisition is not a material acquisition for FTFC, no pro forma financial data relating to the acquisition is presented, nor do the parties believe it would be meaningful to readers.

FIRST TRINITY FINANCIAL CORPORATION AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of First Trinity Financial Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of First Trinity Financial Corporation and Subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kerber, Eck & Braeckel LLP

We have served as the Company’s auditor since 2004.

Springfield, Illinois

March 8, 2019

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Financial Position

	December 31, 2018	December 31, 2017
Assets
Investments
Available-for-sale fixed maturity securities at fair value (amortized cost: $134,414,517 and $143,621,947 as of December 31, 2018 and 2017, respectively)	$131,152,199	$149,683,139
Available-for-sale preferred stock at fair value (cost: $99,945 as of December 31, 2018 and 2017)	90,580	100,720
Equity securities (available-for-sale in 2017) at fair value (cost: $187,122 and $502,919 as of December 31, 2018 and 2017, respectively)	198,668	571,427
Mortgage loans on real estate	130,049,610	102,496,451
Investment real estate	2,392,031	2,382,966
Policy loans	1,809,339	1,660,175
Short-term investments	896,371	547,969
Other long-term investments	59,255,477	55,814,583
Total investments	325,844,275	313,257,430
Cash and cash equivalents	29,665,605	31,496,159
Accrued investment income	2,672,978	2,544,963
Recoverable from reinsurers	2,323,157	1,340,700
Assets held in trust under coinsurance agreement	25,494,700	-
Agents' balances and due premiums	1,418,916	1,485,305
Deferred policy acquisition costs	29,681,737	24,555,902
Value of insurance business acquired	5,185,870	5,526,645
Other assets	11,219,612	10,920,570
Total assets	$433,506,850	$391,127,674
Liabilities and Shareholders' Equity
Policy liabilities
Policyholders' account balances	$297,168,411	$292,909,762
Future policy benefits	56,261,507	49,663,099
Policy claims	1,102,257	1,148,513
Other policy liabilities	72,559	68,490
Total policy liabilities	354,604,734	343,789,864
Funds withheld under coinsurance agreement	29,285,119	-
Deferred federal income taxes	2,373,478	2,961,929
Other liabilities	8,118,268	3,123,702
Total liabilities	394,381,599	349,875,495
Shareholders' equity
Common stock, par value $.01 per share (20,000,000 shares authorized, 8,050,173 issued as of December 31, 2018 and 2017 and 7,802,593 outstanding as of December 31, 2018 and 2017)	80,502	80,502
Additional paid-in capital	28,684,598	28,684,598
Treasury stock, at cost (247,580 shares as of December 31, 2018 and 2017)	(893,947)	(893,947)
Accumulated other comprehensive income (loss)	(2,576,631)	4,760,951
Accumulated earnings	13,830,729	8,620,075
Total shareholders' equity	39,125,251	41,252,179
Total liabilities and shareholders' equity	$433,506,850	$391,127,674

See notes to consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Operations

	Years Ended December 31,
	2018	2017
Revenues
Premiums	$18,822,517	$15,855,686
Net investment income	19,609,386	16,710,408
Net realized investment gains	266,498	271,470
Loss on other-than-temporary impairments	-	(224,250)
Service fees	465,528	14,347
Other income	77,166	102,176
Total revenues	39,241,095	32,729,837
Benefits, Claims and Expenses
Benefits and claims
Increase in future policy benefits	6,634,114	5,402,902
Death benefits	5,345,707	4,463,854
Surrenders	913,977	878,361
Interest credited to policyholders	9,282,425	8,840,019
Dividend, endowment and supplementary life contract benefits	279,660	283,654
Total benefits and claims	22,455,883	19,868,790
Policy acquisition costs deferred	(8,527,380)	(9,321,726)
Amortization of deferred policy acquisition costs	3,515,624	2,870,412
Amortization of value of insurance business acquired	340,775	382,190
Commissions	8,228,279	8,585,278
Other underwriting, insurance and acquisition expenses	6,623,647	8,002,010
Total expenses	10,180,945	10,518,164
Total benefits, claims and expenses	32,636,828	30,386,954
Income before total federal income tax expense	6,604,267	2,342,883
Current federal income tax expense	100,075	105,696
Deferred federal income tax expense	1,362,046	1,267,823
Total federal income tax expense	1,462,121	1,373,519
Net income	$5,142,146	$969,364
Net income per common share basic and diluted	$0.66	$0.12

See notes to consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)

	Years Ended December 31,
	2018	2017
Net income	$5,142,146	$969,364
Other comprehensive income (loss)
Total net unrealized investment gains (losses) arising during the period	(9,087,572)	5,071,141
Cumulative effect, adoption of accounting guidance for equity securities	(68,508)	-
Less net realized investment gains (losses)	246,078	(19,437)
Net unrealized investment gains (losses)	(9,402,158)	5,090,578
Less adjustment to deferred acquisition costs	(114,079)	87,402
Other comprehensive income (loss) before federal income tax expense (benefit)	(9,288,079)	5,003,176
Federal income tax expense (benefit)	(1,950,497)	1,060,901
Total other comprehensive income (loss)	(7,337,582)	3,942,275
Total comprehensive income (loss)	$(2,195,436)	$4,911,639

See notes to consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Changes in Shareholders' Equity
Years Ended December 31, 2018 and 2017

				Accumulated
	Common	Additional		Other		Total
	Stock	Paid-in	Treasury	Comprehensive	Accumulated	Shareholders'
	$.01 Par Value	Capital	Stock	Income (Loss)	Earnings	Equity
Balance as of January 1, 2017	$80,502	$28,684,598	$(893,947)	$818,676	$7,590,446	$36,280,275
Comprehensive income:
Net income	-	-	-	-	969,364	969,364
Federal tax rate change to 21%	-	-	-	-	60,265	60,265
Other comprehensive income	-	-	-	3,942,275	-	3,942,275
Balance as of December 31, 2017	$80,502	$28,684,598	$(893,947)	$4,760,951	$8,620,075	$41,252,179
Comprehensive loss:
Net income	-	-	-	-	5,142,146	5,142,146
Cumulative effect, adoption of accounting guidance for equity securities	-	-	-	-	68,508	68,508
Other comprehensive loss	-	-	-	(7,337,582)	-	(7,337,582)
Balance as of December 31, 2018	$80,502	$28,684,598	$(893,947)	$(2,576,631)	$13,830,729	$39,125,251

See notes to consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2018	2017
Operating activities
Net income	$5,142,146	$969,364
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for depreciation	145,488	145,804
Accretion of discount on investments	(3,927,602)	(3,102,042)
Net realized investment gains	(266,498)	(271,470)
Loss on other-than-temporary impairments	-	224,250
Amortization of policy acquisition cost	3,515,624	2,870,412
Policy acquisition cost deferred	(8,527,380)	(9,321,726)
Amortization of loan origination fees	39,416	64,555
Amortization of value of insurance business acquired	340,775	382,190
Allowance for mortgage loan losses	81,351	98,388
Provision for deferred federal income tax expense	1,362,046	1,267,823
Interest credited to policyholders	9,282,425	8,840,019
Change in assets and liabilities:
Policy loans	(149,164)	(62,059)
Short-term investments	(348,402)	(547,969)
Accrued investment income	(128,015)	(368,193)
Recoverable from reinsurers	(982,457)	(81,762)
Assets held in trust under coinsurance agreement	(25,494,700)	-
Agents' balances and due premiums	66,389	(66,055)
Other assets (excludes depreciation of $316 in 2017 and change in receivable for securities sold of ($331,012) and ($5,923,663) in 2018 and 2017, respectively)	(630,054)	(1,986,174)
Future policy benefits	6,598,408	5,396,872
Policy claims	(46,256)	150,699
Other policy liabilities	4,069	(1,364)
Other liabilities (excludes change in payable of securities purchased of ($68,838) and $228,373 in 2018 and 2017, respectively)	5,063,404	(2,703,155)
Net cash provided by (used in) operating activities	(8,858,987)	1,898,407

Investing activities
Purchases of fixed maturity securities	(13,191,134)	(37,095,248)
Maturities of fixed maturity securities	5,076,000	7,841,000
Sales of fixed maturity securities	16,961,796	12,389,756
Purchases of equity securities	(76,127)	(3,465)
Sales of equity securities	361,947	-
Joint venture distribution	55,710	-
Purchases of mortgage loans	(63,066,644)	(53,913,277)
Payments on mortgage loans	35,461,456	25,670,590
Purchases of other long-term investments	(9,143,277)	(14,036,082)
Collections on other long-term investments	9,700,500	8,663,148
Sale of other long-term investments	-	792,012
Sales of real estate	364,689	190,083
Net change in receivable and payable for securities sold and purchased	262,174	6,152,036
Net cash used in investing activities	(17,232,910)	(43,349,447)

Financing activities
Policyholders' account deposits	54,957,500	56,666,113
Policyholders' account withdrawals	(30,696,157)	(17,942,859)
Net cash provided by financing activities	24,261,343	38,723,254

Decrease in cash and cash equivalents	(1,830,554)	(2,727,786)
Cash and cash equivalents, beginning of period	31,496,159	34,223,945
Cash and cash equivalents, end of period	$29,665,605	$31,496,159

See notes to consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries

Consolidated Statements of Cash Flows (continued)

Supplemental Disclosure – Cash and Non-Cash Impact on Operating, Investing and Financing Activities

During 2017, the Company reclassified an available-for-sale fixed maturity security totaling $729,737 to other long-term investments as recent third party information indicated the security does not qualify for available-for-sale treatment.

In conjunction with this reclassification, the non-cash impact on investing activities is summarized as follows:

Year Ended
December 31, 2017
Reduction in available-for-securities fixed maturity securities	$729,737
Other long-term investments	(729,737)
Net cash used in investing activities	$-

During 2018 and 2017, the Company foreclosed on residential mortgage loans of real estate totaling $467,593 and $207,482, respectively, and transferred those properties to investment real estate that are now held for sale.

In conjunction with these foreclosures, the non-cash impact on investing activities is summarized as follows:

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017
Reductions in mortgage loans due to foreclosure	$467,593	$207,482
Investment real estate held-for-sale acquired through foreclosure	(467,593)	(207,482)
Net cash used in investing activities	$-	$-

See notes to consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies

First Trinity Financial Corporation (the “Company” or “FTFC”) is the parent holding company of Trinity Life Insurance Company (“TLIC”), Family Benefit Life Insurance Company (“FBLIC”) and First Trinity Capital Corporation (“FTCC”). The Company was incorporated in Oklahoma on April 19, 2004, for the primary purpose of organizing a life insurance subsidiary.

The Company owns 100% of TLIC. TLIC owns 100% of FBLIC. TLIC and FBLIC are primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals. TLIC’s and FBLIC’s current product portfolio consists of a modified premium whole life insurance policy with a flexible premium deferred annuity rider, whole life, term, final expense, accidental death and dismemberment and annuity products. The term products are both renewable and convertible and issued for 10, 15, 20 and 30 years. They can be issued with premiums fully guaranteed for the entire term period or with a limited premium guarantee. The final expense product is issued as either a simplified issue or as a graded benefit, determined by underwriting. The TLIC and FBLIC products are sold through independent agents. TLIC is licensed in the states of Illinois, Kansas, Kentucky, Montana, Nebraska, North Dakota, Ohio, Oklahoma and Texas. FBLIC is licensed in the states of Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Montana, Nebraska, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Utah, Virginia and West Virginia.

The Company owns 100% of FTCC that was incorporated in 2006, and began operations in January 2007. FTCC provided financing for casualty insurance premiums for individuals and companies and was licensed to conduct premium financing business in the states of Alabama, Arkansas, Louisiana, Mississippi and Oklahoma. FTCC has made no premium financing loans since June 30, 2012.

Company Capitalization

The Company raised $1,450,000 from two private placement stock offerings during 2004 and $25,669,480 from two public stock offerings and one private placement stock offering from June 22, 2005 through February 23, 2007; June 29, 2010 through April 30, 2012 and August 15, 2012 through March 8, 2013. The Company issued 7,347,488 shares of its common stock and incurred $3,624,518 of offering costs during these private placements and public stock offerings. The Company also issued 702,685 shares of its common stock in connection with two stock dividends paid to shareholders in 2011 and 2012.

During 2012, 2013, 2014 and 2015, the Company repurchased 247,580 shares of its common stock at a total cost of $893,947 from former members of the Board of Directors including the former Chairman of the Board of Directors, a former agent, the former spouse of the Company’s current Chairman, Chief Executive Officer and President and a charitable organization where a former member of the Board of Directors had donated shares of the Company’s common stock.

Acquisition of Other Companies

On December 23, 2008, FTFC acquired 100% of the outstanding common stock of First Life America Corporation (“FLAC”) from an unaffiliated company. The acquisition of FLAC was accounted for as a purchase. The aggregate purchase price for FLAC was $2,695,234 including direct costs associated with the acquisition of $195,234. The acquisition of FLAC was financed with the working capital of FTFC.

On December 31, 2008, FTFC made FLAC a 15 year loan in the form of a surplus note in the amount of $250,000 with an interest rate of 6% payable monthly, that was approved by the Oklahoma Insurance Department (“OID”). This surplus note is eliminated in consolidation.

On August 31, 2009, two of the Company’s subsidiaries, Trinity Life Insurance Company (“Old TLIC”) and FLAC, were merged, with FLAC being the surviving company. Immediately following the merger, FLAC changed its name to TLIC.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

On December 28, 2011, TLIC acquired 100% of the outstanding common stock of FBLIC from FBLIC’s shareholders. The acquisition of FBLIC was accounted for as a purchase. The aggregate purchase price for the acquisition of FBLIC was $13,855,129. The acquisition of FBLIC was financed with the working capital of TLIC.

On April 28, 2015, the Company acquired a block of life insurance policies and annuity contracts according to the terms of an assumption reinsurance agreement. The Company acquired assets of $3,644,839, assumed liabilities of $3,055,916 and recorded a gain on reinsurance assumption of $588,923.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Principles of Consolidation

The consolidated financial statements include the accounts and operations of the Company and its subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in the prior year financial statements to conform to current year classifications. These reclassifications had no effect on previously reported net income or shareholders' equity.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Investments

Fixed maturity securities comprised of bonds and preferred stocks are classified as available-for-sale and are carried at fair value with unrealized gains and losses, net of applicable income taxes, reported in accumulated other comprehensive income. The amortized cost of fixed maturity securities available-for-sale is adjusted for amortization of premium and accretion of discount to maturity.

Interest income on fixed maturity securities, as well as the related amortization of premium and accretion of discount, is included in net investment income under the effective yield method. Dividend income on preferred stocks are recognized in net investment income when declared. The amortized cost of fixed maturity securities available-for-sale and the cost of preferred stocks are written down to fair value when a decline in value is considered to be other-than-temporary.

The Company evaluates the difference between the cost or amortized cost and estimated fair value of its fixed maturity and preferred stock investments to determine whether any decline in value is other-than-temporary in nature.  This determination involves a degree of uncertainty.  If a decline in the fair value of a security is determined to be temporary, the decline is recorded as an unrealized loss in stockholders' equity. If a decline in a security's fair value is considered to be other-than-temporary, the Company then determines the proper treatment for the other-than-temporary impairment.

For fixed maturity securities available-for-sale, the amount of any other-than-temporary impairment related to a credit loss is recognized in earnings and reflected as a reduction in the cost basis of the security; and the amount of any other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss) with no change to the cost basis of the security.  For preferred stocks available-for-sale, the amount of any other-than-temporary impairment is recognized in earnings and reflected as a reduction in the cost basis of the security.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

The assessment of whether a decline in fair value is considered temporary or other-than-temporary includes management's judgment as to the financial position and future prospects of the entity issuing the security. It is not possible to accurately predict when it may be determined that a specific security will become impaired.  Future adverse changes in market conditions, poor operating results of underlying investments and defaults on mortgage loan payments could result in losses or an inability to recover the current carrying value of the investments, thereby possibly requiring an impairment charge in the future.

Likewise, if a change occurs in the Company’s intent to sell temporarily impaired securities prior to maturity or recovery in value, or if it becomes more likely than not that the Company will be required to sell such securities prior to recovery in value or maturity, a future impairment charge could result.

If an other-than-temporary impairment related to a credit loss occurs with respect to a bond, the Company amortizes the reduced book value back to the security's expected recovery value over the remaining term of the bond.  The Company continues to review the security for further impairment that would prompt another write-down in the value.

Equity securities are comprised of mutual funds and common stocks and are carried at fair value. The associated unrealized gains and losses are included in net realized investment gains (losses). Dividends from these investments are recognized in net investment income when declared.

Mortgage loans are carried at unpaid balances, net of unamortized premium or discounts. Interest income and the amortization of premiums or discounts are included in net investment income. Mortgage loan fees, certain direct loan origination costs, and purchase premiums and discounts on loans are recognized as an adjustment of yield by the interest method based on the contractual terms of the loan. In certain circumstances, prepayments may be anticipated. The Company has established a valuation allowance for mortgage loans on real estate that are not supported by funds held in escrow.

Investment real estate in buildings held for the production of income is carried at cost less accumulated depreciation. Depreciation on investment real estate in buildings held for the production of income is calculated over an estimated useful life of 19 years. Investment real estate in land held for both the production of income and for sale is carried at cost. Investment real estate obtained through foreclosure on mortgage loans on real estate is carried at the lower of acquisition cost or net realizable value.

Policy loans are carried at unpaid principal balances. Interest income on policy loans is recognized in net investment income at the contract interest rate when earned.

Other long term investments are comprised of lottery prize receivables and are carried at amortized cost, net of unamortized discount. Interest income and the accretion of discount are included in net investment income.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from banks and money market instruments.

Short-term investments

Short-term investments include funds that have a maturity of more than 90 days but less than one year at the date of purchase.

Investment Income and Realized Gains and Losses on Sales of Investments

Interest and dividends earned on investments are included in net investment income. Realized gains and losses on sales of investments are recognized in operations on the specific identification basis.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1.  Organization and Significant Accounting Policies (continued)

Deferred Policy Acquisition Costs

Commissions and other acquisition costs which vary with and are primarily related to the successful production of new business are deferred and amortized in a systematic manner based on the related contract revenues or gross profits as appropriate. Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance. If this current estimate is less than the existing balance, the difference is charged to expense.

Deferred acquisition costs for the successful production of traditional life insurance contracts are deferred to the extent deemed recoverable and amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities. Deferred acquisition costs related to the successful production of insurance and annuity products that subject the Company to mortality or morbidity risk over a period that extends beyond the period or periods in which premiums are collected and that have terms that are fixed and guaranteed (i.e., limited-payment long-duration annuity contracts) are deferred to the extent deemed recoverable and amortized in relation to the present value of actual and expected gross profits on the policies.

To the extent that realized gains and losses on fixed income securities result in adjustments to deferred acquisition costs related to insurance and annuity products, such adjustments are reflected as a component of the amortization of deferred acquisition costs. Deferred acquisition costs related to limited-payment long-duration insurance and annuity contracts are also adjusted, net of tax, for the change in amortization that would have been recorded if the unrealized gains (losses) from available-for-sale securities had actually been realized. This adjustment is included in the change in net unrealized appreciation (depreciation) on available-for-sale securities, a component of “Accumulated Other Comprehensive Income (Loss)” in the shareholders’ equity section of the statement of financial position.

Allowance for Loan Losses from Mortgage Loans

The allowance for possible loan losses from investments in mortgage loans on real estate is a reserve established through a provision for possible loan losses charged to expense which represents, in the Company’s judgment, the known and inherent credit losses existing in the residential and commercial mortgage loan portfolio. The allowance, in the judgment of the Company, is necessary to reserve for estimated loan losses inherent in the residential and commercial mortgage loan portfolios and reduces the carrying value of investments in mortgage loans on real estate to the estimated net realizable value on the consolidated statement of financial position.

While the Company utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Company’s control, including the performance of the residential and commercial mortgage loan portfolios, the economy and changes in interest rates. The Company’s allowance for possible mortgage loan losses consists of specific valuation allowances established for probable losses on specific loans and a portfolio reserve for probable incurred but not specifically identified loans.

Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the mortgage loan agreement. Factors considered by the Company in determining impairment include payment status, collateral value of the real estate subject to the mortgage loan, and the probability of collecting scheduled principal and interest payments when due. Mortgage loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. The Company determines the significance of payment delays and shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the mortgage loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation or amortization. Office furniture, equipment and computer software is recorded at cost or fair value at acquisition less accumulated depreciation or amortization using the straight-line method over the estimated useful life of the respective assets of three to ten years. Leasehold improvements are recorded at cost and depreciated over the remaining non-cancellable lease term.

Reinsurance

The Company cedes reinsurance under various agreements allowing management to control exposure to potential losses arising from large risks and providing additional capacity for growth. Estimated reinsurance recoverable balances are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured ceded contracts. The Company also assumes reinsurance under various agreements allowing management to increase growth in assets and profitability. Estimated reinsurance payable balances are reported as liabilities and are recognized in a manner consistent with the assets related to the underlying assumed reinsurance contracts.

Value of Insurance Business Acquired

As a result of the Company’s purchases of FLAC and FBLIC, an asset was recorded in the application of purchase accounting to recognize the value of acquired insurance in force.  The Company’s value of acquired insurance in force is an intangible asset with a definite life and is amortized under Financial Accounting Standards Board (“FASB”) guidance.  The value of acquired insurance in force is amortized primarily over the emerging profit of the related policies using the same assumptions that were used in computing liabilities for future policy benefits.

For the amortization of the value of acquired insurance in force, the Company periodically reviews its estimates of gross profits. The most significant assumptions involved in the estimation of gross profits include interest rate spreads, future financial market performance, business surrender/lapse rates, mortality and morbidity, expenses and the impact of realized investment gains and losses. In the event actual experience differs significantly from assumptions or assumptions are significantly revised, the Company is required to record a charge or credit to amortization expense for the period in which an adjustment is made.

As of December 31, 2018 and 2017, there was $3,554,008 and $3,213,233, respectively, of accumulated amortization of the value of insurance business acquired due to the purchases of FLAC and FBLIC. The Company expects to amortize the value of insurance business acquired by the following amounts over the next five years: $281,649 in 2019, $259,735 in 2020, $239,257 in 2021, $221,542 in 2022 and $212,645 in 2023.

Other Assets and Other Liabilities

Other assets consist primarily of advances to mortgage loan originator, receivable for securities sold, federal and state income taxes recoverable, accrual of mortgage loan and long-term investment payments due, guaranty funds, notes receivable, prepaid assets, deposits, other receivables and property and equipment.

Other liabilities consist primarily of accrued expenses payable, accounts payable, remittance and suspense items not allocated, payable for securities purchased, guaranty fund assessments, unclaimed funds, deferred revenue, unearned investment income, withholdings, escrows and other payables.

Policyholders’ Account Balances

The Company’s liability for policyholders’ account balances represents the contract value that has accrued to the benefit of the policyholder as of the financial statement date. This liability is generally equal to the accumulated account deposits plus interest credited less policyholders’ withdrawals and other charges assessed against the account balance. Interest crediting rates for individual annuities range from 2.25% to 4.50%. Interest crediting rates for deposit-type liabilities range from 2.50% to 4.00%.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

Future Policy Benefits

The Company’s liability for future policy benefits is primarily comprised of the present value of estimated future payments to or on behalf of policyholders, where the timing and amount of payment depends on policyholder mortality or morbidity, less the present value of future net premiums. For life insurance and annuity products, expected mortality and morbidity is generally based on the Company’s historical experience or standard industry tables including a provision for the risk of adverse deviation. Interest rate assumptions are based on factors such as market conditions and expected investment returns. Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance with fixed and guaranteed terms, significant changes in experience or assumptions may require the Company to provide for expected future losses by establishing premium deficiency reserves.

Policy Claims

Policy claim liabilities represent the estimated liabilities for claims reported plus estimated incurred but not yet reported claims developed from trends of historical market data applied to current exposure.

Federal Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under U.S. GAAP and balances determined using tax bases. A valuation allowance is established for the amount of the deferred tax asset that exceeds the amount of the estimated future taxable income needed to utilize the future tax benefits.

Common Stock

Common stock is fully paid, non-assessable and has a par value of $.01 per share.

Treasury Stock

Treasury stock, representing shares of the Company’s common stock that have been reacquired after having been issued and fully paid, is recorded at the reacquisition cost and the shares are no longer outstanding.

Accumulated Other Comprehensive Income (Loss)

FASB guidance requires the inclusion of unrealized gains or losses on available-for-sale securities, net of tax, as a component of other comprehensive income (loss).  Unrealized gains and losses recognized in accumulated other comprehensive income (loss) that are later recognized in net income through a reclassification adjustment are identified on the specific identification method. In addition, deferred acquisition costs related to limited-payment long-duration insurance and annuity contracts are also adjusted, net of tax, for the change in amortization that would have been recorded if the unrealized gains (losses) from available-for-sale securities had actually been realized. This adjustment is included in the change in net unrealized appreciation (depreciation) on available-for-sale securities, a component of “Accumulated Other Comprehensive Income (Loss)” in the shareholders’ equity section of the statement of financial position.

Revenues and Expenses

Revenues on traditional life insurance products consist of direct premiums reported as earned when due. Liabilities for future policy benefits are provided and acquisition costs are amortized in a systematic manner based on the related contract revenues or gross profits as appropriate.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

Acquisition costs for traditional life insurance contracts are deferred to the extent deemed recoverable and are amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities. Traditional life insurance products are treated as long-duration contracts since they generally remain in force for the lifetime of the insured.

Deferred acquisition costs related to insurance and annuity products that subject the Company to mortality or morbidity risk over a period that extends beyond the period or periods in which premiums are collected and that have terms that are fixed and guaranteed are deferred to the extent deemed recoverable and amortized in relation to the present value of actual and expected gross profits on the policies. These types of insurance and annuity contracts are treated as long-duration insurance contracts since they generally remain in force for an extended period.

Net Income per Common Share

Net income per common share basic and diluted is calculated using the weighted average number of common shares outstanding and subscribed during the year. The weighted average outstanding and subscribed common shares basic and diluted were 7,802,593 for both of the years ended December 31, 2018 and 2017.

Subsequent Events

Management has evaluated all events subsequent to December 31, 2018 through the date that these financial statements have been issued.

Recent Accounting Pronouncements

Revenue from Contracts with Customers

In May 2014, the FASB issued updated guidance to clarify the principles for recognizing revenue. While insurance contracts are not within the scope of this updated guidance, the Company's fee income related to providing services will be subject to this updated guidance. The updated guidance requires an entity to recognize revenue as performance obligations are met, in order to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration the entity is entitled to receive for those goods or services. The following steps are applied in the updated guidance: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when, or as, the entity satisfies a performance obligation. In July 2015, the FASB deferred the effective date of the updated guidance on revenue recognition by one year to the quarter ending March 31, 2018.  The adoption of this guidance in 2018 did not have a material effect on the Company’s result of operations, financial position or liquidity.

Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the FASB issued updated guidance regarding financial instruments. This guidance intends to enhance reporting for financial instruments and addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The significant amendments in this update generally require equity investments to be measured at fair value with changes in fair value recognized in net income, require the use of an exit price notion when measuring the fair value of financial instruments for disclosure purposes and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities. This guidance also intends to enhance the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. This guidance was effective for fiscal years beginning after December 15, 2017. The recognition and measurement provisions of this guidance were applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption and early adoption is not permitted. The adoption of this guidance in 2018 did not have a material effect on the Company’s result of operations, financial position or liquidity.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

Leases

In February 2016, the FASB issued updated guidance regarding leases that generally requires the lessee and lessor to recognize lease assets and lease liabilities on the statement of financial position. A lessee should recognize on the statement of financial position a liability to make lease payments and an asset representing its right-to-use the underlying assets for the lease term. Optional payments to extend the lease or purchase the underlying leased asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise the option(s).

If the lease has a term of 12 months or less, a lessee can make an election to recognize lease expenses for such leases on a straight-line basis over the lease term. There is a differentiation between finance leases and operating leases for the lessee in the statements of operations and cash flows. Finance leases recognize interest on the lease liability separately from the right-to-use the asset whereas an operating lease recognizes a single lease cost allocated over the lease term on a generally straight-line basis. All cash payments are within operating activities in the statement of cash flows except finance leases classify repayments of the principal portion of the lease liability within financing activities.

The accounting applied by the lessor is largely unchanged from that applied under previous U.S. GAAP. Key aspects of the lessor accounting model, however, were aligned with the revenue recognition guidance of Codification Topic 606. The previous accounting model for leverage leases continues to apply only to those leveraged leases that commenced before the effective date of Codification Update 2016-02 Leases (Topic 842). Entities will generally continue to account for leases that commenced before the effective date of this update in accordance with previous U.S. GAAP unless the lease is modified. Lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimal rental payments that were tracked and disclosed under previous U.S. GAAP.

In July 2018, the FASB issued updated guidance (Accounting Standards Update 2018-11) that provides entities with an additional (and optional) transition method to adopt the new standard on leases. Under this new transition method, an entity initially applies the new standard on leases at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new standard on leases will continue to be in accordance with current GAAP (Topic 840, Leases).  An entity that elects this additional (and optional) transition method must provide the required Topic 840 disclosures for all periods that continue to be in accordance with Topic 840.

In December 2018, the FASB issued additional guidance (Accounting Standards Update 2018-20) that permits an accounting policy election for lessors to not evaluate whether certain sales taxes and other similar taxes are lessor costs or lessee costs. A lessor making this election will exclude from the consideration in the contract and from variable payments not included in the consideration of the contract all collections from lessees of certain sales taxes and other similar taxes and to provide certain disclosures.

The Company will adopt this guidance in first quarter 2019. The adoption of this guidance in 2019 is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Financial Instruments — Credit Losses:  Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued updated guidance for the accounting for credit losses for financial instruments. The updated guidance applies a new credit loss model (current expected credit losses or CECL) for determining credit-related impairments for financial instruments measured at amortized cost (e.g. mortgage loans and reinsurance amounts recoverable) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected. The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. In addition, the length of time a security has been in an unrealized loss position will no longer impact the determination of whether a credit loss exists.

In November 2018, the FASB issued updated guidance (Accounting Standards Update 2018-19) to emphasize improvements related to the measurement of credit losses on financial statements to increase awareness of the amendments to scope and transition and effective date requirements.

The original and updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted for reporting periods beginning after December 15, 2018. Based on the financial instruments currently held by the Company, the Company expects there would not be a material effect on the Company’s results of operations, financial position or liquidity if the new guidance were to be adopted in the current accounting period. The Company will adopt this guidance in 2020. The impact on the Company’s results of operations, financial position or liquidity at the date of adoption of the updated guidance will be determined by the financial instruments held by the Company and the economic conditions at that time.

Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments

In August 2016, the FASB issued specific guidance to reduce the existing diversity in practice in how eight specific cash flow issues of certain cash receipts and cash payments are presented and classified in the statement of cash flows. The updated guidance was effective for annual and interim periods beginning after December 15, 2017, and is to be applied retrospectively. Early adoption was permitted.  The adoption of this guidance in 2018 did not have a material effect on the Company’s cash flows statement.

Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments

In November 2016, the FASB issued specific guidance on the cash flow classification and presentation of changes in restricted cash or restricted cash equivalents when there are transfers between cash, cash equivalents and restricted cash or restricted cash equivalents and when there are direct cash receipts into restricted cash or restricted cash equivalents or direct cash payments made from restricted cash or restricted cash equivalents. The updated guidance is effective for annual and interim periods beginning after December 15, 2017, and is to be applied retrospectively. Early adoption was permitted.  The adoption of this guidance in 2018 did not have a material effect on the Company’s results of operations, financial position or liquidity.

Business Combinations – Clarifying the Definition of a Business

In January 2017, the FASB issued guidance to clarify the definition of a business to assist reporting entities in evaluating whether transactions should be accounted for as an acquisition or disposal of assets or businesses. This update provides a screen to determine when an integrated set of assets or activities is not a business and the requirements to be met to be considered a business.

The updated guidance is effective for annual and interim periods beginning after December 15, 2017, and is to be applied retrospectively. Early adoption was permitted in certain situations.  The adoption of this guidance in 2018 did not have a material effect on the Company’s results of operations, financial position or liquidity.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

Intangibles – Goodwill and Other - Simplifying the Test for Goodwill Impairment

In January 2017, the FASB issued guidance to modify the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. Reporting entities will no longer determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The updated guidance is effective for annual and interim periods beginning after December 15, 2019, and is to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.  The adoption of this guidance in 2020 is not expected to have a material effect on the Company's results of operations, financial position or liquidity.

Compensation — Stock Compensation: Scope of Modification Accounting

In May 2017, the FASB issued updated guidance related to a change to the terms or conditions (modification) of a share-based payment award.  The updated guidance provides that an entity should account for the effects of a modification unless the fair value and vesting conditions of the modified award and the classification of the modified award (equity or liability instrument) are the same as the original award immediately before the modification. The updated guidance is effective for the quarter ending March 31, 2018.  The update is to be applied prospectively to an award modified on or after the adoption date. Early adoption was permitted. The adoption of this guidance in 2018 did not have a material effect on the Company’s results of operations, financial position or liquidity.

Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income

On February 14, 2018, the FASB issued updated guidance that allows a reclassification of the stranded tax effects in accumulated other comprehensive income resulting from the Tax Cuts and Jobs Act of 2017. Current guidance requires the effect of a change in tax laws or rates on deferred tax balances to be reported in income from continuing operations in the accounting period that includes the period of enactment, even if the related income tax effects were originally charged or credited directly to accumulated other comprehensive income. The amount of the reclassification would include the effect of the change in the U.S. federal corporate income tax rate on the gross deferred tax amounts and related valuation allowances, if any, at the date of the enactment of the Tax Cuts and Jobs Act of 2017 related to items in accumulated other comprehensive income.

The updated guidance is effective for reporting periods beginning after December 15, 2018 and is to be applied retrospectively to each period in which the effect of the Tax Cuts and Jobs Act of 2017 related to items remaining in accumulated other comprehensive income are recognized or at the beginning of the period of adoption. Early adoption was permitted and the Company adopted the updated guidance effective December 31, 2017. The adoption of this guidance in 2017 did not have a material effect on the Company’s result of operations, financial position or liquidity.

Targeted Improvements to the Accounting for Long-Duration Contracts

In August 2018, the FASB issued updated guidance to the existing recognition, measurement, presentation and disclosure requirements for long-duration contracts issued by an insurance entity. This update improves the timeliness of recognizing changes in the liability for future policy benefits, modifies the rate used to discount future cash flows, simplifies and improves accounting for certain market-based options or guarantees associated with deposit (i.e., account balance) contracts, simplifies the amortization of deferred acquisitions costs and expands required disclosures. The expanded disclosure requires an insurance entity to provide disaggregated roll forwards of beginning to ending balances of the following: liability for future policy benefits, policyholder account balances, market risk benefits, separate account liabilities and deferred acquisition costs including disclosure about, changes to and effect of changes for significant inputs, judgments, assumptions and methods used in measurements.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1. Organization and Significant Accounting Policies (continued)

The updated guidance is effective for reporting periods beginning after December 15, 2020. Early adoption is permitted. With respect to the liability for future policyholder benefits for traditional and limited-payment contracts and deferred acquisition costs, an insurance entity may elect to apply the amendments retrospectively as of the beginning of the earliest period presented. With respect to the market risk benefits, an insurance entity should apply the amendments retrospectively as of the beginning of the earliest period presented. The Company expects that the impact on the Company’s results of operations, financial position and liquidity at the date of adoption of the updated guidance in 2021 will be determined by the long-duration contracts then held by the Company and the economic conditions at that time.

Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement

In August 2018, the FASB issued amendments to modify the disclosure requirements related to fair value measurements including the consideration of costs and benefits of producing the modified disclosures. The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted and an entity is permitted to early adopt any removed or modified disclosures upon issuance and delay adoption of the additional disclosures until their effective date. The adoption of this guidance in 2020 is not expected to have a material effect on the Company's results of operations, financial position or liquidity.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments

Fixed Maturity, Preferred Stock and Equity Securities

Investments in fixed maturity, preferred stock and equity securities as of December 31, 2018 and 2017 are summarized as follows:

		Gross	Gross
	Amortized Cost	Unrealized	Unrealized	Fair
	or Cost	Gains	Losses	Value
	December 31, 2018
Fixed maturity securities
U.S. government and U.S. government agencies	$2,793,681	$2,769	$91,739	$2,704,711
States and political subdivisions	9,295,973	215,000	32,941	9,478,032
Residential mortgage-backed securities	23,694	27,461	-	51,155
Corporate bonds	100,360,468	823,991	3,220,268	97,964,191
Asset-backed	253,598	7,820	-	261,418
Foreign bonds	21,687,103	75,525	1,069,936	20,692,692
Total fixed maturity securities	134,414,517	1,152,566	4,414,884	131,152,199

Preferred stock	99,945	-	9,365	90,580

Equity securities
Mutual funds	91,981	-	17,082	74,899
Corporate common stock	95,141	28,628	-	123,769
Total equity securities	187,122	28,628	17,082	198,668
Total fixed maturity, preferred stock and equity securities	$134,701,584	$1,181,194	$4,441,331	$131,441,447

	December 31, 2017
Fixed maturity securities
U.S. government and U.S. government agencies	$2,989,688	$48,720	$65,341	$2,973,067
States and political subdivisions	9,368,393	337,442	20,148	9,685,687
Residential mortgage-backed securities	29,573	41,736	-	71,309
Corporate bonds	109,340,273	5,248,291	491,556	114,097,008
Foreign bonds	21,894,020	1,134,999	172,951	22,856,068
Total fixed maturity securities	143,621,947	6,811,188	749,996	149,683,139

Preferred stock	99,945	775	-	100,720

Equity securities
Mutual funds	347,942	1,124	-	349,066
Corporate common stock	154,977	67,384	-	222,361
Total equity securities	502,919	68,508	-	571,427
Total fixed maturity, preferred stock and equity securities	$144,224,811	$6,880,471	$749,996	$150,355,286

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

All securities in an unrealized loss position as of the financial statement dates, the estimated fair value, pre-tax gross unrealized loss and number of securities by length of time that those securities have been continuously in an unrealized loss position as of December 31, 2018 and 2017 are summarized as follows:

		Unrealized	Number of
	Fair Value	Loss	Securities
	December 31, 2018
Fixed maturity securities
Less than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	$991,660	$2,419	1
States and political subdivisions	1,066,743	7,948	6
Corporate bonds	58,506,980	2,154,898	215
Foreign bonds	14,554,291	852,120	50
Total less than 12 months in an unrealized loss position	75,119,674	3,017,385	272
More than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	1,590,655	89,320	6
States and political subdivisions	518,969	24,993	4
Corporate bonds	7,107,831	1,065,370	30
Foreign bonds	1,376,680	217,816	5
Total more than 12 months in an unrealized loss position	10,594,135	1,397,499	45
Total fixed maturity securities in an unrealized loss position	85,713,809	4,414,884	317
Preferred stock, less than 12 months in an unrealized loss position	90,580	9,365	2
Equity securities (mutual funds), less than 12 months in an unrealized loss position	74,899	17,082	1
Total fixed maturity, preferred stock and equity securities in an unrealized loss position	$85,879,288	$4,441,331	$320

	December 31, 2017
Fixed maturity securities
Less than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	$326,163	$3,897	2
States and political subdivisions	608,342	6,889	3
Corporate bonds	5,995,898	130,337	23
Foreign bonds	2,061,178	98,520	7
Total less than 12 months in an unrealized loss position	8,991,581	239,643	35
More than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	1,338,617	61,444	5
States and political subdivisions	579,008	13,259	4
Corporate bonds	5,139,898	361,219	20
Foreign bonds	501,875	74,431	3
Total more than 12 months in an unrealized loss position	7,559,398	510,353	32
Total fixed maturity securities in an unrealized loss position	$16,550,979	$749,996	$67

As of December 31, 2018, the Company held 317 available-for-sale fixed maturity securities with an unrealized loss of $4,414,884, fair value of $85,713,809 and amortized cost of $90,128,693. These unrealized losses were primarily due to market interest rate movements in the bond market as of December 31, 2018. The ratio of the fair value to the amortized cost of these 317 securities is 95%.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

As of December 31, 2017, the Company held 67 available-for-sale fixed maturity securities with an unrealized loss of $749,996, fair value of $16,550,979 and amortized cost of $17,300,975. These unrealized losses were primarily due to market interest rate movements in the bond market as of December 31, 2017. The ratio of the fair value to the amortized cost of these 67 securities is 96%.

As of December 31, 2018, the Company held two preferred stocks with an unrealized loss of $9,365, fair value of $90,580 and cost of $99,945. The ratio of fair value to cost of these two preferred stocks is 91%.

As of December 31, 2018, the Company held one equity security with an unrealized loss of $17,082, fair value of $74,899 and cost of $91,981. The ratio of fair value to cost of this security is 81%.

As of December 31, 2017, the Company had no equity securities and preferred stocks with unrealized losses.

Fixed maturity securities were 96% and 93% investment grade as rated by Standard & Poor’s as of December 31, 2018 and December 31, 2017, respectively.

The Company’s decision to record an impairment loss is primarily based on whether the security’s fair value is likely to remain significantly below its book value based on all of the factors considered. Factors that are considered include the length of time the security’s fair value has been below its carrying amount, the severity of the decline in value, the credit worthiness of the issuer, and the coupon and/or dividend payment history of the issuer. The Company also assesses whether it intends to sell or whether it is more likely than not that it may be required to sell the security prior to its recovery in value.

For any fixed maturity securities that are other-than-temporarily impaired, the Company determines the portion of the other-than-temporary impairment that is credit-related and the portion that is related to other factors. The credit-related portion is the difference between the expected future cash flows and the amortized cost basis of the fixed maturity security, and that difference is charged to earnings. The non-credit-related portion representing the remaining difference to fair value is recognized in other comprehensive income (loss). Only in the case of a credit-related impairment where management has the intent to sell the security, or it is more likely than not that it will be required to sell the security before recovery of its cost basis, is a fixed maturity security adjusted to fair value and the resulting losses recognized in realized gains (losses) in the consolidated statements of operations. Any other-than-temporary impairments on preferred stocks are recorded in the consolidated statements of operations in the periods incurred as the difference between fair value and cost.

The Company has recorded other-than-temporary impairments on its fixed maturity available-for-sale investment in an energy corporation with a total par value of $650,000 as a result of continuing unrealized losses. During fourth quarter 2016 this security was initially impaired by a $207,450 charge to the statement of operations. During second quarter 2017 this security was further impaired by a $224,250 charge to the statement of operations. These impairments were considered fully credit-related and represent the difference between the amortized cost basis of the security and its fair value. The Company experienced no additional other-than-temporary impairments on fixed maturity available-for-sale securities for the years ended December 31, 2018 and 2017.

Management believes that the Company will fully recover its cost basis in the securities held as of December 31, 2018, and management does not have the intent to sell nor is it more likely than not that the Company will be required to sell such securities until they recover or mature.  The remaining temporary impairments shown herein are primarily the result of the current interest rate environment rather than credit factors that would imply other-than-temporary impairment.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

Net unrealized gains (losses) included in other comprehensive income (loss) for investments classified as available-for-sale, net of the effect of deferred income taxes and deferred acquisition costs assuming that the appreciation (depreciation) had been realized as of December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018	December 31, 2017

Unrealized appreciation (depreciation) on available-for-sale securities	$(3,271,683)	$6,130,475
Adjustment to deferred acquisition costs	10,124	(103,955)
Deferred income taxes	684,928	(1,265,569)

Net unrealized appreciation (depreciation) on available-for-sale securities	$(2,576,631)	$4,760,951

The amortized cost and fair value of fixed maturity available-for-sale securities as of December 31, 2018, by contractual maturity, are summarized as follows:

	December 31, 2018
	Amortized Cost	Fair Value

Due in one year or less	$4,742,428	$4,754,203
Due in one year through five years	27,097,571	27,025,179
Due after five years through ten years	39,270,827	38,224,918
Due after ten years	63,279,997	61,096,744
Due at multiple maturity dates	23,694	51,155

	$134,414,517	$131,152,199

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

Proceeds and gross realized gains (losses) from the sales, calls and maturities of fixed maturity securities available-for-sale, equity securities, investment real estate and other long-term investments for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,
	Fixed Maturity Securities		Equity Securities		Investment Real Estate
	2018	2017	2018	2017	2018	2017
Proceeds	$22,037,796	$20,230,756	$361,947	$-	$364,689	$190,083
Gross realized gains	391,895	594,337	25,791	-	52,971	6,050
Gross realized losses	(145,817)	(389,524)	(58)	-	(1,322)	(1,668)
Loss on other-than-temporary impairment	-	(224,250)	-	-	-	-

	Years Ended December 31,
	Other Long-Term Investments
	2018	2017
Proceeds	$-	$792,012
Gross realized gains	-	62,275
Gross realized losses	-	-
Loss on other-than-temporary impairment	-	-

The accumulated change in net unrealized investment gains (losses) for fixed maturity and preferred stock available-for-sale and equity securities for the years ended December 31, 2018 and 2017 and the amount of net realized investment gains (losses) on fixed maturity securities available-for-sale, equity securities, investment real estate and other long-term investments for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,
	2018	2017
Change in unrealized investment gains (losses):
Available-for-sale securities:
Fixed maturity securities	$(9,323,510)	$5,060,302
Preferred stock	(10,140)	4,360
Equity securities	-	25,916
Net realized investment gains (losses):
Available-for-sale securities:
Fixed maturity securities	246,078	204,813
Equity securities, sale of securities	25,733	-
Equity securities, changes in fair value	(56,962)	-
Investment real estate	51,649	4,382
Other long-term investments	-	62,275

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

Mortgage Loans on Real Estate

The Company’s mortgage loans by property type as of December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018	December 31, 2017

Residential mortgage loans	$120,108,297	$100,700,241
Commercial mortgage loans by property type
Apartment	1,816,870	-
Industrial	1,156,157	430,613
Lodging	112,494	-
Office building	2,348,639	137,703
Retail	4,507,153	1,227,894
Total commercial mortgage loans by property type	9,941,313	1,796,210
Total mortgage loans	$130,049,610	$102,496,451

The Company utilizes the ratio of the carrying value of individual mortgage loans compared to the individual appraisal value to evaluate the credit quality of its mortgage loans on real estate (commonly referred to as the loan-to-value ratio). The Company’s residential and commercial (includes apartment, industrial, lodging, office building and retail) mortgage loans on real estate by credit quality using this ratio as of December 31, 2018 and 2017 are summarized as follows:

			December 31,
			Residential Mortgage Loans		Commercial Mortgage Loans		Total Mortgage Loans
Loan-To-Value Ratio			2018	2017	2018	2017	2018	2017
Over 70%	to	80%	$23,205,637	$19,515,632	$280,020	$-	$23,485,657	$19,515,632
Over 60%	to	70%	43,631,465	36,192,035	2,216,436	-	45,847,901	36,192,035
Over 50%	to	60%	24,890,831	25,121,248	752,181	835,093	25,643,012	25,956,341
Over 40%	to	50%	16,055,231	12,923,381	1,670,263	-	17,725,494	12,923,381
Over 30%	to	40%	5,984,097	4,303,273	3,341,616	658,296	9,325,713	4,961,569
Over 20%	to	30%	3,249,410	1,867,670	1,429,085	159,671	4,678,495	2,027,341
Over 10%	to	20%	2,233,102	727,245	251,712	143,150	2,484,814	870,395
10%	or	less	858,524	49,757	-	-	858,524	49,757
	Total		$120,108,297	$100,700,241	$9,941,313	$1,796,210	$130,049,610	$102,496,451

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

The outstanding principal balance of mortgage loans, by the most significant states, as of December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018		December 31, 2017
	Amount	Percentage	Amount	Percentage
Alabama	$783,866	0.60%	$796,489	0.78%
Arizona	2,103,627	1.62%	1,666,684	1.63%
Arkansas	71,854	0.06%	72,600	0.07%
California	9,489,106	7.30%	3,973,810	3.88%
Colorado	200,174	0.15%	206,490	0.20%
Connecticut	1,511,981	1.16%	307,716	0.30%
Delaware	458,587	0.35%	-	0.00%
Florida	24,622,340	18.93%	18,773,474	18.32%
Georgia	8,353,781	6.42%	8,019,796	7.82%
Hawaii	233,170	0.18%	236,758	0.23%
Idaho	635,114	0.49%	-	0.00%
Illinois	8,317,183	6.40%	11,165,357	10.89%
Indiana	996,756	0.77%	966,491	0.94%
Kansas	389,239	0.30%	421,362	0.41%
Kentucky	97,872	0.08%	101,022	0.10%
Louisiana	248,360	0.19%	252,457	0.25%
Maine	129,456	0.10%	-	0.00%
Maryland	767,325	0.59%	437,705	0.43%
Massachusetts	778,303	0.60%	293,933	0.29%
Michigan	195,838	0.15%	199,661	0.19%
Minnesota	135,241	0.10%	351,397	0.34%
Mississippi	136,306	0.10%	137,398	0.13%
Missouri	3,909,254	3.01%	2,628,265	2.56%
Nevada	487,365	0.37%	492,840	0.48%
New Hampshire	285,077	0.22%	-	0.00%
New Jersey	1,463,390	1.13%	334,804	0.33%
New Mexico	341,769	0.26%	-	0.00%
New York	3,485,062	2.68%	2,236,894	2.18%
North Carolina	1,877,753	1.44%	1,009,279	0.98%
Ohio	3,318,414	2.55%	2,425,787	2.37%
Oklahoma	450,297	0.35%	356,203	0.35%
Oregon	2,929,557	2.25%	1,416,750	1.38%
Pennsylvania	81,435	0.06%	211,147	0.21%
South Carolina	420,629	0.32%	718,897	0.70%
Tennessee	2,130,400	1.64%	1,465,126	1.43%
Texas	45,200,527	34.76%	40,414,632	39.43%
Utah	2,000,000	1.54%	-	0.00%
Vermont	102,968	0.08%	-	0.00%
Virginia	494,462	0.38%	83,195	0.08%
Washington	361,716	0.28%	239,998	0.23%
Wisconsin	375,657	0.29%	282,869	0.28%
Mortgage loan allowance and unamortized origination fees	(321,601)	-0.25%	(200,835)	-0.19%
	$130,049,610	100%	$102,496,451	100%

There were 11 loans with a remaining principal balance of $2,233,575 that were more than 90 days past due as of December 31, 2018. There were 23 loans with a remaining principal balance of $3,094,155 that were more than 90 days past due as of December 31, 2017.

There were no mortgage loans in default and in the foreclosure process as of December 31, 2018 and 2017.

During 2018 the Company foreclosed on residential mortgage loans of real estate totaling $467,593 and transferred those properties to investment real estate held for sale. During 2017 the Company foreclosed on residential mortgage loans of real estate totaling $207,482 and transferred those properties to investment real estate held for sale.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

The principal balances of the 1,051 residential mortgage loans owned by the Company as of December 31, 2018 that aggregated to $120,108,297 ranged from a low of $796 to a high of $994,500 and the interest rates ranged from 3.43% to 58.04%. The principal balances of the 29 commercial (includes apartment, industrial, lodging, office building and retail) mortgage loans owned by the Company as of December 31, 2018 that aggregated to $9,941,313 ranged from a low of $113,059 to a high of $1,000,000 and the interest rates ranged from 5.75% to 12.90%.

The principal balances of the 986 residential mortgage loans owned by the Company as of December 31, 2017 that aggregated to $100,700,241 ranged from a low of $84 to a high of $852,011 and the interest rates ranged from 4.13% to 16.07%. The principal balances of the eight commercial mortgage loans owned by the Company as of December 31, 2017 that aggregated to $1,796,210 ranged from a low of $90,431 to a high of $432,798 and the interest rates ranged from 5.75% to 9.99%.

There are allowances for losses on mortgage loans of $424,166 and $342,815 as of December 31, 2018 and 2017, respectively. As of December 31, 2018, $823,645 of independent mortgage loan balances are held in escrow by a third party for the benefit of the Company related to its investment in mortgage loans on real estate with one loan originator. As of December 31, 2017, $564,479 of independent mortgage loan balances are held in escrow by a third party for the benefit of the Company related to its investment in mortgage loans on real estate with one loan originator.

In 2018 and 2017 the Company did not experience any impairment on mortgage loan investments.

Investment real estate

During 2018 the Company foreclosed on residential mortgage loans of real estate totaling $467,593 and transferred those properties to investment real estate held for sale. During 2018, the Company sold investment real estate property with an aggregate carrying value of $313,040. The Company recorded a gross realized investment gain on sale of $51,649 based on an aggregate sales price of $364,689.

During 2017 the Company foreclosed on residential mortgage loans of real estate totaling $207,482 and transferred those properties to investment real estate held for sale. During 2017, the Company sold investment real estate property with an aggregate carrying value of $185,701. The Company recorded a gross realized investment gain on sale of $4,382 based on an aggregate sales price of $190,083.

TLIC owns approximately six and one-half acres of land located in Topeka, Kansas that includes a 20,000 square foot office building on approximately one-fourth of this land. This building and land on one of the four lots is held for the production of income. The other three lots of land owned in Topeka, Kansas are held for investment. In addition, FBLIC owns one-half acre of undeveloped land located in Jefferson City, Missouri.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

The Company’s investment real estate as of December 31, 2018 and 2017 is summarized as follows:

	December 31,
	2018	2017
Land - held for the production of income	$213,160	$213,160
Land - held for investment	745,155	745,155
Total land	958,315	958,315
Building - held for the production of income	2,267,557	2,267,557
Less - accumulated depreciation	(1,340,671)	(1,195,183)
Buildings net of accumulated depreciation	926,886	1,072,374
Residential real estate - held for sale	506,830	352,277
Total residential real estate	506,830	352,277
Investment real estate, net of accumulated depreciation	$2,392,031	$2,382,966

Other Long-Term Investments

The Company’s investment in lottery prize cash flows was $59,255,477 and $55,814,583 as of December 31, 2018 and 2017, respectively. The lottery prize cash flows are assignments of the future rights from lottery winners purchased at a discounted price. Payments on these investments are made by state run lotteries.

The amortized cost and estimated fair value of lottery prize cash flows, by contractual maturity, as of December 31, 2018 are summarized as follows:

	December 31, 2018
	Amortized Cost	Fair Value
Due in one year or less	$8,134,668	$8,248,038
Due in one year through five years	25,290,420	27,397,564
Due after five years through ten years	17,388,171	21,119,390
Due after ten years	8,442,218	12,876,366
	$59,255,477	$69,641,358

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

2. Investments (continued)

The outstanding balance of lottery prize cash flows, by state lottery, as of December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018		December 31, 2017
	Amount	Percentage	Amount	Percentage
Arizona	$360,333	0.61%	$314,056	0.56%
California	4,656,712	7.86%	4,892,381	8.77%
Colorado	75,706	0.13%	-	0.00%
Connecticut	2,406,581	4.06%	1,734,926	3.11%
Florida	128,960	0.22%	47,641	0.09%
Georgia	3,263,364	5.51%	3,209,769	5.75%
Illinois	486,477	0.82%	512,415	0.92%
Indiana	1,259,879	2.13%	1,282,229	2.30%
Maine	176,637	0.30%	204,839	0.37%
Massachusetts	12,953,938	21.86%	13,613,341	24.39%
Michigan	279,911	0.47%	294,385	0.53%
Missouri	108,404	0.18%	115,906	0.21%
New Jersey	-	0.00%	12,842	0.02%
New York	23,762,905	40.09%	21,742,899	38.93%
Ohio	4,748,535	8.01%	3,125,819	5.60%
Oregon	172,902	0.29%	107,035	0.19%
Pennsylvania	1,534,181	2.59%	1,700,591	3.05%
Texas	2,314,597	3.91%	2,320,411	4.16%
Vermont	271,609	0.46%	282,896	0.51%
Washington	293,846	0.50%	300,202	0.54%
	$59,255,477	100.00%	$55,814,583	100.00%

Major categories of net investment income for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,
	2018	2017

Fixed maturity securities	$6,278,105	$6,504,233
Preferred stock and equity securities	83,263	20,167
Other long-term investments	3,992,882	3,645,043
Mortgage loans	11,079,802	8,364,448
Policy loans	122,587	114,246
Real estate	376,599	375,369
Short-term and other investments	233,366	141,259
Gross investment income	22,166,604	19,164,765

Investment expenses	(2,557,218)	(2,454,357)
Net investment income	$19,609,386	$16,710,408

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

3. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) on the measurement date.  The Company also considers the impact on fair value of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity.

The Company holds fixed maturity, preferred stock and equity securities that are measured and reported at fair market value on the statement of financial position. The Company determines the fair market values of its financial instruments based on the fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities. The Company’s Level 1 assets include equity securities that are traded in an active exchange market.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The Company’s Level 2 assets and liabilities include fixed maturity securities with quoted prices that are traded less frequently than exchange-traded instruments or assets and liabilities whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government and agency, mortgage-backed debt securities, state and political subdivision securities, corporate debt securities, asset-backed and foreign debt securities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

The Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into the three-level fair value hierarchy. If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the valuation inputs, or their ability to be observed, may result in a reclassification for certain financial assets or liabilities. Reclassifications impacting Level 3 of the fair value hierarchy are reported as transfers in and out of the Level 3 category as of the beginning of the period in which the reclassifications occur.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

3. Fair Value Measurements (continued)

The Company’s fair value hierarchy for those financial instruments measured at fair value on a recurring basis as of December 31, 2018 and 2017 is summarized as follows:

	Level 1	Level 2	Level 3	Total
	December 31, 2018
Fixed maturity securities, available-for-sale
U.S. government and U.S. government agencies	$-	$2,704,711	$-	$2,704,711
States and political subdivisions	-	9,478,032	-	9,478,032
Residential mortgage-backed securities	-	51,155	-	51,155
Corporate bonds	-	97,964,191	-	97,964,191
Asset-backed	-	261,418	-	261,418
Foreign bonds	-	20,692,692	-	20,692,692
Total fixed maturity securities	$-	$131,152,199	$-	$131,152,199

Preferred stock, available-for-sale	$90,580	$-	$-	$90,580

Equity securities
Mutual funds	$-	$74,899	$-	$74,899
Corporate common stock	59,733	-	64,036	123,769
Total equity securities	$59,733	$74,899	$64,036	$198,668

	December 31, 2017
Fixed maturity securities, available-for-sale
U.S. government and U.S. government agencies	$-	$2,973,067	$-	$2,973,067
States and political subdivisions	-	9,685,687	-	9,685,687
Residential mortgage-backed securities	-	71,309	-	71,309
Corporate bonds	-	114,097,008	-	114,097,008
Foreign bonds	-	22,856,068	-	22,856,068
Total fixed maturity securities	$-	$149,683,139	$-	$149,683,139

Preferred stock, available-for-sale	$100,720	$-	$-	$100,720

Equity securities
Mutual funds	$-	$349,066	$-	$349,066
Corporate common stock	160,861	-	61,500	222,361
Total equity securities	$160,861	$349,066	$61,500	$571,427

As of December 31, 2018 and 2017, Level 3 financial instruments consisted of two private placement common stocks that have no active trading and a joint venture investment with a mortgage loan originator.

These private placement common stocks represent investments in small insurance holding companies. The fair value for these securities was determined through the use of unobservable assumptions about market participants. The Company has assumed a willing market participant would purchase the securities for the same price as the Company paid until such time as these small insurance holding companies commence significant operations. The joint venture investment with a mortgage loan originator is accounted for under the equity method of accounting.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

3. Fair Value Measurements (continued)

Fair values for Level 1 and Level 2 assets for the Company’s fixed maturity and preferred stock available-for-sale and equity securities are primarily based on prices supplied by a third party investment service. The third party investment service provides quoted prices in the market which use observable inputs in developing such rates.

The Company analyzes market valuations received to verify reasonableness and to understand the key assumptions used and the sources. Since the fixed maturity securities owned by the Company do not trade on a daily basis, the third party investment service prepares estimates of fair value measurements using relevant market data, benchmark curves, sector groupings and matrix pricing. As the fair value estimates of the Company’s fixed maturity securities are based on observable market information rather than market quotes, the estimates of fair value on these fixed maturity securities are included in Level 2 of the hierarchy. The Company’s Level 2 investments include obligations of U.S. government, U.S. government agencies, state and political subdivisions, mortgage-backed securities, corporate bonds, asset-backed and foreign bonds.

The Company’s preferred stock is included in Level 1 and equity securities are included in Level 1 and Level 2 and the private placement common stocks and joint venture investment are included in Level 3. Level 1 for the preferred stock and those equity securities classified as such is appropriate since they trade on a daily basis, are based on quoted market prices in active markets and are based upon unadjusted prices. Level 2 for those equity securities classified as such is appropriate since they are not actively traded.

The Company’s fixed maturity and preferred stock available-for-sale securities and equity securities are highly liquid and allows for a high percentage of the portfolio to be priced through pricing services.

The change in the fair value of the Company’s Level 3 equity securities available-for-sale for the years ended December 31, 2018 and 2017 is summarized as follows:

	December 31,
	2018	2017

Beginning balance	$61,500	$61,500
Joint venture investment	10,200	-
Joint venture net income	63,046	-
Joint venture distribution	(55,710)	-
Equity security sale	(15,000)	-
Ending balance	$64,036	$61,500

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

3. Fair Value Measurements (continued)

Fair Value of Financial Instruments

The carrying amount and fair value of the Company’s financial assets and financial liabilities disclosed, but not carried, at fair value as of December 31, 2018 and 2017, and the level within the fair value hierarchy at which such assets and liabilities are measured on a recurring basis are summarized as follows:

	Carrying	Fair
	Amount	Value	Level 1	Level 2	Level 3
	December 31, 2018
Financial assets
Mortgage loans on real estate
Commercial	$9,941,313	$9,698,226	$-	$-	$9,698,226
Residential	120,108,297	115,788,967	-	-	115,788,967
Policy loans	1,809,339	1,809,339	-	-	1,809,339
Short-term investments	896,371	896,371	896,371	-	-
Other long-term investments	59,255,477	69,641,358	-	-	69,641,358
Cash and cash equivalents	29,665,605	29,665,605	29,665,605	-	-
Accrued investment income	2,672,978	2,672,978	-	-	2,672,978
Total financial assets	$224,349,380	$230,172,844	$30,561,976	$-	$199,610,868
Financial liabilities
Policyholders' account balances	$297,168,411	$259,247,412	$-	$-	$259,247,412
Policy claims	1,102,257	1,102,257	-	-	1,102,257
Total financial liabilities	$298,270,668	$260,349,669	$-	$-	$260,349,669

	December 31, 2017
Financial assets
Mortgage loans on real estate
Commercial	$1,796,210	$1,783,385	$-	$-	$1,783,385
Residential	100,700,241	102,192,001	-	-	102,192,001
Policy loans	1,660,175	1,660,175	-	-	1,660,175
Short-term investments	547,969	547,969	547,969	-	-
Other long-term investments	55,814,583	68,298,585	-	-	68,298,585
Cash and cash equivalents	31,496,159	31,496,159	31,496,159	-	-
Accrued investment income	2,544,963	2,544,963	-	-	2,544,963
Total financial assets	$194,560,300	$208,523,237	$32,044,128	$-	$176,479,109
Financial liabilities
Policyholders' account balances	$292,909,762	$243,234,637	$-	$-	$243,234,637
Policy claims	1,148,513	1,148,513	-	-	1,148,513
Total financial liabilities	$294,058,275	$244,383,150	$-	$-	$244,383,150

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

3. Fair Value Measurements (continued)

The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment was required to interpret market data to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the fair value amounts.

The following methods and assumptions were used in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

Fixed Maturity Securities, Preferred Stock and Equity Securities

The fair value of fixed maturity securities and equity securities are based on the principles previously discussed as Level 1, Level 2 and Level 3.

Mortgage Loans on Real Estate

The fair values for mortgage loans are estimated using discounted cash flow analyses. For residential mortgage loans, the discount rate used was indexed to the LIBOR yield curve adjusted for an appropriate credit spread. For commercial (includes apartment, industrial, lodging, office building and retail) mortgage loans, the discount rate used was assumed to be the interest rate on the last commercial mortgage acquired by the Company.

Cash and Cash Equivalents, Short-Term Investments, Accrued Investment Income and Policy Loans

The carrying value of these financial instruments approximates their fair values. Cash and cash equivalents and short-term investments are included in Level 1 of the fair value hierarchy due to their highly liquid nature.

Other Long-Term Investments

Other long-term investments are comprised of lottery prize receivables and fair value is derived by using a discounted cash flow approach. Projected cash flows are discounted using the average FTSE Pension Liability Index in effect at the end of each period.

Investment Contracts – Policyholders’ Account Balances

The fair value for liabilities under investment-type insurance contracts (accumulation annuities) is calculated using a discounted cash flow approach.  Cash flows are projected using actuarial assumptions and discounted to the valuation date using risk-free rates adjusted for credit risk and the nonperformance risk of the liabilities.

The fair values for insurance contracts other than investment-type contracts are not required to be disclosed.

Policy Claims

The carrying amounts reported for these liabilities approximate their fair value.

4. Special Deposits

TLIC and FBLIC are required to hold assets on deposit for the benefit of policyholders and other special deposits in accordance with statutory rules and regulations. As of December 31, 2018 and 2017, these required deposits had amortized costs that totaled $4,376,463 and $4,308,853, respectively. As of December 31, 2018 and 2017, these required deposits had fair values that totaled $4,292,657 and $4,307,439, respectively.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

5. Allowance for Loan Losses from Mortgage Loans on Real Estate

As of December 31, 2018, $823,645 of independent residential mortgage loans on real estate are held in escrow by a third party for the benefit of the Company.   As of December 31, 2018, $598,803 of that escrow amount is available to the Company as additional collateral on $4,942,870 of advances to the loan originator. The remaining December 31, 2018 escrow amount of $224,842 is available to the Company as additional collateral on its investment of $44,968,471 in residential mortgage loans on real estate. In addition, the Company has an additional $424,166 allowance for possible loan losses in the remaining $85,081,139 of investments in mortgage loans on real estate as of December 31, 2018.

As of December 31, 2017, $564,479 of independent residential mortgage loans on real estate are held in escrow by a third party for the benefit of the Company.   As of December 31, 2017, $394,978 of that escrow amount is available to the Company as additional collateral on $4,925,259 of advances to the loan originator. The remaining December 31, 2017 escrow amount of $169,501 is available to the Company as additional collateral on its investment of $33,900,260 in residential mortgage loans on real estate. In addition, the Company has an additional $342,815 allowance for possible loan losses in the remaining $68,596,191 of investments in mortgage loans on real estate as of December 31, 2017.

The balances of and changes in the Company’s credit losses related to residential and commercial (includes apartment, industrial, lodging, office building and retail) mortgage loans on real estate as of and for the years ended December 31, 2018 and 2017 are summarized as follows (excluding $44,968,471 and $33,900,260 of mortgage loans on real estate as of December 31, 2018 and 2017, respectively, with one loan originator where independent mortgage loan balances are held in escrow by a third party for the benefit of the Company):

	Years Ended December 31,
	Residential Mortgage Loans		Commercial Mortgage Loans		Total
	2018	2017	2018	2017	2018	2017
Allowance, beginning	$333,789	$238,121	$9,026	$6,306	$342,815	$244,427
Charge offs	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-
Provision	40,420	95,668	40,931	2,720	81,351	98,388
Allowance, ending	$374,209	$333,789	$49,957	$9,026	$424,166	$342,815

Allowance, ending:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$374,209	$333,789	$49,957	$9,026	$424,166	$342,815

Carrying Values:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$75,139,826	$66,799,981	$9,941,313	$1,796,210	$85,081,139	$68,596,191

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

6. Deferred Policy Acquisition Costs

The balances of and changes in deferred acquisition costs as of and for the years ended December 31, 2018 and 2017 are summarized as follows:

	2018	2017
Balance, beginning of year	$24,555,902	$18,191,990
Capitalization of commissions, sales and issue expenses	8,527,380	9,321,726
Amortization	(3,515,624)	(2,870,412)
Deferred acquisition costs allocated to investments	114,079	(87,402)
Balance, end of year	$29,681,737	$24,555,902

7. Federal Income Taxes

FTFC filed a 2017 consolidated federal income tax return that included TLIC, FBLIC, FTFC and FTCC since all companies had been members of a consolidated group for five years. Prior to 2017, FTFC filed consolidated federal income tax returns with FTCC. From 2012 to 2016, TLIC and FBLIC filed separate federal income tax returns as consolidated life insurance companies.

Certain items included in income reported for financial statement purposes are not included in taxable income for the current period, resulting in deferred income taxes.

A reconciliation of federal income tax expense computed by applying the federal income tax rate of 21% and 34% to income before federal income tax expense for the years ended December 31, 2018 and 2017, respectively, is summarized as follows:

	Years Ended December 31,
	2018	2017
Expected tax expense	$1,386,896	$796,580
Reinsurance recoverable	197,009	(1,966)
Difference in book versus tax basis of available-for-sale fixed maturity securities	60,083	(7,273)
Future policy benefits	27,253	151,017
Alternative minimum taxes	15,401	(2,840)
Accrual of discount	(18,097)	(68,679)
Capital gain taxes	(25,495)	185,461
Net operating losses	(66,779)	649,460
Adjustment of prior years' taxes	(128,764)	(23,068)
Loss contingency accrued for lawsuit settlement	-	385,331
Value of life insurance business acquired	-	108,773
Small life insurance company deduction	-	(153,956)
Deferred policy acquisition costs	-	(611,407)
Other	14,614	(33,914)
Total income tax expense	$1,462,121	$1,373,519

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

7. Federal Income Taxes (continued)

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2018 and 2017 are summarized as follows:

	December 31,
	2018	2017
Deferred tax liabilities:
Net unrealized investment gains	$-	$1,265,569
Deferred policy acquisition costs	5,161,165	4,317,272
Value of insurance business acquired	1,089,032	1,160,595
Reinsurance recoverable	446,921	249,822
Available-for-sale fixed maturity securities	80,409	89,439
Investment real estate	39,663	38,700
Due premiums	22,975	26,036
Other long-term investments	1,264	2,363
Total deferred tax liabilities	6,841,429	7,149,796
Deferred tax assets:
Net unrealized investment losses	684,928	-
Policyholders' account balances and future policy benefits	2,342,777	2,308,001
Net operating loss carryforward	1,106,769	1,057,511
Alternative minimum tax carryforward	190,153	305,538
Mortgage loans	67,536	42,175
Available-for-sale equity securities	36,565	51,554
Unearned investment income	14,811	12,941
Policy claims	13,258	13,993
Dividend liability	10,325	10,823
Net capital loss carryforward	829	-
Loss contingency accrued for lawsuit settlement	-	385,331
Total deferred tax assets	4,467,951	4,187,867
Net deferred tax liabilities	$2,373,478	$2,961,929

FTFC has net operating loss carryforwards of $4,560,585 expiring in 2026 through 2033. FBLIC has net operating loss carryforwards of $709,744 with $249,895 expiring in 2037 and the remaining $459,849 is indefinite. TLIC has capital loss carryforwards of $3,948 expiring in 2023. During 2018, FTFC utilized $475,182 of the net operating loss carryforward existing as of January 1, 2018 to offset 2018 federal taxable income. During 2017, FTFC utilized $284,560 of the net operating loss carryforward existing as of January 1, 2017 to offset 2017 federal taxable income.

The Company has no known uncertain tax benefits within its provision for income taxes. In addition, the Company does not believe it would be subject to any penalties or interest relative to any open tax years and, therefore, have not accrued any such amounts. The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions.  The 2015 through 2018 U.S. federal tax years are subject to income tax examination by tax authorities. The Company classifies any interest and penalties (if applicable) as income tax expense in the financial statements.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

8. Reinsurance

TLIC participates in ceded and assumed reinsurance in order to provide risk diversification, additional capacity for future growth and limit the maximum net loss potential arising from large risks. TLIC reinsures all amounts of risk on any one life in excess of $100,000 for individual life insurance with Investors Heritage Life Insurance Company, Optimum Re Insurance Company (“Optimum Re”) and Wilton Reassurance Company (“Wilton Re”).

TLIC is a party to an Automatic Retrocession Pool Agreement (the “Reinsurance Pool”) with Optimum Re, Catholic Order of Foresters, American Home Life Insurance Company and Woodmen of the World. The agreement provides for automatic retrocession of coverage in excess of Optimum Re’s retention on business ceded to Optimum Re by the other parties to the Reinsurance Pool. TLIC’s maximum exposure on any one insured under the Reinsurance Pool is $100,000. As of January 1, 2008, the Reinsurance Pool stopped accepting new cessions.

Effective September 29, 2005, FLAC and Wilton Re executed a binding letter of intent whereby both parties agreed that FLAC would cede the simplified issue version of its Golden Eagle Whole Life (Final Expense) product to Wilton Re on a 50/50 quota share original term coinsurance basis. The letter of intent was executed on a retroactive basis to cover all applicable business issued by FLAC subsequent to January 1, 2005. Wilton Re agreed to provide various commission and expense allowances to FLAC in exchange for FLAC ceding 50% of the applicable premiums to Wilton Re as they were collected. As of June 24, 2006, Wilton Re terminated the reinsurance agreement for new business issued after the termination date.

FBLIC also participates in reinsurance in order to provide risk diversification, additional capacity for future growth and limit the maximum net loss potential arising from large risks. FBLIC reinsures initial amounts of risk on any one life in excess of $100,000 for individual life insurance with Optimum Re. TLIC and FBLIC also reinsure the accidental death benefit portion of their life policies under a bulk agreement with Optimum Re.

To the extent that the reinsurance companies are unable to meet their obligations under the reinsurance agreements, TLIC and FBLIC remain primarily liable for the entire amount at risk.

Statutory reinsurance assumed and ceded amounts for TLIC and FBLIC for 2018 and 2017 are summarized as follows:

	2018	2017
Premiums assumed	$457,512	$48,347
Commissions and expense allowances assumed	194,908	105
Benefits assumed	33,694	20,027
Reserve credits assumed	343,140	59,464
In force amount assumed	17,863,123	16,478,162

Premiums ceded	30,445,152	350,591
Commissions and expense allowances ceded	1,051,766	3,133
Benefits ceded	356,806	447,988
Reserve credits ceded	30,686,404	1,057,596
In force amount ceded	77,653,688	48,734,604

Effective January 1, 2018, TLIC entered into an annuity coinsurance agreement with an offshore annuity and life insurance company whereby 90% of TLIC’s annuity considerations originated after December 31, 2017 were ceded to the assuming company. The assuming company contractually reimburses TLIC for the related commissions, withdrawals, settlements, interest credited, submission costs, maintenance costs, marketing costs, excise taxes and other costs plus a placement fee.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

8. Reinsurance (continued)

In accordance with this annuity coinsurance agreement, TLIC holds assets and recognizes a funds withheld liability for the benefit of the assuming company in an amount at least equal to the annuity reserves in accordance with U.S. statutory accounting principles generated by this ceded business with a corresponding funds withheld liability recorded. In addition, the assuming company maintains a trust related to this ceded business amounting to at least an additional 4% of assets above the required annuity reserve required under U.S. statutory accounting principles. This coinsurance agreement may be terminated for new business by either party at any time upon 30 days prior written notice to the other party.

9. Leases

The Company leases 6,769 square feet of office space pursuant to an original five-year lease that began October 1, 2010 and was amended on October 1, 2015 for another five-year term. Under the terms of the original home office lease, the monthly rent was $7,897 from October 1, 2010 through September 30, 2015. Under the terms of the amended home office lease, the monthly rent is $8,461 from October 1, 2015 through September 30, 2016, $8,630 from October 1, 2016 through September 30, 2017, $8,805 from October 1, 2017 through September 30, 2018 and $8,920 from October 1, 2018 through September 30, 2019 with an increase of two percent for the period from October 1, 2019 through September 30, 2020. The Company incurred rent expense (including charges for the lessor’s building operating expenses above those specified in the lease agreement less monthly amortization of the leasehold improvement allowance received from the lessor) of $97,063 and $92,041 for the years ended December 31, 2018 and 2017, respectively, under this lease.

On January 1, 2011, the Company received a $120,000 leasehold improvement allowance from the lessor related to the original lease that was fully amortized by September 30, 2015. In accordance with the amended lease on October 1, 2015, the Company was provided an allowance of $54,152 for leasehold improvements. The leasehold improvement allowance is amortized over the remaining amended non-cancellable lease term and reduced rent expense by $10,830 and $14,491 for the years ended December 31, 2018 and 2017, respectively. The future minimum lease payments to be paid under the amended non-cancellable lease agreement are $108,304 and $82,446 for the years 2019 and 2020, respectively.

TLIC owns approximately six and one-half acres of land located in Topeka, Kansas. A 20,000 square foot office building has been constructed on approximately one-fourth of this land. TLIC executed a two year lease agreement effective January 1, 2015, for 7,500 square feet of its building in Topeka, Kansas. Effective January 1, 2017, this lease was renewed for two years. The terms of the lease leave TLIC responsible for paying real estate taxes, building insurance and building and ground maintenance. The monthly lease payments were $8,696 for 2015, 2016, 2017 and 2018.

TLIC renewed a five year lease agreement effective June 1, 2011, for 10,000 square feet in the Topeka, Kansas office building. Beginning June 1, 2014, the lessee can terminate the lease with a 180 day written notice. The terms of the lease leave TLIC responsible for paying real estate taxes, building insurance and building and ground maintenance with partial reimbursement from the lessee. The lease agreement calls for minimum monthly base lease payments of $17,750.

This 10,000 square feet lease was renewed for five years to be effective from June 1, 2016 through May 31, 2021, with an option for an additional five years from June 1, 2021 through May 31, 2026. Beginning June 1, 2021, the lessee can terminate the lease with a 120 day written notice. The terms of the lease leave TLIC responsible for paying real estate taxes, building insurance and building and ground maintenance with partial reimbursement from the lessee. The lease agreement calls for a monthly lease payment of $16,598 from June 1, 2016 through June 30, 2016. Starting July 1, 2016, the lease agreement includes an $88,833 tenant improvement allowance that is amortized over 59 months with interest at 5.00%. The monthly lease payments were $18,299 from July 1, 2016 through May 31, 2017, $18,376 from June 1, 2017 through May 31, 2018 and are $18,508 from June 1, 2018 through May 31, 2021.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

9. Leases (continued)

A five year lease agreement effective September 1, 2010 automatically renewed on 2,500 square feet of the Topeka, Kansas office building with a 90 day notice by the lessee to terminate the lease. This lease was renewed on September 1, 2015 to run through August 31, 2017 with an option for an additional three years through August 31, 2020. Beginning September 1, 2017, the lessee can terminate the lease with a 120 day written notice. The terms of the lease leave TLIC responsible for paying real estate taxes, building insurance and building and ground maintenance with partial reimbursement from the lessee. The lease payments are $4,236 per month from September 1, 2015 through August 31, 2016, $4,242 from September 1, 2016 through August 31, 2017, $4,263 from September 1, 2017 through August 31, 2018 and $4,293 from September 1, 2018 through December 31, 2018.

The future minimum lease payments to be received under the non-cancellable lease agreements are $222,100, $222,100 and $92,542 for the years 2019 through 2021, respectively.

10. Shareholders’ Equity and Statutory Accounting Practices

TLIC is domiciled in Oklahoma and prepares its statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the OID. FBLIC is domiciled in Missouri and prepares its statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the Missouri Department of Insurance. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners, state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Statutory accounting practices primarily differ from U.S. GAAP by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions and valuing investments, deferred taxes, and certain assets on a different basis.

The statutory net income for TLIC amounted to $2,098,488 and $243,754 for the years ended December 31, 2018 and 2017, respectively. The statutory capital and surplus of TLIC was $12,686,538 and $11,248,234 as of December 31, 2018 and 2017, respectively. The statutory net income (loss) for FBLIC amounted to $1,001,594 and ($1,528,459) for the years ended December 31, 2018 and 2017, respectively. The statutory capital and surplus of FBLIC was $7,400,476 and $7,603,475 as of December 31, 2018 and 2017, respectively.

TLIC is subject to Oklahoma laws and FBLIC is subject to Missouri laws that limit the amount of dividends insurance companies can pay to stockholders without approval of the respective Departments of Insurance. The maximum dividend, which may be paid in any twelve-month period without notification or approval, is limited to the greater of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations, there is capacity for TLIC to pay a dividend up to $2,073,443 in 2019 without prior approval. In addition, based on those limitations, there is the capacity for FBLIC to pay a dividend up to $988,218 in 2019 without prior approval. FBLIC paid dividends of $760,347 to TLIC in 2018. These dividends are eliminated in consolidation. TLIC has paid no dividends to FTFC.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

11. Segment Data

The Company has a life insurance segment, consisting of the life insurance operations of TLIC and FBLIC, an annuity segment, consisting of the annuity operations of TLIC and FBLIC and a corporate segment. Results for the parent company and the operations of FTCC, after elimination of intercompany amounts, are allocated to the corporate segment.

These segments as of and for the years ended December 31, 2018 and 2017 are summarized as follows:

	Year Ended December 31,
	2018	2017
Revenues:
Life insurance operations	$21,985,441	$18,308,660
Annuity operations	16,739,274	14,061,953
Corporate operations	516,380	359,224
Total	$39,241,095	$32,729,837
Income (loss) before income taxes:
Life insurance operations	$780,362	$(207,655)
Annuity operations	5,369,900	2,280,615
Corporate operations	454,005	269,923
Total	$6,604,267	$2,342,883
Depreciation and amortization expense:
Life insurance operations	$3,738,531	$2,528,920
Annuity operations	302,772	934,041
Total	$4,041,303	$3,462,961

	December 31,
	2018	2017
Assets:
Life insurance operations	$69,756,013	$56,780,793
Annuity operations	357,797,728	328,727,443
Corporate operations	5,953,109	5,619,438
Total	$433,506,850	$391,127,674

12.          Concentrations of Credit Risk

Credit risk is limited by diversifying the Company’s investments. The Company maintains cash and cash equivalents at multiple institutions. The Federal Deposit Insurance Corporation insures accounts up to $250,000. Uninsured balances aggregate $14,663,402 as of December 31, 2018. Other funds are invested in mutual funds that invest in U.S. government securities. The Company monitors the solvency of all financial institutions in which it has funds to minimize the exposure for loss. The Company has not experienced any losses in such accounts.

The Company’s lottery prize receivables due from various states and the geographical distribution of the Company’s mortgage loans by state are summarized in Note 2.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

13.      Contingent Liabilities

A lawsuit filed by the Company and Chairman, President and Chief Executive Officer, Gregg E. Zahn, against former Company Board of Directors member Wayne Pettigrew and Mr. Pettigrew's company, Group & Pension Planners, Inc. (the "Defendants"), concluded on February 17, 2017. The lawsuit was filed in the District Court of Tulsa County, Oklahoma (Case No. CJ-2013-03385). In the lawsuit, the Company alleged that Mr. Pettigrew had defamed the Company by making untrue statements to certain shareholders of the Company, to the press and to regulators of the state of Oklahoma and had breached his fiduciary duties.

The jury concluded that Mr. Pettigrew, while still a member of the Company’s Board of Directors, did, in fact, make untrue statements regarding the Company and Mr. Zahn and committed breaches of his fiduciary duties to the Company and the jury awarded the Company $800,000 of damages against Mr. Pettigrew. In addition, the jury found that Mr. Pettigrew had defamed Mr. Zahn and intentionally inflicted emotional distress on Mr. Zahn and awarded Mr. Zahn $3,500,000 of damages against Mr. Pettigrew. In addition to the damages awarded by the jury, the Company and Mr. Zahn have initiated steps to aggressively communicate the correction of the untrue statements to outside parties.

Mr. Pettigrew has appealed this decision but has failed to post an appeal bond. As a consequence, the Company and Mr. Zahn are in the process of executing on the judgments against Mr. Pettigrew’s assets. The Company and Mr. Zahn have so far collected some property and money in the execution process and will continue to execute on the judgments. Any money or property collected to date during the execution of the judgments are held in an escrow by a third party, have not been reflected in the December 31, 2018 consolidated financial statements and would have to be returned to Mr. Pettigrew in the event the judgments are reversed by the appellate courts.

Prior to being acquired by TLIC, FBLIC developed, marketed, and sold life insurance products known as “Decreasing Term to 95” policies. On January 17, 2013, FBLIC’s Board of Directors voted that, effective March 1, 2013, it was not approving, and therefore was not providing, a non-guaranteed dividend for the Decreasing Term to 95 policies since that group of policies was not producing a positive divisible surplus to allow the payment of a non-guaranteed dividend.

On November 22, 2013, a lawsuit was filed in the Circuit Court of Greene County, Missouri asserting claims by two individuals and a class of Missouri residents against FBLIC relating to this decision to not pay a non-guaranteed dividend. A trial was held November 27, 2017 through December 1, 2017 regarding those class and individual claims. During 2018, a settlement was reached by the parties and the Court approved the settlement agreement on June 11, 2018. FBLIC paid $1.85 million to resolve all class and individual claims and all active Decreasing Term to 95 policies for individuals in the class were cancelled.

Guaranty fund assessments, brought about by the insolvency of life and health insurers, are levied at the discretion of the various state guaranty fund associations to cover association obligations. In most states, guaranty fund assessments may be taken as a credit against premium taxes, typically over a five-year period.

14. Related Party Transactions

On April 15, 2018, the Company renewed its previous one-year loan of $400,000 to its former Chairman. The renewed loan has a term of one year and a contractual interest rate of 5.00%. The loan is collateralized by 100,000 shares of the Company’s Class A Common stock owned by the former Chairman. This loan is included in other assets in the consolidated statements of financial position.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

15. Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)

The changes in the components of the Company’s accumulated other comprehensive income (loss) for the years ended December 31, 2018 and 2017 are summarized as follows:

	Unrealized
	Appreciation		Accumulated
	(Depreciation) on	Adjustment to	Other
	Available-For-Sale	Deferred Acquisition	Comprehensive
	Securities	Costs	Income (Loss)
	Year Ended December 31, 2018

Balance as of January 1, 2018	$4,843,061	$(82,110)	$4,760,951
Other comprehensive loss before reclassifications, net of tax	(7,233,303)	90,122	(7,143,181)
Less amounts reclassified from accumulated other comprehensive loss having no credit losses, net of tax	194,401	-	194,401
Other comprehensive loss	(7,427,704)	90,122	(7,337,582)
Balance as of December 31, 2018	$(2,584,643)	$8,012	$(2,576,631)

	Year Ended December 31, 2017
Balance as of January 1, 2017	$831,917	$(13,241)	$818,676
Other comprehensive income before reclassifications, net of tax	3,995,829	(68,869)	3,926,960
Less amounts reclassified from accumulated other comprehensive income having no credit losses, net of tax	(15,315)	-	(15,315)
Other comprehensive income	4,011,144	(68,869)	3,942,275
Balance as of December 31, 2017	$4,843,061	$(82,110)	$4,760,951

The pretax components of the Company’s other comprehensive income (loss) and the related income tax expense (benefit) for each component for the years ended December 31, 2018 and 2017 are summarized as follows:

		Income Tax
		Expense
	Pretax	(Benefit)	Net of Tax
	Year Ended December 31, 2018
Other comprehensive loss:
Change in net unrealized losses on available-for-sale securities:
Unrealized holding losses arising during the period	$(9,156,080)	$(1,922,777)	$(7,233,303)
Reclassification adjustment for net gains included in operation having no credit losses	246,078	51,677	194,401
Net unrealized losses on investments	(9,402,158)	(1,974,454)	(7,427,704)
Adjustment to deferred acquisition costs	114,079	23,957	90,122
Total other comprehensive loss	$(9,288,079)	$(1,950,497)	$(7,337,582)

Other comprehensive income:	Year Ended December 31, 2017
Change in net unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the period	$5,071,141	$1,075,312	$3,995,829
Reclassification adjustment for net losses included in operation having no credit losses	(19,437)	(4,122)	(15,315)
Net unrealized gains on investments	5,090,578	1,079,434	4,011,144
Adjustment to deferred acquisition costs	(87,402)	(18,533)	(68,869)
Total other comprehensive income	$5,003,176	$1,060,901	$3,942,275

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

15. Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss) (continued)

Realized gains and losses on the sales of investments are determined based upon the specific identification method and include provisions for other-than-temporary impairments where appropriate.

The pretax and the related income tax components of the amounts reclassified from the Company’s accumulated other comprehensive income (loss) to the Company’s consolidated statements of operations for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,
Reclassification Adjustments	2018	2017
Unrealized gains (losses) on available-for-sale securities:
having no credit losses:
Realized gains (losses) on sales of securities (a)	$246,078	$(19,437)
Income tax expense (benefit) (b)	51,677	(4,122)
Total reclassification adjustments	$194,401	$(15,315)

(a)	These items appear within net realized investment gains and loss on other-than-temporary impairments in the consolidated statements of operations.
(b)	These items appear within federal income taxes in the consolidated statements of operations.

16. Line of Credit

On November 8, 2018, the company executed a $1.5 million line of credit with a bank to provide working capital and funds for expansion.  The terms of the line of credit allowed for advances, repayments and re-borrowings through a maturity date of November 8, 2019.  Any outstanding advances will incur interest at a variable interest rate of the prime rate set forth in the Wall Street Journal plus 1% per annum adjusting monthly based on a 360 day year with a minimum interest rate floor of 5%.

FIRST TRINITY FINANCIAL CORPORATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

PART I – FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Financial Position

	(Unaudited)
	June 30, 2019	December 31, 2018
Assets
Investments
Available-for-sale fixed maturity securities at fair value (amortized cost: $180,701,752 and $134,414,517 as of June 30, 2019 and December 31, 2018, respectively)	$189,041,946	$131,152,199
Available-for-sale preferred stock at fair value (cost: $99,945 as of June 30, 2019 and December 31, 2018)	100,480	90,580
Equity securities at fair value (cost: $184,084 and $187,122 as of June 30, 2019 and December 31, 2018, respectively)	201,404	198,668
Mortgage loans on real estate	155,823,142	130,049,610
Investment real estate	2,123,721	2,392,031
Policy loans	1,890,350	1,809,339
Short-term investments	1,814,777	896,371
Other long-term investments	64,744,938	59,255,477
Total investments	415,740,758	325,844,275
Cash and cash equivalents	27,546,376	29,665,605
Accrued investment income	5,091,843	2,672,978
Recoverable from reinsurers	1,221,773	2,323,157
Assets held in trust under coinsurance agreement	92,977,748	25,494,700
Agents' balances and due premiums	1,687,723	1,418,916
Deferred policy acquisition costs	35,089,278	29,681,737
Value of insurance business acquired	5,030,879	5,185,870
Other assets	10,057,057	11,219,612
Total assets	$594,443,435	$433,506,850
Liabilities and Shareholders' Equity
Policy liabilities
Policyholders' account balances	$368,644,462	$297,168,411
Future policy benefits	60,399,713	56,261,507
Policy claims	1,202,838	1,102,257
Other policy liabilities	75,671	72,559
Total policy liabilities	430,322,684	354,604,734
Funds withheld under coinsurance agreement	99,863,520	29,285,119
Deferred federal income taxes	4,820,102	2,373,478
Other liabilities	8,600,557	8,118,268
Total liabilities	543,606,863	394,381,599
Shareholders' equity
Common stock, par value $.01 per share (20,000,000 shares authorized, 8,050,173 issued as of June 30, 2019 and December 31, 2018 and 7,802,593 outstanding as of June 30, 2019 and December 31, 2018)	80,502	80,502
Additional paid-in capital	28,684,598	28,684,598
Treasury stock, at cost (247,580 shares as of June 30, 2019 and December 31, 2018)	(893,947)	(893,947)
Accumulated other comprehensive income (loss)	6,578,928	(2,576,631)
Accumulated earnings	16,386,491	13,830,729
Total shareholders' equity	50,836,572	39,125,251
Total liabilities and shareholders' equity	$594,443,435	$433,506,850

See notes to consolidated financial statements (unaudited).

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Premiums	$5,546,081	$4,572,872	$11,076,887	$9,059,607
Net investment income	6,283,043	5,038,141	11,856,499	9,722,383
Net realized investment gains (losses)	(67,632)	49,256	(13,912)	24,472
Service fees	593,144	230,161	1,020,878	233,561
Other income	23,755	28,345	62,739	46,172
Total revenues	12,378,391	9,918,775	24,003,091	19,086,195
Benefits, Claims and Expenses
Benefits and claims
Increase in future policy benefits	2,029,177	1,526,060	4,180,777	2,965,651
Death benefits	1,474,125	1,525,130	3,106,905	3,087,186
Surrenders	246,074	235,172	596,481	462,841
Interest credited to policyholders	3,011,733	2,304,102	5,562,405	4,611,433
Dividend, endowment and supplementary life contract benefits	75,121	65,010	143,790	132,695
Total benefits and claims	6,836,230	5,655,474	13,590,358	11,259,806
Policy acquisition costs deferred	(3,657,057)	(2,180,425)	(7,272,517)	(4,488,458)
Amortization of deferred policy acquisition costs	1,077,534	1,172,075	1,841,880	1,995,623
Amortization of value of insurance business acquired	73,544	81,878	154,991	171,489
Commissions	3,723,265	1,926,536	7,295,837	4,029,658
Other underwriting, insurance and acquisition expenses	2,857,284	1,488,635	5,122,859	3,132,028
Total expenses	4,074,570	2,488,699	7,143,050	4,840,340
Total benefits, claims and expenses	10,910,800	8,144,173	20,733,408	16,100,146
Income before total federal income tax expense	1,467,591	1,774,602	3,269,683	2,986,049
Current federal income tax expense	398,052	-	701,054	-
Deferred federal income tax expense (benefit)	(64,027)	375,225	12,867	646,291
Total federal income tax expense	334,025	375,225	713,921	646,291
Net income	$1,133,566	$1,399,377	$2,555,762	$2,339,758
Net income per common share basic and diluted	$0.15	$0.18	$0.33	$0.30

See notes to consolidated financial statements (unaudited).

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$1,133,566	$1,399,377	$2,555,762	$2,339,758
Other comprehensive income (loss)
Total net unrealized investment gains (losses) arising during the period	6,494,324	(2,433,022)	11,621,574	(6,813,812)
Cumulative effect, adoption of accounting guidance for equity securities	-	-	-	(68,508)
Less net realized investment gains (losses) having no credit losses	(30,913)	40,647	9,162	39,477
Net unrealized investment gains (losses)	6,525,237	(2,473,669)	11,612,412	(6,921,797)
Less adjustment to deferred acquisition costs	10,599	(42,316)	23,096	(118,006)
Other comprehensive income (loss) before federal income tax expense	6,514,638	(2,431,353)	11,589,316	(6,803,791)
Federal income tax expense (benefit)	1,368,073	(510,583)	2,433,757	(1,428,795)
Total other comprehensive income (loss)	5,146,565	(1,920,770)	9,155,559	(5,374,996)
Total comprehensive income (loss)	$6,280,131	$(521,393)	$11,711,321	$(3,035,238)

See notes to consolidated financial statements (unaudited).

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Changes in Shareholders' Equity
Three and Six Months Ended June 30, 2019 and 2018
(Unaudited)

				Accumulated
	Common	Additional		Other		Total
	Stock	Paid-in	Treasury	Comprehensive	Accumulated	Shareholders'
	$.01 Par Value	Capital	Stock	Income (Loss)	Earnings	Equity
Three months ended June 30, 2018
Balance as of April 1, 2018	$80,502	$28,684,598	$(893,947)	$1,306,725	$9,628,964	$38,806,842
Comprehensive loss:
Net income	-	-	-	-	1,399,377	1,399,377
Other comprehensive loss	-	-	-	(1,920,770)	-	(1,920,770)
Balance as of June 30, 2018	$80,502	$28,684,598	$(893,947)	$(614,045)	$11,028,341	$38,285,449

Six months ended June 30, 2018
Balance as of January 1, 2018	$80,502	$28,684,598	$(893,947)	$4,760,951	$8,620,075	$41,252,179
Comprehensive loss:
Net income	-	-	-	-	2,339,758	2,339,758
Cumulative effect, adoption of accounting guidance for equity securities	-	-	-	-	68,508	68,508
Other comprehensive loss	-	-	-	(5,374,996)	-	(5,374,996)
Balance as of June 30, 2018	$80,502	$28,684,598	$(893,947)	$(614,045)	$11,028,341	$38,285,449

Three months ended June 30, 2019
Balance as of April 1, 2019	$80,502	$28,684,598	$(893,947)	$1,432,363	$15,252,925	$44,556,441
Comprehensive income:
Net income	-	-	-	-	1,133,566	1,133,566
Other comprehensive income	-	-	-	5,146,565	-	5,146,565
Balance as of June 30, 2019	$80,502	$28,684,598	$(893,947)	$6,578,928	$16,386,491	$50,836,572

Six months ended June 30, 2019
Balance as of January 1, 2019	$80,502	$28,684,598	$(893,947)	$(2,576,631)	$13,830,729	$39,125,251
Comprehensive income:
Net income	-	-	-	-	2,555,762	2,555,762
Other comprehensive income	-	-	-	9,155,559	-	9,155,559
Balance as of June 30, 2019	$80,502	$28,684,598	$(893,947)	$6,578,928	$16,386,491	$50,836,572

See notes to consolidated financial statements (unaudited).

First Trinity Financial Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net income	$2,555,762	$2,339,758
Adjustments to reconcile net income to net cash used in operating activities:
Provision for depreciation	72,744	72,744
Accretion of discount on investments	(2,255,182)	(1,877,352)
Net realized investment gains (losses)	13,912	(24,472)
Amortization of policy acquisition cost	1,841,880	1,995,623
Policy acquisition cost deferred	(7,272,517)	(4,488,458)
Amortization of loan origination fees	14,975	20,955
Amortization of value of insurance business acquired	154,991	171,489
Allowance for mortgage loan losses	85,935	67,481
Provision for deferred federal income tax expense	12,867	646,291
Interest credited to policyholders	5,562,405	4,611,433
Change in assets and liabilities:
Policy loans	(81,011)	(23,569)
Short-term investments	(918,406)	(137,929)
Accrued investment income	(2,418,865)	(162,738)
Recoverable from reinsurers	1,101,384	(318,998)
Assets held in trust under coinsurance agreement	(67,483,048)	(7,464,922)
Agents' balances and due premiums	(268,807)	(14,985)
Other assets (excludes change in receivable for securities sold of $33,600 and $674,416 in 2019 and 2018, respectively)	1,128,955	62,629
Future policy benefits	4,138,206	2,938,075
Policy claims	100,581	38,561
Other policy liabilities	3,112	(2,045)
Other liabilities (excludes change in payable for securities purchased of ($391,171) and ($99,611) in 2019 and 2018, respectively)	873,460	(66,640)
Net cash used in operating activities	(63,036,667)	(1,617,069)

Investing activities
Purchases of fixed maturity securities	(64,687,943)	(10,665,969)
Maturities of fixed maturity securities	3,450,000	4,500,000
Sales of fixed maturity securities	14,677,913	3,988,932
Purchases of equity securities	(57,746)	(25,876)
Sales of equity securities	19,370	15,412
Joint venture distribution	53,786	-
Purchases of mortgage loans	(44,710,559)	(34,435,782)
Payments on mortgage loans	18,955,492	16,655,627
Purchases of other long-term investments	(8,750,363)	(5,877,273)
Payments on other long-term investments	5,579,448	4,769,093
Sale of real estate	253,564	54,853
Net change in receivable and payable for securities sold and purchased	(357,571)	(574,805)
Net cash used in investing activities	(75,574,609)	(21,595,788)

Financing activities
Policyholders' account deposits	153,716,133	21,557,499
Policyholders' account withdrawals	(17,224,086)	(13,254,810)
Net cash provided by financing activities	136,492,047	8,302,689

Decrease in cash and cash equivalents	(2,119,229)	(14,910,168)
Cash and cash equivalents, beginning of period	29,665,605	31,496,159
Cash and cash equivalents, end of period	$27,546,376	$16,585,991

See notes to consolidated financial statements (unaudited).

First Trinity Financial Corporation and Subsidiaries

Consolidated Statements of Cash Flows (continued)

Supplemental Disclosure – Cash and Non-Cash Impact on Investing Activities

(Unaudited)

During 2019 and 2018 the Company foreclosed on residential mortgage loans of real estate totaling $99,218 and $378,411, respectively and transferred those properties to investment real estate that are now held for sale.

In conjunction with these foreclosures, the non-cash impact on investing activities is summarized as follows:

	Six Months Ended June 30,
	2019	2018
Reductions in mortgage loans due to foreclosure	$99,218	$378,411
Investment real estate held-for-sale acquired through foreclosure	(99,218)	(378,411)
Net cash provided (used) in investing activities	$-	$-

See notes to consolidated financial statements (unaudited).

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

1. Organization and Significant Accounting Policies

Nature of Operations

First Trinity Financial Corporation (the “Company” or “FTFC”) is the parent holding company of Trinity Life Insurance Company (“TLIC”), Family Benefit Life Insurance Company (“FBLIC”) and First Trinity Capital Corporation (“FTCC”). The Company was incorporated in Oklahoma on April 19, 2004, for the primary purpose of organizing a life insurance subsidiary.

The Company owns 100% of TLIC. TLIC owns 100% of FBLIC. TLIC and FBLIC are primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals. TLIC’s and FBLIC’s current product portfolio consists of a modified premium whole life insurance policy with a flexible premium deferred annuity rider, whole life, term, final expense, accidental death and dismemberment and annuity products. The term products are both renewable and convertible and issued for 10, 15, 20 and 30 years. They can be issued with premiums fully guaranteed for the entire term period or with a limited premium guarantee. The final expense product is issued as either a simplified issue or as a graded benefit, determined by underwriting. The TLIC and FBLIC products are sold through independent agents. TLIC is licensed in the states of Illinois, Kansas, Kentucky, Montana, Nebraska, North Dakota, Ohio, Oklahoma and Texas. FBLIC is licensed in the states of Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Montana, Nebraska, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Utah, Virginia and West Virginia.

The Company owns 100% of FTCC that was incorporated in 2006, and began operations in January 2007. FTCC provided financing for casualty insurance premiums for individuals and companies and was licensed to conduct premium financing business in the states of Alabama, Arkansas, Louisiana, Mississippi and Oklahoma. FTCC has made no premium financing loans since June 30, 2012.

Company Capitalization

The Company raised $1,450,000 from two private placement stock offerings during 2004 and $25,669,480 from two public stock offerings and one private placement stock offering from June 22, 2005 through February 23, 2007; June 29, 2010 through April 30, 2012 and August 15, 2012 through March 8, 2013. The Company issued 7,347,488 shares of its common stock and incurred $3,624,518 of offering costs during these private placements and public stock offerings. The Company also issued 702,685 shares of its common stock in connection with two stock dividends paid to shareholders in 2011 and 2012 that resulted in accumulated earnings being charged $5,270,138 with an offsetting credit of $5,270,138 to common stock and additional paid-in capital.

The Company has also purchased 247,580 shares of treasury stock at a cost of $893,947 from former members of the Board of Directors including the former Chairman of the Board of Directors, a former agent, the former spouse of the Company’s Chairman, Chief Executive Officer and President and a charitable organization where a former member of the Board of Directors had donated shares of the Company’s common stock.

Acquisitions

On December 23, 2008, FTFC acquired 100% of the outstanding common stock of First Life America Corporation (“FLAC”) from an unaffiliated company. The acquisition of FLAC was accounted for as a purchase. The aggregate purchase price for FLAC was $2,695,234 including direct cost associated with the acquisition of $195,234. The acquisition of FLAC was financed with the working capital of FTFC.

On December 31, 2008, FTFC made FLAC a 15 year loan in the form of a surplus note in the amount of $250,000 with an interest rate of 6% payable monthly, that was approved by the Oklahoma Insurance Department (“OID”). This surplus note is eliminated in consolidation.

On August 31, 2009, two of the Company’s subsidiaries, Trinity Life Insurance Company (“Old TLIC”) and FLAC, were merged, with FLAC being the surviving company. Immediately following the merger, FLAC changed its name to TLIC.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

1. Organization and Significant Accounting Policies (continued)

On December 28, 2011, TLIC acquired 100% of the outstanding common stock of FBLIC from FBLIC’s shareholders. The acquisition of FBLIC was accounted for as a purchase. The aggregate purchase price for the acquisition of FBLIC was $13,855,129. The acquisition of FBLIC was financed with the working capital of TLIC.

On April 28, 2015, the Company acquired a block of life insurance policies and annuity contracts according to the terms of an assumption reinsurance agreement. The Company acquired assets of $3,644,839 (including cash), assumed liabilities of $3,055,916 and recorded a gain on reinsurance assumption of $588,923.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods have been included.

The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the year ended December 31, 2019 or for any other interim period or for any other future year. Certain financial information which is normally included in notes to consolidated financial statements prepared in accordance with U.S. GAAP, but which is not required for interim reporting purposes, has been condensed or omitted. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto included in the Company's report on Form 10-K for the year ended December 31, 2018.

Principles of Consolidation

The consolidated financial statements include the accounts and operations of the Company and its subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in the prior year and prior quarter financial statements to conform to current year and current quarter classifications. These reclassifications had no effect on previously reported net income or shareholders' equity.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Common Stock

Common stock is fully paid, non-assessable and has a par value of $.01 per share.

Treasury Stock

Treasury stock, representing shares of the Company’s common stock that have been reacquired after having been issued and fully paid, is recorded at the reacquisition cost and the shares are no longer outstanding.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

1. Organization and Significant Accounting Policies (continued)

Subsequent Events

Management has evaluated all events subsequent to June 30, 2019 through the date that these financial statements have been issued.

Recent Accounting Pronouncements

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued updated guidance (Accounting Standards Update 2018-11) to require lessees to recognize a right-of-use asset and a lease liability for leases with terms of more than 12 months. The updated guidance retains the two classifications of a lease as either an operating or finance lease (previously referred to as a capital lease). Both lease classifications require the lessee to record the right-of-use asset and the lease liability based upon the present value of cash flows. Finance leases will reflect the financial arrangement by recognizing interest expense on the lease liability separately from the amortization expense of the right-of-use asset. Operating leases will recognize lease expense (with no separate recognition of interest expense) on a straight-line basis over the term of the lease. The accounting by lessors is not significantly changed by the updated guidance. The updated guidance requires expanded qualitative and quantitative disclosures, including additional information about the amounts recorded in the financial statements.

In July 2018, the FASB amended the updated guidance on leases that was issued in February 2016 (Accounting Standards Update 2018-11) and provided an additional transition method with which to adopt the updated guidance. Under the additional transition method, entities may elect to recognize a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption. Consequently, if this transition method is elected, an entity’s reporting for the comparative periods prior to adoption presented in the financial statements would continue to be in accordance with current lease guidance. The amendments also provide lessors with a practical expedient to combine non-lease components (e.g., a fee for common area maintenance when leasing office space) with the associated lease component rather than accounting for those components separately if certain criteria are met. The updated guidance requires entities to recognize a right-of-use asset and lease liability equal to the present value of lease payments for all leases other than those that are less than one year. The updated guidance, as amended, is effective for reporting periods beginning after December 15, 2018.

In December 2018, the FASB issued additional guidance (Accounting Standards Update 2018-20) that permits an accounting policy election for lessors to not evaluate whether certain sales taxes and other similar taxes are lessor costs or lessee costs. A lessor making this election will exclude from the consideration in the contract and from variable payments not included in the consideration of the contract all collections from lessees of certain sales taxes and other similar taxes and to provide certain disclosures.

The Company adopted this guidance in first quarter 2019. The adoption of this guidance in 2019 did not have a material effect on the Company’s results of operations, financial position or liquidity.

Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued updated guidance (Accounting Standards Update 2016-13) for the accounting for credit losses for financial instruments. The updated guidance applies a new credit loss model (current expected credit losses or CECL) for determining credit-related impairments for financial instruments measured at amortized cost (e.g. reinsurance recoverables, including structured settlements that are recorded as part of reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

1. Organization and Significant Accounting Policies (continued)

The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. In addition, the length of time a security has been in an unrealized loss position will no longer impact the determination of whether a credit loss exists.

The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted for reporting periods beginning after December 15, 2018. Based on the financial instruments currently held by the Company, there would not be a material effect on the Company’s results of operations, financial position or liquidity if the new guidance were able to be adopted in the current accounting period. The impact on the Company’s results of operations, financial position or liquidity at the date of adoption of the updated guidance will be determined by the financial instruments held by the Company and the economic conditions at that time.

Intangibles - Goodwill and Other

In January 2017, the FASB issued updated guidance (Accounting Standards Update 2017-04) that eliminates the requirement to calculate the implied fair value of goodwill (i.e., Step 2 of the current goodwill impairment test) to measure a goodwill impairment charge. Instead, entities will record an impairment charge by comparing a reporting unit’s fair value with its carrying amount and recognizing an impairment charge for the excess of the carrying amount over estimated fair value (i.e., Step 1 of current guidance). The implied fair value of goodwill is currently determined in Step 2 by deducting the fair value of all assets and liabilities of the reporting unit (determined in the same manner as a business combination) from the reporting unit’s fair value as determined in Step 1 (including any corporate-level assets or liabilities that were included in the determination of the carrying amount and fair value of the reporting unit in Step 1). The updated guidance requires an entity to perform its annual, or interim, impairment test by either: (1) an initial qualitative assessment of factors (such as changes in management, key personnel, strategy, key technology or customers) that may impact a reporting unit’s fair value and lead to the determination that it is more likely than not that the reporting unit’s fair value is less than its carrying value, including goodwill (consistent with current guidance), or (2) applying Step 1.

The updated guidance is effective for reporting periods beginning after December 15, 2019 and is to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Targeted Improvements to the Accounting for Long-Duration Contracts

In August 2018, the FASB issued updated guidance (Accounting Standards Update 2018-12) to the existing recognition, measurement, presentation and disclosure requirements for long-duration contracts issued by an insurance entity. This update improves the timeliness of recognizing changes in the liability for future policy benefits, modifies the rate used to discount future cash flows, simplifies and improves accounting for certain market-based options or guarantees associated with deposit (i.e., account balance) contracts, simplifies the amortization of deferred acquisitions costs and expands required disclosures. The expanded disclosure requires an insurance entity to provide disaggregated roll forwards of beginning to ending balances of the following: liability for future policy benefits, policyholder account balances, market risk benefits, separate account liabilities and deferred acquisition costs including disclosure about, changes to and effect of changes for significant inputs, judgments, assumptions and methods used in measurements.

The updated guidance is effective for reporting periods beginning after December 15, 2020. Early adoption is permitted. With respect to the liability for future policyholder benefits for traditional and limited-payment contracts and deferred acquisition costs, an insurance entity may elect to apply the amendments retrospectively as of the beginning of the earliest period presented. With respect to the market risk benefits, an insurance entity should apply the amendments retrospectively as of the beginning of the earliest period presented. The Company expects that the impact on the Company’s results of operations, financial position and liquidity at the date of adoption of the updated guidance in 2021 will be determined by the long-duration contracts then held by the Company and the economic conditions at that time.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

1. Organization and Significant Accounting Policies (continued)

Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement

In August 2018, the FASB issued amendments (Accounting Standards Update 2018-13) to modify the disclosure requirements related to fair value measurements including the consideration of costs and benefits of producing the modified disclosures. The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted and an entity is permitted to early adopt any removed or modified disclosures upon issuance and delay adoption of the additional disclosures until their effective date. The adoption of this guidance in 2020 is not expected to have a material effect on the Company's results of operations, financial position or liquidity.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments

Investments in fixed maturity and preferred stock available-for-sale and equity securities as of June 30, 2019 and December 31, 2018 are summarized as follows:

		Gross	Gross
	Amortized Cost	Unrealized	Unrealized	Fair
	or Cost	Gains	Losses	Value
	June 30, 2019 (Unaudited)
Fixed maturity securities
U.S. government and U.S. government agencies	$1,802,981	$1,168	$23,525	$1,780,624
States and political subdivisions	9,926,526	565,535	2,932	10,489,129
Residential mortgage-backed securities	20,394	25,314	-	45,708
Corporate bonds	133,067,979	6,739,108	270,469	139,536,618
Asset-backed	2,209,421	59,384	-	2,268,805
Foreign bonds	33,674,451	1,549,114	302,503	34,921,062
Total fixed maturity securities	180,701,752	8,939,623	599,429	189,041,946

Preferred stock	99,945	955	420	100,480

Equity securities
Mutual funds	91,982	-	8,937	83,045
Corporate common stock	92,102	26,257	-	118,359
Total equity securities	184,084	26,257	8,937	201,404
Total fixed maturity, preferred stock and equity securities	$180,985,781	$8,966,835	$608,786	$189,343,830

	December 31, 2018
Fixed maturity securities
U.S. government and U.S. government agencies	$2,793,681	$2,769	$91,739	$2,704,711
States and political subdivisions	9,295,973	215,000	32,941	9,478,032
Residential mortgage-backed securities	23,694	27,461	-	51,155
Corporate bonds	100,360,468	823,991	3,220,268	97,964,191
Asset-backed	253,598	7,820	-	261,418
Foreign bonds	21,687,103	75,525	1,069,936	20,692,692
Total fixed maturity securities	134,414,517	1,152,566	4,414,884	131,152,199

Preferred stock	99,945	-	9,365	90,580

Equity securities
Mutual funds	91,981	-	17,082	74,899
Corporate common stock	95,141	28,628	-	123,769
Total equity securities	187,122	28,628	17,082	198,668
Total fixed maturity, preferred stock and equity securities	$134,701,584	$1,181,194	$4,441,331	$131,441,447

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments (continued)

All securities in an unrealized loss position as of the financial statement dates, the estimated fair value, pre-tax gross unrealized loss and number of securities by length of time that those securities have been continuously in an unrealized loss position as of June 30, 2019 and December 31, 2018 are summarized as follows:

		Unrealized	Number of
	Fair Value	Loss	Securities
	June 30, 2019 (Unaudited)
Fixed maturity securities
Less than 12 months in an unrealized loss position
Corporate bonds	$3,187,478	$90,186	10
Foreign bonds	631,101	4,612	2
Total less than 12 months in an unrealized loss position	3,818,579	94,798	12
More than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	1,531,336	23,525	5
States and political subdivisions	102,593	2,932	1
Corporate bonds	3,592,035	180,283	16
Foreign bonds	4,349,645	297,891	14
Total more than 12 months in an unrealized loss position	9,575,609	504,631	36
Total fixed maturity securities in an unrealized loss position	13,394,188	599,429	48
Preferred stock, less than 12 months in an unrealized loss position	49,580	420	1
Equity securities (mutual funds), less than 12 months in an unrealized loss position	83,044	8,937	1
Total fixed maturity, preferred stock and equity securities in an unrealized loss position	$13,526,812	$608,786	$50

	December 31, 2018
Fixed maturity securities
Less than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	$991,660	$2,419	1
States and political subdivisions	1,066,743	7,948	6
Corporate bonds	58,506,980	2,154,898	215
Foreign bonds	14,554,291	852,120	50
Total less than 12 months in an unrealized loss position	75,119,674	3,017,385	272
More than 12 months in an unrealized loss position
U.S. government and U.S. government agencies	1,590,655	89,320	6
States and political subdivisions	518,969	24,993	4
Corporate bonds	7,107,831	1,065,370	30
Foreign bonds	1,376,680	217,816	5
Total more than 12 months in an unrealized loss position	10,594,135	1,397,499	45
Total fixed maturity securities in an unrealized loss position	85,713,809	4,414,884	317
Preferred stock, less than 12 months in an unrealized loss position	90,580	9,365	2
Equity securities (mutual funds), less than 12 months in an unrealized loss position	74,899	17,082	1
Total fixed maturity, preferred stock and equity securities in an unrealized loss position	$85,879,288	$4,441,331	$320

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments (continued)

As of June 30, 2019, the Company held 48 available-for-sale fixed maturity securities with an unrealized loss of $599,429, fair value of $13,394,188 and amortized cost of $13,993,617. These unrealized losses were primarily due to market interest rate movements in the bond market as of June 30, 2019. The ratio of the fair value to the amortized cost of these 48 securities is 96%.

As of December 31, 2018, the Company held 317 available-for-sale fixed maturity securities with an unrealized loss of $4,414,884, fair value of $85,713,809 and amortized cost of $90,128,693. These unrealized losses were primarily due to market interest rate movements in the bond market as of December 31, 2018. The ratio of the fair value to the amortized cost of these 317 securities is 95%.

As of June 30, 2019, the Company held one equity security with an unrealized loss of $8,937, fair value of $83,044 and cost of $91,981. The ratio of fair value to cost of this security is 90%.

As of December 31, 2018, the Company held one equity security with an unrealized loss of $17,082, fair value of $74,899 and cost of $91,981. The ratio of fair value to cost of this security is 81%.

As of June 30, 2019, the Company held one preferred stock with an unrealized loss of $420, fair value of $49,580 and cost of $50,000. The ratio of fair value to cost of this preferred stock is 99%.

As of December 31, 2018, the Company held two preferred stocks with an unrealized loss of $9,365, fair value of $90,580 and cost of $99,945. The ratio of fair value to cost of these two preferred stocks is 91%.

Fixed maturity securities were 97% and 96% investment grade as rated by Standard & Poor’s as of June 30, 2019 and December 31, 2018, respectively.

The Company’s decision to record an impairment loss is primarily based on whether the security’s fair value is likely to remain significantly below its book value based on all of the factors considered. Factors that are considered include the length of time the security’s fair value has been below its carrying amount, the severity of the decline in value, the credit worthiness of the issuer, and the coupon and/or dividend payment history of the issuer. The Company also assesses whether it intends to sell or whether it is more likely than not that it may be required to sell the security prior to its recovery in value.

For any fixed maturity securities that are other-than-temporarily impaired, the Company determines the portion of the other-than-temporary impairment that is credit-related and the portion that is related to other factors. The credit-related portion is the difference between the expected future cash flows and the amortized cost basis of the fixed maturity security, and that difference is charged to earnings. The non-credit-related portion representing the remaining difference to fair value is recognized in other comprehensive income (loss). Only in the case of a credit-related impairment where management has the intent to sell the security, or it is more likely than not that it will be required to sell the security before recovery of its cost basis, is a fixed maturity security adjusted to fair value and the resulting losses recognized in realized gains (losses) in the consolidated statements of operations. Any other-than-temporary impairments on equity securities are recorded in the consolidated statements of operations in the periods incurred as the difference between fair value and cost.

There were no impairments during the six months ended June 30, 2019 and 2018.

Management believes that the Company will fully recover its cost basis in the securities held as of June 30, 2019, and management does not have the intent to sell nor is it more likely than not that the Company will be required to sell such securities until they recover or mature.  The remaining temporary impairments shown herein are primarily the result of the current interest rate environment rather than credit factors that would imply other-than-temporary impairment.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments (continued)

Net unrealized gains (losses) included in other comprehensive income (loss) for investments classified as available-for-sale, net of the effect of deferred income taxes and deferred acquisition costs assuming that the appreciation (depreciation) had been realized as of June 30, 2019 and December 31, 2018, are summarized as follows:

	(Unaudited)
	June 30, 2019	December 31, 2018
Unrealized appreciation (depreciation) on available-for-sale securities	$8,340,729	$(3,271,683)
Adjustment to deferred acquisition costs	(12,972)	10,124
Deferred income taxes	(1,748,829)	684,928
Net unrealized appreciation (depreciation) on available-for-sale securities	$6,578,928	$(2,576,631)

The Company’s investment in lottery prize cash flows categorized as other long-term investments in the statement of financial position was $64,744,938 and $59,255,477 as of June 30, 2019 and December 31, 2018, respectively. The lottery prize cash flows are assignments of the future rights from lottery winners purchased at a discounted price. Payments on these investments are made by state run lotteries.

The amortized cost and fair value of fixed maturity available-for-sale securities and other long-term investments as of June 30, 2019, by contractual maturity, are summarized as follows:

	June 30, 2019 (Unaudited)
	Fixed Maturity Available-For-Sale Securities		Other Long-Term Investments
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$2,546,048	$2,568,063	$9,176,021	$9,342,976
Due after one year through five years	27,494,110	28,339,997	28,834,511	32,063,303
Due after five years through ten years	63,556,447	66,174,339	18,458,398	23,800,321
Due after ten years	87,084,753	91,913,839	8,276,008	14,123,844
Due at multiple maturity dates	20,394	45,708	-	-
	$180,701,752	$189,041,946	$64,744,938	$79,330,444

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments (continued)

Proceeds and gross realized gains (losses) from the sales, calls and maturities of fixed maturity securities available-for-sale, equity securities and investment real estate for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, (Unaudited)
	Fixed Maturity Securities		Equity Securities		Investment Real Estate
	2019	2018	2019	2018	2019	2018
Proceeds	$14,728,067	$5,909,141	$19,370	$15,000	$253,564	$54,853
Gross realized gains	227,024	74,419	12,372	1	5,158	-
Gross realized losses	(257,937)	(33,772)	-	-	(46,378)	(1,322)

	Six Months Ended June 30, (Unaudited)
	Fixed Maturity Securities		Equity Securities		Investment Real Estate
	2019	2018	2019	2018	2019	2018
Proceeds	$18,127,913	$8,488,932	$19,370	$15,412	$253,564	$54,853
Gross realized gains	271,579	80,520	12,372	107	5,158	-
Gross realized losses	(262,417)	(41,043)	-	-	(46,378)	(1,322)

The accumulated change in unrealized investment gains (losses) for fixed maturity and preferred stock available-for-sale for the three and six months ended June 30, 2019 and 2018 and the amount of net realized investment gains (losses) on fixed maturity securities available-for-sale, equity securities and investment real estate for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
	2019	2018	2019	2018
Change in unrealized investment gains (losses):
Available-for-sale securities:
Fixed maturity securities	$6,525,157	$(2,475,749)	$11,602,512	$(6,851,589)
Preferred stock	80	2,080	9,900	(1,700)
Net realized investment gains (losses):
Available-for-sale securities:
Fixed maturity securities	(30,913)	40,647	9,162	39,477
Equity securities, sale of securities	12,372	1	12,372	107
Equity securities, changes in fair value	(7,871)	9,930	5,774	(13,790)
Investment real estate	(41,220)	(1,322)	(41,220)	(1,322)

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments (continued)

Major categories of net investment income for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
	2019	2018	2019	2018
Fixed maturity securities	$2,077,206	$1,669,950	$3,606,682	$3,300,424
Preferred stock and equity securities	33,528	28,034	67,746	33,117
Other long-term investments	1,166,240	1,009,007	2,316,997	1,979,063
Mortgage loans	3,410,617	2,887,505	6,593,465	5,375,918
Policy loans	33,495	30,342	65,768	59,425
Real estate	67,514	94,003	131,810	188,006
Short-term and other investments	250,455	25,939	495,295	67,681
Gross investment income	7,039,055	5,744,780	13,277,763	11,003,634
Investment expenses	(756,012)	(706,639)	(1,421,264)	(1,281,251)
Net investment income	$6,283,043	$5,038,141	$11,856,499	$9,722,383

TLIC and FBLIC are required to hold assets on deposit with various state insurance departments for the benefit of policyholders and other special deposits in accordance with statutory rules and regulations. As of June 30, 2019 and December 31, 2018, these required deposits, included in investment assets, had amortized costs that totaled $4,389,300 and $4,376,463, respectively. As of June 30, 2019 and December 31, 2018, these required deposits had fair values that totaled $4,403,962 and $4,292,657, respectively.

The Company’s mortgage loans by property type as of June 30, 2019 and December 31, 2018 are summarized as follows:

	(Unaudited)
	June 30, 2019	December 31, 2018
Residential mortgage loans	$145,387,331	$120,108,297
Commercial mortgage loans by property type
Apartment	1,607,405	1,816,870
Industrial	1,139,226	1,156,157
Lodging	111,812	112,494
Office building	3,684,442	2,348,639
Retail	3,892,926	4,507,153
Total commercial mortgage loans by property type	10,435,811	9,941,313
Total mortgage loans	$155,823,142	$130,049,610

There were 18 loans with a remaining principal balance of $3,647,871 that were more than 90 days past due as of June 30, 2019. There were 11 loans with a remaining principal balance of $2,233,575 that were more than 90 days past due as of December 31, 2018.

There were no mortgage loans in default and in the foreclosure process as of June 30, 2019 and December 31, 2018.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

2. Investments (continued)

The Company’s investment real estate as of June 30, 2019 and December 31, 2018 is summarized as follows:

	(Unaudited)
	June 30, 2019	December 31, 2018
Land - held for the production of income	$213,160	$213,160
Land - held for investment	745,155	745,155
Total land	958,315	958,315
Building - held for the production of income	2,267,557	2,267,557
Less - accumulated depreciation	(1,413,415)	(1,340,671)
Buildings net of accumulated depreciation	854,142	926,886
Residential real estate - held for sale	311,264	506,830
Total residential real estate	311,264	506,830
Investment real estate, net of accumulated depreciation	$2,123,721	$2,392,031

TLIC owns approximately six and one-half acres of land located in Topeka, Kansas that includes a 20,000 square foot office building on approximately one-fourth of this land. This building and land on one of the four lots is held for the production of income. The other three lots of land owned in Topeka, Kansas are held for investment. In addition, FBLIC owns one-half acre of undeveloped land located in Jefferson City, Missouri.

During 2019, the Company foreclosed on one residential mortgage loans of real estate totaling $99,218 and transferred that property to investment real estate that is now held for sale. During 2019, the Company sold investment real estate property with an aggregate carrying value of $294,784. The Company recorded a gross realized investment loss on sale of $41,220 based on an aggregate sales price of $253,564.

During 2018 the Company foreclosed on residential mortgage loans of real estate totaling $378,411 and transferred those properties to investment real estate held for sale. During 2018, the Company sold investment real estate property with an aggregate carrying value of $56,175. The Company recorded a gross realized investment loss on sale of $1,322 based on an aggregate sales price of $54,853.

3. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) on the measurement date.  The Company also considers the impact on fair value of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity.

The Company holds fixed maturity, preferred stock and equity securities that are measured and reported at fair market value on the statement of financial position. The Company determines the fair market values of its financial instruments based on the fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities. The Company’s Level 1 assets include preferred stock and equity securities that are traded in an active exchange market.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

3. Fair Value Measurements (continued)

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The Company’s Level 2 assets and liabilities include fixed maturity securities with quoted prices that are traded less frequently than exchange-traded instruments or assets and liabilities whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government and agency mortgage-backed debt securities, state and political subdivision securities, corporate debt securities, asset-backed and foreign debt securities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

The Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into the three-level fair value hierarchy. If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the valuation inputs, or their ability to be observed, may result in a reclassification for certain financial assets or liabilities. Reclassifications impacting Level 3 of the fair value hierarchy are reported as transfers in and out of the Level 3 category as of the beginning of the period in which the reclassifications occur.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

3. Fair Value Measurements (continued)

The Company’s fair value hierarchy for those financial instruments measured at fair value on a recurring basis as of June 30, 2019 and December 31, 2018 is summarized as follows:

	Level 1	Level 2	Level 3	Total
	June 30, 2019 (Unaudited)
Fixed maturity securities, available-for-sale
U.S. government and U.S. government agencies	$-	$1,780,624	$-	$1,780,624
States and political subdivisions	-	10,489,129	-	10,489,129
Residential mortgage-backed securities	-	45,708	-	45,708
Corporate bonds	-	139,536,618	-	139,536,618
Asset-backed	-	2,268,805	-	2,268,805
Foreign bonds	-	34,921,062	-	34,921,062
Total fixed maturity securities	$-	$189,041,946	$-	$189,041,946

Preferred stock, available-for-sale	$100,480	$-	$-	$100,480

Equity securities
Mutual funds	$-	$83,045	$-	$83,045
Corporate common stock	50,363	-	67,996	118,359
Total equity securities	$50,363	$83,045	$67,996	$201,404

	December 31, 2018
Fixed maturity securities, available-for-sale
U.S. government and U.S. government agencies	$-	$2,704,711	$-	$2,704,711
States and political subdivisions	-	9,478,032	-	9,478,032
Residential mortgage-backed securities	-	51,155	-	51,155
Corporate bonds	-	97,964,191	-	97,964,191
Asset-backed	-	261,418	-	261,418
Foreign bonds	-	20,692,692	-	20,692,692
Total fixed maturity securities	$-	$131,152,199	$-	$131,152,199

Preferred stock, available-for-sale	$90,580	$-	$-	$90,580
Equity securities
Mutual funds	$-	$74,899	$-	$74,899
Corporate common stock	59,733	-	64,036	123,769
Total equity securities	$59,733	$74,899	$64,036	$198,668

As of June 30, 2019 and December 31, 2018, Level 3 financial instruments consisted of two private placement common stocks that have no active trading and a joint venture investment with a mortgage loan originator.

These private placement stocks represent investments in small insurance holding companies. The fair value for these securities was determined through the use of unobservable assumptions about market participants. The Company has assumed a willing market participant would purchase the securities for the same price as the Company paid until such time as these small insurance holding companies commence significant operations. The joint venture investment with a mortgage loan originator is accounted for under the equity method of accounting.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

3. Fair Value Measurements (continued)

Fair values for Level 1 and Level 2 assets for the Company’s fixed maturity and preferred stock available-for-sale and equity securities are primarily based on prices supplied by a third party investment service. The third party investment service provides quoted prices in the market which use observable inputs in developing such rates.

The Company analyzes market valuations received to verify reasonableness and to understand the key assumptions used and the sources. Since the fixed maturity securities owned by the Company do not trade on a daily basis, the third party investment service prepares estimates of fair value measurements using relevant market data, benchmark curves, sector groupings and matrix pricing. As the fair value estimates of the Company’s fixed maturity securities are based on observable market information rather than market quotes, the estimates of fair value on these fixed maturity securities are included in Level 2 of the hierarchy. The Company’s Level 2 investments include obligations of U.S. government, U.S. government agencies, state and political subdivisions, mortgage-backed securities, corporate bonds, asset-backed and foreign bonds.

The Company’s preferred stock is included in Level 1 and equity securities are included in Level 1 and Level 2 and the private placement common stocks and joint venture investment are included in Level 3. Level 1 for the preferred stock and those equity securities classified as such is appropriate since they trade on a daily basis, are based on quoted market prices in active markets and are based upon unadjusted prices. Level 2 for those equity securities classified as such is appropriate since they are not actively traded.

The Company’s fixed maturity and preferred stock available-for-sale and equity securities portfolio is highly liquid and allows for a high percentage of the portfolio to be priced through pricing services.

The change in the fair value of the Company’s Level 3 equity securities available-for-sale for the six months ended June 30, 2019 and 2018 is summarized as follows:

	Unaudited
	Six Months Ended June 30,
	2019	2018

Beginning balance	$64,036	$61,500
Joint venture net income	57,746	23,627
Joint venture distribution	(53,786)	-
Equity security sale	-	(15,000)
Ending balance	$67,996	$70,127

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

3. Fair Value Measurements (continued)

The carrying amount and fair value of the Company’s financial assets and financial liabilities disclosed, but not carried, at fair value as of June 30, 2019 and December 31, 2018, and the level within the fair value hierarchy at which such assets and liabilities are measured on a recurring basis are summarized as follows:

Financial instruments disclosed, but not carried, at fair value:

	Carrying	Fair
	Amount	Value	Level 1	Level 2	Level 3
	June 30, 2019 (Unaudited)
Financial assets
Mortgage loans on real estate
Commercial and Industrial	$10,435,811	$11,245,412	$-	$-	$11,245,412
Residential	145,387,331	145,795,555	-	-	145,795,555
Policy loans	1,890,350	1,890,350	-	-	1,890,350
Short-term investments	1,814,777	1,814,777	1,814,777	-	-
Other long-term investments	64,744,938	79,330,444	-	-	79,330,444
Cash and cash equivalents	27,546,376	27,546,376	27,546,376	-	-
Accrued investment income	5,091,843	5,091,843	-	-	5,091,843
Total financial assets	$256,911,426	$272,714,757	$29,361,153	$-	$243,353,604
Financial liabilities
Policyholders' account balances	$368,644,462	$360,652,246	$-	$-	$360,652,246
Policy claims	1,202,838	1,202,838	-	-	1,202,838
Total financial liabilities	$369,847,300	$361,855,084	$-	$-	$361,855,084

	December 31, 2018
Financial assets
Mortgage loans on real estate
Commercial	$9,941,313	$9,698,226	$-	$-	$9,698,226
Residential	120,108,297	115,788,967	-	-	115,788,967
Policy loans	1,809,339	1,809,339	-	-	1,809,339
Short-term investments	896,371	896,371	896,371	-	-
Other long-term investments	59,255,477	69,641,358	-	-	69,641,358
Cash and cash equivalents	29,665,605	29,665,605	29,665,605	-	-
Accrued investment income	2,672,978	2,672,978	-	-	2,672,978
Total financial assets	$224,349,380	$230,172,844	$30,561,976	$-	$199,610,868
Financial liabilities
Policyholders' account balances	$297,168,411	$259,247,412	$-	$-	$259,247,412
Policy claims	1,102,257	1,102,257	-	-	1,102,257
Total financial liabilities	$298,270,668	$260,349,669	$-	$-	$260,349,669

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

3. Fair Value Measurements (continued)

The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment was required to interpret market data to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the fair value amounts.

The following methods and assumptions were used in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

Fixed Maturity Securities, Preferred Stock and Equity Securities

The fair value of fixed maturity securities and equity securities are based on the principles previously discussed as Level 1, Level 2 and Level 3.

Mortgage Loans on Real Estate

The fair values for mortgage loans are estimated using discounted cash flow analyses. For residential mortgage loans, the discount rate used was indexed to the LIBOR yield curve adjusted for an appropriate credit spread. For commercial (includes apartment, industrial, lodging, office building and retail) mortgage loans, the discount rate used was assumed to be the interest rate on the last commercial mortgage acquired by the Company.

Cash and Cash Equivalents, Short-Term Investments, Accrued Investment Income and Policy Loans

The carrying value of these financial instruments approximates their fair values. Cash and cash equivalents and short-term investments are included in Level 1 of the fair value hierarchy due to their highly liquid nature.

Other Long-Term Investments

Other long-term investments are comprised of lottery prize receivables and fair value is derived by using a discounted cash flow approach. Projected cash flows are discounted using the average FTSE Pension Liability Index in effect at the end of each period.

Investment Contracts – Policyholders’ Account Balances

The fair value for liabilities under investment-type insurance contracts (accumulation annuities) is calculated using a discounted cash flow approach.  Cash flows are projected using actuarial assumptions and discounted to the valuation date using risk-free rates adjusted for credit risk and the nonperformance risk of the liabilities.

The fair values for insurance contracts other than investment-type contracts are not required to be disclosed.

Policy Claims

The carrying amounts reported for these liabilities approximate their fair value.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

4. Segment Data

The Company has a life insurance segment, consisting of the life insurance operations of TLIC and FBLIC, an annuity segment, consisting of the annuity operations of TLIC and FBLIC and a corporate segment. Results for the parent company and the operations of FTCC, after elimination of intercompany amounts, are allocated to the corporate segment. These segments as of June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
	2019	2018	2019	2018
Revenues:
Life insurance operations	$6,492,824	$5,362,692	$12,963,871	$10,538,864
Annuity operations	5,710,825	4,423,642	10,680,857	8,301,779
Corporate operations	174,742	132,441	358,363	245,552
Total	$12,378,391	$9,918,775	$24,003,091	$19,086,195
Income before income taxes:
Life insurance operations	$66,906	$128,003	$264,465	$299,522
Annuity operations	1,246,058	1,533,032	2,748,670	2,490,421
Corporate operations	154,627	113,567	256,548	196,106
Total	$1,467,591	$1,774,602	$3,269,683	$2,986,049
Depreciation and amortization expense:
Life insurance operations	$701,973	$1,522,057	$1,532,434	$2,214,447
Annuity operations	492,992	(224,142)	552,156	46,364
Total	$1,194,965	$1,297,915	$2,084,590	$2,260,811

	(Unaudited)
	June 30, 2019	December 31, 2018
Assets:
Life insurance operations	$90,043,878	$69,756,013
Annuity operations	406,195,312	332,303,028
Assets held in trust under coinsurance agreement	92,977,748	25,494,700
Corporate operations	5,226,497	5,953,109
Total	$594,443,435	$433,506,850

5. Federal Income Taxes

The provision for federal income taxes is based on the asset and liability method of accounting for income taxes. Deferred income taxes are provided for the cumulative temporary differences between balances of assets and liabilities determined under GAAP and the balances using tax bases.

The Company has no known uncertain tax benefits within its provision for income taxes. In addition, the Company does not believe it would be subject to any penalties or interest relative to any open tax years and, therefore, has not accrued any such amounts. The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions.  The 2015 through 2018 U.S. federal tax years are subject to income tax examination by tax authorities. The Company classifies any interest and penalties (if applicable) as income tax expense in the financial statements.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

6. Legal Matters and Contingent Liabilities

A lawsuit filed by the Company and Chairman, President and Chief Executive Officer, Gregg E. Zahn, against former Company Board of Directors member Wayne Pettigrew and Mr. Pettigrew's company, Group & Pension Planners, Inc. (the "Defendants"), concluded on February 17, 2017. The lawsuit was filed in the District Court of Tulsa County, Oklahoma (Case No. CJ-2013-03385). In the lawsuit, the Company alleged that Mr. Pettigrew had defamed the Company by making untrue statements to certain shareholders of the Company, to the press and to regulators of the state of Oklahoma and had breached his fiduciary duties.

The jury concluded that Mr. Pettigrew, while still a member of the Company’s Board of Directors, did, in fact, make untrue statements regarding the Company and Mr. Zahn and committed breaches of his fiduciary duties to the Company and the jury awarded the Company $800,000 of damages against Mr. Pettigrew. In addition, the jury found that Mr. Pettigrew had defamed Mr. Zahn and intentionally inflicted emotional distress on Mr. Zahn and awarded Mr. Zahn $3,500,000 of damages against Mr. Pettigrew. In addition to the damages awarded by the jury, the Company and Mr. Zahn have initiated steps to aggressively communicate the correction of the untrue statements to outside parties.

Mr. Pettigrew has appealed this decision but has failed to post an appeal bond. As a consequence, the Company and Mr. Zahn are in the process of executing on the judgments against Mr. Pettigrew’s assets. The Company and Mr. Zahn have so far collected some property and money in the execution process and will continue to execute on the judgments. Any money or property collected to date during the execution of the judgments are held in an escrow by a third party, have not been reflected in the June 30, 2019 consolidated financial statements and would have to be returned to Mr. Pettigrew in the event the judgments are reversed by the appellate courts.

Prior to being acquired by TLIC, FBLIC developed, marketed, and sold life insurance products known as “Decreasing Term to 95” policies. On January 17, 2013, FBLIC’s Board of Directors voted that, effective March 1, 2013, it was not approving, and therefore was not providing, a non-guaranteed dividend for the Decreasing Term to 95 policies since that group of policies was not producing a positive divisible surplus to allow the payment of a non-guaranteed dividend.

On November 22, 2013, a lawsuit was filed in the Circuit Court of Greene County, Missouri asserting claims by two individuals and a class of Missouri residents against FBLIC relating to this decision to not pay a non-guaranteed dividend. A trial was held November 27, 2017 through December 1, 2017 regarding those class and individual claims. During 2018, a settlement was reached by the parties and the Court approved the settlement agreement on June 11, 2018 followed by FBLIC paying $1.85 million to resolve all class and individual claims and all active Decreasing Term to 95 policies for individuals in the class were cancelled.

Guaranty fund assessments, brought about by the insolvency of life and health insurers, are levied at the discretion of the various state guaranty fund associations to cover association obligations. In most states, guaranty fund assessments may be taken as a credit against premium taxes, typically over a five-year period.

7. Line of Credit

On November 8, 2018, the company executed a $1.5 million line of credit with a bank to provide working capital and funds for expansion.  The terms of the line of credit allowed for advances, repayments and re-borrowings through a maturity date of November 8, 2019.  Any outstanding advances will incur interest at a variable interest rate of the prime rate set forth in the Wall Street Journal plus 1% per annum adjusting monthly based on a 360 day year with a minimum interest rate floor of 5%. No amounts were outstanding on this line of credit as of June 30, 2019 and December 31, 2018.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

8. Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)

The changes in the components of the Company’s accumulated other comprehensive income (loss) for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, 2019 and 2018 (Unaudited)
	Unrealized
	Appreciation		Accumulated
	(Depreciation) on	Adjustment to	Other
	Available-For-Sale	Deferred Acquisition	Comprehensive
	Securities	Costs	Income (Loss)
Balance as of April 1, 2019	$1,434,225	$(1,862)	$1,432,363
Other comprehensive income before reclassifications, net of tax	5,130,516	(8,372)	5,122,144
Less amounts reclassified from accumulated other comprehensive income having no credit losses, net of tax	(24,421)	-	(24,421)
Other comprehensive income	5,154,937	(8,372)	5,146,565
Balance as of June 30, 2019	$6,589,162	$(10,234)	$6,578,928

Balance as of April 1, 2018	$1,329,041	$(22,316)	$1,306,725
Other comprehensive loss before reclassifications, net of tax	(1,922,089)	33,430	(1,888,659)
Less amounts reclassified from accumulated other comprehensive loss having no credit losses, net of tax	32,111	-	32,111
Other comprehensive loss	(1,954,200)	33,430	(1,920,770)
Balance as of June 30, 2018	$(625,159)	$11,114	$(614,045)

	Six Months Ended June 30, 2019 and 2018 (Unaudited)
	Unrealized
	Appreciation		Accumulated
	(Depreciation) on	Adjustment to	Other
	Available-For-Sale	Deferred Acquisition	Comprehensive
	Securities	Costs	Income (Loss)
Balance as of January 1, 2019	$(2,584,643)	$8,012	$(2,576,631)
Other comprehensive income before reclassifications, net of tax	9,181,043	(18,246)	9,162,797
Less amounts reclassified from accumulated other comprehensive income having no credit losses, net of tax	7,238	-	7,238
Other comprehensive income	9,173,805	(18,246)	9,155,559
Balance as of June 30, 2019	$6,589,162	$(10,234)	$6,578,928

Balance as of January 1, 2018	$4,843,061	$(82,110)	$4,760,951
Other comprehensive loss before reclassifications, net of tax	(5,437,033)	93,224	(5,343,809)
Less amounts reclassified from accumulated other comprehensive loss having no credit losses, net of tax	31,187	-	31,187
Other comprehensive loss	(5,468,220)	93,224	(5,374,996)
Balance as of June 30, 2018	$(625,159)	$11,114	$(614,045)

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

8. Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss) (continued)

The pretax components of the Company’s other comprehensive income (loss) and the related income tax expense (benefit) for each component for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, 2019 (Unaudited)
		Income Tax
	Pretax	Expense (Benefit)	Net of Tax
Other comprehensive income:
Change in net unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the period	$6,494,324	$1,363,808	$5,130,516
Reclassification adjustment for net losses included in operations having no credit losses	(30,913)	(6,492)	(24,421)
Net unrealized gains on investments	6,525,237	1,370,300	5,154,937
Adjustment to deferred acquisition costs	(10,599)	(2,227)	(8,372)
Total other comprehensive income	$6,514,638	$1,368,073	$5,146,565

	Three Months Ended June 30, 2018 (Unaudited)
		Income Tax
	Pretax	Expense (Benefit)	Net of Tax
Other comprehensive loss:
Change in net unrealized losses on available-for-sale securities:
Unrealized holding losses arising during the period	$(2,433,022)	$(510,933)	$(1,922,089)
Reclassification adjustment for net gains included in operations having no credit losses	40,647	8,536	32,111
Net unrealized losses on investments	(2,473,669)	(519,469)	(1,954,200)
Adjustment to deferred acquisition costs	42,316	8,886	33,430
Total other comprehensive loss	$(2,431,353)	$(510,583)	$(1,920,770)

	Six Months Ended June 30, 2019 (Unaudited)
		Income Tax
	Pretax	Expense (Benefit)	Net of Tax
Other comprehensive income:
Change in net unrealized gains on available-for-sale securities:
Unrealized holding gains arising during the period	$11,621,574	$2,440,531	$9,181,043
Reclassification adjustment for net gains included in operations having no credit losses	9,162	1,924	7,238
Net unrealized gains on investments	11,612,412	2,438,607	9,173,805
Adjustment to deferred acquisition costs	(23,096)	(4,850)	(18,246)
Total other comprehensive income	$11,589,316	$2,433,757	$9,155,559

	Six Months Ended June 30, 2018 (Unaudited)
		Income Tax
	Pretax	Expense (Benefit)	Net of Tax
Other comprehensive loss:
Change in net unrealized loss on available-for-sale securities:
Unrealized holding losses arising during the period	$(6,882,320)	$(1,445,287)	$(5,437,033)
Reclassification adjustment for net gains included in operations having no credit losses	39,477	8,290	31,187
Net unrealized losses on investments	(6,921,797)	(1,453,577)	(5,468,220)
Adjustment to deferred acquisition costs	118,006	24,782	93,224
Total other comprehensive loss	$(6,803,791)	$(1,428,795)	$(5,374,996)

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

8. Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss) (continued)

Realized gains and losses on the sales of investments are determined based upon the specific identification method and include provisions for other-than-temporary impairments where appropriate.

The pretax and the related income tax components of the amounts reclassified from the Company’s accumulated other comprehensive income (loss) to the Company’s consolidated statement of operations for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
Reclassification Adjustments	2019	2018	2019	2018
Unrealized gains (losses) on available-for-sale securities having no credit losses:
Realized gains (losses) on sales of securities (a)	$(30,913)	$40,647	$9,162	$39,477
Income tax expense (benefit) (b)	(6,492)	8,536	1,924	8,290
Total reclassification adjustments	$(24,421)	$32,111	$7,238	$31,187

(a) These items appear within net realized investment gains (losses) in the consolidated statements of operations.
(b) These items appear within federal income taxes in the consolidated statements of operations.

9. Allowance for Loan Losses from Mortgage Loans on Real Estate

The allowance for possible loan losses from investments in mortgage loans on real estate is a reserve established through a provision for possible loan losses charged to expense which represents, in the Company’s judgment, the known and inherent credit losses existing in the mortgage loan portfolio. The allowance, in the judgment of the Company, is necessary to reserve for estimated loan losses inherent in the mortgage loan portfolio and reduces the carrying value of investments in mortgage loans on real estate to the estimated net realizable value on the consolidated statement of financial position.

While the Company utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Company’s control, including the performance of the mortgage loan portfolio, the economy and changes in interest rates. The Company’s allowance for possible mortgage loan losses consists of specific valuation allowances established for probable losses on specific loans and a portfolio reserve for probable incurred but not specifically identified loans.

Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the mortgage loan agreement. Factors considered by the Company in determining impairment include payment status, collateral value of the real estate subject to the mortgage loan, and the probability of collecting scheduled principal and interest payments when due. Mortgage loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

The Company determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the mortgage loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis.

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

9. Allowance for Loan Losses from Mortgage Loans on Real Estate (continued)

As of June 30, 2019, $1,032,045 of independent residential mortgage loans on real estate is held in escrow by a third party for the benefit of the Company.   As of June 30, 2019, $764,458 of that escrow amount is available to the Company as additional collateral on $4,235,667 of advances to the loan originator. The remaining June 30, 2019 escrow amount of $267,587 is available to the Company as additional collateral on its investment of $53,517,364 in residential mortgage loans on real estate. In addition, the Company has an additional $510,101 allowance for possible loan losses in the remaining $102,305,778 of investments in mortgage loans on real estate as of June 30, 2019.

As of December 31, 2018, $823,645 of independent residential mortgage loans on real estate are held in escrow by a third party for the benefit of the Company.   As of December 31, 2018, $598,803 of that escrow amount is available to the Company as additional collateral on $4,942,870 of advances to the loan originator. The remaining December 31, 2018 escrow amount of $224,842 is available to the Company as additional collateral on its investment of $44,968,471 in residential mortgage loans on real estate. In addition, the Company has an additional $424,166 allowance for possible loan losses in the remaining $85,081,139 of investments in mortgage loans on real estate as of December 31, 2018.

The balances of and changes in the Company’s credit losses related to mortgage loans on real estate as of and for the three and six months ended June 30, 2019 and 2018 are summarized as follows (excluding $53,517,364 and $38,019,842 of mortgage loans on real estate as of June 30, 2019 and 2018, respectively, with one loan originator where independent mortgage loan balances are held in escrow by a third party for the benefit of the Company):

	Unaudited
	Three Months Ended June 30,
	Residential Mortgage Loans		Commercial Mortgage Loans		Total
	2019	2018	2019	2018	2019	2018
Allowance, beginning	$405,548	$370,771	$51,835	$13,247	$457,383	$384,018
Charge offs	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-
Provision	52,112	1,581	606	24,697	52,718	26,278
Allowance, ending	$457,660	$372,352	$52,441	$37,944	$510,101	$410,296

Allowance, ending:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$457,660	$372,352	$52,441	$37,944	$510,101	$410,296

Carrying Values:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$91,869,967	$74,453,213	$10,435,811	$7,550,861	$102,305,778	$82,004,074

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

9. Allowance for Loan Losses from Mortgage Loans on Real Estate (continued)

	(Unaudited)
	Six Months Ended June 30,
	Residential Mortgage Loans		Commercial Mortgage Loans		Total
	2019	2018	2019	2018	2019	2018
Allowance, beginning	$374,209	$333,789	$49,957	$9,026	$424,166	$342,815
Charge offs	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-
Provision	83,451	38,563	2,484	28,918	85,935	67,481
Allowance, ending	$457,660	$372,352	$52,441	$37,944	$510,101	$410,296

Allowance, ending:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$457,660	$372,352	$52,441	$37,944	$510,101	$410,296

Carrying Values:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$91,869,967	$74,453,213	$10,435,811	$7,550,861	$102,305,778	$82,004,074

The Company utilizes the ratio of the carrying value of individual mortgage loans compared to the individual appraisal value to evaluate the credit quality of its mortgage loans on real estate (commonly referred to as the loan-to-value ratio). The Company’s residential and commercial and industrial mortgage loans on real estate by credit quality using this ratio as of June 30, 2019 and December 31, 2018 are summarized as follows:

	Residential Mortgage Loans		Commercial Mortgage Loans		Total Mortgage Loans
	(Unaudited)		(Unaudited)		(Unaudited)
Loan-To-Value Ratio	June 30, 2019	December 31, 2018	June 30, 2019	December 31, 2018	June 30, 2019	December 31, 2018
Over 70% to 80%	$40,009,415	$23,205,637	$277,688	$280,020	$40,287,103	$23,485,657
Over 60% to 70%	50,946,715	43,631,465	2,544,798	2,216,436	53,491,513	45,847,901
Over 50% to 60%	28,768,990	24,890,831	1,457,670	752,181	30,226,660	25,643,012
Over 40% to 50%	12,330,507	16,055,231	1,448,459	1,670,263	13,778,966	17,725,494
Over 30% to 40%	5,701,543	5,984,097	2,342,139	3,341,616	8,043,682	9,325,713
Over 20% to 30%	4,386,532	3,249,410	1,143,160	1,429,085	5,529,692	4,678,495
Over 10% to 20%	2,193,677	2,233,102	226,897	251,712	2,420,574	2,484,814
10% or less	1,049,952	858,524	995,000	-	2,044,952	858,524
Total	$145,387,331	$120,108,297	$10,435,811	$9,941,313	$155,823,142	$130,049,610

First Trinity Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2019

(Unaudited)

10. Coinsurance

Effective January 1, 2018, TLIC entered into an annuity coinsurance agreement with an offshore annuity and life insurance company whereby 90% of TLIC’s annuity considerations originated after December 31, 2017 were ceded to the assuming company. The assuming company contractually reimburses TLIC for the related commissions, withdrawals, settlements, interest credited, submission costs, maintenance costs, marketing costs, excise taxes and other costs plus a placement fee.

In accordance with this annuity coinsurance agreement, TLIC holds assets and recognizes a funds withheld liability for the benefit of the assuming company in an amount at least equal to the annuity reserves in accordance with U.S. statutory accounting principles generated by this ceded business. In addition, the assuming company maintains a trust related to this ceded business amounting to at least an additional 4% of assets above the annuity reserve required under U.S. statutory accounting principles. This coinsurance agreement may be terminated for new business by either party at any time upon 30 days prior written notice to the other party.

Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

First Trinity Financial Corporation (“we” “us”, “our”, “FTFC” or the “Company”) conducts operations as an insurance holding company emphasizing ordinary life insurance products and annuity contracts in niche markets.

As an insurance provider, we collect premiums in the current period to pay future benefits to our policy and contract holders. Our core TLIC and FBLIC operations include issuing modified premium whole life insurance with a flexible premium deferred annuity, ordinary whole life, final expense, term and annuity products to predominately middle income households in the states of Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Montana, Nebraska, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Utah, Virginia and West Virginia through independent agents.

We also realize revenues from our investment portfolio, which is a key component of our operations. The revenues we collect as premiums from policyholders are invested to ensure future benefit payments under the policy contracts. Life insurance companies earn profits on the investment spread, which reflects the investment income earned on the premiums paid to the insurer between the time of receipt and the time benefits are paid out under policies. Changes in interest rates, changes in economic conditions and volatility in the capital markets can all impact the amount of earnings that we realize from our investment portfolio.

Acquisitions

The Company expects to facilitate growth through acquisitions of other life insurance companies and/or blocks of life insurance and annuity business. In late December 2008, the Company completed its acquisition of 100% of the outstanding stock of FLAC for $2,500,000 and had additional acquisition related expenses of $195,234.

In late December 2011, the Company completed its acquisition of 100% of the outstanding stock of FBLIC for $13,855,129.

On April 28, 2015, the Company acquired a block of life insurance policies and annuity contracts according to the terms of an assumption reinsurance agreement and assumed liabilities of $3,055,916.

Our profitability in the life insurance and annuity segments is a function of our ability to accurately price the policies that we write, adequately value life insurance business acquired, administer life insurance company acquisitions at an expense level that validates the acquisition cost and invest the premiums and annuity considerations in assets that earn investment income with a positive spread.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition, results of operations and liquidity and capital resources is based on our consolidated financial statements that have been prepared in accordance with U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. We evaluate our estimates and assumptions continually, including those related to investments, deferred acquisition costs, allowance for loan losses from mortgages, value of insurance business acquired, policy liabilities, regulatory requirements, contingencies and litigation. We base our estimates on historical experience and on various other factors and assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

For a description of the Company’s critical accounting policies and estimates, please refer to “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.  The Company considers its most critical accounting estimates to be those applied to investments in fixed maturities, mortgage loans on real estate, deferred policy acquisition costs, value of insurance business acquired and future policy benefits. There have been no material changes to the Company’s critical accounting policies and estimates since December 31, 2018.

Recent Accounting Pronouncements

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued updated guidance (Accounting Standards Update 2018-11) to require lessees to recognize a right-of-use asset and a lease liability for leases with terms of more than 12 months. The updated guidance retains the two classifications of a lease as either an operating or finance lease (previously referred to as a capital lease). Both lease classifications require the lessee to record the right-of-use asset and the lease liability based upon the present value of cash flows. Finance leases will reflect the financial arrangement by recognizing interest expense on the lease liability separately from the amortization expense of the right-of-use asset. Operating leases will recognize lease expense (with no separate recognition of interest expense) on a straight-line basis over the term of the lease. The accounting by lessors is not significantly changed by the updated guidance. The updated guidance requires expanded qualitative and quantitative disclosures, including additional information about the amounts recorded in the financial statements.

In July 2018, the FASB amended the updated guidance on leases that was issued in February 2016 (Accounting Standards Update 2018-11) and provided an additional transition method with which to adopt the updated guidance. Under the additional transition method, entities may elect to recognize a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption. Consequently, if this transition method is elected, an entity’s reporting for the comparative periods prior to adoption presented in the financial statements would continue to be in accordance with current lease guidance. The amendments also provide lessors with a practical expedient to combine non-lease components (e.g., a fee for common area maintenance when leasing office space) with the associated lease component rather than accounting for those components separately if certain criteria are met. The updated guidance requires entities to recognize a right-of-use asset and lease liability equal to the present value of lease payments for all leases other than those that are less than one year. The updated guidance, as amended, is effective for reporting periods beginning after December 15, 2018.

In December 2018, the FASB issued additional guidance (Accounting Standards Update 2018-20) that permits an accounting policy election for lessors to not evaluate whether certain sales taxes and other similar taxes are lessor costs or lessee costs. A lessor making this election will exclude from the consideration in the contract and from variable payments not included in the consideration of the contract all collections from lessees of certain sales taxes and other similar taxes and to provide certain disclosures.

The Company adopted this guidance in first quarter 2019. The adoption of this guidance in 2019 did not have a material effect on the Company’s results of operations, financial position or liquidity.

Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued updated guidance (Accounting Standards Update 2016-13) for the accounting for credit losses for financial instruments. The updated guidance applies a new credit loss model (current expected credit losses or CECL) for determining credit-related impairments for financial instruments measured at amortized cost (e.g. reinsurance recoverables, including structured settlements that are recorded as part of reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected.

The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. In addition, the length of time a security has been in an unrealized loss position will no longer impact the determination of whether a credit loss exists.

The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted for reporting periods beginning after December 15, 2018. Based on the financial instruments currently held by the Company, there would not be a material effect on the Company’s results of operations, financial position or liquidity if the new guidance were able to be adopted in the current accounting period. The impact on the Company’s results of operations, financial position or liquidity at the date of adoption of the updated guidance will be determined by the financial instruments held by the Company and the economic conditions at that time.

Intangibles - Goodwill and Other

In January 2017, the FASB issued updated guidance (Accounting Standards Update 2017-04) that eliminates the requirement to calculate the implied fair value of goodwill (i.e., Step 2 of the current goodwill impairment test) to measure a goodwill impairment charge. Instead, entities will record an impairment charge by comparing a reporting unit’s fair value with its carrying amount and recognizing an impairment charge for the excess of the carrying amount over estimated fair value (i.e., Step 1 of current guidance). The implied fair value of goodwill is currently determined in Step 2 by deducting the fair value of all assets and liabilities of the reporting unit (determined in the same manner as a business combination) from the reporting unit’s fair value as determined in Step 1 (including any corporate-level assets or liabilities that were included in the determination of the carrying amount and fair value of the reporting unit in Step 1). The updated guidance requires an entity to perform its annual, or interim, impairment test by either: (1) an initial qualitative assessment of factors (such as changes in management, key personnel, strategy, key technology or customers) that may impact a reporting unit’s fair value and lead to the determination that it is more likely than not that the reporting unit’s fair value is less than its carrying value, including goodwill (consistent with current guidance), or (2) applying Step 1.

The updated guidance is effective for reporting periods beginning after December 15, 2019 and is to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Targeted Improvements to the Accounting for Long-Duration Contracts

In August 2018, the FASB issued updated guidance (Accounting Standards Update 2018-12) to the existing recognition, measurement, presentation and disclosure requirements for long-duration contracts issued by an insurance entity. This update improves the timeliness of recognizing changes in the liability for future policy benefits, modifies the rate used to discount future cash flows, simplifies and improves accounting for certain market-based options or guarantees associated with deposit (i.e., account balance) contracts, simplifies the amortization of deferred acquisitions costs and expands required disclosures. The expanded disclosure requires an insurance entity to provide disaggregated roll forwards of beginning to ending balances of the following: liability for future policy benefits, policyholder account balances, market risk benefits, separate account liabilities and deferred acquisition costs including disclosure about, changes to and effect of changes for significant inputs, judgments, assumptions and methods used in measurements.

The updated guidance is effective for reporting periods beginning after December 15, 2020. Early adoption is permitted. With respect to the liability for future policyholder benefits for traditional and limited-payment contracts and deferred acquisition costs, an insurance entity may elect to apply the amendments retrospectively as of the beginning of the earliest period presented. With respect to the market risk benefits, an insurance entity should apply the amendments retrospectively as of the beginning of the earliest period presented. The Company expects that the impact on the Company’s results of operations, financial position and liquidity at the date of adoption of the updated guidance in 2021 will be determined by the long-duration contracts then held by the Company and the economic conditions at that time.

Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement

In August 2018, the FASB issued amendments (Accounting Standards Update 2018-13) to modify the disclosure requirements related to fair value measurements including the consideration of costs and benefits of producing the modified disclosures. The updated guidance is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted and an entity is permitted to early adopt any removed or modified disclosures upon issuance and delay adoption of the additional disclosures until their effective date. The adoption of this guidance in 2020 is not expected to have a material effect on the Company's results of operations, financial position or liquidity.

Business Segments

FASB guidance requires a "management approach" in the presentation of business segments based on how management internally evaluates the operating performance of business units. The discussion of segment operating results that follows is being provided based on segment data prepared in accordance with this methodology.

Our business segments are as follows:

●	Life insurance operations, consisting of the life insurance operations of TLIC and FBLIC;
●	Annuity operations, consisting of the annuity operations of TLIC and FBLIC and
●	Corporate operations, which includes the results of the parent company and FTCC after the elimination of intercompany amounts.

Please see below and Note 4 to the Consolidated Financial Statements for the three and six months ended June 30, 2019 and 2018 and as of June 30, 2019 and December 31, 2018 for additional information regarding segment information.

The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources.

FINANCIAL HIGHLIGHTS

Consolidated Condensed Results of Operations for the Three Months Ended June 30, 2019 and 2018

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Premiums	$5,546,081	$4,572,872	$973,209
Net investment income	6,283,043	5,038,141	1,244,902
Net realized investment gains (losses)	(67,632)	49,256	(116,888)
Service fees	593,144	230,161	362,983
Other income	23,755	28,345	(4,590)
Total revenues	12,378,391	9,918,775	2,459,616
Benefits and claims	6,836,230	5,655,474	1,180,756
Expenses	4,074,570	2,488,699	1,585,871
Total benefits, claims and expenses	10,910,800	8,144,173	2,766,627
Income before federal income tax expense	1,467,591	1,774,602	(307,011)
Federal income tax expense	334,025	375,225	(41,200)
Net income	$1,133,566	$1,399,377	$(265,811)
Net income per common share basic and diluted	$0.15	$0.18	$(0.03)

Consolidated Condensed Results of Operations for the Six Months Ended June 30, 2019 and 2018

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Premiums	$11,076,887	$9,059,607	$2,017,280
Net investment income	11,856,499	9,722,383	2,134,116
Net realized investment gains (losses)	(13,912)	24,472	(38,384)
Service fees	1,020,878	233,561	787,317
Other income	62,739	46,172	16,567
Total revenues	24,003,091	19,086,195	4,916,896
Benefits and claims	13,590,358	11,259,806	2,330,552
Expenses	7,143,050	4,840,340	2,302,710
Total benefits, claims and expenses	20,733,408	16,100,146	4,633,262
Income before federal income tax expense	3,269,683	2,986,049	283,634
Federal income tax expense	713,921	646,291	67,630
Net income	$2,555,762	$2,339,758	$216,004
Net income per common share basic and diluted	$0.33	$0.30	$0.03

Consolidated Condensed Financial Position as of June 30, 2019 and December 31, 2018

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 to 2018

Investment assets	$415,740,758	$325,844,275	$89,896,483
Assets held in trust under coinsurance agreement	92,977,748	25,494,700	67,483,048
Other assets	85,724,929	82,167,875	3,557,054
Total assets	$594,443,435	$433,506,850	$160,936,585

Policy liabilities	$430,322,684	$354,604,734	$75,717,950
Funds withheld under coinsurance agreement	99,863,520	29,285,119	70,578,401
Deferred federal income taxes	4,820,102	2,373,478	2,446,624
Other liabilities	8,600,557	8,118,268	482,289
Total liabilities	543,606,863	394,381,599	149,225,264
Shareholders' equity	50,836,572	39,125,251	11,711,321
Total liabilities and shareholders' equity	$594,443,435	$433,506,850	$160,936,585

Shareholders' equity per common share	$6.52	$5.01	$1.51

Results of Operations – Three Months Ended June 30, 2019 and 2018

Revenues

Our primary sources of revenue are life insurance premium income and investment income. Premium payments are classified as first-year, renewal and single. In addition, realized gains and losses on investment holdings can significantly impact revenues from period to period.

Our revenues for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Premiums	$5,546,081	$4,572,872	$973,209
Net investment income	6,283,043	5,038,141	1,244,902
Net realized investment gains (losses)	(67,632)	49,256	(116,888)
Service fees	593,144	230,161	362,983
Other income	23,755	28,345	(4,590)
Total revenues	$12,378,391	$9,918,775	$2,459,616

The $2,459,616 increase in total revenues for the three months ended June 30, 2019 is discussed below.

Premiums

Our premiums for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Ordinary life first year	$358,636	$57,886	$300,750
Ordinary life renewal	488,446	520,419	(31,973)
Final expense first year	1,177,340	1,119,185	58,155
Final expense renewal	3,521,659	2,875,382	646,277
Total premiums	$5,546,081	$4,572,872	$973,209

The $973,209 increase in premiums for the three months ended June 30, 2019 is primarily due to a $646,277 increase in final expense renewal premiums and a $300,750 increase in ordinary life first year premiums.

The increase in final expense renewal premiums reflects the persistency of prior years’ final expense production. The increase in ordinary life first year premiums primarily reflects ordinary life insurance policies sold in the international market that the Company started assuming in fourth quarter 2018.

Net Investment Income

The major components of our net investment income for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Fixed maturity securities	$2,077,206	$1,669,950	$407,256
Preferred stock and equity securities	33,528	28,034	5,494
Other long-term investments	1,166,240	1,009,007	157,233
Mortgage loans	3,410,617	2,887,505	523,112
Policy loans	33,495	30,342	3,153
Real estate	67,514	94,003	(26,489)
Short-term and other investments	250,455	25,939	224,516
Gross investment income	7,039,055	5,744,780	1,294,275
Investment expenses	(756,012)	(706,639)	49,373
Net investment income	$6,283,043	$5,038,141	$1,244,902

The $1,294,275 increase in gross investment income for the three months ended June 30, 2019 is primarily due to increases in investments in mortgage loans, fixed maturity securities, short term and other investments and other long-term investments. In the twelve months since June 30, 2018, our investments in mortgage loans have increased approximately $35.8 million, fixed maturity securities have increased approximately $44.3 million and other long term investments have increased approximately $5.8 million. The increase in short-term and other investments is due to the increase in cash and cash equivalents and higher interest rates offered by the banking institutions.

Net Realized Investment Gains

Our net realized investment gains (losses) result from sales of fixed maturity securities available-for-sale, equity securities and investment real estate plus changes in fair value of equity securities.

Our net realized investment gains (losses) for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Fixed maturity securities available-for-sale:
Sale proceeds	$14,728,067	$5,909,141	$8,818,926
Amortized cost at sale date	14,758,980	5,868,494	8,890,486
Net realized gains (losses)	$(30,913)	$40,647	$(71,560)
Equity securities sold:
Sale proceeds	$19,370	$15,000	$4,370
Cost at sale date	6,998	14,999	(8,001)
Net realized gains	$12,372	$1	$12,371
Investment real estate:
Sale proceeds	$253,564	$54,853	$198,711
Carrying value at sale date	294,784	56,175	238,609
Net realized losses	$(41,220)	$(1,322)	$(39,898)

Equity securities, changes in fair value	$(7,871)	$9,930	$(17,801)

Net realized investment gains (losses)	$(67,632)	$49,256	$(116,888)

Service Fees

The $362,983 increase in service fees for the three months ended June 30, 2019 is primarily due to ceding fees related to TLIC’s annuity coinsurance agreement with an offshore annuity and life insurance company.

Total Benefits, Claims and Expenses

Our benefits, claims and expenses are primarily generated from benefit payments, surrenders, interest credited to policyholders, change in reserves, commissions and other underwriting, insurance and acquisition expenses. Benefit payments can significantly impact expenses from period to period.

Our benefits, claims and expenses for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Benefits and claims
Increase in future policy benefits	$2,029,177	$1,526,060	$503,117
Death benefits	1,474,125	1,525,130	(51,005)
Surrenders	246,074	235,172	10,902
Interest credited to policyholders	3,011,733	2,304,102	707,631
Dividend, endowment and supplementary life contract benefits	75,121	65,010	10,111
Total benefits and claims	6,836,230	5,655,474	1,180,756
Expenses
Policy acquisition costs deferred	(3,657,057)	(2,180,425)	(1,476,632)
Amortization of deferred policy acquisition costs	1,077,534	1,172,075	(94,541)
Amortization of value of insurance business acquired	73,544	81,878	(8,334)
Commissions	3,723,265	1,926,536	1,796,729
Other underwriting, insurance and acquisition expenses	2,857,284	1,488,635	1,368,649
Total expenses	4,074,570	2,488,699	1,585,871
Total benefits, claims and expenses	$10,910,800	$8,144,173	$2,766,627

The $2,766,627 increase in total benefits, claims and expenses for the three months ended June 30, 2019 is discussed below.

Benefits and Claims

The $1,180,756 increase in benefits and claims for the three months ended June 30, 2019 is primarily due to the following:

●	$503,117 increase in future policy benefits is primarily due to the increased number of life policies in force and the aging of existing life policies.

●

$707,631 increase in interest credited to policyholders is primarily due to an increase of approximately $74.2 million in the amount of policyholders’ account balances in the consolidated statement of financial position (increased deposits and interest credited in excess of withdrawals) since June 30, 2018.

Deferral and Amortization of Deferred Acquisition Costs

Certain costs related to the successful acquisition of traditional life insurance policies are capitalized and amortized over the premium-paying period of the policies. Certain costs related to the successful acquisition of insurance and annuity policies that subject us to mortality or morbidity risk over a period that extends beyond the period or periods in which premiums are collected and that have terms that are fixed and guaranteed (i.e., limited-payment long-duration annuity contracts) are capitalized and amortized in relation to the present value of actual and expected gross profits on the policies.

These acquisition costs, which are referred to as deferred policy acquisition costs, include commissions and other successful costs of acquiring policies and contracts, which vary with, and are primarily related to, the successful production of new and renewal life insurance policies and annuity contracts.

For the three months ended June 30, 2019 and 2018, capitalized costs were $3,657,057 and $2,180,425, respectively. Amortization of deferred policy acquisition costs for the three months ended June 30, 2019 and 2018 were $1,077,534 and $1,172,075, respectively.

The $1,476,632 increase in the 2019 acquisition costs deferred primarily relates to increased annuity production and deferral of increased eligible annuity commissions. There was a $94,541 decrease in the 2019 amortization of deferred acquisition costs.

Amortization of Value of Insurance Business Acquired

The cost of acquiring insurance business is amortized over the emerging profit of the related policies using the same assumptions that were used in computing liabilities for future policy benefits. Amortization of the value of insurance business acquired was $73,544 and $81,878 for the three months ended June 30, 2019 and 2018, respectively, representing an $8,334 decrease.

Commissions

Our commissions for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Annuity	$1,572,151	$235,850	$1,336,301
Ordinary life first year	386,659	52,560	334,099
Ordinary life renewal	12,921	14,937	(2,016)
Final expense first year	1,404,303	1,340,040	64,263
Final expense renewal	347,231	283,149	64,082
Total commissions	$3,723,265	$1,926,536	$1,796,729

The $1,796,729 increase in commissions for the three months ended June 30, 2019 is primarily due to a $1,336,301 increase in annuity commissions and a $334,099 increase in ordinary life first year commissions that corresponded to a $41,246,456 increase in retained annuity deposits and a $300,750 increase in ordinary life first year premiums.

Other Underwriting, Insurance and Acquisition Expenses

The $1,368,649 increase in other underwriting, insurance and acquisition expenses for the three months ended June 30, 2019 was primarily related to increased bonuses to the Company’s Chief Executive Officer, increased consulting and legal fees related to the Company’s recapitalization initiative and increased third party administration fees primarily related to the increased number of policies in force and increased service requests.

Federal Income Taxes

FTFC filed its 2017 consolidated federal income tax return with TLIC, FBLIC and FTCC since by 2017 all companies had been members of a consolidated group for five years. Prior to 2017, FTFC filed consolidated federal income tax returns with FTCC and from 2012 to 2016 TLIC and FBLIC filed separate consolidated federal income tax returns as a life insurance company.

Certain items included in income reported for financial statement purposes are not included in taxable income for the current period, resulting in deferred income taxes.

For the three months ended June 30, 2019, current income tax expense $398,052. For the three months ended June 30, 2019 and 2018, deferred federal income tax expense (benefit) was ($64,027) and $375,225, respectively.

Net Income Per Common Share Basic and Diluted

Net income was $1,133,566 ($0.15 per common share basic and diluted) and $1,399,377 ($0.18 per common share basic and diluted) for the three months ended June 30, 2019 and 2018, respectively. Net income per common share basic and diluted is calculated using the weighted average number of common shares outstanding during the period. The weighted average outstanding common shares basic and diluted for the three months ended June 30, 2019 and 2018 were 7,802,593.

Business Segments

The Company has a life insurance segment, consisting of the life insurance operations of TLIC and FBLIC, an annuity segment, consisting of the annuity operations of TLIC and FBLIC and a corporate segment. Results for the parent company and the operations of FTCC, after elimination of intercompany amounts, are allocated to the corporate segment.

The revenues and income before federal income taxes from our business segments for the three months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Three Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Revenues:
Life insurance operations	$6,492,824	$5,362,692	$1,130,132
Annuity operations	5,710,825	4,423,642	1,287,183
Corporate operations	174,742	132,441	42,301
Total	$12,378,391	$9,918,775	$2,459,616
Income before federal income taxes:
Life insurance operations	$66,906	$128,003	$(61,097)
Annuity operations	1,246,058	1,533,032	(286,974)
Corporate operations	154,627	113,567	41,060
Total	$1,467,591	$1,774,602	$(307,011)

Life Insurance Operations

The $1,130,132 increase in revenues from Life Insurance Operations for the three months ended June 30, 2019 is primarily due to the following:

●	$973,209 increase in premiums

●	$175,959 increase in net investment income

●	$6,768 decrease in service fees and other income

●	$12,268 decrease in net realized investment gains

The $61,097 decreased profitability from Life Insurance Operations for the three months ended June 30, 2019 is primarily due to the following:

●	$575,798 increase in other underwriting, insurance and acquisition expenses

●	$503,117 increase in future policy benefits

●	$460,428 increase in commissions

●	$12,268 decrease in net realized investment gains

●	$10,902 increase in surrenders

●	$10,111 increase in dividend, endowment and supplementary life contract benefits

●	$6,768 decrease in service fees and other income

●	$4,166 decrease in amortization of value of insurance business acquired

●	$51,005 decrease in death benefits

●	$175,959 increase in net investment income

●	$313,956 increase in policy acquisition costs deferred net of amortization

●	$973,209 increase in premiums

Annuity Operations

The $1,287,183 increase in revenues from Annuity Operations for the three months ended June 30, 2019 is due to the following:

●	$1,025,485 increase in net investment income

●	$366,318 increase in service fees and other income

●	$104,620 decrease in net realized investment gains

The $286,974 decreased profitability from Annuity Operations for the three months ended June 30, 2019 is due to the following:

●	$1,336,301 increase in commissions

●	$791,610 increase in other underwriting, insurance and acquisition expenses

●	$707,631 increase in interest credited to policyholders

●	$104,620 decrease in net realized investment gains

●	$4,168 decrease in amortization of value of insurance business acquired

●	$366,318 increase in service fees and other income

●	$1,025,485 increase in net investment income

●	$1,257,217 increase in policy acquisition costs deferred net of amortization

Corporate Operations

The $42,301 increase in revenues from Corporate Operations for the three months ended June 30, 2019 is due to $43,458 of increased net investment income that exceeded $1,157 of decreased service fees and other income.

The $41,060 increase in Corporate Operations profitability for the three months ended June 30, 2019 is primarily due to $43,458 of increased net investment income that exceeded $1,157 of decreased service fees and other income and $1,241 of increased operating expenses.

Results of Operations – Six Months Ended June 30, 2019 and 2018

Revenues

Our primary sources of revenue are life insurance premium income and investment income. Premium payments are classified as first-year, renewal and single. In addition, realized gains and losses on investment holdings can significantly impact revenues from period to period.

Our revenues for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Premiums	$11,076,887	$9,059,607	$2,017,280
Net investment income	11,856,499	9,722,383	2,134,116
Net realized investment gains (losses)	(13,912)	24,472	(38,384)
Service fees	1,020,878	233,561	787,317
Other income	62,739	46,172	16,567
Total revenues	$24,003,091	$19,086,195	$4,916,896

The $4,916,896 increase in total revenues for the six months ended June 30, 2019 is discussed below.

Premiums

Our premiums for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Ordinary life first year	$703,521	$108,740	$594,781
Ordinary life renewal	1,063,943	1,094,783	(30,840)
Final expense first year	2,341,646	2,267,213	74,433
Final expense renewal	6,840,286	5,502,661	1,337,625
Supplementary contracts with life contingencies	127,491	86,210	41,281
Total premiums	$11,076,887	$9,059,607	$2,017,280

The $2,017,280 increase in premiums for the six months ended June 30, 2019 is primarily due to the $1,337,625 increase in final expense renewal premiums and $594,781 increase in ordinary life first year premiums.

The increase in final expense renewal premiums reflects the persistency of prior years’ final expense production. The increase in ordinary life first year premiums primarily reflects ordinary life insurance policies sold in the international market that the Company started assuming in fourth quarter 2018.

Net Investment Income

The major components of our net investment income for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Fixed maturity securities	$3,606,682	$3,300,424	$306,258
Preferred stock and equity securities	67,746	33,117	34,629
Other long-term investments	2,316,997	1,979,063	337,934
Mortgage loans	6,593,465	5,375,918	1,217,547
Policy loans	65,768	59,425	6,343
Real estate	131,810	188,006	(56,196)
Short-term and other investments	495,295	67,681	427,614
Gross investment income	13,277,763	11,003,634	2,274,129
Investment expenses	(1,421,264)	(1,281,251)	140,013
Net investment income	$11,856,499	$9,722,383	$2,134,116

The $2,274,129 increase in gross investment income for the six months ended June 30, 2019 is primarily due to increases in investments in mortgage loans, short term and other investments, other long-term investments and fixed maturity securities. In the twelve months since June 30, 2018, our investments in mortgage loans have increased approximately $35.8 million, other long term investments have increased approximately $5.8 million and fixed maturity securities have increased approximately $44.3 million. The increase in short-term and other investments is due to the increase in cash and cash equivalents and higher interest rates offered by the banking institutions.

Net Realized Investment Gains

Our net realized investment gains (losses) result from sales of fixed maturity securities available-for-sale, equity securities and investment real estate plus changes in fair value of equity securities.

Our net realized investment gains (losses) for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Fixed maturity securities available-for-sale:
Sale proceeds	$18,127,913	$8,488,932	$9,638,981
Amortized cost at sale date	18,118,751	8,449,455	9,669,296
Net realized gains	$9,162	$39,477	$(30,315)
Equity securities sold:
Sale proceeds	$19,370	$15,412	$3,958
Cost at sale date	6,998	15,305	(8,307)
Net realized gains	$12,372	$107	$12,265
Investment real estate:
Sale proceeds	$253,564	$54,853	$198,711
Carrying value at sale date	294,784	56,175	238,609
Net realized losses	$(41,220)	$(1,322)	$(39,898)

Equity securities, changes in fair value	$5,774	$(13,790)	$19,564

Net realized investment gains (losses)	$(13,912)	$24,472	$(38,384)

Service Fees

The $787,317 increase in service fees for the six months ended June 30, 2019 is primarily due to ceding fees related to TLIC’s annuity coinsurance agreement with an offshore annuity and life insurance company.

Total Benefits, Claims and Expenses

Our benefits, claims and expenses are primarily generated from benefit payments, surrenders, interest credited to policyholders, change in reserves, commissions and other underwriting, insurance and acquisition expenses. Benefit payments can significantly impact expenses from period to period.

Our benefits, claims and expenses for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Benefits and claims
Increase in future policy benefits	$4,180,777	$2,965,651	$1,215,126
Death benefits	3,106,905	3,087,186	19,719
Surrenders	596,481	462,841	133,640
Interest credited to policyholders	5,562,405	4,611,433	950,972
Dividend, endowment and supplementary life contract benefits	143,790	132,695	11,095
Total benefits and claims	13,590,358	11,259,806	2,330,552
Expenses
Policy acquisition costs deferred	(7,272,517)	(4,488,458)	(2,784,059)
Amortization of deferred policy acquisition costs	1,841,880	1,995,623	(153,743)
Amortization of value of insurance business acquired	154,991	171,489	(16,498)
Commissions	7,295,837	4,029,658	3,266,179
Other underwriting, insurance and acquisition expenses	5,122,859	3,132,028	1,990,831
Total expenses	7,143,050	4,840,340	2,302,710
Total benefits, claims and expenses	$20,733,408	$16,100,146	$4,633,262

The $4,633,262 increase in total benefits, claims and expenses for the six months ended June 30, 2019 is discussed below.

Benefits and Claims

The $2,330,552 increase in benefits and claims for the six months ended June 30, 2019 is primarily due to the following:

●	$1,215,126 increase in future policy benefits is primarily due to the increased number of life policies in force and the aging of existing life policies.

●

$950,972 increase in interest credited to policyholders is primarily due to an increase of approximately $74.2 million in the amount of policyholders’ account balances in the consolidated statement of financial position (increased deposits and interest credited in excess of withdrawals) since June 30, 2018.

●	$133,640 increase in surrenders corresponded to lapsation decisions of ordinary life policyholders.

Deferral and Amortization of Deferred Acquisition Costs

Certain costs related to the successful acquisition of traditional life insurance policies are capitalized and amortized over the premium-paying period of the policies. Certain costs related to the successful acquisition of insurance and annuity policies that subject us to mortality or morbidity risk over a period that extends beyond the period or periods in which premiums are collected and that have terms that are fixed and guaranteed (i.e., limited-payment long-duration annuity contracts) are capitalized and amortized in relation to the present value of actual and expected gross profits on the policies.

These acquisition costs, which are referred to as deferred policy acquisition costs, include commissions and other successful costs of acquiring policies and contracts, which vary with, and are primarily related to, the successful production of new and renewal insurance and annuity contracts.

For the six months ended June 30, 2019 and 2018, capitalized costs were $7,272,517 and $4,488,458, respectively. Amortization of deferred policy acquisition costs for the six months ended June 30, 2019 and 2018 were $1,841,880 and $1,995,623, respectively.

The $2,784,059 increase in the 2019 acquisition costs deferred primarily relates to increased annuity production and deferral of increased eligible annuity commissions. There was a $153,743 decrease in the 2019 amortization of deferred acquisition costs.

Amortization of Value of Insurance Business Acquired

The cost of acquiring insurance business is amortized over the emerging profit of the related policies using the same assumptions that were used in computing liabilities for future policy benefits. Amortization of the value of insurance business acquired was $154,991 and $171,489 for the six months ended June 30, 2019 and 2018, respectively, representing a $16,498 decrease.

Commissions

Our commissions for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Annuity	$3,038,973	$642,779	$2,396,194
Ordinary life first year	765,114	100,219	664,895
Ordinary life renewal	26,289	32,637	(6,348)
Final expense first year	2,791,546	2,714,480	77,066
Final expense renewal	673,915	539,543	134,372
Total commissions	$7,295,837	$4,029,658	$3,266,179

The $3,266,179 increase in commissions for the six months ended June 30, 2019 is primarily due to a $2,396,194 increase in annuity commissions, $664,895 increase in ordinary life first year commissions and a $134,372 increase in final expense renewal commissions that corresponded to a $76,224,415 increase in retained annuity deposits, a $594,781 increase in ordinary life first year premiums and a $1,337,625 increase in final expense renewal premiums.

Other Underwriting, Insurance and Acquisition Expenses

The $1,990,831 increase in other underwriting, insurance and acquisition expenses for the six months ended June 30, 2019 was primarily related to increased bonuses to the Company’s Chief Executive Officer, increased consulting and legal fees related to the Company’s recapitalization initiative and increased third party administration fees primarily related to the increased number of policies in force and increased service requests.

Federal Income Taxes

FTFC filed its 2017 consolidated federal income tax return with TLIC, FBLIC and FTCC since by 2017 all companies had been members of a consolidated group for five years. Prior to 2017, FTFC filed consolidated federal income tax returns with FTCC and from 2012 to 2016 TLIC and FBLIC filed separate consolidated federal income tax returns as a life insurance company.

Certain items included in income reported for financial statement purposes are not included in taxable income for the current period, resulting in deferred income taxes.

For the six months ended June 30, 2019, current income tax expense was $701,054. Deferred federal income tax expense was $12,867 and $646,291 for the six months ended June 30, 2019 and 2018, respectively.

Net Income Per Common Share Basic and Diluted

Net income was $2,555,762 ($0.33 per common share basic and diluted) and $2,339,758 ($0.30 per common share basic and diluted) for the six months ended June 30, 2019 and 2018, respectively.

Net income per common share basic and diluted is calculated using the weighted average number of common shares outstanding and subscribed during the period. The weighted average outstanding common shares basic and diluted for both the six months ended June 30, 2019 and 2018 were 7,802,593.

Business Segments

The Company has a life insurance segment, consisting of the life insurance operations of TLIC and FBLIC, an annuity segment, consisting of the annuity operations of TLIC and FBLIC and a corporate segment. Results for the parent company and the operations of FTCC, after elimination of intercompany amounts, are allocated to the corporate segment.

The revenues and income before federal income taxes from our business segments for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Revenues:
Life insurance operations	$12,963,871	$10,538,864	$2,425,007
Annuity operations	10,680,857	8,301,779	2,379,078
Corporate operations	358,363	245,552	112,811
Total	$24,003,091	$19,086,195	$4,916,896
Income before income taxes:
Life insurance operations	$264,465	$299,522	$(35,057)
Annuity operations	2,748,670	2,490,421	258,249
Corporate operations	256,548	196,106	60,442
Total	$3,269,683	$2,986,049	$283,634

Life Insurance Operations

The $2,425,007 increase in revenues from Life Insurance Operations for the six months ended June 30, 2019 is primarily due to the following:

●	$2,017,280 increase in premiums

●	$392,615 increase in net investment income

●	$14,246 increase in service fees and other income

●	$866 increase in net realized investment gains

The $35,057 decreased profitability from Life Insurance Operations for the six months ended June 30, 2019 is primarily due to the following:

●	$1,215,126 increase in future policy benefits

●	$869,985 increase in commissions

●	$842,506 increase in other underwriting, insurance and acquisition expenses

●	$133,640 increase in surrenders

●	$19,719 increase in death benefits

●	$11,095 increase in dividend, endowment and supplementary life contract benefits

●	$866 increase in net realized investment gains

●	$8,248 decrease in amortization of value of insurance business acquired

●	$14,246 increase in service fees and other income

●	$392,615 increase in net investment income

●	$623,759 increase in policy acquisition costs deferred net of amortization

●	$2,017,280 increase in premiums

Annuity Operations

The $2,379,078 increase in revenues from Annuity Operations for the six months ended June 30, 2019 is due to the following:

●	$1,624,275 increase in net investment income

●	$794,053 increase in service fees and other income

●	$39,250 decrease in net realized investment gains

The $258,249 increased profitability from Annuity Operations for the six months ended June 30, 2019 is due to the following:

●	$2,314,043 increase in policy acquisition costs deferred net of amortization

●	$1,624,275 increase in net investment income

●	$794,053 increase in service fees and other income

●	$8,250 decrease in amortization of value of insurance business acquired

●	$39,250 decrease in net realized investment gains

●	$950,972 increase in interest credited to policyholders

●	$1,095,956 increase in other underwriting, insurance and acquisition expenses

●	$2,396,194 increase in commissions

Corporate Operations

The $112,811 increase in revenues from Corporate Operations for the six months ended June 30, 2019 is primarily due to $117,226 of increased net investment income that exceeded $4,415 of decreased service fees and other income.

The $60,442 increased Corporate Operations profitability for the six months ended June 30, 2019 is primarily due to $117,226 of increased net investment income that exceeded $52,369 of increased operating expenses and $4,415 of decreased service fees and other income.

Consolidated Financial Condition

Our invested assets as of June 30, 2019 and December 31, 2018 are summarized as follows:

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Assets
Investments
Available-for-sale fixed maturity securities at fair value (amortized cost: $180,701,752 and $134,414,517 as of June 30, 2019 and December 31, 2018, respectively)	$189,041,946	$131,152,199	$57,889,747
Available-for-sale preferred stock at fair value (cost: $99,945 as of June 30, 2019 and December 31, 2018)	100,480	90,580	9,900
Equity securities at fair value (cost: $184,084 and $187,122 as of June 30, 2019 and December 31, 2018, respectively)	201,404	198,668	2,736
Mortgage loans on real estate	155,823,142	130,049,610	25,773,532
Investment real estate	2,123,721	2,392,031	(268,310)
Policy loans	1,890,350	1,809,339	81,011
Short-term investments	1,814,777	896,371	918,406
Other long-term investments	64,744,938	59,255,477	5,489,461
Total investments	$415,740,758	$325,844,275	$89,896,483

The $57,889,747 increase and $4,953,909 decrease in fixed maturity available-for-sale securities for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Fixed maturity securities, available-for-sale, beginning	$131,152,199	$149,683,139
Purchases	64,687,943	10,665,969
Unrealized appreciation (depreciation)	11,602,512	(6,851,589)
Net realized investment gains	9,162	39,477
Sales proceeds	(14,677,913)	(3,988,932)
Maturities	(3,450,000)	(4,500,000)
Premium amortization	(281,957)	(318,834)
Increase (decrease)	57,889,747	(4,953,909)
Fixed maturity securities, available-for-sale, ending	$189,041,946	$144,729,230

Fixed maturity securities available-for-sale are reported at fair value with unrealized gains and losses, net of applicable income taxes, reflected as a separate component in shareholders' equity within “Accumulated Other Comprehensive Income.” The available-for-sale fixed maturity securities portfolio is invested primarily in a variety of companies, U. S. government and government agencies, states and political subdivisions and foreign securities.

The $9,900 increase and $1,700 decrease in preferred stock available-for-sale for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Preferred stock, available-for-sale, beginning	$90,580	$100,720
Unrealized appreciation (depreciation)	9,900	(1,700)
Increase (decrease)	9,900	(1,700)
Preferred stock, available-for-sale, ending	$100,480	$99,020

Preferred stock available-for-sale is also reported at fair value with unrealized gains and losses, net of applicable income taxes, reflected as a separate component in shareholders' equity within “Accumulated Other Comprehensive Income.”

The $2,736 increase and $3,219 decrease in equity securities for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Equity securities, beginning	$198,668	$571,427
Purchases	57,746	25,876
Sales proceeds	(19,370)	(15,412)
Joint venture distributions	(53,786)	-
Net realized investment gains, sale of securities	12,372	107
Net realized investment gains (losses), changes in fair value	5,774	(13,790)
Increase (decrease)	2,736	(3,219)
Equity securities, ending	$201,404	$568,208

Equity securities are reported at fair value with the change in fair value reflected in net realized investment gains (losses) within the consolidated statements of operations.

The $25,773,532 and $17,527,465 increases in mortgage loans on real estate for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Mortgage loans on real estate, beginning	$130,049,610	$102,496,451
Purchases	44,710,559	34,435,782
Discount accretion	218,593	214,157
Payments	(18,955,492)	(16,655,627)
Foreclosed - transfer to real estate	(99,218)	(378,411)
Increase in allowance for bad debts	(85,935)	(67,481)
Amortization of loan origination fees	(14,975)	(20,955)
Increase	25,773,532	17,527,465
Mortgage loans on real estate, ending	$155,823,142	$120,023,916

The $268,310 decrease and $249,492 increase in investment real estate for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Investment real estate, beginning	$2,392,031	$2,382,966
Real estate acquired through mortgage loan foreclosure	99,218	378,411
Sales proceeds	(253,564)	(54,853)
Depreciation of building	(72,744)	(72,744)
Net realized investment losses	(41,220)	(1,322)
Increase (decrease)	(268,310)	249,492
Investment real estate, ending	$2,123,721	$2,632,458

The $5,489,461 and $3,090,209 increases in other long-term investments (composed of lottery receivables) for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Other long-term investments, beginning	$59,255,477	$55,814,583
Purchases	8,750,363	5,877,273
Accretion of discount	2,318,546	1,982,029
Payments	(5,579,448)	(4,769,093)
Increase	5,489,461	3,090,209
Other long-term investments, ending	$64,744,938	$58,904,792

Our assets other than invested assets as of June 30, 2019 and December 31, 2018 are summarized as follows:

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018

Cash and cash equivalents	$27,546,376	$29,665,605	$(2,119,229)
Accrued investment income	5,091,843	2,672,978	2,418,865
Recoverable from reinsurers	1,221,773	2,323,157	(1,101,384)
Assets held in trust under coinsurance agreement	92,977,748	25,494,700	67,483,048
Agents' balances and due premiums	1,687,723	1,418,916	268,807
Deferred policy acquisition costs	35,089,278	29,681,737	5,407,541
Value of insurance business acquired	5,030,879	5,185,870	(154,991)
Other assets	10,057,057	11,219,612	(1,162,555)
Assets other than investment assets	$178,702,677	$107,662,575	$71,040,102

The $2,119,229 decrease in cash and cash equivalents is discussed below in the “Liquidity and Capital Resources” section where cash flows are addressed.

The $67,483,048 increase in assets held in trust under the coinsurance agreement is due to assets acquired under TLIC’s annuity coinsurance agreement with an offshore annuity and life insurance company that is administered on a funds withheld basis.

The increase in deferred policy acquisition costs for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Balance, beginning of year	$29,681,737	$24,555,902
Capitalization of commissions, sales and issue expenses	7,272,517	4,488,458
Amortization	(1,841,880)	(1,995,623)
Deferred acquisition costs allocated to investments	(23,096)	118,006
Balance, end of year	$35,089,278	$27,166,743

Our other assets as of June 30, 2019 and December 31, 2018 are summarized as follows:

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Advances to mortgage loan originator	$4,235,667	$4,942,870	$(707,203)
Federal and state income taxes recoverable	4,861,738	4,492,793	368,945
Notes receivable	446,715	446,978	(263)
Accrual of mortgage loans and long-term investment payments due	-	1,045,634	(1,045,634)
Receivable for securities sold	-	33,600	(33,600)
Guaranty funds	78,130	69,740	8,390
Lease asset - right to use	127,851	-	127,851
Other receivables, prepaid assets and deposits	306,956	187,997	118,959
Total other assets	$10,057,057	$11,219,612	$(1,162,555)

During second quarter 2019 the Company changed its accounting practice and no longer accrued the principal collections on mortgage loans causing this change of $1,045,634.

There was a $707,203 decrease in advances to one mortgage loan originator who acquires residential mortgage loans for our life insurance companies.

The increase in other receivables, prepaid assets and deposits of $118,959 was primarily due to an additional $125,000 deposit to further fund and complete the acquisition of a Barbados, West Indies domiciled life insurance company that should soon be finalized by local country regulators.

The Company reported a lease asset of $127,851 as of June 30, 2019, in accordance with the lease guidance adopted in 2019.

There was a $368,945 increase in federal and state income taxes recoverable primarily due to federal and state tax withholdings on lottery receivables.

On April 15, 2019, the Company renewed its previous one-year loan of $400,000 to its former Chairman. The renewed loan has a term of one year and a contractual interest rate of 5.00%. The loan is collateralized by 100,000 shares of the Company’s Class A Common stock owned by the former Chairman.

Our liabilities as of June 30, 2019 and December 31, 2018 are summarized as follows:

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018

Policy liabilities
Policyholders' account balances	$368,644,462	$297,168,411	$71,476,051
Future policy benefits	60,399,713	56,261,507	4,138,206
Policy claims	1,202,838	1,102,257	100,581
Other policy liabilities	75,671	72,559	3,112
Total policy liabilities	430,322,684	354,604,734	75,717,950
Funds withheld under coinsurance agreement	99,863,520	29,285,119	70,578,401
Deferred federal income taxes	4,820,102	2,373,478	2,446,624
Other liabilities	8,600,557	8,118,268	482,289
Total liabilities	$543,606,863	$394,381,599	$149,225,264

The $71,476,051 and $1,578,462 increases in policyholders’ account balances for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Policyholders' account balances, beginning	$297,168,411	$292,909,762
Deposits	153,716,133	21,557,499
Withdrawals	(17,224,086)	(13,254,810)
Funds withheld under coinsurance agreement	(70,578,401)	(11,335,660)
Interest credited	5,562,405	4,611,433
Increase	71,476,051	1,578,462
Policyholders' account balances, ending	$368,644,462	$294,488,224

The $4,138,206 increase in future policy benefits during the six months ended June 30, 2019 is primarily related to the production of new life insurance policies and the aging of existing policies.

The $2,446,624 increase in deferred federal income taxes during the six months ended June 30, 2019 was due to $2,433,757 of increased deferred federal income taxes on the unrealized appreciation of fixed maturity and preferred stock available-for-sale and $12,867 of operating deferred federal tax expense.

The $70,578,401 increase in funds withheld under coinsurance agreement is due to the liability related to TLIC’s annuity coinsurance agreement with an offshore annuity and life insurance company.

Our other liabilities as of June 30, 2019 and December 31, 2018 are summarized as follows:

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Suspense accounts payable	$4,450,101	$7,379,975	$(2,929,875)
Accounts payable	38,788	47,309	(8,521)
Accrued expenses payable	524,000	668,000	(144,000)
Payable for securities purchased	2,591	393,762	(391,171)
Guaranty fund assessments	38,000	35,000	3,000
Unearned investment income	94,079	71,234	22,845
Deferred revenue	13,538	18,953	(5,415)
Unclaimed funds	54,562	39,325	15,237
Lease liability	127,851	-	127,851
Mortgage loans suspense	3,846,868	-	3,846,868
Other payables, withholdings and escrows	(589,821)	(535,290)	(54,531)
Total other liabilities	$8,600,557	$8,118,268	$482,289

The $2,929,875 decrease in suspense accounts payable is due to decreased deposits on policy applications that had not been issued as of the financial reporting date.

As of June 30, 2019, the Company had $2,591 in security purchases where the trade date and settlement date were in different financial reporting periods compared to $393,762 of security purchases overlapping financial reporting periods as of December 31, 2018.

The $144,000 decrease in accrued expenses payable is primarily due to a reduction in the June 2019 accrual for agency conference and department of insurance exam fees.

The Company reported a lease liability of $127,851 as of June 30, 2019, in accordance with the lease guidance adopted in 2019.

During second quarter 2019 the Company changed its accounting practice and no longer reclassified its mortgage loan suspense account causing this change of $3,846,868.

Liquidity and Capital Resources

Our operations have been financed primarily through the private placement of equity securities and intrastate public stock offerings. Through June 30, 2019, we have received $27,119,480 from the sale of our shares.

The Company raised $1,450,000 from two private placements during 2004 and $25,669,480 from two public stock offerings and one private placement stock offering from June 22, 2005 through February 23, 2007; June 29, 2010 through April 30, 2012; and August 15, 2012 through March 8, 2013. The Company issued 7,347,488 shares of its common stock and incurred $3,624,518 of offering costs during these private placements and public stock offerings.

The Company also issued 702,685 shares of its common stock in connection with two stock dividends paid to shareholders in 2011 and 2012 that resulted in accumulated earnings being charged $5,270,138 with an offsetting credit of $5,270,138 to common stock and additional paid-in capital.

The Company has also purchased 247,580 shares of treasury stock at a cost of $893,947 from former members of the Board of Directors including the former Chairman of the Board of Directors, a former agent, the former spouse of the Company’s Chairman, Chief Executive Officer and President and a charitable organization where a former member of the Board of Directors had donated shares of the Company’s common stock.

As of June 30, 2019, we had cash and cash equivalents totaling $27,546,376. As of June 30, 2019, cash and cash equivalents of $10,112,753 and $15,873,904, respectively, totaling $25,986,657 were held by TLIC and FBLIC and may not be available for use by FTFC due to the required pre-approval by the OID and Missouri Department of Insurance of any dividend or intercompany transaction to transfer funds to FTFC. The maximum dividend, which may be paid in any twelve-month period without notification or approval, is limited to the greater of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year.

Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations, there is capacity for TLIC to pay a dividend up to $2,073,443 in 2019 without prior approval. In addition, based on those limitations, there is the capacity for FBLIC to pay a dividend up to $988,218 in 2019 without prior approval. FBLIC paid dividends of $760,347 to TLIC in 2018 but none in 2019. TLIC has paid no dividends to FTFC in 2019 and 2018.

The Company maintains cash and cash equivalents at multiple institutions. The Federal Deposit Insurance Corporation insures interest and non-interest bearing accounts up to $250,000. Uninsured balances aggregate $19,019,700 and $14,663,402 as of June 30, 2019 and December 31, 2018, respectively. Other funds are invested in mutual funds that invest in U.S. government securities. We monitor the solvency of all financial institutions in which we have funds to minimize the exposure for loss. The Company has not experienced any losses in such accounts.

On November 8, 2018, the company executed a $1.5 million line of credit with a bank to provide working capital and funds for expansion.  The terms of the line of credit allowed for advances, repayments and re-borrowings through a maturity date of November 8, 2019.  Any outstanding advances will incur interest at a variable interest rate of the prime rate set forth in the Wall Street Journal plus 1% per annum adjusting monthly based on a 360 day year with a minimum interest rate floor of 5%. No amounts were outstanding on this line of credit as of June 30, 2019 and December 31, 2018.

Our cash flows for the six months ended June 30, 2019 and 2018 are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Net cash used in operating activities	$(63,036,667)	$(1,617,069)	$(61,419,598)
Net cash used in investing activities	(75,574,609)	(21,595,788)	(53,978,821)
Net cash provided by financing activities	136,492,047	8,302,689	128,189,358
Decrease in cash and cash equivalents	(2,119,229)	(14,910,168)	12,790,939
Cash and cash equivalents, beginning of period	29,665,605	31,496,159	(1,830,554)
Cash and cash equivalents, end of period	$27,546,376	$16,585,991	$10,960,385

The $63,036,667 and $1,617,069 cash used in operating activities for the six months ended June 30, 2019 and 2018, respectively, are summarized as follows:

	(Unaudited)
	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Premiums collected	$11,040,521	$9,062,439	$1,978,082
Net investment income collected	8,250,926	8,652,970	(402,044)
Service fees and other income collected	1,083,618	279,733	803,885
Death benefits paid	(1,904,940)	(3,367,623)	1,462,683
Surrenders paid	(596,481)	(462,841)	(133,640)
Dividends and endowments paid	(144,464)	(134,205)	(10,259)
Commissions paid	(7,525,540)	(4,048,010)	(3,477,530)
Other underwriting, insurance and acquisition expenses paid	(1,422,602)	(5,267,507)	3,844,905
Taxes paid	(1,069,999)	(1,009,725)	(60,274)
Decreased advances to mortgage loan originator	707,203	62,025	645,178
Increased (decreased) deposits of pending policy applications	(2,929,874)	2,269,674	(5,199,548)
Increased assets held in trust under coinsurance agreement	(67,483,048)	(7,464,922)	(60,018,126)
Increased short-term investments	(918,406)	(137,929)	(780,477)
Increased policy loans	(81,011)	(23,569)	(57,442)
Other	(42,570)	(27,579)	(14,991)
Cash used in operating activities	$(63,036,667)	$(1,617,069)	$(61,419,598)

Please see the statements of cash flows for the six months ended June 30, 2019 and 2018 for a summary of the components of net cash used in investing activities and net cash provided by financing activities.

Our shareholders’ equity as of June 30, 2019 and December 31, 2018 is summarized as follows:

	(Unaudited)		Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018

Common stock, par value $.01 per share (20,000,000 shares authorized, 8,050,173 issued as of June 30, 2019 and December 31, 2018 and 7,802,593 outstanding as of June 30, 2019 and December 31, 2018)	$80,502	$80,502	$-
Additional paid-in capital	28,684,598	28,684,598	-
Treasury stock, at cost (247,580 shares as of June 30, 2019 and December 31, 2018)	(893,947)	(893,947)	-
Accumulated other comprehensive income (loss)	6,578,928	(2,576,631)	9,155,559
Accumulated earnings	16,386,491	13,830,729	2,555,762
Total shareholders' equity	$50,836,572	$39,125,251	$11,711,321

The increase in shareholders’ equity of $11,711,321 for the six months ended June 30, 2019 is due to $9,155,559 in other comprehensive income and $2,555,762 in net income.

Equity per common share outstanding increased 30.1% from $5.01 per share as of December 31, 2018 to $6.52 per share as of June 30, 2019, based upon 7,802,593 common shares outstanding as of both June 30, 2019 and December 31, 2018.

The liquidity requirements of our life insurance companies are met primarily by funds provided from operations. Premium and annuity consideration deposits, investment income and investment maturities are the primary sources of funds, while investment purchases, policy benefits, and operating expenses are the primary uses of funds. There were no liquidity issues in 2019 or 2018. Our investments include marketable debt securities that could be readily converted to cash for liquidity needs.

We are subject to various market risks. The quality of our investment portfolio and the current level of shareholders’ equity continue to provide a sound financial base as we strive to expand our marketing to offer competitive products. Our investment portfolio had unrealized appreciation (depreciation) on available-for-sale securities of $8,340,729 and ($3,271,683) as of June 30, 2019 and December 31, 2018, respectively, prior to the impact of income taxes and deferred acquisition cost adjustments. An increase of $11,621,574 in unrealized gains arising for the six months ended June 30, 2019 has been offset by 2019 net realized investment gains of $9,162 originating from the sale and call activity for fixed maturity securities available-for-sale resulting in net unrealized gains on investments of $11,612,412.

A primary liquidity concern is the risk of an extraordinary level of early policyholder withdrawals. We include provisions within our insurance policies, such as surrender charges, that help limit and discourage early withdrawals. Individual life insurance policies are less susceptible to withdrawal than annuity reserves and deposit liabilities because policyholders may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. Cash flow projections and cash flow tests under various market interest rate scenarios are also performed annually to assist in evaluating liquidity needs and adequacy. We currently anticipate that available liquidity sources and future cash flows will be adequate to meet our needs for funds.

One of our significant risks relates to the fluctuations in interest rates. Regarding interest rates, the value of our available-for-sale fixed maturity securities investment portfolio will increase or decrease in an inverse relationship with fluctuations in interest rates, while net investment income earned on newly acquired available-for-sale fixed maturity securities increases or decreases in direct relationship with interest rate changes.

From an income perspective, we are exposed to rising interest rates which could be a significant risk, as TLIC's and FBLIC’s annuity business is impacted by changes in interest rates. Life insurance company policy liabilities bear fixed rates. From a liquidity perspective, our fixed rate policy liabilities are relatively insensitive to interest rate fluctuations.

We believe gradual increases in interest rates do not present a significant liquidity exposure for the life insurance policies and annuity contracts. We maintain conservative durations in our fixed maturity portfolio.

As of June 30, 2019, cash and cash equivalents, short-term investments, the fair value of fixed maturity available-for-sale securities with maturities of less than one year and the fair value of lottery receivables with maturities of less than one year equaled 9.6% of total policy liabilities. If interest rates rise significantly in a short time frame, there can be no assurance that the life insurance industry, including the Company, would not experience increased levels of surrenders and reduced sales, and thereby be materially adversely affected.

In addition to the measures described above, TLIC and FBLIC must comply with the National Association of Insurance Commissioners promulgated Standard Valuation Law ("SVL") which specifies minimum reserve levels and prescribes methods for determining them, with the intent of enhancing solvency. Upon meeting certain tests, which TLIC and FBLIC met during 2018, the SVL also requires the Company to perform annual cash flow testing for TLIC and FBLIC. This testing is designed to ensure that statutory reserve levels will maintain adequate protection in a variety of potential interest rate scenarios. The Actuarial Standards Board of the American Academy of Actuaries also requires cash flow testing as a basis for the actuarial opinion on the adequacy of the reserves which is a required part of the annual statutory reporting process.

Our marketing plan could be modified to emphasize certain product types and reduce others. New business levels could be varied in order to find the optimum level. We believe that our current liquidity, current bond portfolio maturity distribution and cash position give us substantial resources to administer our existing business and fund growth generated by direct sales.

The operations of TLIC and FBLIC may require additional capital contributions to meet statutory capital and surplus requirements mandated by state insurance departments. Life insurance contract liabilities are generally long term in nature and are generally paid from future cash flows or existing assets and reserves. We will service other expenses and commitments by: (1) using available cash, (2) dividends from TLIC and FBLIC that are limited by law to the greater of prior year net operating income or 10% of prior year-end surplus unless specifically approved by the controlling insurance department, (3) public and private offerings of our common stock and (4) corporate borrowings, if necessary.

Effective January 1, 2019, the Company entered into a revised advance agreement with one loan originator. As of June 30, 2019, the Company has outstanding advances to this loan originator totaling $4,235,667. The advances are secured by $5,459,999 of residential mortgage loans on real estate that are assigned to the Company. The Company has committed to fund up to an additional $2,264,333 to the loan originator that would result in additional security in the form of residential mortgage loans on real estate to be assigned to the Company.

Effective January 1, 2019, the Company also entered into a revised escrow agreement with the same loan originator. According to the revised terms of the escrow agreement, as of June 30, 2019, $1,032,045 of additional and secured residential mortgage loan balances on real estate are held in escrow by the Company.  As of June 30, 2019, $764,458 of that escrow amount is available to the Company as additional collateral on $4,235,667 of advances to the loan originator. The remaining June 30, 2019 escrow amount of $267,587 is available to the Company as additional collateral on its investment of $53,517,364 in residential mortgage loans on real estate.

We are not aware of any commitments or unusual events that could materially affect our capital resources. We are not aware of any current recommendations by any regulatory authority which, if implemented, would have a material adverse effect on our liquidity, capital resources or operations. We believe that our existing cash and cash equivalents as of June 30, 2019 will be sufficient to fund our anticipated operating expenses.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

K-TENN INSURANCE COMPANY

INDEX TO

FINANCIAL STATEMENTS –

STATUTORY BASIS

As of and For the Years Ended

December 31, 2018 and 2017

INDEPENDENT AUDITORS’ REPORT

Board of Directors

K-TENN Insurance Company

Nashville, TN

We have audited the accompanying statutory financial statements of K-TENN Insurance Company, which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2018 and December 31, 2017, and the related statutory statements of operations, changes in capital and surplus and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the financial reporting provisions prescribed or permitted by the Tennessee Department of Insurance and Commerce. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by K-TENN Insurance Company using statutory accounting practices prescribed or permitted by the Tennessee Department of Commerce and Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles.

The effects on the financial statements of the variances between statutory accounting practices and U.S. generally accepted accounting principles are also described in Note 1.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the variances between statutory accounting practices and U.S. generally accepted accounting principles discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles paragraph, the financial statements referred to above do not present fairly, in accordance with U.S. generally accepted account principles, the financial position of K-TENN Insurance Company as of December 31, 2018 and December 31, 2017, or the results of its operations or its cash flows for the years then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of K-TENN Insurance Company, as of December 31, 2018 and December 31, 2017, and the results of its operations and cash flows for the years then ended, in accordance with statutory accounting practices prescribed or permitted by the Tennessee Department of Commerce and Insurance as described in Note 1.

Other Matter

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in the schedule of selected annual statement financial data, schedule of supplemental investment risk interrogatories, and summary investment schedule is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Tennessee Department of Commerce and Insurance. Such information is the responsibility of management and was derived from and related directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Restriction on Use

This report is intended solely for the information and use of the board of directors and management of K-TENN Insurance Company, and the Tennessee Department of Insurance and Commerce and is not intended to be and should not be used by anyone other than those specified parties.

Rudler, PSC

Fort Wright, Kentucky May 28, 2019

K-TENN INSURANCE COMPANY

STATEMENTS OF ADMITTED ASSETS, LIABILITIES, CAPITAL AND SURPLUS - STATUTORY BASIS

December 31, 2018 and December 31, 2017

	December 31,	December 31,
	2018	2017
ADMITTED ASSETS
Cash and Invested Assets
Cash and cash equivalents	1,189,939	$727,188
Certificates of deposit	1,000,000	1,001,497
Total Cash and Invested Assets	2,189,939	1,728,685
Other Admitted Assets
Premiums receivable	3,700	0
Investment income receivable	2,577	1,546
Deferred taxes	1,827	1,112
Deferred premium	1,344	331
Total Other Admitted Assets	9,448	2,989
Total Admitted Assets	$2,199,387	$1,731,674

LIABILITIES, CAPITAL AND SURPLUS LIABILITIES
Unearned policy reserves	$60,041	$52,425
Unearned premiums	17,317	38,967
Accrued general expenses	27,059	13,696
Asset valuation reserve	1,405	781
Total Liabilities	$105,822	$105,869

CAPITAL AND SURPLUS
Common stock - $1 par value - 1,000,000 voting shares authorized, issued and outstanding	1,000,000	1,000,000
Additional paid in surplus	1,842,579	1,012,579
Unassigned surplus (deficit)	(749,014)	(386,774)
Total Capital and Surplus	2,093,565	1,625,805
Total Liabilities, Capital and Surplus	$2,199,387	$1,731,674

The accompanying notes are an integral part of these financial statements

K-TENN INSURANCE COMPANY

STATEMENTS OF OPERATIONS - STATUTORY BASIS

For the years ended December 31, 2018 and December 31, 2017

	December 31, 2018	December 31, 2017
REVENUES:
Premiums earned	$195,055	$106,106
Investment income, net	33,762	19,819

Total Revenues	228,817	125,925

EXPENSES:
Reserve change	7,616	52,425
Increase in loading on deferred and uncollected premiums	3,657	2,095
Insurance taxes and license	16,792	24,042
Commissions	76,883	89,780
General insurance expenses	414,902	337,749

Total Expenses	519,850	506,091

NET LOSS	$(291,033)	$(380,166)

The accompanying notes are an integral part of these financial statements

K-TENN INSURANCE COMPANY

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS - STATUTORY BASIS

For the years ended December 31, 2018 and December 31, 2017

	Common Stock
	Shares	Amount	Paid-in Surplus	Unassigned Surplus	Total
Balance at December 31, 2016	1,000,000	$1,000,000	$1,012,579	$0	$2,012,579
Net loss	0	0	0	(380,166)	(380,166)
Change in deferred income tax	0	0	0	68,447	68,447
Change in non-admitted assets	0	0	0	(74,274)	(74,274)
Change in net unrealized gains	0	0	0	(781)	(781)
Balance at December 31, 2017	1,000,000	1,000,000	1,012,579	(386,774)	1,625,805
Net loss	0	0	0	(291,033)	(291,033)
Additional paid-in surplus	0	0	830,000	0	830,000
Dividends paid	0	0	0	(766)	(766)
Change in deferred income tax	0	0	0	61,564	61,564
Change in non-admitted assets	0	0	0	(131,381)	(131,381)
Change in net unrealized gains	0	0	0	(624)	(624)
Balance at December 31, 2018	1,000,000	$1,000,000	1,842,579	$(749,014)	$2,093,565

The accompanying notes are an integral part of these financial statements.

K-TENN INSURANCE COMPANY

STATEMENTS OF CASH FLOWS - STATUTORY BASIS

For the years ended December 31, 2018 and December 31, 2017

	December 31, 2018	December 31, 2017
CASH FROM OPERATIONS
Premiums collected, net of reinsurance	$185,713	$114,575
Net investment income	32,731	18,273
Expenses paid	(512,284)	(442,990)
Total	(293,840)	(310,142)
CASH FROM INVESTMENTS
Proceeds from investments sold	203,008	0
Cost of investments acquired	(201,511)	(1,001,497)
Total	1,497	(1,001,497)
CASH FROM FINANCING
Capital and paid in surplus	830,000	0
Other cash provided (applied)	(74,906)	26,248
Total	755,094	26,248
Net increase (decrease) in cash and cash equivalents	462,751	(1,285,391)
Cash and Cash Equivalents at Beginning of Year	727,188	2,012,579
Cash and Cash Equivalents at End of Year	$1,189,939	$727,188

The accompanying notes are an integral part of these financial statements.

K-TENN INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS

December 31, 2018 and December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

K-TENN Insurance Company (the “Company”) is an insurance company incorporated in 2015 and began selling policies in 2017, under laws of the Tennessee Department of Insurance and Commerce. The Company sells various life insurance policies. The Company is a wholly-owned subsidiary of K-TENN Capital, Inc.

Basis of Presentation

The financial statements of the Company are presented based on accounting practice prescribed or permitted by the Tennessee Department of Insurance and Commerce. The Company commenced selling polices during 2017.

The Tennessee Department of Insurance and Commerce recognizes only statutory accounting practices prescribed or permitted by the State of Tennessee for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Tennessee Insurance Law. The National Association of Insurance Commissioners’ Accounting Practices and Procedures manual has been adopted as a component of prescribed or permitted practices by the State of Tennessee. The statutory basis of accounting does not take in account the amounts for deferred premiums and deferred tax assets.

Use of Estimates

The preparation of statutory financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statutory financial statements and the recorded amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of one year or less when purchased to be cash equivalents. No interest was paid during the years ended December 31, 2018 and December 31, 2017. No income taxes were paid for the years ended December 31, 2018 and December 31, 2017.

Investments

Short term investments are stated at amortized cost. NAIC class code 6 Bonds are stated at market value. All other bonds are stated at amortized cost using the interest method. Certificates of deposit are stated at their principal value. Unaffiliated common stocks are stated at market, while affiliated common stocks are carried on the equity basis. NAIC class code 4 to 6 preferred stocks are stated at market value; all other preferred stocks are stated at amortized cost. The Company excludes due and accrued investment income on investments with scheduled payments that are more than 90 days past due. The Company excluded no investment income for the years ended December 31, 2018 and December 31, 2017.

Fair Value of Financial Instruments

The carrying amounts reported in the statements of admitted assets, liabilities, capital and surplus – statutory basis for financial instruments approximate their fair value. Generally, this is because of the short-term nature of these items.

Allowance for Doubtful Accounts

The Company uses the allowance method to account for uncollectible accounts receivable. No allowance has been made for doubtful accounts receivable as the Company believes all accounts are collectible.

K-TENN INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS (Continued)

December 31, 2018 and December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recognition of Premium Income

Life premiums are recognized as income over the premium-paying period of the related policies. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Reinsurance

In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers.

Income Taxes

The Company has elected to be treated as a corporation for United States of America income tax purposes. An asset (liability) for United States of America income taxes currently refundable (payable) is provided as necessary. Currently, the 2018 and 2017 tax returns are open and subject to examination by the Internal Revenue Service and various state taxing authorities.

NOTE 2 - CAPITAL AND SURPLUS

The Company had 1,000,000 shares of common stock authorized, of which 1,000,000 were issued and outstanding. The par value of the common stock is $1 per share. The maximum payout of dividends, which may be paid by the Company, is subject to restrictions relating to capital and surplus, with prior approval by the Tennessee Insurance Commissioner. Within the limitations stated above, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to stockholders. Unassigned surplus is held for the safety of the Company and for the benefit of the Company’s policyholders and is not otherwise restricted. There were dividends declared or paid of $766 and $0 for the years ended December 31, 2018 and December 31, 2017, respectively.

NOTE 3 - POLICY RESERVES

The Company waives deduction of deferred fractional premiums upon death of an insured and returns a portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves. The Company charges standard premiums plus extra premiums for policies issued on substandard risk. For these policies, the Company holds regular mean reserves plus a substandard reserve. The substandard reserve is 50% of the extra premium in force on the valuation date.

As of December 31, 2018, the Company had no life insurance in force for which gross premiums are less than net premiums according to the standard valuation set by the State of Tennessee. The unearned policy reserves of $60,041 at December 31, 2018 does not include any additional amount for deficiency reserves.

As of December 31, 2017, the Company had $1,726,000 life insurance in force for which gross premiums are less than net premiums according to the standard valuation set by the State of Tennessee. The unearned policy reserves of $52,425 at December 31, 2017 includes an additional amount for deficiency reserves of $47,470.

K-TENN INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS (Continued)

December 31, 2018 and December 31, 2017

NOTE 4 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash and cash equivalent balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for the years ended December 31, 2018 and December 31, 2017. Cash and securities are protected by the Securities Investor Protection Corporation (SIPC) up to $500,000, which includes a

$250,000 limit for cash. At times such investments may be in excess of the FDIC and SIPC insurance limit. The Company did not incur any losses relating to amounts in excess of insured limits.

NOTE 5 - INCOME TAXES

The components of the net deferred tax asset or deferred tax liability at December 31, 2018 and December 31, 2017 are as follows:

		2018
	Ordinary	Capital	Total
Gross deferred tax asset	$130,988	$0	$130,988
Statutory valuation allowance adjustment	0	0	0
Adjusted gross deferred tax asset	130,988	0	130,988
Deferred tax asset non-admitted	(128,184)	0	(128,184)
Subtotal net admitted deferred tax asset	2,804	0	2,804
Deferred tax liabilities	(977)	0	(977)
Net admitted deferred tax asset (liability)	$1,827	$0	$1,827

		2017
	Ordinary	Capital	Total
Gross deferred tax asset	$68,517	$0	$68,517
Statutory valuation allowance adjustment	0	0	0
Adjusted gross deferred tax asset	68,517	0	68,517
Deferred tax asset non-admitted	(67,335)	0	(67,335)
Subtotal net admitted deferred tax asset	1,182	0	1,182
Deferred tax liabilities	(70)	0	(70)
Net admitted deferred tax asset (liability)	$1,112	$0	$1,112

		Change
	Ordinary	Capital	Total
Gross deferred tax asset	$62,471	$0	$62,471
Statutory valuation allowance adjustment	0	0	0
Adjusted gross deferred tax asset	62,471	0	62,471
Deferred tax asset non-admitted	(60,849)	0	(60,849)
Subtotal net admitted deferred tax asset	1,622	0	1,622
Deferred tax liabilities	(907)	0	(907)
Net admitted deferred tax asset (liability)	$715	$0	$715

K-TENN INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS (Continued)

December 31, 2018 and December 31, 2017

NOTE 6 - OPERATING LEASES

In April 2018, the Company entered into a 13 month lease agreement for occupancy effective April 20, 2018 through May 19, 2019. Rent expense related to this lease was $16,716 for the year ended December 31, 2018. In April 2019, the Company renewed this lease through July 13, 2020. Future minimum lease payments are:

Year ending December 31:
2019	$28,426
2020	15,529
Total	$43,955

NOTE 7 - RELATED PARTY

The Company reimbursed the parent company (K-TENN Capital, Inc.) $247,108 and $262,106 for expenses paid on behalf of the Company during the years ended December 31, 2018 and December 31, 2017, respectively. The Company also has a service agreement with the parent company (K-TENN Capital, Inc.).

As of December 31, 2018 and December 31, 2017, the Company had accounts payable due to the parent company of $19,686 and $0, respectively.

NOTE 8 - PARTICIPATING POLICIES

The portion of the Company’s life insurance in force that was classified as participating was 62.1% and 61.3% as of December 31, 2018 and December 31, 2017, respectively. The Company accounts for policyholder dividends on the accrual basis. There were $766 and $0 dividends declared, paid, or credited to the policyholders for the years ended December 31, 2018 and December 31, 2017, respectively. The Company did not allocate any additional income to such policyholders.

NOTE 9 - SUBSEQUENT EVENTS

Subsequent events were considered through May 28, 2019, the date the financial statements were available to be issued.

The Company entered into a lease renewal agreement in April 2019. See Note 6 for details.

There were no material subsequent events that required recognition or additional disclosure in these financial statements, except as noted above.

UNAUDITED Financial Statements (Statutory-Basis)

K-TENN Insurance Company

As of June 30, 2019 and December 31, 2018 and for the Six Months Ended June 30, 2019 and 2018

K-TENN Insurance Company

Unaudited and Audited Financial Statements (Statutory-Basis)

As of June 30, 2019 (Unaudited) and December 31, 2018 (Audited)

and for the Six Months Ended June 30, 2019 and 2018 (Unaudited)

Unaudited Financial Statements

Balance Sheets (Statutory-Basis)	F-120
Statements of Operations (Statutory-Basis)	F-121
Statements of Changes in Capital and Surplus (Statutory-Basis)	F-122
Statements of Cash Flow (Statutory-Basis)	F-123

K-TENN Insurance Company
Balance Sheets (Statutory-Basis)

	(Unaudited)
	June 30, 2019	December 31, 2018
Admitted Assets
Cash and investment assets
Certificates of deposit	$800,000	$1,000,000
Policy loans	146	-
Cash and cash equivalents	1,367,356	1,189,939
Total cash and investment assets	2,167,502	2,189,939
Accrued investment income	4,275	2,577
Uncollected premiums	11,852	3,700
Deferred premiums	2,734	1,344
Deferred taxes	1,827	1,827
Total admitted assets	$2,188,190	$2,199,387
Liabilities and Capital and Surplus
Liabilities
Policy and contract liabilities
Life reserves	$104,824	$60,041
Advance premiums	10,592	9,924
Total policy and contract liabilities	115,416	69,965
Remittances and items not allocated	-	6,663
Accounts payable and accrued expenses	31,894	27,789
Asset valuation reserve	1,593	1,405
Total liabilities	148,903	105,822
Capital and Surplus
Common stock, par value $1.00 per share, 1,750,000 shares authorized, issued and outstanding	1,000,000	1,000,000
Paid-in surplus	2,017,579	1,842,579
Unassigned surplus (deficit)	(978,292)	(749,014)
Total surplus	1,039,287	1,093,565
Total capital and surplus	2,039,287	2,093,565
Total liabilities and capital and surplus	$2,188,190	$2,199,387

K-TENN Insurance Company
Statements of Operations (Statutory-Basis)

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Premiums and Other Revenues
Life premiums	$103,192	$83,209
Net investment income	20,753	14,097
Total premiums and other revenues	123,945	97,306
Benefits and Insurance Expenses
Benefits Paid or Provided
Increase in life reserves	44,783	41,847
Total benefits paid or provided	44,783	41,847
Insurance Expenses and Other Deductions
Commissions	24,687	53,501
General expenses	247,578	206,205
Insurance taxes, licenses and fees	14,923	1,910
Increase in loading on deferred and uncollected premiums	4,084	2,189
Total insurance expenses and other deductions	291,272	263,805
Total benefits and insurance expenses	336,055	305,652
Loss from operations before dividends	(212,110)	(208,346)
Dividends to policyholders	1,381	-
Net Loss	$(213,491)	$(208,346)

K-TENN Insurance Company
Statements of Changes in Capital and Surplus (Statutory-Basis)
Six Months Ended June 30, 2019 and 2018 (Unaudited)

				Total
	Common	Paid-In	Unassigned	Capital and
	Stock	Surplus	Surplus	Surplus
Balance as of January 1, 2019	$1,000,000	$1,842,579	$(749,014)	$2,093,565
Net loss	-	-	(213,491)	(213,491)
Change in nonadmitted assets	-	-	(15,599)	(15,599)
Change in asset valuation reserve	-	-	(188)	(188)
Contributed surplus	-	175,000	-	175,000
Balance as of June 30, 2019	$1,000,000	$2,017,579	$(978,292)	$2,039,287

Balance as of January 1, 2018	$1,000,000	$1,012,579	$(386,774)	$1,625,805
Net loss	-	-	(208,346)	(208,346)
Change in nonadmitted assets	-	-	(26,439)	(26,439)
Change in asset valuation reserve	-	-	(415)	(415)
Contributed surplus	-	680,000	-	680,000
Balance as of June 30, 2018	$1,000,000	$1,692,579	$(621,974)	$2,070,605

K-TENN Insurance Company
Statements of Cash Flow (Statutory-Basis)

	(Unaudited)
	Six Months Ended June 30,
	2019	2018
Operations
Premiums received	$90,234	$78,914
Net investment income received	19,055	14,963
Commissions, other expenses and taxes paid	(289,319)	(262,990)
Net cash used in operations	(180,030)	(169,113)
Investing Activities
Proceeds from sales, maturities or repayments of investments
Certificates of deposit	200,000	-
Net proceeds from sales, maturities or repayments of investments	200,000	-
Cost of investments acquired
Certificates of deposit	-	(201,511)
Total cost of investments acquired	-	(201,511)
Net increase in policy loans	(925)	-
Net cash provided by (used in) investing activities	199,075	(201,511)
Financing and Miscellaneous Activities
Contributed surplus	175,000	680,000
Other cash provided applied, net	(16,628)	(47,923)
Net cash provided by financing and miscellaneous activities	158,372	632,077
Increase in cash and cash equivalents	177,417	261,453
Cash and cash equivalents, beginning of period	1,189,939	727,188
Cash and cash equivalents, end of period	$1,367,356	$988,641

K-TENN INSURANCE COMPANY

MANAGEMENT’S DISCUSSION AND ANALYSIS

DECEMBER 31, 2018

General Company Background Information

K-TENN Insurance Company (“K-TENN Life”) is a Tennessee domiciled stock life insurance company that was incorporated on October 22, 2015 and commenced operations on January 1, 2017. K-TENN Life is licensed in the state of Tennessee and sells life insurance policies under the laws of the Tennessee Department of Insurance and Commerce (“TDIC”). K-TENN Life sells various life policies. K-TENN Life is a wholly owned subsidiary of K-TENN Capital, Inc, a Tennessee financial holding corporation headquartered in Nashville, Tennessee.

K-TENN Life’s total statutory admitted assets, liabilities and surplus as of December 31, 2018 and 2017 and its statutory net loss for the years ended December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Statutory admitted assets	$2,199,387	$1,731,675	$467,712
Statutory liabilities	105,822	105,870	(48)
Statutory surplus	2,093,565	1,625,805	467,760
Total statutory liabilities and surplus	$2,199,387	$1,731,675	$467,712

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Statutory net loss	$(291,799)	$(380,166)	$88,367

Management’s Discussion and Analysis

The discussion and analysis of our financial condition, results of operations and liquidity and capital resources are based on K-TENN Life’s statutory-basis financial statements as of and for the years ended December 31, 2018 and 2017, which have been prepared in accordance with accounting practices prescribed or permitted by the TDIC.

Preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates continually, including those related to investments, policy liabilities, income taxes, regulatory requirements, contingencies and litigation.

We base such estimates on historical experience and other assumptions believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following statutory accounting policies, judgments and estimates are the most critical to the preparation of our financial statements.

Life Premiums

Life premiums are recognized as income over the premium-paying period of the related policies.

Acquisition Expenses

Expenses incurred in connection with acquiring new and renewal insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Interest Income

Interest earned on investments are included in net investment income.

Asset Valuation Reserve

The asset valuation reserve (“AVR”) provides a valuation allowance for invested assets. The AVR is determined by a National Association of Insurance Commissioners’ (“NAIC”) prescribed formula with changes reflected directly in unassigned surplus.

Aggregate Reserve for Life Contracts

Reserves on traditional life and accident and health insurance products are calculated using modified reserve methods in accordance with statutory requirements.

The primary mortality tables for regular ordinary business are the 2001 CSO tables for males and females. The interest rates applied to these tables are at 3.5% and do not exceed the statutory maximum rates. The primary methods used in calculating life policy and contract reserves are the commissioners’ reserve valuation method and the net level premium method. Tabular interest, tabular less actual reserves released, and tabular cost have been determined by formula as prescribed by the NAIC.

Surrender amounts are not promised in excess of the legally computed reserves. Substandard policies are valued by computing the regular mean reserve for the plan and holding, in addition, one-half of the extra premium charge for the year.

Policy and Contract Claims

Policy and contract claims once established will be based on known liabilities plus estimated future liabilities developed from trends of historical data applied to current exposure. Management has not yet established any reserves for policy and contract claims based on past experience and estimates of variations in future policy and contract claims due to only having 164 policies in force as of December 31, 2018.

Reinsurance

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves. Of the $18,686,000 of life insurance in force, K-TENN Life ceded $14,274,000 to Optimum Re Insurance Company and retained $$4,412,000 of the life insurance in force.

Deferred Income Taxes

Deferred income tax assets are limited to gross deferred income tax assets expected to be realized within three years of the balance sheet date or 15% of capital and surplus excluding any net deferred income tax assets, electronic data processing “EDP” equipment and operating software and any net positive goodwill, plus the amount of remaining gross deferred income tax assets that can be offset against existing gross deferred income tax liabilities. The remaining deferred income tax assets are non-admitted.

Certificates of Deposit, Cash and Cash Equivalents

Certificates of deposit are carried at amount invested.

Cash includes cash on hand, amounts due from banks and money market instruments. Interest earned on cash is included in net investment income.

Cash equivalents are carried at amortized cost with interest earned thereon included in net investment income.

Nonadmitted Assets

Certain assets designated as “nonadmitted,” principally past-due agents’ balances and deferred tax assets outside the prescribed range identified above are excluded from admitted assets and are charged directly to unassigned surplus.

A.     Financial Condition

(i)     Assets

Total admitted assets of the K-TENN Life increased from $1,731,675 as of December 31, 2017 to $2,199,387 as of December 31, 2018, an increase of $467,712.

Our admitted assets as of December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Certificates of deposit	$1,000,000	$1,001,497	$(1,497)
Cash and cash equivalents	1,189,939	727,189	462,750
Investment income due and accrued	2,577	1,546	1,031
Uncollected premiums	3,700	-	3,700
Deferred premiums	1,344	331	1,013
Net deferred tax assets	1,827	1,112	715
Total	$2,199,387	$1,731,675	$467,712

While there were minor changes in most of the admitted assets, the 2018 increase in cash is primarily due to the following:

●	Surplus contribution received of $830,000;

●	Premiums collected net of reinsurance of $185,713;

●	Net investment income received of $32,731;

●	Less commissions paid to agents of ($512,284)

(ii)     Liabilities

Liabilities decreased from $105,870 as of December 31, 2017 to $105,822 as of December 31, 2018, a decrease of $48.

Our liabilities as of December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Reserve for life insurance	$60,041	$52,425	$7,616
Advance premiums	9,924	10,895	(971)
General expenses due and accrued	22,186	7,615	14,571
Taxes, licenses and fees due and accrued	4,873	6,081	(1,208)
Amounts withheld as agent or trustee	730	11	719
Remittances and items not allocated	6,663	28,062	(21,399)
Asset valuation reserve	1,405	781	624
Total liabilities	$105,822	$105,870	$(48)

As shown above, the small decease in our total liabilities reflects a decrease in remittances and items not allocated that was offset by increased accruals of general expenses due and accrued and increase in reserves for life insurance. The decrease in remittances and items not allocated is due to fewer pending policies as of December 31, 2018 compared to 2017. The increase in general expenses reflect the timing of the receipt and payment of vendor invoices for services performed. The increase in reserves reflects an increased in the number of policies in force from 97 as of December 31, 2017 to 164 as of December 31, 2018.

(iii)     Capital and Surplus

The amounts of Capital and Surplus as of December 31, 2018 and 2017 are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Common capital stock	$1,000,000	$1,000,000	$-
Paid in and contributed surplus	1,842,579	1,012,579	830,000
Unassigned deficit	(749,014)	(386,774)	(362,240)
Total surplus	1,093,565	625,805	467,760
Total capital stock and surplus	$2,093,565	$1,625,805	$467,760

The amounts of changes in Capital and Surplus for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Net loss	$(291,799)	$(380,166)	$88,367
Change in net deferred income taxes	61,564	68,447	(6,883)
Change in nonadmitted assets	(131,381)	(74,274)	(57,107)
Change in asset valuation reserve	(624)	(781)	157
Contribution of capital	-	1,000,000	(1,000,000)
Contribution of surplus	830,000	1,012,579	(182,579)
Total change in capital and surplus	$467,760	$1,625,805	$(1,158,045)

The 2018 increase in total capital and surplus of $467,760 is summarized above. The $1,158,045 decrease in the change in capital and surplus from 2017 to 2018 is primarily due to the $1,182,579 decrease in the contribution of capital and surplus.

B.     Results of Operations

Our losses decreased from a net loss of ($380,166) for the year ended December 31, 2017 to a net loss of ($291,799) for the year ended December 31, 2018, a decrease of $88,367.

The summary of net income from operations for the years ended December 31, 2018 and 2017 and the amounts of the changes between years is summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Premiums	$195,054	$106,106	$88,948
Net investment income	31,762	19,819	11,943
Total revenue	226,816	125,925	100,891
Increase in aggregate life and health	7,616	52,425	(44,809)
Commissions	76,882	89,780	(12,898)
General insurance expenses	412,902	337,749	75,153
Taxes, licenses and fees	16,792	24,042	(7,250)
Increase in loading	3,657	2,095	1,562
Total benefits, claims and expenses	517,849	506,091	11,758
Dividends to policyholders	766	-	766
Net income (loss)	$(291,799)	$(380,166)	$88,367

The components of Premiums for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
First year life	$115,494	$100,214	$15,280
Renewal life	82,102	5,892	76,210
Single life	47	-	47
Renewal life ceded	(2,589)	-	(2,589)

Total premiums	$195,054	$106,106	$88,948

The $88,948 increase in total premiums is primarily due to a $76,210 increase in renewal premiums corresponding to K-TENN Life being in its second year of operations and a $15,280 increase in first year life premiums.

The components of Net Investment Income for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Certificates of deposit	$19,961	$11,116	$8,845
Cash and cash equivalents	13,801	8,703	5,098
Gross investment income	33,762	19,819	13,943
Investment expenses	(2,000)	-	(2,000)
Net investment income	$31,762	$19,819	$11,943

The $13,944 increase in 2018 gross investment income is primarily due to being fully invested throughout 2018 compared to not being fully invested in 2017 as we were beginning our life insurance operations.

Investment expenses are not significant and none were incurred in 2017 during our first year of operations.

The amounts of the Aggregate Reserve for Life Insurance as of December 31, 2018 and 2017 and the changes therein are summarized as follows:

			Amount Change
	December 31, 2018	December 31, 2017	2018 less 2017
Life insurance	$58,117	$4,056	$54,061
Life insurance reinsurance ceded	(1,851)	(585)	(1,266)
Other	3,775	48,954	(45,179)
Total	$60,041	$52,425	$7,616

		Amount Change
	December 31, 2017	2017
Life insurance	$4,056	$4,056
Life insurance reinsurance ceded	(585)	(585)
Other	48,954	48,954
Total	$52,425	$52,425

Life reserves are actuarially determined based on such factors as insured age, life expectancy, mortality and interest assumptions using statutorily required methods. The 2018 increase in life reserves of $7,616 is primarily due to an increase in the number and volume of life policies in force and the aging of the existing block of business.

The amounts of Commissions and Other Underwriting and Insurance Expenses for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Commissions	$76,882	$89,780	$(12,898)
General insurance expenses	412,902	337,749	75,153
Taxes, licenses and fees	16,792	24,042	(7,250)
Increase in loading	3,657	2,095	1,562
Total	$510,233	$453,666	$56,567

The components of Commissions for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
First year life insurance	$64,534	$88,213	$(23,679)
Renewal life insurance	12,348	1,567	10,781
Total	$76,882	$89,780	$(12,898)

There was a $12,898 decrease in commissions primarily due to $23,679 decrease in first year life commissions corresponding to increased first year life premiums of $15,280. This declining first year commission amount even though the related first year premiums increased reflect our reduction in the commission rate paid to agents during 2018. This decline in first year life insurance commissions was softened by a $10,781 increase in renewal life insurance commissions corresponding to increased renewal life premiums of $76,210.

The components of General Insurance Expenses for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
Rent	$34,948	$-	$34,948
Salaries and wages	182,309	161,449	20,860
Legal fees and expenses	30,088	61,910	(31,822)
Medical examination fees	4,610	2,455	2,155
Fees of accountants and actuaries	38,089	9,153	28,936
Travel expenses	43,678	35,969	7,709
Postage, express, telegraph and telephone	617	942	(325)
Printing and stationery	30,593	17,786	12,807
Bureau and association dues	275	-	275
Collection and bank service charges	5	145	(140)
Sundry general expenses	88	100	(12)
Agency expense allowances	15,766	23,090	(7,324)
Third party administration fees	31,836	24,750	7,086
Total general insuranec expenses	$412,902	$337,749	$75,153

The increase in general expense of $75,153 is primarily related to a $34,948 increase in rental expenses for us obtaining office rental space in 2018, a $20,860 increase in salaries and wages for staffing, $12,807 increase in printing for life insurance product marketing materials and a $7,709 increase in travel expenditures. The decrease in legal fees is generally offset by increased utilization of accountants and actuaries. In addition, increased third party administration fees were generally offset by decreased agency expense allowances.

The amounts of Taxes, Licenses and Fees for the years ended December 31, 2018 and 2017 are summarized as follows:

	Years Ended December 31,		Amount Change
	2018	2017	2018 less 2017
State insurance department licenses and fees	$515	$-	$515
State taxes on premiums	3,295	2,005	1,290
Other state taxes	36	10,483	(10,447)
U.S. Social Security benefits	12,946	11,554	1,392
Total taxes, licenses and fees	$16,792	$24,042	$(7,250)

The $7,250 decrease in 2018 taxes, licenses and fees is primarily due to 2017 payments of $10,843 for settling other state tax liabilities.

The $1,562 increase in loading is actuarially determined and is related to the distribution of the policies in force combined with the aging of the policies an additional year and the increase in new life premiums.

C.     Liquidity and Capital Resources

K-TENN Life has $2,093,565 of capital and surplus as of December 31, 2018 that only exceeds the minimum capital requirements of TDIC by $93,565. To continue operations into 2019 and beyond, K-TENN Life will need to receive additional capital from K-TENN Capital, Inc.

The efforts to implement our business plan and grow our business and policy base through the utilization of life insurance products is a top priority of K-TENN Life. This priority, however, will be challenged during 2019 since we have historically incurred statutory losses during our first two years of operation and do not seem to have the economies of scale to become profitable on a statutory basis. There is no assurance that our marketing efforts will be successful.

Cash flow projections and cash flow tests under various market interest rate scenarios are also performed annually to assist in evaluating liquidity needs and adequacy. We currently anticipate that available liquidity sources and future cash flows will not be adequate to meet our needs for funds without additional capital infusions.

In addition to the measures described above, we must comply with the NAIC promulgated Standard Valuation Law ("SVL") which specifies minimum reserve levels and prescribes methods for determining them, with the intent of enhancing solvency. Upon meeting certain tests, which we met during 2018 and 2017, the SVL also requires us to perform annual cash flow testing. This testing is designed to ensure that statutory reserve levels will maintain adequate protection in a variety of potential interest rate scenarios. The Actuarial Standards Board of the American Academy of Actuaries also requires cash flow testing as a basis for the actuarial opinion on the adequacy of the reserves which is a required part of the annual statutory reporting process.

Our operations will require additional capital contributions in 2019 to meet statutory capital and surplus requirements mandated by state insurance departments. Life insurance contract liabilities are generally long term in nature and are generally paid from future cash flows.

K-TENN Life believes that its existing cash as of December 31, 2018 will not likely be sufficient to fund our anticipated operating expenses and additional capital will need to be infused.

Risk-Based Capital Analysis

Our total adjusted capital was $2,094,970 and $1,626,586, respectively, as of December 31, 2018 and 2017. In addition, our authorized control level risk-based capital was $11,778 and $9,490, respectively, as of December 31, 2018 and 2017. This resulted in RBC ratios of 17,787.1% and 17,140.0%, respectively, as of December 31, 2018 and 2017.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as of December 31, 2018.

Forward-Looking Information

Certain statements contained herein are forward-looking statements. The forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “estimates,” “will” or words of similar meaning; and include, but are not limited to, statements regarding the outlook of our business and financial performance. These forward-looking statements are subject to change and uncertainty, which are, in many instances, beyond our control and have been made based upon our expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations, or that the effect of future developments on us will be as anticipated. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties. There are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements.

These factors include among others:

●	general economic conditions and financial factors, including the performance and fluctuations of fixed income, equity, real estate, credit capital and other financial markets;
●

differences between actual experience regarding mortality, morbidity, persistency, surrenders, investment returns, and our pricing assumptions establishing liabilities and reserves or for other purposes;

●	the effect of increased claims activity from natural or man-made catastrophes, pandemic disease, or other events resulting in catastrophic loss of life;
●	adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including and in connection with our divestiture or winding down of businesses;
●	inherent uncertainties in the determination of investment allowances and impairments and in the determination of the valuation allowance on the deferred income tax asset;
●	investment losses and defaults;
●	competition in our product lines;
●	attraction and retention of qualified employees and agents;
●	ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;
●	the availability, affordability and adequacy of reinsurance protection;
●	the effects of emerging claim and coverage issues;
●	the cyclical nature of the insurance business;
●	interest rate fluctuations;
●	changes in our experiences related to deferred policy acquisition costs;
●	the ability and willingness of counterparties to our reinsurance arrangements and derivative instruments to pay balances due to us;
●	rating agencies’ actions;
●	domestic or international military actions;
●	the effects of extensive government regulation of the insurance industry;
●	changes in tax and securities law;
●	changes in statutory or U.S. generally accepted accounting principles (“GAAP”), practices or policies;
●	regulatory or legislative changes or developments;
●	the effects of unanticipated events on our disaster recovery and business continuity planning;
●	failures or limitations of our computer, data security and administration systems;
●	risks of employee error or misconduct;
●	the introduction of alternative healthcare solutions;
●	the assimilation of life insurance businesses we acquire and the sound management of these businesses; and
●	the availability of capital to expand our business.

It is not our corporate policy to make specific projections relating to future earnings, and we do not endorse any projections regarding future performance made by others. In addition, we do not publicly update or revise forward-looking statements based on the outcome of various foreseeable or unforeseeable developments.

K-TENN INSURANCE COMPANY

MANAGEMENT’S DISCUSSION AND ANALYSIS

June 30, 2019

General Company Background Information

K-TENN Insurance Company (“K-TENN Life”) is a Tennessee domiciled stock life insurance company that was incorporated on October 22, 2015 and commenced operations on January 1, 2017. K-TENN Life is licensed in the state of Tennessee and sells life insurance policies under the laws of the Tennessee Department of Insurance and Commerce (“TDIC”). K-TENN Life sells various life policies. K-TENN Life is a wholly owned subsidiary of K-TENN Capital, Inc, a Tennessee financial holding corporation headquartered in Nashville, Tennessee.

K-TENN Life’s total statutory admitted assets, liabilities and surplus as of June 30, 2019 and December 31, 2018 and its statutory net loss for the six months ended June 30, 2019 and 2018 are summarized as follows:

			Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Statutory admitted assets	$2,188,190	$2,199,387	$(11,197)
Statutory liabilities	$148,903	$105,822	$43,081
Statutory surplus	2,039,287	2,093,565	(54,278)
Total statutory liabilities and surplus	$2,188,190	$2,199,387	$(11,197)

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Statutory net loss	$(213,491)	$(208,346)	$(5,145)

Management’s Discussion and Analysis

The discussion and analysis of our financial condition, results of operations and liquidity and capital resources are based on K-TENN Life’s statutory-basis financial statements as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018, which have been prepared in accordance with accounting practices prescribed or permitted by the TDIC.

Preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates continually, including those related to investments, policy liabilities, income taxes, regulatory requirements, contingencies and litigation.

We base such estimates on historical experience and other assumptions believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following statutory accounting policies, judgments and estimates are the most critical to the preparation of our financial statements.

Life Premiums

Life premiums are recognized as income over the premium-paying period of the related policies.

Acquisition Expenses

Expenses incurred in connection with acquiring new and renewal insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Interest Income

Interest earned on investments are included in net investment income.

Asset Valuation Reserve

The asset valuation reserve (“AVR”) provides a valuation allowance for invested assets. The AVR is determined by a National Association of Insurance Commissioners’ (“NAIC”) prescribed formula with changes reflected directly in unassigned surplus.

Aggregate Reserve for Life Contracts

Reserves on traditional life and accident and health insurance products are calculated using modified reserve methods in accordance with statutory requirements.

The primary mortality tables for regular ordinary business are the 2001 CSO tables for males and females. The interest rates applied to these tables are at 3.5% and do not exceed the statutory maximum rates. The primary methods used in calculating life policy and contract reserves are the commissioners’ reserve valuation method and the net level premium method. Tabular interest, tabular less actual reserves released, and tabular cost have been determined by formula as prescribed by the NAIC.

Surrender amounts are not promised in excess of the legally computed reserves. Substandard policies are valued by computing the regular mean reserve for the plan and holding, in addition, one-half of the extra premium charge for the year.

Policy and Contract Claims

Policy and contract claims once established will be based on known liabilities plus estimated future liabilities developed from trends of historical data applied to current exposure. Management has not yet established any reserves for policy and contract claims based on past experience and estimates of variations in future policy and contract claims due to only having 164 policies in force as of December 31, 2018.

Reinsurance

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves. Over 75% of the June 30, 2019 life insurance has been ceded to Optimum Re Insurance Company.

Deferred Income Taxes

Deferred income tax assets are limited to gross deferred income tax assets expected to be realized within three years of the balance sheet date or 15% of capital and surplus excluding any net deferred income tax assets, electronic data processing “EDP” equipment and operating software and any net positive goodwill, plus the amount of remaining gross deferred income tax assets that can be offset against existing gross deferred income tax liabilities. The remaining deferred income tax assets are non-admitted.

Certificates of Deposit, Cash and Cash Equivalents

Certificates of deposit are carried at amount invested.

Cash includes cash on hand, amounts due from banks and money market instruments. Interest earned on cash is included in net investment income.

Cash equivalents are carried at amortized cost with interest earned thereon included in net investment income.

Nonadmitted Assets

Certain assets designated as “nonadmitted,” principally past-due agents’ balances and deferred tax assets outside the prescribed range identified above are excluded from admitted assets and are charged directly to unassigned surplus.

A.     Financial Condition

(i)     Assets

Total admitted assets of the K-TENN Life decreased from $2,199,387 as of December 31, 2018 to $2,188,190 as of June 30, 2019, a decrease of $11,197.

Our admitted assets as of June 30, 2019 and December 31, 2018 are summarized as follows:

			Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Certificates of deposit	$800,000	$1,000,000	$(200,000)
Cash and cash equivalents	1,367,356	1,189,939	177,417
Policy loans	146	-	146
Investment income due and accrued	4,275	2,577	1,698
Uncollected premiums	11,852	3,700	8,152
Deferred premiums	2,734	1,344	1,390
Net deferred tax assets	1,827	1,827	-
Total	$2,188,190	$2,199,387	$(11,197)

While there were minor changes in most of the admitted assets, the 2019 increase in cash is primarily due to the following:

●	Surplus contribution received of $175,000;

●	Premiums collected net of reinsurance of $90,234;

●	Net investment income received of $19,055;

●	Less commissions and expenses paid of ($289,319)

●	Proceeds from maturity of certificate of deposit of $200,000

(ii)     Liabilities

Liabilities increased from $105,822 as of December 31, 2018 to $148,903 as of June 30, 2019, an increase of $43,081.

Our liabilities as of June 30, 2019 and December 31, 2018 are summarized as follows:

			Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Reserve for life insurance	$104,824	$60,041	$44,783
Advance premiums	10,592	9,924	668
General expenses due and accrued	26,979	22,186	4,793
Taxes, licenses and fees due and accrued	2,743	4,873	(2,130)
Amounts withheld as agent or trustee	2,172	730	1,442
Remittances and items not allocated	-	6,663	(6,663)
Asset valuation reserve	1,593	1,405	188
Total liabilities	$148,903	$105,822	$43,081

As shown above, the increase in our total liabilities is primarily due an increase in the reserves for life insurance. The increase in reserve for life insurance reflects an increase in the number of policies in force as of June 30, 2019.

(iii)     Capital and Surplus

The amounts of Capital and Surplus as of June 30, 2019 and December 31, 2018 are summarized as follows:

			Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Common capital stock	$1,000,000	$1,000,000	$-
Paid in and contributed surplus	2,017,579	1,842,579	175,000
Unassigned deficit	(978,292)	(749,014)	(229,278)
Total surplus	1,039,287	1,093,565	(54,278)
Total capital stock and surplus	$2,039,287	$2,093,565	$(54,278)

The changes in Capital and Surplus for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Net loss	$(213,491)	$(208,346)	$(5,145)
Change in nonadmitted assets	(15,599)	(26,439)	10,840
Change in asset valuation reserve	(188)	(415)	227
Contribution of capital	-	-	-
Contribution of surplus	175,000	680,000	(505,000)
Total change in capital and surplus	$(54,278)	$444,800	$(499,078)

The 2019 decrease in total capital and surplus of $54,278 is summarized above. The $449,078 decrease in the change in capital and surplus from December 31, 2018 to June 30, 2019 is primarily due to the $505,000 decrease in the contribution of surplus.

B.     Results of Operations

Our losses increased from a net loss of ($208,346) for the six months ended June 30, 2018 to a net loss of ($213,491) for the six months ended June 30, 2019, an increase of $5,145.

The summary of net income from operations for the six months ended June 30, 2019 and 2018 and the amounts of the changes between years is summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Premiums	$103,192	$83,209	$19,983
Net investment income	20,753	14,097	6,656
Total revenue	123,945	97,306	26,639
Increase in aggregate life and health	44,783	41,847	2,936
Commissions	24,687	53,501	(28,814)
General insurance expenses	247,578	206,205	41,373
Taxes, licenses and fees	14,923	1,910	13,013
Increase in loading	4,084	2,189	1,895
Total benefits, claims and expenses	336,055	305,652	30,403
Dividends to policyholders	1,381	-	1,381
Net income (loss)	$(213,491)	$(208,346)	$(5,145)

The components of Premiums for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
First year life	$27,475	$69,086	$(41,611)
Renewal life	75,652	14,123	61,529
Single life	65	-	65
Renewal life ceded	-	-	-

Total premiums	$103,192	$83,209	$19,983

The $19,983 increase in total premiums is primarily due to a $61,529 increase in renewal premiums corresponding to K-TENN Life being in its second year of operations and a $41,611 decrease in first year life premiums as K-TENN Insurance Company decided to reduce first year life insurance production in order to maintain solvency above levels promulgated by the TDIC.

The components of Net Investment Income for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Certificates of deposit	$11,895	$8,673	$3,222
Policy loans	6	-	6
Cash and cash equivalents	8,852	5,424	3,428
Gross investment income	20,753	14,097	6,656
Investment expenses	-	-	-
Net investment income	$20,753	$14,097	$6,656

The $6,656 increase in 2019 gross investment income is primarily due to being more fully invested throughout 2019 compared to not being fully invested in 2018 as we were continuing to expand our life insurance operations.

Investment expenses are not significant and are not recorded quarterly.

The amounts of the Aggregate Reserve for Life Contracts as of June 30, 2019 and 2018 and the changes therein are summarized as follows:

			Amount Change
	June 30, 2019	December 31, 2018	2019 less 2018
Life insurance	$101,679	$58,117	$43,562
Life insurance reinsurance ceded	(3,145)	(1,851)	(1,294)
Other	6,290	3,775	2,515
Total	$104,824	$60,041	$44,783

		Amount Change
	June 30, 2018	2018
Life insurance	$3,348	$3,348
Life insurance reinsurance ceded	(419)	(419)
Other	38,918	38,918
Total	$41,847	$41,847

Life reserves are actuarially determined based on such factors as insured age, life expectancy, mortality and interest assumptions using statutorily required methods. The 2019 increase in life reserves of $44,783 is primarily due to an increase in the number and volume of life policies in force and the aging of the existing block of business.

The amounts of Commissions and Other Underwriting and Insurance Expenses for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Commissions	$24,687	$53,501	$(28,814)
General insurance expenses	247,578	206,205	41,373
Taxes, licenses and fees	14,923	1,910	13,013
Increase in loading	4,084	2,189	1,895
Total	$291,272	$263,805	$27,467

The components of Commissions for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
First year life insurance	$15,372	$52,001	$(36,629)
Renewal life insurance	9,315	1,500	7,815
Total	$24,687	$53,501	$(28,814)

There was a $28,814 decrease in commissions primarily due to $36,629 decrease in first year life commissions corresponding to decreased first year life premiums of $41,611. This declining first year commission amount is due to K-TENN Insurance Company’s deciding in 2019 to reduce first year life insurance production in order to maintain solvency above levels promulgated by the TDIC. This decline in first year life insurance commissions was softened by a $7,815 increase in renewal life insurance commissions corresponding to increased renewal life premiums of $61,529.

The components of General Insurance Expenses for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
Rent	$23,365	$8,751	$14,614
Salaries and wages	140,300	75,023	65,277
Legal fees and expenses	8,881	24,932	(16,051)
Medical examination fees	2,132	880	1,252
Fees of accountants and actuaries	14,211	19,827	(5,616)
Travel expenses	32,011	27,972	4,039
Postage, express, telegraph and telephone	180	208	(28)
Printing and stationery	820	1,626	(806)
Bureau and association dues	20	20	-
Collection and bank service charges	50	5	45
Sundry general expenses	1,244	22,986	(21,742)
Agency expense allowances	4,835	9,394	(4,559)
Third party administration fees	19,529	14,581	4,948
Total general expenses	$247,578	$206,205	$41,373

The $ 41,373 increase in general expenses is primarily related to a $65,277 increase in salaries and wages for staffing, $14,614 increase in rent expense due to our renting office space for all of 2019 but only partially in 2018 and $4,039 increase in travel expenses as we pursued 2019 business expansion opportunities. The impact of these general expense increases was softened by a $21,742 decrease in sundry general expenses due to continuing business start-up costs similar to those incurred in 2018 no longer being incurred in 2019, $16,051 decrease in legal fees and expenses due to few regulatory issues in early 2019 and a $5,616 decrease in accounting and actuarial consulting fees due to few life insurance product or methodology changes in early 2019. In addition, increased third party administration fees were generally offset by decreased agency expense allowances.

The components of Taxes, Licenses and Fees for the six months ended June 30, 2019 and 2018 are summarized as follows:

	Six Months Ended June 30,		Amount Change
	2019	2018	2019 less 2018
State insurance department licenses and fees	$515	$515	$-
State taxes on premiums	1,621	1,395	226
Other state taxes	5,585	-	5,585
U.S. Social Security benefits	7,202	-	7,202
Total Taxes, licenses and fees	$14,923	$1,910	$13,013

The $13,013 increase in 2019 taxes, licenses and fees is primarily due to payments of other state taxes and U.S. social security benefits in the first half of 2019.

The $1,895 increase in loading is actuarially determined and is related to the distribution of the policies in force combined with the aging of the policies an additional year and the increase in new life premiums.

C.     Liquidity and Capital Resources

K-TENN Life has $2,039,287 of capital and surplus as of June 30, 2019 that only exceeds the minimum capital requirements of TDIC by $39,287. To continue operations through the remainder of 2019 and beyond, K-TENN Life will need to receive additional capital from K-TENN Capital, Inc.

The efforts to implement our business plan and grow our business and policy base through the utilization of life insurance products is a top priority of K-TENN Life. This priority, however, will be challenged during 2019 since we have historically incurred statutory losses during our first two years of operation and do not seem to have the economies of scale to become profitable on a statutory basis. There is no assurance that our marketing efforts will be successful.

Cash flow projections and cash flow tests under various market interest rate scenarios are also performed annually to assist in evaluating liquidity needs and adequacy. We currently anticipate that available liquidity sources and future cash flows will not be adequate to meet our needs for funds without additional capital infusions.

In addition to the measures described above, we must comply with the NAIC promulgated Standard Valuation Law ("SVL") which specifies minimum reserve levels and prescribes methods for determining them, with the intent of enhancing solvency. Upon meeting certain tests, which we met during 2018 and 2017, the SVL also requires us to perform annual cash flow testing. This testing is designed to ensure that statutory reserve levels will maintain adequate protection in a variety of potential interest rate scenarios. The Actuarial Standards Board of the American Academy of Actuaries also requires cash flow testing as a basis for the actuarial opinion on the adequacy of the reserves which is a required part of the annual statutory reporting process.

Our operations will require additional capital contributions during the remainder of 2019 to meet statutory capital and surplus requirements mandated by state insurance departments. Life insurance contract liabilities are generally long term in nature and are generally paid from future cash flows.

K-TENN Life believes that its existing cash as of June 30, 2019 will not likely be sufficient to fund our anticipated operating expenses and additional capital will need to be infused.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as of June 30, 2019.

Forward-Looking Information

Certain statements contained herein are forward-looking statements. The forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “estimates,” “will” or words of similar meaning; and include, but are not limited to, statements regarding the outlook of our business and financial performance. These forward-looking statements are subject to change and uncertainty, which are, in many instances, beyond our control and have been made based upon our expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations, or that the effect of future developments on us will be as anticipated. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties. There are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements.

These factors include among others:

●	general economic conditions and financial factors, including the performance and fluctuations of fixed income, equity, real estate, credit capital and other financial markets;
●

differences between actual experience regarding mortality, morbidity, persistency, surrenders, investment returns, and our pricing assumptions establishing liabilities and reserves or for other purposes;

●	the effect of increased claims activity from natural or man-made catastrophes, pandemic disease, or other events resulting in catastrophic loss of life;
●	adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including and in connection with our divestiture or winding down of businesses;
●	inherent uncertainties in the determination of investment allowances and impairments and in the determination of the valuation allowance on the deferred income tax asset;
●	investment losses and defaults;
●	competition in our product lines;
●	attraction and retention of qualified employees and agents;
●	ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;
●	the availability, affordability and adequacy of reinsurance protection;
●	the effects of emerging claim and coverage issues;
●	the cyclical nature of the insurance business;
●	interest rate fluctuations;
●	changes in our experiences related to deferred policy acquisition costs;
●	the ability and willingness of counterparties to our reinsurance arrangements and derivative instruments to pay balances due to us;
●	rating agencies’ actions;
●	domestic or international military actions;
●	the effects of extensive government regulation of the insurance industry;
●	changes in tax and securities law;
●	changes in statutory or U.S. generally accepted accounting principles (“GAAP”), practices or policies;
●	regulatory or legislative changes or developments;
●	the effects of unanticipated events on our disaster recovery and business continuity planning;
●	failures or limitations of our computer, data security and administration systems;
●	risks of employee error or misconduct;
●	the introduction of alternative healthcare solutions;
●	the assimilation of life insurance businesses we acquire and the sound management of these businesses; and
●	the availability of capital to expand our business.

It is not our corporate policy to make specific projections relating to future earnings, and we do not endorse any projections regarding future performance made by others. In addition, we do not publicly update or revise forward-looking statements based on the outcome of various foreseeable or unforeseeable developments.

Annex A

PURCHASE AND SALE AGREEMENT

AMONG

FIRST TRINITY FINANCIAL CORPORATION, AN OKLAHOMA CORPORATION,

K-TENN CAPITAL, INC., A TENNESSEE CORPORATION,

AND

K-TENN INSURANCE COMPANY, A TENNESSEE CORPORATION

DATED AS OF OCTOBER 9, 2019

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EXHIBITS:

Exhibit A: Form of Plan of Liquidation and Dissolution

DISCLOSURE SCHEDULE:

1.1(a) – Seller Persons with Knowledge

1.1(b) – Buyer Persons with Knowledge

3.1 – Jurisdictions

3.5 – Conflicts

3.6 – SAP Financial Statements

3.7 – Liabilities

3.8 – Business not in ordinary course

3.9 – Employee Benefit Plans

3.10 – Taxes, Unclaimed Property

3.11 – Permits, Compliance with applicable laws

3.12 – Litigation

3.14 – Material Contracts

3.15 – Violations Materials to Financial condition (Insurance Regulatory Matters)

3.16 – Technology and Intellectual Property

3.17 – Insurance Contracts

3.20 – Affiliate Arrangements

3.21 – Insurance

3.22 – Insurance Licenses

3.23 – Regulatory Filings

3.24 – Agreements with Insurance Regulators

3.25 – Personal Property

3.26 – Investments

4.3 - Consents

5.1 – Conduct of Business

5.8 – Use of Names

6.1 – Employees

7.1 – Consents

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into as of October 9, 2019 (the “Execution Date”) by and among First Trinity Financial Corporation, an Oklahoma corporation (“Buyer”), K-TENN Capital, Inc., a Tennessee corporation (“Seller”) ,and K-TENN Insurance Company, a Tennessee corporation (“K-TENN Life”). Each is referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.     K-TENN Life is a wholly owned and controlled subsidiary of Seller and Seller owns all issued and outstanding Shares (defined herein below) of K-TENN Life.

B.     Buyer and Seller desire to cause Buyer to purchase from Seller, and Seller desires to sell to Buyer, the Shares, in exchange for shares of the Class A Common Stock of Buyer and the other considerations set forth below.

C.     Seller shall as soon as reasonably practicable after Closing undertake to liquidate, dissolve and distribute of the shares of Buyer’s Class A Common Stock acquired pursuant to this Agreement, on a pro-rata basis to its shareholders.

D.    The Parties intend that, for federal income tax purposes, the transactions contemplated hereby will qualify as a fully tax-deferred “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW THEREFORE, in condition of the covenants, representations, warranties and mutual agreements set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1      Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

“Action” has the meaning set forth in Section 3.12.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including its correlative meanings “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agency Contracts” has the meaning set forth in Section 3.14(e).

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

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“Annual SAP Financial Statements” has the meaning set forth in Section 3.6.

“Applicable Laws” has the meaning set forth in Section 3.6.

“Burdensome Condition” means (i) a material impairment of the benefits, taken as a whole, which Buyer reasonably expects to derive from the consummation of the transactions contemplated by this Agreement; or (ii) a material negative effect on the business or the assets, liabilities, properties, operations, results of operations or condition (financial or otherwise) of K-TENN Life.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York are required or authorized by law or executive order to be closed.

“Buyer” has the meaning set forth in the introductory paragraph of this Agreement.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in the Recitals.

“Company Agents” means, to the Knowledge of Seller or K-TENN Life, each Person who is performing the duties of insurance agent, broker, seller, marketer, third-party administrator, adjuster, underwriter, manager, wholesaler, producer, reinsurance intermediary or distributor of any Insurance Contract or any insurance or insurance product for Seller or K-TENN Life, whether as an employee, agent, subcontractor or otherwise.

“De Minimis Items” has the meaning set forth in Section 9.1(b).

“Confidentiality Agreement” means the non disclosure letter agreement dated May 30, 2019, between Buyer and Seller.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements.

“Disclosure Schedule” means the Disclosure Schedule delivered in connection with, and constituting a part of, this Agreement.

“Employee” means each individual listed on Section 6.1 of the Disclosure Schedule who immediately prior to the Closing Date is actively employed by K-TENN Life principally in connection with the business of K-TENN Life.

“Employee Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), retirement, pension, bonus, incentive compensation, deferred compensation, phantom stock, equity-based, severance, change in control, retention, salary continuation, employment, consulting, Section 125 plan, health and welfare, leave of absences, vacation pay, paid time off or other plan or agreement relating to compensation or fringe benefits.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations thereunder.

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“ERISA Affiliate” has the meaning set forth in Section 3.9.

“Fundamental Representations” has the meaning set forth in Section 8.1.

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, directive, cease and desist order, supervisory order, letter, agreement or award entered by or entered into with any Governmental Entity.

“Indemnification Basket” has the meaning set forth in Section 9.1(b).

“Indemnification Cap” has the meaning set forth in Section 9.1(c).

“Indemnified Party” has the meaning set forth in Section 9.2(a).

“Indemnifying Party” has the meaning set forth in Section 9.2(a).

“Independent Accounting Firm” means an independent certified public accounting firm of national or regional standing and reputation jointly selected and retained by Buyer’s and Seller’s respective auditors that is not an independent auditor for either Buyer or Seller and is otherwise neutral and impartial.

“Insurance Approval Filings” has the meaning set forth in Section 5.4(b).

“Insurance Contracts” has the meaning set forth in Section 3.17(a).

“Insurance Laws” means all Applicable Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance, whether federal, national, provincial, state, or local.

“Insurance Licenses” has the meaning set forth in Section 3.22.

“Insurance Policies” has the meaning set forth in Section 3.21.

“Insurance Regulator” has the meaning set forth in Section 3.6.

“Intellectual Property” has the meaning set forth in Section 3.16.

“Intercompany Accounts” has the meaning set forth in Section 3.20.

“Interim SAP Statements” has the meaning set forth in Section 3.6.

“Investment Assets” has the meaning set forth in Section 3.26.

“Investment Guidelines” has the meaning set forth in Section 3.26.

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“Key Employees” means David A. Foley and R. Dean Branan.

“Knowledge” means the actual or constructive knowledge of (a) with respect to Seller, those persons listed in Section 1.1(a) of the Disclosure Schedule, and (b) with respect to Buyer, those persons listed in Section 1.1(b) of the Disclosure Schedule. For purposes of this definition, a person shall be deemed to have knowledge of facts that would be reasonably expected to come to the attention of such person in the course of the management reporting practices of Buyer or Seller, as applicable, or if such individual would have discovered such facts or matters after conducting a reasonable investigation regarding the accuracy of any representation or warranty contained in this Agreement.

“Liens” has the meaning set forth in Section 3.2.

“Losses” means any and all liabilities, claims, obligations, losses, costs, disbursements, penalties, fines, expenses (including reasonable attorneys’, accountants’ and other out-of-pocket professional fees and expenses incurred in the investigation, collection, prosecution or defense of any claims, whether or not involving any third party) and damages, but excluding lost profits or any punitive, exemplary, consequential (but not incidental) or similar damages (other than lost profits or any punitive, exemplary, consequential or similar damages actually paid to a third party in a Third Party Claim).

“Material Adverse Effect” means any event, effect, circumstance, change or development that, individually or in the aggregate with other events, effects, circumstances, changes or developments, has a material adverse effect on the financial condition, business prospects or results of operations of K-TENN Life, taken as a whole, or the ability of Seller to consummate the transactions contemplated hereby on a timely basis. A Material Adverse Effect specifically includes operating losses of K-TENN Life of more than $200,000 for either of the fiscal quarters ended September 30, 2019 (historical basis) or December 31, 2019 (estimated based on results through the date of such determination), in each case excluding any costs, expenses, or other amounts incurred by K-TENN Life in connection with the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 3.14.

“Oklahoma Court” has the meaning set forth in Section 12.6(b).

“Permits” has the meaning set forth in Section 3.11.

“Permitted Liens” has the meaning set forth in Section 3.25.

“Person” means an individual, corporation, partnership (limited or general), joint venture, limited liability company, association, trust, unincorporated organization or other entity.

“Personal Property” has the meaning set forth in Section 3.25.

“Plan of Liquidation and Dissolution” means the Plan of Liquidation and Dissolution referred to in Section 5.14(c).

“Proxy Statement/Prospectus” shall mean the proxy statement prepared in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”), included as part of the Registration Statement that will solicit approval of the transactions set forth in this Agreement from shareholders of Seller.

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“Purchase Price” shall be 168,866 shares of Buyer’s Class A Common Stock.

“Registration Statement” shall mean the Registration Statement on Form S-4 to be filed by Buyer with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“Securities Act”) registering the shares of Buyer’s Class A Common Stock to be issued to Seller and to be distributed to the shareholders of Seller.

“Regulatory Filings” has the meaning set forth in Section 3.23.

“Representative” means with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, actuaries and other agents of such Person.

“Reserve Assets” has the meaning set forth in Section 4.11(b).

“Reserves” has the meaning set forth in Section 4.11(a).

“SAP” has the meaning set forth in Section 3.6.

“SAP Financial Statements” has the meaning set forth in Section 3.6.

“Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Seller Board Recommendation” has the meaning set forth in Section 5.14(b).

“Shareholders Meeting” has the meaning set forth in Section 5.14(b).

“Shares” means all of the outstanding shares of the capital stock of K-TENN Life, par value $1.00 per share.

“Subsidiary” of any Person means another Person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first Person.

“Tax Contest” means any audit or administrative or judicial proceeding or any demand or claim on Buyer, the Seller, or K-TENN Life which, if determined adversely to the taxpayer, would be grounds for indemnification under ARTICLE X.

“Tax Return” means any return, declaration, report, claim for refund, or information return, statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with or provided to any Taxing Authority in respect of Taxes or the administration of any laws, regulations or administrative requirements related to any Tax.

“Taxes” means all federal, state, local and foreign taxes of any kind, including, but not limited to, those on or measured by or referred to as income, gross receipts, sales, use, production, ad valorem, transfer, franchise, profits, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, value added, property (real or personal), real property gains, windfall profits taxes, or similar taxes, fees, assessments or charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with any interest and any penalties, additions to tax or additional amounts imposed thereon by any Taxing Authority, domestic or foreign.

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“Taxing Authority” means any Governmental Entity or other Person responsible for and having jurisdiction over, the administration of Taxes.

“Termination Date” has the meaning set forth in Section 11.1(b).

“Third Party Claim” has the meaning set forth in Section 9.2(a).

ARTICLE II - PURCHASE OF THE SHARES

Section 2.1      Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell all of the Shares to Buyer, and Buyer shall purchase all of the Shares from Seller, free and clear of all Liens, for an aggregate amount equal to the Purchase Price.

Section 2.2      Closing. Unless this Agreement shall have been terminated pursuant to Section 11.1, and subject to the satisfaction or waiver of each of the conditions set forth in ARTICLE VII, the closing of the purchase and sale of the Shares (the “Closing”) shall take place at 10:00 a.m. Central Time on the day that is the last Business Day of the month in which the last to be fulfilled or waived of the conditions set forth in ARTICLE VII (other than conditions that, by their nature, are to be fulfilled on the Closing Date) shall be fulfilled or waived in accordance with this Agreement, at the offices of the Buyer in Tulsa, Oklahoma, unless another date, time or place is agreed to in writing by the Parties hereto; provided, however, that if the last day of such month is not a Business Day, then the Closing will take place on the last Business Day of the month but be effective as of the last day of the month. The effective date and time of the Closing are herein referred to as the “Closing Date.” All of the contemplated transactions under this Agreement shall be deemed to be consummated as of 11:59:59 p.m. Central Time on the Closing Date and all actions taken at Closing shall be deemed to have occurred simultaneously and shall be deemed effective as of the dates and times specified in this Agreement.

Section 2.3      Payment of Purchase Price and Delivery of Shares. Subject to the fulfillment or waiver (where permissible) of the conditions set forth in ARTICLE VII, at the Closing:

(a)     Buyer shall deliver to Seller a stock certificate evidencing 168,866 shares of its legally issued, fully paid and non-assessable shares of Class A Common Stock in consideration for the Shares; and

(b)     Seller shall deliver to Buyer stock certificates evidencing the Shares, free and clear of all Liens, duly endorsed in blank or with stock powers or other proper instruments of assignment duly endorsed in blank, in proper form for transfer.

Section 2.4      Seller’s Closing Date Deliveries. Subject to fulfillment or waiver (where permissible) of the conditions set forth in ARTICLE VII, at the Closing, Seller shall deliver to Buyer all of the following:

(a)     Stock Certificates. The stock certificates representing all of the outstanding Shares of capital stock of K-TENN Life, free and clear of all Liens.

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(b)     Minute Books. The stock transfer book, minute books and corporate seal of K-TENN Life.

(c)     Good Standing Certificates. (i) Certificates of the organization, valid existence and good standing of each of Seller and K-TENN Life as a domestic corporation in the jurisdiction of their respective incorporation and (ii) certificates of compliance or good standing or a similar certificate for K-TENN Life from the applicable Insurance Regulators, as of a date no more than five (5) Business Days prior to the Closing Date.

(d)    Consents. Copies (or other evidence) of all valid consents, waivers, clearances, approvals, permits or authorizations of, filings or registrations with, or notifications to, all Governmental Entities required to be obtained, filed or made by Seller in satisfaction of the conditions set forth in Section 7.1 and Section 7.2.

(e)     Closing Certificate. A certificate signed on behalf of Seller by an executive officer to the effect that such executive officer has read Section 7.2 of this Agreement and the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(f)     Secretary’s Certificate. A certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying (i) the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder and (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions duly adopted in connection with the transactions contemplated hereby.

(g)     Other Documents. Such other documents or instruments required to be delivered by Seller at or prior to the Closing pursuant to ARTICLE VII or as Buyer shall request that are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.5      Buyer’s Closing Date Deliveries. Subject to fulfillment or waiver (where permissible) of the conditions set forth in ARTICLE VII, at the Closing, Buyer shall deliver to Seller all of the following:

(a)     Good Standing Certificate. A certificate of the organization, valid existence and good standing of Buyer as a domestic corporation in the jurisdiction of its organization as of a date no more than five (5) Business Days prior to the Closing Date.

(b)     Closing Certificate. A certificate signed on behalf of Buyer by an executive officer to the effect that such executive officer has read Section 7.3 of this Agreement and the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

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(c)     Stock Certificate. A stock certificate representing the 168,866 shares of Buyer’s Class A Common Stock payable to Seller as the Purchase Price.

(d)    Consents. Copies (or other evidence) of all valid consents, notices of effectiveness, clearances, approvals, permits or authorizations of, filings or registrations with, or notifications to, all Governmental Entities required to be obtained, filed or made by Buyer in satisfaction of the conditions set forth in Section 7.1 and Section 7.3.

(e)    Secretary’s Certificate. A certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder and (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions duly adopted in connection with the transactions contemplated hereby.

(f)     Other Documents. Such other documents or instruments required to be delivered by Buyer at or prior to the Closing pursuant to ARTICLE VII as Seller shall request that are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.6     Tax Treatment. The Parties intend that the transactions contemplated herein shall qualify as a fully tax-deferred “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

Section 3.1      Organization, Standing and Corporate Power. Each of Seller and K-TENN Life is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own its assets and carry on its business as now being conducted. Each of Seller and K-TENN Life is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary (and each such jurisdiction is listed in Section 3.1 of the Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect. Seller has made available to Buyer true, correct and complete copies of the articles or certificates of incorporation, charter, bylaws and other similar organizational documents of each of the Seller and K-TENN Life.

Section 3.2      Capital Structure; Certain Indebtedness. The authorized capital stock of K-TENN Life is one million (1,000,000) shares of common stock, par value $1.00 per share, all of which shares are issued and outstanding. Seller is the record and beneficial owner of the Shares, free and clear of all pledges, restrictions, claims, liens, charges, encumbrances, equitable interests, options, rights of first refusal and security interests of any kind (collectively, “Liens”). Upon consummation of the transactions contemplated by this Agreement, Buyer will own all of the Shares, free and clear of all Liens. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to, or issued in violation of any, preemptive rights. There are no shares of the K-TENN Life’s capital stock held in its treasury. There are no outstanding options, warrants, conversion, exchange or other rights or agreements of any kind (other than this Agreement) for the purchase or acquisition from, or the sale or issuance by, K-TENN Life or Seller of any shares of capital stock or any other interest in, K-TENN Life, and no authorization therefor has been given. There are no bonds, debentures, notes or other indebtedness having voting rights (or that are convertible or exchangeable into securities having such rights) in or of K-TENN Life. K-TENN Life has no outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

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Section 3.3      Subsidiaries. K-TENN Life has no subsidiaries.

Section 3.4      Authority. Seller is a Tennessee corporation duly incorporated, validly existing and in good standing under the laws of Tennessee. Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and no other corporate action or proceeding on the part of Seller or any Affiliate of Seller is necessary, except for approval of Seller’s shareholders for consummation of this Agreement. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.5      Noncontravention; Consents. The execution and delivery of this Agreement by Seller do not and, except as disclosed in Section 3.5 of the Disclosure Schedule, the performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement will not (i) (x) conflict with, be prohibited by, or require any approval that has not already been obtained under, any of the provisions of the articles of incorporation or by-laws of Seller, (y) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, be prohibited by, require any approval, consent or other action under, give rise to a right of termination, amendment, acceleration or cancellation under, or result in the creation of any Lien on any property or asset of the Seller or K-TENN Life under any Contract to which the either is a party or otherwise bound, or (z) subject to the matters referred to in the next sentence, contravene, be prohibited by, or require approval or consent under, any Applicable Law or Governmental Order applicable to Seller or K-TENN Life, which, in the case of clauses (y) and (z) above, would have or reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien, with or without the giving of notice or lapse of time or both, upon the Shares. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Seller or K-TENN Life in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, except for (i) the approvals, filings and notices required under the Insurance Laws of the jurisdictions set forth in Section 3.5 of the Disclosure Schedule, (ii) the notice of effectiveness of the Registration Statement by the SEC and clearance of the Proxy Statement/Prospectus by the SEC, and (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.5 of the Disclosure Schedule.

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Section 3.6      SAP Financial Statements. The (i) audited statutory Annual Statements, including the Statement of Assets, Liabilities, Surplus and Other Funds of K-TENN Life as of December 31, 2017 and 2018 and related Statements of Income and Cash Flow for the years then ended (the “Annual SAP Financial Statements”) and (ii) unaudited statutory Quarterly Statement, including the Statement of Assets, Liabilities, Surplus and Other Funds of K-TENN Life as of June 30, 2019 and related Statements of Income and Cash Flow for the six month period then ended (the “Interim SAP Statements” and, collectively with the Annual SAP Financial Statements and any additional statutory Quarterly Statements of any of K-TENN Life as of a date occurring, or for a calendar quarter or year ending, on or after June 30, 2019 but prior to the Closing Date, the “SAP Financial Statements”), in each case as filed with the Governmental Entity charged with supervision of insurance of K-TENN Life’s jurisdiction of domicile, including each jurisdiction in which K-TENN Life is deemed pursuant to Applicable Law to be commercially domiciled (each referred to herein as an “Insurance Regulator”), were prepared in conformity with statutory accounting practices prescribed by Applicable Law or permitted by such Insurance Regulator applied on a consistent basis (“SAP”) and present fairly, to the extent required by and in conformity with SAP, except as set forth in the notes, exhibits or schedules thereto, in all material respects the statutory financial condition of K-TENN Life, as applicable, at their respective dates and the results of operations, cash flows and changes in capital and surplus of K-TENN Life for each of the periods then ended (subject, in the case of the Interim SAP Statements, to normal and recurring year-end adjustments as permitted by SAP), in each case, except as set forth in Section 3.6 of the Disclosure Schedule. Except as set forth in Section 3.6 of the Disclosure Schedule, the SAP Financial Statements complied in all material respects with all applicable statutes, laws, ordinances, rules, regulations and codes (“Applicable Laws”) and Governmental Orders when filed, and, to the Knowledge of Seller, no material deficiency has been asserted by a Governmental Entity that has not been cured or otherwise resolved to the satisfaction of such Governmental Entity without imposition of any material penalty, condition or obligation on K-TENN Life. Seller has made available to Buyer true, correct and complete copies of the SAP Financial Statements, including true and complete copies of each audit opinion related thereto.

Section 3.7      No Undisclosed Liabilities. There are no liabilities, obligations or commitments of K-TENN Life of any kind (whether asserted, matured, accrued, absolute, contingent or otherwise), other than (i) those provided for or reflected in the SAP Financial Statements or in the notes thereto, (ii) those disclosed in, or otherwise contemplated by, this Agreement (including Section 3.7 of the Disclosure Schedule), (iii) those for losses, loss adjustment expenses and unearned premiums arising under policies or contracts of insurance or reinsurance written or assumed by K-TENN Life, (iv) those incurred in the ordinary course of business consistent with past practice since December 31, 2018 that individually are less than $10,000; and (v) those incurred in connection with this Agreement or the transactions contemplated hereby.

Section 3.8      Absence of Certain Changes or Events. Except as disclosed in Section 3.8 of the Disclosure Schedule, since December 31, 2018, K-TENN life has conducted its business in the ordinary course and there has not occurred any event or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to K-TENN Life’s outstanding capital stock (other than dividends or distributions payable only to the Seller), or (ii) any change in accounting, underwriting, claims handling or investment methods, principles or practices by K-TENN Life materially affecting its business, assets or liabilities.

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Section 3.9     Benefit Plans. Since January 1, 2017, K-TENN Life has not had any employees and its business and operations have been conducted by employees of Seller or its Affiliates (other than K-TENN Life). Section 3.9 of the Disclosure Schedule lists all of the Employee Benefit Plans sponsored, maintained, contributed to, or required to be contributed to by Seller or K-TENN Life.

Section 3.10    Taxes; Unclaimed Property. Except as disclosed in Section 3.10 of the Disclosure Schedule:

(a)     All Tax Returns required to be filed by Seller and K-TENN Life have been duly and timely filed.

(b)     All Taxes due and owing by Seller or K-TENN Life (whether or not shown on any Tax Return) have been timely and fully paid. To the extent payment of any Taxes that have accrued is not yet due, the amount of such accrued Taxes is properly and fully reflected or otherwise taken into account in the SAP Financial Statements or, in the case of periods since the end of the accounting period covered by the most recent SAP Financial Statements, on K-TENN Life’s books and records.

(c)     Since December 31, 2018, no Taxes have accrued with respect to K-TENN Life other than Taxes arising in the ordinary course of business.

(d)     All such Tax Returns (as described in clause (a) above) are true, correct and complete in all material respects.

(e)     Seller and K-TENN Life have in all material respects, withheld, and paid as required, each Tax required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other third party.

(f)     No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Seller or K-TENN Life, which have not been paid or otherwise settled.

(g)     No federal, state, local or foreign audit, suit, proceeding, investigation, claim, examination or other administrative proceeding or court proceeding exists, has been initiated or has been threatened in writing with regard to any Taxes or Tax Returns of the Seller or K-TENN Life.

(h)    No Liens for Taxes exist with respect to any of the assets or properties of the Seller or K-TENN Life, except for Liens for Taxes that are (i) not yet due and payable, or (ii) being contested in good faith by appropriate proceedings and which are reflected or taken into account in the SAP Financial Statements or, in the case of periods since the end of the accounting period covered by the most recent SAP Financial Statements, on the Seller’s or K-TENN Life’s books and records.

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(i)     No claim has been made in writing by any Taxing Authority of a jurisdiction where Seller or K-TENN Life does not file Tax Returns, or a particular kind of Tax Return, that Seller or K-TENN has filed such Tax Return or Returns or is or may be subject to Taxes in that jurisdiction.

(j)     Neither Seller or K-TENN Life has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Tax law by reason of a change in accounting method or otherwise; there is no application pending with any Taxing Authority requesting permission for any change in any accounting method for Tax purposes by any such entity; and no Taxing Authority has proposed any such adjustment or change in accounting method.

(k)     Neither Seller or K-TENN Life has entered into a closing agreement pursuant to Section 7121 of the Code or similar agreement with any Taxing Authority relating to Taxes of the Seller or K-TENN Life that will bind either Seller or K-TENN Life for any taxable period ending after the Closing Date.

(l)     Neither Seller or K-TENN Life has requested a ruling in respect of Taxes during the past five (5) years from any Governmental Entity, and no such ruling has been issued with respect to either Seller or K-TENN Life that will bind either Seller or K-TENN Life for any taxable period ending after the Closing.

(m)    Neither Seller or K-TENN Life has granted any consent to waive or extend any statute of limitations with respect to, or any extension of a period for the assessment of, or any power of attorney with respect to, any Tax.

(n)     Seller and K-TENN Life have complied in all material respects with all Applicable Laws relating to the accounting for and paying over of unclaimed or abandoned funds or other property.

Section 3.11    Permits; Compliance with Applicable Laws. Except as disclosed in Section 3.11 of the Disclosure Schedule, each of the Seller and K-TENN Life has and maintains in full force and effect all federal, state, municipal, local and foreign governmental approvals, authorizations, consents, franchises, licenses, permits and rights (collectively, “Permits”) necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except where the failure to maintain such Permits in full force and effect would not reasonably be expected to have a Material Adverse Effect. The Seller and K-TENN Life are, and since January 1, 2017 have been, in material compliance with all Applicable Laws, Governmental Orders and the terms of the Permits and no revocation, lapse, limitation, suspension or cancellation of any of the Permits is pending or, to the Knowledge of Seller, has been threatened in writing. Except as set forth in Section 3.11 of the Disclosure Schedule, since January 1, 2017, none of the Seller or K-TENN Life has received written notice from any Governmental Entity asserting material noncompliance with any Applicable Law or Governmental Order. Each of Seller and K-TENN Life have established and are in material compliance with commercially reasonable security programs and policies to protect (i) the security, confidentiality and integrity of transactions executed through their computer systems, including encryption and/or other security protocols and techniques when appropriate; and (ii) the security, confidentiality and integrity of all confidential or proprietary data. Each of the Seller and K-TENN Life has employed commercially reasonable and appropriate administrative, physical and technical safeguards to protect the confidentiality, availability and integrity of personal and health information to which they have access. Since January 1, 2017, none of the Seller or K-TENN Life has suffered a material security breach with respect to their data or systems or has notified customers or employees of any information security breach pursuant to Applicable Law.

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Section 3.12    Litigation. Except as disclosed in Section 3.12 of the Disclosure Schedule, (a) there is no suit, action, cause of action, demand, proceeding, litigation, citation, summons, subpoena, investigation or arbitration of any nature, civil, criminal, administrative, regulatory or otherwise at law or in equity (each, an “Action”) pending or, to the Knowledge of Seller, threatened in writing against any of the Seller or K-TENN Life or any of their respective properties or assets, and (b) there are no Governmental Orders outstanding against any of the Seller or K-TENN Life or any of their respective properties or assets (i) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) that prohibit or restrict any of the Seller or K-TENN Life from operating their respective businesses as currently operated or (iii) that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.13    Reserves. Seller has made available to Buyer true, correct and complete copies of all actuarial reports and studies prepared by actuaries, independent or otherwise, in the ordinary course of business relating to the business and operations of any of K-TENN Life, including reports and studies addressing loss reserves, reserves for claims, losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated), and unearned premiums. The information and data furnished by K-TENN Life to its actuaries in connection with the preparation of such actuarial reports were accurate in all material respects for the periods covered by such reports. All reserve liabilities, including reserves for claims, losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated), unearned premiums, as established or reflected on the SAP Financial Statements, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, were based on actuarial assumptions that were in accordance with those called for in relevant policy and contract provisions, are fairly stated in accordance with sound actuarial principles, determined in accordance with the provisions of insurance policies and contracts of K-TENN Life, and are in compliance with the requirements of SAP and Applicable Laws.

Section 3.14    Material Contracts. Section 3.14 of the Disclosure Schedule contains a complete and correct list of all Material Contracts. The term “Material Contracts” means all of the following types of Contracts to which K-TENN Life is a party (excluding any Insurance Contract written, assumed or ceded) or by which it or any of its assets are bound.

(a)     Contracts with any present or former officer, director, trustee, employee or consultant of K-TENN Life (including employment agreements and agreements evidencing loans or advances to any such Person or any Affiliate of such Person), other than Contracts that by their terms may be terminated by K-TENN Life with notice of not more than thirty (30) days without payment of any amount;

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(b)     Contracts containing any provision or covenant limiting the ability of any of the K-TENN Life to engage in any line of business, the manner in which business is to be conducted, to compete with any Person or to do business with any Person or in any location or geographic area;

(c)    Contracts relating to the borrowing of money or extension of credit to or by K-TENN Life or the direct or indirect guarantee by K-TENN Life of any obligation of any Person for borrowed money or other financial obligation of any Person or any other liability of K-TENN Life in respect of indebtedness for borrowed money;

(d)     Contracts for real property used in the conduct of the business of K-TENN Life and all other Contracts providing for annual rental payments in any case in excess of $10,000 (whether K-TENN Life is lessor, lessee, licensor or licensee);

(e)    agency, broker, selling, marketing, third-party administrator, adjuster, underwriter, management, wholesaler, producer, reinsurance intermediary, distributor or similar Contracts (“Agency Contracts”) involving payments in 2018, or which, to the Knowledge of Seller, are reasonably likely to involve payments in 2019, in excess of $10,000;

(f)     Contracts with Seller or an Affiliate of Seller or with a third Person under which Seller, such Affiliate or such third Person manages assets of K-TENN Life or provides technology or services to K-TENN Life;

(g)    Contracts relating to the acquisition, lease or disposition of material assets or properties of any Person or any capital stock or other equity interest of any Person, in each case that was entered into after January 1, 2017 or under which K-TENN Life has any executory indemnification or other continuing obligations;

(h)    Contracts primarily providing for the indemnification of any Person or the assumption of any liability of any Person, including off balance sheet arrangements;

(i)     Contracts providing for future payments that are conditioned on, or that cause an event of default as a result of, a change of control of K-TENN Life or any similar event;

(j)     Contracts providing for any joint venture, partnership or similar arrangement by K-TENN Life;

(k)     Contracts relating to the issuance of securities of K-TENN Life;

(l)     Contracts with any Governmental Entity;

(m)   Contracts obligating K-TENN Life to conduct business on an exclusive or preferential basis with any third Person or upon consummation of the transactions contemplated by this Agreement will obligate Buyer or K-TENN Life to conduct business on an exclusive or preferential basis with any third Person;

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(n)     Contracts prohibiting the payment of dividends or distributions in respect of the capital stock of K-TENN Life prohibit the pledging of the capital stock of K-TENN Life or prohibit the issuance of any guarantee by K-TENN Life; and

(o)     any other Contract involving aggregate payments or incurred costs or liabilities reasonably expected to be in excess of $10,000 after the date of this Agreement.

Each Material Contract is valid, legal and binding on K-TENN Life thereto or bound thereby in accordance with its terms and, to the Knowledge of Seller, each other party thereto and is or will be, as applicable, in full force and effect, except for any such failure to be valid, legal and binding or to be in full force and effect that has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 3.14 of the Disclosure Schedule, none of Seller, any Affiliate of Seller, or K-TENN Life has provided or received written notice of intent to terminate any Material Contract and there exists no breach or event of default (or allegation of a breach or event of default) on the part of Seller, any Affiliate of Seller, or K-TENN Life with respect to any Material Contract, or to the Knowledge of Seller, by any other party thereto, and no condition exists or event has occurred that with the giving of notice or passage of time or both would constitute a violation or default thereunder by Seller, any Affiliate of Seller, or K-TENN Life or, to the Knowledge of Seller, any other party thereto, result in a termination thereof or permit the acceleration or other change of any material right or obligation or loss of a material right thereunder, or which has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 3.14 of the Disclosure Schedule, no consent by, notice to or approval from any third party is required under any of the Material Contracts as a result of or in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein.

Section 3.15   Insurance Regulatory Matters. Seller has made available to Buyer true and complete copies of all examination reports (and has notified Buyer of any pending examinations of which Seller has Knowledge) conducted by an Insurance Regulator with respect to K-TENN Life that have been finalized since January 1, 2017, unless the most recent examination report for K-TENN Life was received prior to that date, in which case a true and complete copy of each such earlier examination report. Except as set forth in Section 3.15 of the Disclosure Schedule, since January 1, 2017, no violations material to the financial condition of K-TENN Life have been asserted in writing by any Insurance Regulator, other than any violation which has been cured or otherwise resolved to the satisfaction of such Insurance Regulator without imposition of any material penalty, condition or obligation on Seller or K-TENN Life.

Section 3.16    Technology and Intellectual Property. Except as disclosed in Section 3.16 of the Disclosure Schedule and except as has not had and would not reasonably be expected to have a Material Adverse Effect, K-TENN Life (i) exclusively owns or possesses all right, title and interest in, or have valid, enforceable rights or licenses to use, the patents, trademarks, service marks, trade names, brand names, logos, Internet domain names, copyrights (including any registrations or applications to any of the foregoing), computer programs, trade secrets, know-how and patentable inventions that are used to carry on its business as now conducted (the “Intellectual Property”) free and clear of all Liens, and (ii) will continue to exclusively own or possess all right, title and interest in, or have valid enforceable rights or licenses to use the Intellectual Property immediately following the Closing. There are no material Actions pending, or to the Knowledge of Seller, threatened in writing: (i) alleging any infringement, misappropriation or violation of the rights of any third party with respect to any intellectual property of such Person or (ii) challenging the validity, enforceability or ownership of the Intellectual Property owned or exclusively licensed by Seller or K-TENN Life.

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Section 3.17      Reinsurance and Insurance Contracts.

(a)     Seller has made available to Buyer all material insurance, reinsurance, coinsurance or retrocession treaties, agreements, slips, binders, cover notes and similar arrangements in force as of the date of this Agreement to which K-TENN Life is a party or otherwise bound (the “Insurance Contracts”). For the avoidance of doubt, an Insurance Contract is “in force as of the date of this Agreement” if the contract term of such Insurance Contract is in effect on the date of this Agreement. Each Insurance Contract is valid and binding on K-TENN Life, and to the Knowledge of Seller, each other party thereto, and is in full force and effect. Except as set forth in Section 3.17 of the Disclosure Schedule, K-TENN Life, and, to the Knowledge of Seller, any other party thereto, has performed all obligations required to be performed by it under each Insurance Contract. Neither the Seller or K-TENN Life has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of K-TENN Life under any Insurance Contract. To the Knowledge of Seller, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Insurance Contract.

(b)     Except as set forth in Section 3.17 of the Disclosure Schedule, all Insurance Contracts have been issued, to the extent required by Applicable Law, on forms filed with and approved by all applicable Insurance Regulators and other Governmental Entities, or not objected to by any such Insurance Regulators or Governmental Entities within any period provided for objection, and all such forms comply in all material respects with Applicable Laws. All premium rates with respect to the Insurance Contracts, to the extent required by Applicable Law, have been filed with and approved by all applicable Insurance Regulators and other Governmental Entities or were not objected to by any such Insurance Regulator within any period provided for objection. Except as set forth in Section 3.17 of the Disclosure Schedule, since January 1, 2017, all Insurance Contracts issued by K-TENN Life have been marketed, sold and issued in compliance in all material respects with all Applicable Laws, all applicable orders and directives of all Insurance Regulators and other Governmental Entities and all written recommendations resulting from market conduct or other examinations or inquiries of insurance regulatory authorities in the respective jurisdictions in which such products have been marketed, issued or sold.

(c)     There are no unpaid claims or assessments made against K-TENN Life by any state insurance guaranty associations, funds or similar organizations.

Section 3.18      Real Property. K-TENN Life does not own or hold an option to acquire any real property. Any leases of real property by K-TENN Life are terminable on December 31, 2020 and lease rentals thereunder do not exceed $16,000 for the year 2020.

Section 3.19      Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

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Section 3.20    Affiliate Arrangements and Intercompany Accounts. Section 3.20 of the Disclosure Schedule contains a true and complete list of (a) all Contracts between K-TENN Life, on the one hand, and Seller or any of its Affiliates, on the other (the “Affiliate Contracts”), and (b) all intercompany accounts receivable or payable (whether or not currently due or payable) between or among K-TENN Life on the one hand, and Seller or any Affiliate thereof, on the other (the “Intercompany Accounts”).

Section 3.21     Insurance. Section 3.21 of the Disclosure Schedule contains a true and complete list of all liability, property, workers compensation, directors and officers liability, and other insurance Contracts that insure the business, operations, assets, employees, officers or directors of the Seller and K-TENN Life, other than the Insurance Contracts (the “Insurance Policies”). The Insurance Policies are in full force and effect and shall remain in full force and effect with respect to the Seller and K-TENN Life until the Closing Date.

Section 3.22     Insurance Licenses. Section 3.22 of the Disclosure Schedule contains a true and correct list of all state insurance certificates of authority and all other material approvals, authorizations, consents, franchises, licenses, permits, registrations, certificates, accreditations, qualifications, variances and similar rights to write and/or offer and sell insurance products issued to K-TENN Life by any Insurance Regulator or other Governmental Entity (collectively, “Insurance Licenses”). Each Insurance License is in good standing and in full force and effect. Except as disclosed in Section 3.22 of the Disclosure Schedule, K-TENN Life is, and since January 1, 2017 has been, in material compliance with the terms of the Insurance Licenses and no revocation, lapse, limitation, suspension or cancellation of any of the Insurance Licenses is pending or, to the Knowledge of Seller, has been threatened in writing. Seller has delivered or made available to Buyer true and complete copies of each Insurance License issued to K-TENN Life. K-TENN Life is (i) duly licensed and authorized as an insurance or reinsurance company in its jurisdiction of organization (including each jurisdiction in which it is deemed by Applicable Law to be commercially domiciled), (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, and (iii) duly licensed, authorized or otherwise eligible in its jurisdiction of organization and each other applicable jurisdiction where it writes each line of insurance or reinsurance reported as being written in the SAP Financial Statements. Since January 1, 2017, K-TENN Life has not transacted any material amount of insurance business in any jurisdiction requiring any Insurance License therefor in which it did not possess such Insurance License.

Section 3.23     Regulatory Filings. Except as set forth on Section 3.23 of the Disclosure Schedule, the Seller and K-TENN Life have filed all material reports, statements, documents, certifications, registrations (including registrations with applicable state insurance regulatory authorities as a member of an insurance holding company system), filings or submissions and any supplements or amendments thereto (collectively, the “Regulatory Filings”) required by Applicable Law to be filed by it with any Governmental Entity since January 1, 2017. Except as set forth on Section 3.23 of the Disclosure Schedule, the Regulatory Filings were in compliance with Applicable Law in all material respects when filed and, to the Knowledge of Seller, no material deficiencies or violations have been asserted by any Governmental Entity with respect to any Regulatory Filing. Seller has made available to Buyer true and complete copies of all Regulatory Filings submitted since January 1, 2017, in the form (including exhibits, annexes and any amendments thereto) filed with the applicable Governmental Entity.

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Section 3.24      Agreements with Insurance Regulators. (a) Except as listed on Section 3.24 of the Disclosure Schedule, there is no Contract binding on any of the Seller or K-TENN Life, or Governmental Order by or from, any Insurance Regulator or other Governmental Entity issued to or binding on any of the Seller or K-TENN Life and (b) none of the Seller or K-TENN Life has adopted any board resolution at the request of any Insurance Regulator or other Governmental Entity, in the case of each of clauses (a) and (b), that (i) limits in any material respect the ability of Seller or K-TENN Life to issue or enter into Insurance Contracts or Agency Contracts, (ii) requires the divestiture of any material investment of the Seller or K-TENN Life (iii) limits in any material respect the ability of Seller or K-TENN Life to pay dividends or distributions of any kind or character, (iv) requires any material investment of K-TENN Life or Seller to be treated as a non-admitted asset (or the local equivalent) or (v) could reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller, no Insurance Regulator or other Governmental Entity has threatened in writing to take any undertakings related to any of the foregoing matters.

Section 3.25      Personal Property. Section 3.25 of the Disclosure Schedule identifies the personal property, whether tangible or intangible, owned or leased by or licensed to K-TENN Life (the “Personal Property”). K-TENN Life has, or will have immediately following the Closing, good and valid title to each item of Personal Property owned by it and a valid and enforceable right to use each item of Personal Property leased by or licensed to it, in each case, free and clear of all Liens, other than (i) Liens for Taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith by appropriate proceedings full and adequate reserves for which are reflected in the SAP Financial Statements, (ii) statutory Liens in favor of lessors arising in connection with any property leased to K-TENN Life arising in the ordinary course of business for sums not yet due and payable, (iii) Liens reflected or reserved against in the SAP Financial Statements and (iv) any other Liens which do not materially and adversely interfere with the current use of properties affected thereby (collectively, “Permitted Liens”).

Section 3.26      Investments. Seller has provided Buyer with a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of K-TENN Life as of June 30, 2019 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by K-TENN Life between such date and the date of this Agreement, the “Investment Assets”). A copy of the policies of K-TENN Life with respect to the investment of the Investment Assets is set forth in Section 3.26 of the Disclosure Schedule (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with, K-TENN Life has complied in all material respects with, the Investment Guidelines and Applicable Laws.

Section 3.27      Books and Records. The minute books and record books of K-TENN Life, all of which have been made available to Buyer, are complete and correct in all material respects. At the Closing, all of those books and records will have been delivered to Buyer or be in the possession of K-TENN Life.

Section 3.28      No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Disclosure Schedules), none of Seller or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, or any information regarding K-TENN Life furnished or made available to Buyer and its Representatives.

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ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 4.1      Organization, Standing and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own its assets and carry on its business as now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate any of the transactions contemplated by this Agreement.

Section 4.2      Authority. Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate action or proceeding on the part of Buyer is necessary. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller constitutes the valid, legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3     Noncontravention; Consents. The execution and delivery by Buyer of this Agreement do not and, except as disclosed by Buyer in Sections 4.3 and 7.1 of the Disclosure Schedule, the performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement will not (i) conflict with, be prohibited by, or require any approval that has not already been obtained under, any of the provisions of the articles of incorporation or by-laws of Buyer, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, be prohibited by, require any approval, consent or other action under, give rise to a right of termination, amendment, acceleration or cancellation under, or result in the creation of any Lien on any property or asset of Buyer under any Contract to which Buyer is a party or otherwise bound, or (iii) subject to the matters referred to in the next sentence, contravene, be prohibited by, or require approval or consent under, any Applicable Law or Governmental Order applicable to Buyer, which, in the case of clauses (ii) and (iii) above, would materially impair the ability of Buyer to consummate any of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of any of the transactions contemplated hereby, except for (i) the filing requirement(s) applicable to the transactions contemplated by this Agreement under the Securities Act, (ii) the approvals, filings and notices required under the Insurance Laws of the jurisdictions set forth in Section 4.3 of the Disclosure Schedule, such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 4.3 of the Disclosure Schedule and (iii) such other consents, approvals, authorizations, declarations, and state securities law filings or notices the failure to obtain or make which, in the aggregate, would not materially impair the ability of Buyer to consummate any of the transactions contemplated hereby.

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Section 4.4     Purchase Not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by Buyer for its own account and not with a view to distribution. Buyer is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state or foreign securities laws and that the Shares may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Shares are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

Section 4.5      Solvency. Assuming the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived as of the Closing Date, and that each of the representations and warranties in this Section 4.5 would be true, correct and complete immediately before giving effect to the transactions contemplated by this Agreement, then immediately after giving effect to the transactions contemplated by this Agreement, (i) Buyer will not have incurred debts beyond its ability to pay such debts as they mature or become due, (ii) the assets of Buyer at a fair valuation, will exceed its debts and (iii) Buyer will not have unreasonably small capital to carry on its business as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement at the direction or otherwise on behalf of Buyer with the intent to hinder, delay or defraud any present or future creditors of Buyer.

Section 4.6      Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened in writing against or affecting Buyer or Subsidiary or any of their properties or assets that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) would reasonably be expected to prevent or materially delay the ability of Buyer to consummate any of the transactions contemplated by this Agreement. Neither Buyer nor any officer, director or employee of Buyer or any of its Subsidiary has been permanently or temporarily enjoined or barred by any Governmental Order from engaging in or continuing any conduct or practice in connection with the business conducted by Buyer or any Subsidiary that would reasonably be expected to effect the ability of Buyer to consummate any of the transactions contemplated by this Agreement.

Section 4.7      Approvals and Permits. Buyer has no reason to believe that it and its Affiliates will not be able to obtain as promptly as practicable all necessary approvals, authorizations and consents of Governmental Entities required to be obtained to consummate the transactions contemplated by this Agreement. Buyer and its Subsidiary have and shall maintain all insurance licenses, permits and other legal authority to perform their obligations under this Agreement.

Section 4.8      Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

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Section 4.9     Stock Consideration. All of the shares of Buyer’s Class A Common Stock issuable to Seller at the Closing in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. The shares of Class A Common Stock, when issued in accordance with and pursuant to this Agreement, will be registered under the Securities Act and will not be subject to any transfer restrictions under (i) any provision of the articles of incorporation, as amended, or bylaws, as amended, of Buyer, or (ii) any Contract to which Buyer is a party.

Section 4.10     SEC Filings.

(a)     Buyer has delivered or made available to Seller (through reference to documents filed by EDGAR or otherwise) accurate and complete copies of all reports or registration statements filed by Buyer with the SEC, all in the form so filed (as amended to date, the “Buyer SEC Reports”). As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the filing date of such amending or superseding filing), the Buyer SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a Buyer SEC Report filed prior to the date of this Agreement (a “Prior Buyer SEC Report”).

(b)    Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports (the “Buyer Financials”), including each Buyer SEC Report filed after the date hereof until the Closing, as of their respective filing dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of Buyer as at the respective dates thereof and the results of Buyer’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain notes and were or are subject to normal and recurring year-end adjustments

Section 4.11     No Material Adverse Changes. From the date of the last report on Form 10-Q filed by Buyer with the SEC, there have been no material adverse changes in Buyer’s financial position or results of operations.

Section 4.12    Accuracy of Information. None of the information supplied or to be supplied by or on behalf of Buyer for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Buyer for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be filed with the SEC, will, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Seller, or at the time of Seller’s shareholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Seller for K-TENN Life or inclusion or incorporation by reference in the Proxy Statement/Prospectus.

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Section 4.13     Representations and Warranties to be True on the Execution Date and the Closing Date. All of the representations and warranties of Buyer set forth in this Agreement will be true and correct in all material respects on the Execution Date and the Closing Date.

ARTICLE V - COVENANTS

Section 5.1     Conduct of Business of the Seller and K-TENN Life. Except as expressly contemplated or permitted by this Agreement or as required by Applicable Law, from the date of this Agreement until the Closing, Seller and K-TENN Life shall cause the Seller and K-TENN Life to: carry on their respective businesses only in the ordinary course of business as presently conducted and, to the extent consistent therewith, to preserve and maintain the Permits and the Insurance Licenses and to use commercially reasonable efforts to maintain their rights, assets and franchises, to maintain and preserve their existing relationships with policyholders and reinsurers, and to preserve intact their current business organizations; except as expressly contemplated by this Agreement, required by Applicable Law or set forth on Section 5.1 of the Disclosure Schedule, Seller shall not permit the Seller or K-TENN Life to, without the prior consent of Buyer, which consent shall not be unreasonably withheld:

(a)(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Seller’s or K-TENN’s capital stock, (ii) adjust, recapitalize, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its outstanding capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Seller or K-TENN Life or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares;

(b)    authorize, issue, sell, dispose of, grant a Lien in, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock based performance units;

(c)     sell, lease, license or otherwise dispose of (including by way of reinsurance) any of its material assets (other than Investment Assets in the ordinary course of business consistent with the Investment Guidelines or in accordance with the Plan of Liquidation and Dissolution);

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(d)    amend its articles of incorporation, by-laws or other comparable organizational documents;

(e)   acquire, or agree to acquire, in a single transaction or a series of related transactions any interest in any corporation, partnership, joint venture, association or other business organization or division thereof (other than as part of the Investment Assets of K-TENN Life in the ordinary course of business consistent with the Investment Guidelines), or a material amount of property or assets of any Person or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation; provided Seller may enter into the Plan of Liquidation and Dissolution;

(f)(i) incur, assume, repurchase or prepay any material indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another Person (other than pursuant to available lines of credit as in effect as of the date hereof), (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of K-TENN Life, guarantee any debt securities of another Person, enter into any keep-well or other Contract to maintain the financial condition of any other Person or enter into any other arrangements having the economic effect of the foregoing, (iii) make any material loans, advances or capital contributions to, or investments in, any other Person, other than to K-TENN Life and loans and advances to Company Agents in the ordinary course of business and other than as to such matters related to the Investment Assets of K-TENN Life in the ordinary course of business consistent with the Investment Guidelines or (iv) create or assume any other liability or obligation material to Seller or K-TENN Life, or grant or create a Lien on, pledge or otherwise encumber any of their assets;

(g)   change, revoke or make any written Tax election, file any material amended Tax Return or claim for refund, adopt or change any method of Tax accounting, enter into any closing agreement related to Taxes, settle or compromise any Tax liability or refund, consent to any material claim or assessment relating to Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice), unless any such action is required by Applicable Law;

(h)    make any material change in accounting methods, principles or practices used by K-TENN Life (including reserve methods, practices or policies as in effect at December 31, 2018), except insofar as may be required by any Insurance Regulator or by a change in applicable SAP;

(i)     make any material change in its underwriting, claims handling, loss control or actuarial methods, principles or practices or any material assumption underlying an actuarial practice or policy;

(j)     enter into, amend, modify or terminate prior to the end of the term thereunder any Material Contract or Insurance Contract or modify, waive or consent to the termination of any material rights of K-TENN Life thereunder;

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(k)    make or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines or otherwise not in the ordinary course of business, or make any material change in the Investment Guidelines (other than in accordance with the Plan of Liquidation and Dissolution);

(l)     make any capital expenditures except in the ordinary course of business; and

(m)(i) pay or commit to pay any retention, transaction bonus, severance or termination pay, (ii) enter into any employment, deferred compensation, consulting, severance or similar agreement (or any amendment to any such existing agreement) with any current or former director, officer, employee or consultant of either Seller or K-TENN Life, (iii) increase or commit to increase any compensation or employee benefits payable to any current or former director, officer, employee or consultant of Seller or K-TENN Life, including wages, salaries, fees, compensation, pension, severance, termination pay, fringe benefits or other benefits or payments.

Nothing contained in this Agreement shall give to Buyer, directly or indirectly, the right to control or direct the operation of the business of the Seller or K-TENN Life prior to the Closing. Nothing contained in this Agreement shall limit the ability of Seller and K-TENN Life, prior to the Closing, to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the operations of the business of the Seller and K-TENN Life.

Section 5.2     Access to Information; Confidentiality. Seller and K-TENN Life shall cause the Seller and K-TENN Life to afford to Buyer and to the Representatives of Buyer reasonable access upon reasonable written notice during normal business hours during the period prior to the Closing Date to all of their properties, books, Contracts, commitments and records and, during such period, Seller and K-TENN Life shall cause each of the Seller and K-TENN Life to promptly furnish to Buyer such information concerning its business, properties, financial condition, operations and personnel as Buyer may from time to time reasonably request (subject to Applicable Law or any contractual limitations on Buyer or Seller), other than any such properties, books, contracts, commitments, records and information that (a) are subject to an attorney-client or other legal privilege, which Seller’s legal counsel advises would be impaired by such disclosure, or (b) are subject to an obligation of confidentiality existing prior to the date of this Agreement or that is entered into after the date of this Agreement in the ordinary course of business, provided that Seller and K-TENN Life shall have used commercially reasonable efforts to obtain the consent of the applicable third party to such inspection or disclosure.

Section 5.3      Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.4      Consents, Approvals and Filings.

(a)     Seller and Buyer shall each use commercially reasonable efforts, and shall cooperate fully with each other to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, Seller and Buyer shall make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement, and shall provide and shall cause their respective Affiliates to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably require. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement.

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(b)     Without limiting the generality of subsection (a) of this Section 5.4, (i) Buyer shall, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of this Agreement, file with all applicable Insurance Regulators (particularly including the Tennessee Department of Commerce and Insurance) requests for approval of the transactions contemplated by this Agreement when such approvals are required to be obtained by Buyer, which requests shall include all required exhibits, and (ii) Seller shall, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of this Agreement, file with all applicable Insurance Regulators (particularly including the Tennessee Department of Commerce and Insurance) requests, if any, for all regulatory approvals contemplated by this Agreement when such approvals are required to be obtained by Seller ((i) and (ii), together, the “Insurance Approval Filings”). Each filing party agrees to provide a draft of all Insurance Approval Filings (and each amendment or supplement thereto) prepared by it (in this subsection, the “filing party”) to the other party (in this subsection, the “non-filing party”) and to allow the non-filing party five (5) Business Days to review such filings and to consult with the filing party relating to any issues arising as a result of the non-filing party’s review, prior to the submission by the filing party of the Insurance Approval Filings to the Insurance Regulator. Each filing party agrees to provide the non-filing party with copies of the Insurance Approval Filings and each amendment or supplement thereto in final form upon the submission thereof to the Insurance Regulator. Notwithstanding the foregoing, the Parties agree that no filing party will be required to provide to the non-filing party those portions of the Insurance Approval Filings that contain any confidential or personal information. Each party shall give the non-filing party prompt written notice if it receives any notice or other communication from any Insurance Regulator in connection with the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish the other party a copy thereof. Each filing party agrees to respond promptly to any request by the Insurance Regulator for any additional information and documentary material in connection therewith. If any Insurance Regulator requires that a hearing be held in connection with any such filing or approval, the filing party shall use commercially reasonable efforts to arrange for such hearing to be held promptly after it receives notice that such hearing is required. The filing party shall give the non-filing party prior written notice of the time and place when any meetings or other conferences may be held by it with any Insurance Regulator in connection with the transactions contemplated by this Agreement, and shall permit the non-filing party to have a representative or representatives attend or otherwise participate in any such meeting or conference. Seller and Buyer each agree to timely make all appropriate filings with the Insurance Regulators and such other filings as may be required under the Insurance Laws of any other state or jurisdiction in which K-TENN Life does business.

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(c)     Buyer and Seller shall bear their own cost of all filing fees associated with all filings with applicable Governmental Entities and Insurance Regulators, and Buyer and Seller shall have responsibility for their other respective filing fees associated with any other required filings.

(d)     Notwithstanding any other provision of this Agreement to the contrary (including Section 5.3 and this Section 5.4), neither Buyer nor any of its Affiliates shall be required to, and none of the Seller or K-TENN Life may, without the prior written consent of Buyer, agree or commit to take or refrain from taking any action or agree or commit to any condition, limitation, restriction or requirement that would constitute or result in a Burdensome Condition to secure the approval of any Insurance Regulator or any Governmental Entity required to consummate the transactions contemplated by this Agreement.

Section 5.5      Access to Books and Records.

(a)     In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing or for any other reasonable purposes, for a period of seven (7) years after the Closing, Buyer shall (i) retain the books, records and other data related to the business of K-TENN Life relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of K-TENN Life, and (ii) upon reasonable notice, afford Seller and any Affiliates of Seller, and their respective Representatives, during normal business hours, reasonable access (subject to Applicable Law, any applicable legal privilege and any contractual limitations on Buyer) to such books, records and other data.

(b)     In order to facilitate the resolution of any claims made against or incurred by Buyer after the Closing or for any other reasonable purposes, for a period of one (1) year after the Closing, Seller shall (i) retain the books, records and other data of Seller that relate to K-TENN Life and its operations for periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller other than the books and records described in Section 5.5(a), and (ii) upon reasonable written notice, afford Buyer and any of its Affiliates, and its Representatives, during normal business hours, reasonable access (subject to Applicable Law, any applicable legal privilege and any contractual limitations on Seller) to such books, records and other data and employees of Seller with applicable knowledge of the business of K-TENN Life and its operations for periods prior to the Closing (including making such persons reasonably available to Buyer, at Buyer’s sole cost and expense, for depositions, preparation for such depositions, trial preparation, trial and related fact-gathering, but excluding any proceedings, or threatened proceedings, between Buyer or an Affiliate, on one hand, and Seller or an Affiliate, on the other hand).

Section 5.6     Publicity; Notices. Until the Closing Date, the Parties shall coordinate with each other as soon as practicable in advance (but no less than three (3) days in advance of the anticipated dissemination date) as to the form and content of any external communication, including any communication intended for dissemination or to reach, or reasonably expected to be disseminated or to reach, members of the public or customers of Seller or K-TENN Life regarding the transactions contemplated by this Agreement; provided, however, that Buyer shall not communicate with employees or customers of Seller or K-TENN Life with respect to the transactions contemplated by this Agreement without the prior written consent of Seller. Neither Party shall disseminate any such communication without adequate advance notice and the prior review of the other, which review shall not be unreasonably delayed, except that nothing contained in this Agreement shall prevent the Parties from making any and all public disclosures legally required to comply with any applicable securities laws or the applicable rules of any stock exchange or regulations or requests of Governmental Entities; provided that, to the extent possible under the circumstances, the Party making such disclosure consults with the other Party, and considers in good faith the views of the other Party, before doing so.

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Section 5.7      Affiliate Contracts and Intercompany Accounts. Prior to or at the Closing, Seller shall, and shall cause K-TENN Life to, (i) obtain all required regulatory approvals to terminate all Affiliate Contracts and settle all Intercompany Accounts, terminate all Affiliate Contracts without any obligation of or liability to any of K-TENN Life, on terms reasonably satisfactory to Buyer, and (ii) settle in full (without any premium or penalty) all Intercompany Accounts; provided that Seller or K-TENN Life shall not be required to pay amounts in excess of the amounts reserved on such company’s most recent SAP Financial Statements.

Section 5.8      Use of Names.

(a)     Prior to or at the Closing, Seller shall transfer any and all right, title or interest, including all associated goodwill, which any of them may have in or to the names, trademarks and service marks set forth on Section 5.8 of the Disclosure Schedule or any name, trademark, service mark, acronym or logo based on or incorporating any of such names, trademarks or service marks or any Internet domain name as Buyer may direct.

(b)     Except as provided in Section 5.8(a) or Section 5.8(b), Buyer shall use commercially reasonable efforts to cause the Seller and K-TENN Life to cease using any Seller Trademark as soon as practicable following the Closing.

Section 5.9     Further Assurances. Seller and Buyer agree, and Seller, prior to the Closing, and Buyer, after the Closing, agree to cause K-TENN Life, to execute and deliver such other documents, certificates, agreements and other writings as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 5.10    Officers and Directors. For a period of six (6) years after the Closing Date, K-TENN Life shall not, and Buyer shall cause K-TENN Life not to, amend, repeal or modify any provision in its articles of incorporation or by-laws relating to the exculpation or indemnification for any officers and directors (unless such obligations are assumed by any successor or required by Applicable Law), it being the intent of the Parties that the officers and directors of K-TENN Life shall continue to be entitled to such exculpation and indemnification to the full extent of the law. Such officers and directors are intended third party beneficiaries of this Section 5.10 and may specifically enforce its terms. In the event that K-TENN Life or any of its successors or assigns shall consolidate with or merge with or into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or shall transfer all or substantially all of its properties and assets to any other Person, then, and in each such case, proper provision shall be made so that the successors or assigns of K-TENN Life assume the obligations set forth in this Section 5.10.

Section 5.11     Notice of Events.

(a)     Buyer shall promptly notify Seller, and Seller shall promptly notify Buyer, in writing, upon (i) becoming aware of any Governmental Order or any complaint praying for an order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) receiving any notice from any Governmental Entity of its intention to (x) institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated by this Agreement or (y) nullify or render ineffective this Agreement or such transactions if consummated.

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(b)     During the period from the date hereof to the Closing Date or the earlier termination of this Agreement, Buyer shall promptly notify Seller in writing if Buyer becomes aware of: (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of Buyer’s discovery of such event, fact or condition; or (ii) any event, fact or condition that has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.3; provided that any such notification shall not cure any inaccuracy in or breach of Buyer’s representations and warranties contained in this Agreement for any purpose, including the indemnification and termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 7.3(a) have been satisfied.

(c)     During the period from the date hereof to the Closing Date or the earlier termination of this Agreement, Seller shall promptly notify Buyer in writing if Seller becomes aware of: (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of Seller’s discovery of such event, fact or condition; or (ii) any event, fact or condition that has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.2; provided that any such notification shall not cure any inaccuracy in or breach of Seller’s representations and warranties contained in this Agreement for any purpose, including the indemnification and termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 7.2(a) have been satisfied.

Section 5.12    Non-Solicitation.

(a)     During the 24 month period following the Closing Date, Seller shall not, and shall cause its Key Officers not to, directly or indirectly, hire or solicit the services (as employee, consultant or otherwise) of any employee of Buyer without the prior written consent of Buyer; provided, however, that nothing in this Agreement shall prohibit Seller or any of its Key Officers from offering employment to or employing persons (i) who respond to a general solicitation or advertisement that is not specifically directed to employees of Buyer (and nothing shall prohibit the making of such general solicitation or advertisement), (ii) who have not been employed by Buyer or any of its Subsidiaries for a period of six (6) consecutive months (including for this purpose, time worked for Seller or any of its Affiliates immediately prior to the Closing), or (iii) who have been involuntarily terminated by Buyer or any of its Subsidiaries.

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(b)     Seller and K-TENN Life, shall not and shall cause its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) not to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a proposal that would be contrary or detrimental to the transactions contemplated in this Agreement, and shall use commercially reasonable efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by Seller or K-TENN Life or its Representatives. Seller and K-TENN Life shall not, and shall cause their Representatives not to, directly or indirectly (i) solicit, initiate, cause, facility or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any proposal that would be contrary or detrimental to the transactions contemplated in this Agreement, (ii) participate in any discussions or negotiations with any third party regarding any such proposal, or (iii) enter into any agreement related to such proposal.

Section 5.13    [Reserved.]

Section 5.14   Preparation of the Registration Statement and the Proxy Statement/Prospectus; Shareholder Meeting.

(a)     As soon as practicable following the date of this Agreement, Buyer and Seller shall prepare the Proxy Statement/Prospectus and Buyer shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of Buyer and Seller shall, and shall cause their accountants and attorneys to use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement, including causing their accountants to deliver necessary or required instruments such as opinions, consents, certificates and comfort letters, each in customary form and covering such matters of the type customarily covered by such documents. Buyer and Seller shall use their reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Seller’s shareholders as soon as practicable after the Registration Statement is declared effective under the Securities Act by the SEC. Buyer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of shares of Buyer’s Class A Common Stock, and Seller shall furnish all information concerning Seller and the shareholders of Seller as may be reasonably requested by Buyer in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement will be made by Buyer, and no filing of, or amendment or supplement to, the Proxy Statement/Prospectus will be made by Seller or Buyer, in each case without providing the other Party a reasonable opportunity to review and comment thereon. If at any time prior to the time the Registration Statement is declared effective by the SEC under the Securities Act any information relating to Seller or Buyer, or any of their respective Affiliates, directors or officers, should be discovered by Seller or Buyer which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Seller. The Parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement/Prospectus, the Registration Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

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(b)     Seller shall, as soon as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its shareholders (the “Shareholders Meeting”) solely for the purpose of obtaining appropriate shareholder approval of the transactions contemplated by this Agreement. Seller shall, through its Board of Directors, recommend to its shareholders adoption of this Agreement (the “Seller Board Recommendation”). The Proxy Statement/Prospectus shall include a summary of the Seller Board Recommendation. Seller shall use its reasonably best efforts to cause the Seller Shareholders Meeting to occur as soon as practicable in compliance with Applicable Laws and Seller’s corporate governance documents.

(c)     Seller shall as soon as reasonably practicable after Closing undertake to consummate the Plan of Liquidation and Dissolution, in the form attached hereto as Exhibit A (the “Plan of Liquidation and Dissolution”), specifically including the dissolution of Seller and the distribution of the shares of Buyer’s Class A Common Stock acquired pursuant to this Agreement, on a pro-rata basis to its shareholders, all in accordance with Section 48-24-101 et seq. of the Tennessee Business Corporation Act (2018). Buyer shall use its reasonably commercially best efforts to assist Seller with respect to the Plan of Liquidation and Dissolution.

ARTICLE VI - EMPLOYEE MATTERS

Section 6.1      Employees.

(a)    Section 6.1 of the Disclosure Schedule contains a true and correct list, as of September 30, 2019, of all employees who are employed principally in connection with the business of K-TENN Life.

(b)    At least twenty-five (25) days prior to the Closing Date and effective as of the Closing Date, Buyer shall make offers of post-Closing employment by the Buyer and K-TENN Life to such employees selected by Buyer in its sole discretion. There is no obligation, express or implied that any employees will be offered employment by the Buyer or K-TENN.

(c)    K-TENN Life will offer only the severance, health insurance continuation and benefits set forth on Section 6.1 of the Disclosure Schedule.

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ARTICLE VII - CONDITIONS PRECEDENT

Section 7.1      Conditions to Each Party’s Obligations. The respective obligations of each Party to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)     Governmental Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, Governmental Entities in connection with the consummation of the transactions contemplated hereby by Seller and Buyer set forth in Section 3.5 and Section 4.3 of the Disclosure Schedule shall have been made or obtained and be in full force and effect.

(b)     No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction and no Applicable Law of any Governmental Entity preventing the consummation of the transactions contemplated hereby shall be in effect, and no Governmental Entity shall have instituted any proceeding that is pending seeking any such Governmental Order.

(c)     Consents. All consents, waivers, clearances, approvals and authorizations from third parties under the Contracts and agreements set forth on Section 7.1 of the Disclosure Schedule as being required to be obtained prior to Closing shall have been obtained.

(d)     Shareholder Approval. This Agreement shall have been approved and adopted, and the Plan of Liquidation and Dissolution shall have been duly approved, by the requisite vote under applicable Tennessee law and Seller’s governing corporate documents, by shareholders of Seller.

(e)     Registration Statement Effective. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff.

Section 7.2      Conditions to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated by this Agreement are further subject to the satisfaction by Seller or waiver by Buyer on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. The representations and warranties of Seller set forth in:

(i)     Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6 and Section 3.19 shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to another date, the accuracy of which shall be determined as of that specified date);

(ii)    this Agreement, other than those Sections specifically identified in clause (i) above, shall be true and correct in all material respects, in each case as of the date of this Agreement (except as to any representation or warranty which specifically relates to another date, the accuracy of which shall be determined as of that specified date), except, in the case of this clause (ii) that any representation or warranty qualified as to materiality or a Material Adverse Effect shall be true and correct in all respects; and

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(iii)   this Agreement, other than those Sections specifically identified in clause (i) above, shall be true and correct (without giving effect to any limitation as to materiality or a Material Adverse Effect set forth therein), in each case as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to another date, the accuracy of which shall be determined as of that specified date), except, in the case of this clause (iii), as would not have or reasonably be expected to have a Material Adverse Effect, either alone or when taken in the aggregate with other breaches of any such representations and warranties.

(b)    Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; provided, that, with respect to obligations that are qualified by materiality, Seller shall have performed such obligations, as so qualified, in all respects.

(c)     No Material Adverse Effect or Burdensome Condition. Since the date of this Agreement, there shall not have been any Material Adverse Effect suffered by the Seller or K-TENN Life, nor shall any event or events have occurred that could reasonably be expected to have a Material Adverse Effect.

(d)     No Actions. No Action shall have been commenced against Seller or K-TENN Life or any of their respective Affiliates, which would prevent the Closing.

(e)     Dissenter’s Rights. Holders of not more than 10% of the Seller’s shares of common stock outstanding as of the record date of the Shareholder’s Meeting shall have perfected their right to dissent from the transactions contemplated under this Agreement and demanded the fair value of their shares of Seller’s common stock as required under Section 48-23-201 et seq. of the Tennessee Business Corporation Act (2018).

(f)     Other Closing Deliveries. Buyer shall have received Seller deliveries set forth in Section 2.4.

Section 7.3      Conditions to Obligations of Seller. The obligations of Seller to effect the transactions contemplated by this Agreement are further subject to the satisfaction by Buyer or waiver by Seller on or prior to the Closing Date of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Buyer set forth in:

(i)     Section 4.1, Section 4.2, Section 4.3, and Section 4.8 shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to another date, the accuracy of which shall be determined as of that specified date);

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(ii)     this Agreement, other than those Sections specifically identified in clause (i) above, shall be true and correct in all material respects, in each case as of the date of this Agreement (except as to any representation or warranty which specifically relates to another date, the accuracy of which shall be determined as of that specified date), except, in the case of this clause (ii) that any representation or warranty qualified as to materiality or material adverse effect shall be true and correct in all respects; and

(iii)     this Agreement, other than those Sections specifically identified in clause (i) above, shall be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), in each case as of the Closing Date as though made at and as of the Closing (except as to any representation or warranty which specifically relates to another date, the accuracy of which shall be determined as of that specified date), except in the case of this clause (iii), as would not have or reasonably be expected to have a material adverse effect, either alone or when taken in the aggregate with other breaches of any such representations and warranties, on Buyer’s ability to consummate the transactions contemplated hereby on a timely basis.

(b)     Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; provided, that, with respect to obligations that are qualified by materiality, Buyer shall have performed such obligations, as so qualified, in all respects.

(c)     Consideration. Seller shall have received the Purchase Price as provided in Section 2.1.

(d)     Other Closing Deliveries. Seller shall have received the Buyer deliveries set forth in Section 2.5.

Section 7.4      Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this ARTICLE VII to be satisfied if such failure was caused by such Party’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 5.3 hereof.

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 8.1      Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing solely for purposes of Section 9.1 and shall terminate and expire the earlier of (i) the close of business 12 months after the Closing Date, or (ii) in the case of the Seller only, upon Seller’s completion of the Plan of Liquidation and Dissolution; provided that the representations and warranties contained in Section 3.1 (Organization, Standing and Corporate Power), Section 3.2 (Capital Structure; Certain Indebtedness), Section 3.3 (Subsidiaries), Section 3.4 (Authority), Section 3.19 (Brokers), Section 4.1 (Organization, Standing and Corporate Power), Section 4.2 (Authority) and Section 4.8 (Brokers) (such representations, collectively, the “Fundamental Representations”) shall survive indefinitely and shall be actionable in tort against any controlling Person of Buyer or Seller who was guilty of fraud, criminal activity or willful misconduct in connection with the falsity of any such representation or warranty. All covenants and agreements contained in this Agreement, to the extent that the foregoing are to have effect or be performed after the Closing, shall survive the Closing in accordance with their terms. Notwithstanding anything to the contrary in this Agreement, the survival period with respect to all Tax matters shall be governed by Section 10.10.

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ARTICLE IX - INDEMNIFICATION

Section 9.1      Obligation to Indemnify.

(a)     Subject to the expiration of the representations and warranties of Seller as provided in ARTICLE VIII and the limitations set forth in this ARTICLE IX, Seller agrees to indemnify, defend and hold harmless Buyer and its Affiliates and their respective Representatives from and against all Losses to the extent arising from or related to (i) any inaccuracy in or breach of the representations and warranties of Seller contained in this Agreement or in any certificate, instrument or agreement delivered by or on behalf of Seller pursuant to this Agreement, in each case as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except with respect to any representation or warranty which specifically relates to another date, the inaccuracy in or breach of which will be determined as of such specified date), or (ii) any breach of any of the covenants and agreements of Seller contained in this Agreement.

(b)     Seller shall not have any liability under Section 9.1(a)(i) above unless the aggregate of all such Losses for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to 5% of the Purchase Price (the “Indemnification Basket”), and then Seller would only be liable pursuant to Section 9.1(a)(i) to the extent any such Losses are in excess of the Indemnification Basket; provided, however, that Seller shall not have any liability under Section 9.1(a)(i) for any individual item where the Loss relating thereto is less than $25,000 (“De Minimis Items”) and such De Minimis Items will not be taken into account in determining whether the aggregate amount of Losses exceeds the Indemnification Basket. Neither the Indemnification Basket nor the exception for De Minimis Items shall apply with respect to any Losses arising from or related to any inaccuracy in or breach of any Fundamental Representation of Seller.

(c)     The maximum amount for which Seller shall be liable under Section 9.1(a)(i) shall not exceed the Purchase Price (the “Indemnification Cap”). The Indemnification Cap shall not apply to any and all Losses arising from or related to (i) any inaccuracy in or breach of any Fundamental Representation of Seller, or (ii) Seller’s fraud, criminal activity or willful misconduct. Except for Losses arising from or related to Seller’s fraud, criminal activity or willful misconduct, the maximum amount for which Seller shall be liable for Losses pursuant to this ARTICLE IX shall not exceed the Purchase Price and the maximum amount for which Seller shall be liable for Losses pursuant to ARTICLE X shall not exceed an amount equal to two times the Purchase Price.

(d)    Subject to the expiration of the representations and warranties of Buyer as provided in ARTICLE VIII and the limitations set forth in this ARTICLE IX, Buyer agrees to indemnify, defend and hold harmless Seller and its Affiliates and their respective Representatives from and against all Losses to the extent arising from or related to (i) any inaccuracy in or breach of the representations and warranties of Buyer contained in this Agreement or in any certificate, instrument or agreement delivered by or on behalf of Buyer pursuant to this Agreement, in each case as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except with respect to any representation or warranty which specifically relates to another date, the inaccuracy in or breach of which will be determined as of such specified date) or (ii) any breach of any of the covenants and agreements of Buyer contained in this Agreement.

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(e)     Buyer shall not have any liability under Section 9.1(d)(i) above unless the aggregate of all such Losses for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis the Indemnification Basket, and then Buyer or Buyer Parent would only be liable pursuant to Section 9.1(d)(i) to the extent any such Losses are in excess of the Indemnification Basket; provided, however, that Buyer shall not have any liability under Section 9.1(d)(i) for any De Minimis Items and such De Minimis Items will not be taken into account in determining whether the aggregate amount of Losses exceeds the Indemnification Basket. Neither the Indemnification Basket nor the exception for De Minimis Items shall apply with respect to any Losses arising from or related to any inaccuracy in or breach of any Fundamental Representation of Buyer.

(f)     The maximum amount for which Buyer shall be liable under Section 9.1(d)(i) shall not exceed the Indemnification Cap. The Indemnification Cap shall not apply to any and all Losses arising from or related to (i) any inaccuracy in or breach of any Fundamental Representation of Buyer, or (ii) Buyer’s fraud, criminal activity or willful misconduct.

(g)     For purposes of calculating Losses pursuant to this Section 9.1 and Section 10.1(a), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or material adverse effect applicable to such representation or warranty.

Section 9.2      Indemnification Procedures.

(a)     In order for a Party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by, or an action, proceeding or investigation instituted by, any Person not a party to this Agreement (a “Third Party Claim”), such Indemnified Party must notify the other party (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim promptly, and in any event within thirty (30) days, after such Indemnified Party learns of the Third Party Claim; provided, however, that any delay or failure to give such notification shall not affect the indemnification provided hereunder except and only to the extent that the Indemnifying Party forfeits rights or defenses as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten (10) days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(b)     If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof at its own expense with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not as long as it conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except as otherwise set forth herein. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense; provided, however, that if in the reasonable opinion of counsel to the Indemnified Party, (i) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party or (ii) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of one law firm to represent the Indemnified Party and, if applicable, local counsel in the jurisdiction in which an Action is held. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the Parties shall cooperate in the defense or prosecution thereof in all reasonable respects. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are relevant to such Third Party Claim (subject, in each case, to the Indemnifying Party entering into a confidentiality agreement with respect to such records and information in a form reasonably acceptable to the Indemnified Party), and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action giving rise to a Third Party Claim unless the Indemnifying Party obtains the prior written consent of the Indemnified Party or such settlement, compromise, consent or termination includes an express, unconditional release of such Indemnified Party in form and substance satisfactory to such Indemnified Party from any and all liability relating to such action, does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Party and does not create any financial or other obligation on the part of the Indemnified Party.

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(c)    The indemnities provided in this Agreement shall survive the Closing; provided, however, that the indemnities provided under Section 9.1 shall terminate when the survival period of the applicable representation or warranty terminates pursuant to ARTICLE VIII, except as to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party. After the Closing, the indemnities provided in Section 9.1 and Section 10.1(a) shall be the sole and exclusive remedy at law for any breach of representation, warranty, covenant or agreement (other than those covenants and agreements which survive the Closing, including those in ARTICLE IX) or other claim arising out of this Agreement except for claims based on fraud, criminal activity or willful misconduct.

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(d)     The amount of any Losses for which indemnification is provided under this Agreement shall be net of any amounts actually received by the Indemnified Party from insurers or other third parties with respect to such Losses (less any related costs and expenses, including the aggregate cost of pursuing any insurance claims paid by the Indemnified Party, but not any premiums or charges paid by the Indemnified Party).

(e)     Notwithstanding anything contained herein to the contrary, no Indemnifying Party shall be liable for lost profits or any punitive, exemplary, consequential (but not incidental) or similar damages, except for lost profits or punitive, exemplary, consequential or similar damages.

(f)     In accordance with Applicable Law, the Indemnified Party shall take, and shall cause its Affiliates to take, all commercially reasonable steps to mitigate any Losses upon and after becoming aware of any facts, matters, failures or circumstances that would reasonably be expected to result in any Losses that are indemnifiable hereunder.

(g)     In the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party (including pursuant to this ARTICLE IX) in connection with any claim or demand by any Person other than the Parties or their respective Affiliates, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such claim or demand against any claimant or plaintiff asserting such claim or demand. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost of such Indemnifying Party, in presenting any subrogated right, defense or claim.

ARTICLE X - TAX MATTERS

Section 10.1    Indemnity. Seller agrees to indemnify, defend and hold harmless Buyer, against Taxes including any reasonable external out-of-pocket costs or expenses (including reasonable attorney’s fees and expenses) incurred in contesting such Taxes: (i) for any Taxes imposed on K-TENN Life with respect to taxable periods of such Person ending on or before the Closing Date; and (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date.

Section 10.2     Plan of Reorganization. The Parties intend that the transactions contemplated by this Agreement shall qualify as a fully tax-deferred “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of Buyer and Seller shall use their respective reasonable best efforts to cause the transaction to qualify as a fully tax-deferred reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent the transaction from qualifying as a fully tax-deferred reorganization within the meaning of Section 368(a) of the Code.

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ARTICLE XI - TERMINATION PRIOR TO CLOSING

Section 11.1     Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)     by the written agreement of Buyer and Seller;

(b)     by either Seller or Buyer by written notice to the other Parties if the Closing shall not have occurred on or prior to the date that is 180 days from the date of this Agreement (the “Termination Date”), or such later date upon which Seller and Buyer may agree in writing; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c)     by either Seller or Buyer in writing, if there shall be any (i) Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) Governmental Order which prohibits or restrains any party from consummating the transactions contemplated hereby, and such Governmental Order shall have become final and nonappealable;

(d)     by Buyer, if Seller shall have (i) failed to perform any of its covenants or agreements contained in this Agreement, such that any of the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied and such failure to perform is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) days after the giving of written notice thereof by Buyer to Seller but in no event later than the Termination Date or (ii) breached any of its representations or warranties contained in this Agreement, such that any of the conditions set forth in Section 7.2 would not be satisfied and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) days after the giving of written notice thereof by Buyer to Seller but in no event later than the Termination Date; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 11.1(d) if Buyer is then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement;

(e)     by Seller, if Buyer shall have (i) failed to perform any of its covenants or agreements contained in this Agreement, such that any of the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied and such failure to perform is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) days after the giving of written notice thereof by Seller to Buyer, but in no event later than the Termination Date or (ii) breached any of its representations or warranties contained in this Agreement, such that any of the conditions set forth in Section 7.3 would not be satisfied and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) days after the giving of written notice thereof by Seller to Buyer, but in no event later than the Termination Date; provided, however, that Seller may not terminate this Agreement pursuant to this Section 11.1(e) if Seller is then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(f)     By Buyer if Seller has not obtained any required approval of its shareholders by the Termination Date, unless such date is extended by the Parties.

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Section 11.2    Effect of Termination. In the event of termination pursuant to Section 11.1, this Agreement shall become null and void and have no effect, with no liability on the part of Seller or Buyer, or their respective directors, officers, agents or shareholders, with respect to this Agreement; provided, however, that the obligations contained in Section 5.2 (Access to Information; Confidentiality); (ii) Section 5.6 (Publicity; Notices), (iii) this Section 11.2; and (iv) ARTICLE XII (General Provisions) shall survive any termination of this Agreement indefinitely or for such shorter period specifically contemplated by those Sections. Notwithstanding the foregoing, termination of this Agreement pursuant to Section 11.1(d) or Section 11.1(e) shall not in any way terminate, limit or restrict the rights and remedies of any Party against any other Party for willful breach of a material covenant or agreement contained in this Agreement.

ARTICLE XII - GENERAL PROVISIONS

Section 12.1   Fees and Expenses. Except as otherwise expressly provided herein, whether or not the purchase and sale of the Shares is consummated, each Party shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. For the avoidance of doubt, Seller and K-TENN Life shall be solely responsible for the payment of all of the transaction expenses incurred by or on behalf of Seller, the Seller or K-TENN Life incident to the transaction which is the subject of this Agreement, including investment banking fees, accounting fees and legal fees.

Section 12.2   Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed as provided below) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer:

Gregg E. Zahn, Chief Executive Officer

First Trinity Financial Corporation

7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133

With a copy to:

Jones & Keller, P.C.

Attention: Reid A. Godbolt

1999 Broadway, Suite 3150

Denver, Colorado 80202

if to Seller:

David Foley, Chief Executive Officer

K-TENN Capital, Inc.

424 Church Street, Suite 2000

Nashville, Tennessee 37206

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With a copy to:

Butler Snow LLP

Attention: Drew Oldham

150 3rd Avenue South, Suite 1600

Nashville, Tennessee 37201

Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by personal delivery or overnight courier.

Section 12.3     Entire Agreement; Third-Party Beneficiaries. This Agreement (including all exhibits and schedules and the Disclosure Schedule hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies.

Section 12.4     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.5     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment that is not consented to shall be null and void. Notwithstanding the foregoing sentence, Buyer may, to the extent not inconsistent with its other obligations hereunder, assign prior to Closing its rights to purchase the Shares or any portion thereof to any Affiliate of Buyer with the prior written consent of Seller, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 12.6     Dispute Resolution; Submission to Jurisdiction.

(a)     In the event of any dispute arising under this Agreement, prior to the commencement of litigation, a senior officer of Buyer and a senior officer of Seller shall attempt in good faith to resolve the dispute consistent with the terms of this Agreement. If they are unable to resolve the dispute in this manner within a reasonable period of time, the Parties may pursue judicial remedies with respect to such dispute. This section shall not apply to any application to obtain emergency judicial intervention.

(b)     Each of Seller and Buyer hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in Oklahoma (each, an “Oklahoma Court”) for purposes of enforcing this Agreement. In any such action, suit or other proceeding, each of Seller and Buyer irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such Oklahoma Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such Oklahoma Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, however, that nothing set forth in this sentence shall prohibit either Seller or Buyer from removing any matter from one Oklahoma Court to another Oklahoma Court. Each of Seller and Buyer also agrees that any final and unappealable judgment against a Party in connection with any action, suit or other proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Seller and Buyer agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 12.2, constitute good, proper and sufficient service thereof.

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Section 12.7     WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 12.8      Severability; Amendment and Waiver.

(a)     Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(b)     This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance.

(c)     No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

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Section 12.9     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, each Party has executed this Agreement as of the date first written above.

First Trinity Financial Corporation

By:      /s/ Gregg E. Zahn

Name: Gregg E. Zahn

Title: President and CEO

K-TENN Capital, Inc.

By:      /s/ David Foley

Name: David Foley

Title: President

K-TENN Insurance Company

By:      /s/ David Foley

Name: David Foley

Title: President

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Annex B

PLAN OF LIQUIDATION AND DISSOLUTION

OF

K-TENN CAPITAL, INC.

WHEREAS, K-TENN Capital, Inc., a Tennessee corporation (the “Company”), was formed by filing its charter with the Tennessee Secretary of State on or about March 8, 2010; and

WHEREAS, it is desired that the Company should be dissolved, its business and affairs wound up, and thereafter its existence terminated, all pursuant to the terms of the Company’s Charter (the “Charter”) and Bylaws (the “Bylaws”) and the Tennessee Business Corporation Act (the “Act”) in accordance with this Plan of Liquidation and Dissolution (the “Plan”) as follows:

1.     Articles of Dissolution. On or after the date that both of the following have occurred: (a) this Plan of Dissolution is approved by the necessary vote of the Company’s shareholders and (b) the sale of stock contemplated by that certain Purchase and Sale Agreement by and between the Company, First Trinity Financial Corporation, an Oklahoma corporation (“Buyer”), and K-TENN Insurance Company, a Tennessee corporation, dated October 9, 2019 (the “Purchase Agreement”) has been consummated, David Foley, as the President of the Company, or any other officer of the Company (each, an “Authorized Officer” and, collectively, the “Authorized Officers”), shall cause articles of dissolution in accordance with the Act (the “Articles of Dissolution”) to be filed with the Tennessee Secretary of State and the Register of Deeds of Davidson County, Tennessee.

2.     Cessation of Business. After the Articles of Dissolution have been filed, the Company shall not carry on any business, except that appropriate to wind up and liquidate its business and affairs, all in accordance with the provisions of the Act, the Charter, the Bylaws and this Plan.

3.     Winding-Up Procedure. After the Articles of Dissolution are filed, the board of directors shall, or shall cause the officers of the Company to, (a) collect the Company’s assets and liquidate any non-cash assets other than the shares of Buyer’s Class A Common Stock acquired pursuant to the Purchase Agreement (“Buyer Shares”), (b) discharge or make arrangements for discharging the Company’s liabilities, and (c) then distribute the remaining cash if any, and the Buyer Shares to the Company’s shareholders in accordance with Section 4 below. The Company may cause a notice of dissolution of the Company to be published in a newspaper of general circulation in Davidson County, Tennessee. The Company may also dispose of known claims against the Company in accordance with the procedures set forth in the Act.

4.      Distributions to Shareholders. After collecting and liquidating the Company’s assets other than the Buyer Shares and discharging or making arrangements for discharging the Company’s liabilities as contemplated by Section 3 above, the board of directors shall, or shall cause the officers of the Company to, then distribute the remaining cash, if any, and all of the Buyer Shares on a pro-rata basis to its shareholders. An Authorized Officer shall execute and deliver on behalf of the Company any instruments of transfer necessary to make such distributions.

5.     Filing of Articles of Termination and Other Filings. Upon completion of the winding-up of the Company’s business and affairs as contemplated by Sections 3 and 4 hereof, an Authorized Officer shall cause to be filed with the Tennessee Secretary of State, the Register of Deeds of Davidson County, Tennessee, and all other appropriate offices such instruments and documents, including, without limitation, articles of termination of corporate existence of the Company (the “Articles of Termination”), as may be necessary or appropriate under the Act so as to effectuate the termination of the Company under the laws of the State of Tennessee. Upon the filing of Articles of Termination with the Tennessee Secretary of State, the existence of the Company shall cease and the shareholders shall no longer have any rights in the Company.

Annex B-1

6.     Further Acts. The Authorized Officers or any one of them shall have full authority to carry out the provisions of this Plan as set forth herein and to wind up the affairs of the Company. In furtherance thereof, each Authorized Officer is authorized and directed to pay all such fees, expenses and taxes that are due or cause to be done such other acts or things that he may deem necessary or appropriate in order to carry out the liquidation and dissolution of the Company and to effectuate the provisions of this Plan, including, without limitation, executing and filing on behalf of the Company any necessary or appropriate filings and tax returns and reports with governmental authorities and executing and delivering on behalf of the Company any instruments of transfer as to any assets of the Company, whether before or after the filing of the Articles of Dissolution and/or the Articles of Termination.

7.     Revocation of Dissolution. The board of directors of the Company may determine to revoke the dissolution of the Company without shareholder action at any time prior to the filing of the Articles of Termination with the Tennessee Secretary of State. Upon the authorization of such revocation by the board, the Company shall file articles of revocation of dissolution with the Tennessee Secretary of State in accordance with the Act and such revocation shall be effective as set forth in the Act.

8.     Miscellaneous.

a.     Benefits of Plan. Except as otherwise expressly provided herein, the terms, provisions, covenants, stipulations and agreements contained in this Plan are and shall be for the sole and exclusive benefit of the Company and its shareholders and their respective successors and assigns and, nothing contained in this Plan, expressed or implied, shall be construed to confer upon, or give to, any other person any right, remedy or claim under or by reason of this Plan as a third-party beneficiary or otherwise.

b.     Further Assurances. Upon request of the Company, the board of directors or the officers of the Company, the Company, the shareholders, the board of directors, and the officers shall do such further acts and deeds and shall execute, acknowledge, deliver and record such other documents and instruments as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this Plan.

c.     Section Headings. The section and other headings used in this Plan are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Plan or any of the terms or provisions hereof.

d.     Governing Law. This Plan shall be governed in all respects, including validity, interpretation and effect, by, and shall be enforceable in accordance with, the internal laws of the State of Tennessee, without regard to conflicts of laws principles.

e.     Severability. In the event that any term or provision of this Plan is held to be invalid, illegal, or unenforceable for any reason or in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Plan, which shall be and remain in full force and effect and enforceable in accordance with its terms.

Annex B-2

Annex C

TENNESSEE CODE

TITLE 48 CORPORATIONS AND ASSOCIATIONS

CHAPTER 23

DISSENTERS’ RIGHTS

§ 48-23-101. Chapter definitions.

As used in this chapter, unless the context otherwise requires:

(1)     “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(2)     “Corporation” means the issuer of the shares held by a dissenter before the corporate action, and, for purposes of§§ 48-23-203-48-23-302, includes the survivor of a merger or conversion or the acquiring entity in a share exchange of that issuer;

(3)     “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(4)     “Fair value,” with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(5)     “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(6)     “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7)     “Shareholder” means the record shareholder or the beneficial shareholder.

§ 48-23-102. Right to dissent.

(a)     A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(1)     Consummation of a plan of merger to which the corporation is a party:

(A)     If shareholder approval is required for the merger by§ 48-21-104 or the charter and the shareholder is entitled to vote on the merger if the merger is submitted to a vote at a shareholders' meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the merger if the merger had been submitted to a vote at a shareholders' meeting; or

(B)     If the corporation is a subsidiary that is merged with its parent under § 48-21-105;

(2)     Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan if the plan is submitted to a vote at a shareholders' meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the plan if the plan had been submitted to a vote at a shareholders' meeting;

Annex C-1

(3)     Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange if the sale or exchange is submitted to a vote at a shareholders' meeting or the shareholder is a nonconsenting shareholder under§ 48-17-104(b) who would have been entitled to vote on the sale or exchange if the sale or exchange had been submitted to a vote at a shareholders' meeting, including a sale of all, or substantially all, of the property of the corporation in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4)     An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

(A)     Alters or abolishes a preferential right of the shares;

(B)     Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C)     Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D)     Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E)     Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under§ 48-16-104;

(5)     Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6)     Consummation of a conversion of the corporation to another entity pursuant to chapter 21 of this title; or

(7)     In accordance with and to the extent provided in § 48-28-104(b), an amendment to the charter of a corporation as described in§ 48-28-104(b)(l), or consummation of a merger or plan of share exchange as described in§ 48-28-104(b)(2).

(b)     A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c)     Notwithstanding subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under§ 6 of the Securities Exchange Act of 1934, compiled in 15 U.S.C. § 78f, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, compiled in 15 U.S.C. § 78a, as amended.

§ 48-23-103. Dissent by nominees and beneficial owners.

(a)     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (I) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection (a) are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

Annex C-2

(b)     A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

(1)     Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(2)     Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

§ 48-23-201. Notice of dissenters' rights.

(a)     Where any corporate action specified in§ 48-23-102(a) is to be submitted to a vote at a shareholders' meeting, the meeting notice (including any meeting notice required under chapters 11-27 to be provided to nonvoting shareholders) must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert dissenters' rights under this chapter. If the corporation concludes that dissenters' rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise dissenters' rights.

(b)     In a merger pursuant to § 48-21-105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert dissenters rights that the corporate action became effective. Such notice must be sent within ten (IO) days after the corporate action became effective and include the materials described in § 48-23-203.

(c)     Where any corporate action specified in§ 48-23-102(a) is to be approved by written consent of the shareholders pursuant to§ 48-17-104(a) or§ 48-17-104(b):

(1)     Written notice that dissenters' rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that dissenters' rights are or may be available, must be accompanied by a copy of this chapter; and

(2)     Written notice that dissenters' rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by § 48-17-104(e) and (f), may include the materials described in § 48-23-203 and, if the corporation has concluded that dissenters' rights are or may be available, must be accompanied by a copy of this chapter.

(d)     A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

§ 48-23-202. Notice of intent to demand payment.

(a)     If a corporate action specified in § 48-23-102(a) is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights with respect to shares for which dissenters' rights may be asserted under this chapter:

(1)     Must deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

(2)     Must not vote, or cause or permit to be voted, any such shares in favor of the proposed action.

Annex C-3

(b)     If a corporate action specified in § 48-23-102(a) is to be approved by less than unanimous written consent, a shareholder who wishes to assert dissenters' rights with respect to shares for which dissenters' rights may be asserted under this chapter must not sign a consent in favor of the proposed action with respect to such shares.

(c)     A shareholder who fails to satisfy the requirements of subsection (a) or subsection (b) is not entitled to payment under this chapter.

§ 48-23-203. Dissenters' notice.

(a)     If a corporate action requiring dissenters' rights under § 48-23-102(a) becomes effective, the corporation must send a written dissenters' notice and form required by subdivision (b)(I) to all shareholders who satisfy the requirements of§ 48-23-202(a) or § 48-23-202(b). In the case of a merger under§ 48-21-105, the parent must deliver a dissenters' notice and form to all record shareholders who may be entitled to assert dissenters' rights.

(b)     The dissenters' notice must be delivered no earlier than the date the corporate action specified in § 48-23-102(a) became effective, and no later than (10) days after such date, and must:

(1)     Supply a form that:

(A)     Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action;

(B)     If such announcement was made, requires the shareholder asserting dissenters' rights to certify whether beneficial ownership of those shares for which dissenters' rights are asserted was acquired before that date; and

(C)     Requires the shareholder asserti.ng dissenters' rights to certify that such shareholder did not vote for or consent to the transaction;

(2)     State:

(A)     Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision (b)(2)(B);

(B)     A date by which the corporation must receive the form, which date may not be fewer than forty (40) nor more than sixty (60) days after the date the subsection (a) dissenters' notice is sent, and state that the shareholder shall have waived the right to demand payment with respect to the shares unless the form is received by the corporation by such specified date;

(C)     The corporation's estimate of the fair value of shares;

(D)     That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten (10) days after the date specified in subdivision (b)(2)(B) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E)     [Deleted by 2015 amendment.]

(3)     Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201.

Annex C-4

§ 48-23-204. Duty to demand payment.

(a)     A shareholder sent a dissenters' notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to § 48-23-203(b)(2), and deposit the shareholder's certificates in accordance with the terms of the notice.

(b)     The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c)     A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

(d)     A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

§ 48-23-205. Share restrictions.

(a)     The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under§ 48-23-207.

(b)     The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

§ 48-23-206. Payment.

(a)     Except as provided in§ 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

(b)     The payment must be accompanied by:

(1)     The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2)     A statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to § 48-23-203(b)(2)(C);

(3)     An explanation of how the interest was calculated;

(4)     A statement of the dissenter's right to demand payment under§ 48-23-209; and

(5)     A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or§ 48-23-203.

§ 48-23-207. Failure to take action.

(a)     If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

Annex C-5

(b)     If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under § 48-23-203 and repeat the payment demand procedure.

§ 48-23-208. After-acquired shares.

(a)     A corporation may elect to withhold payment required by§ 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b)     To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under§ 48-23-209.

§ 48-23-209. Procedure if shareholder dissatisfied with payment or offer.

(a)     A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under § 48-23-206), or reject the corporation's offer under§ 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

(1)     The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(2)     The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3)     The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b)     A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

§ 48-23-301. Court action.

(a)     If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)     The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)     The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

Annex C-6

(d)     The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)     Each dissenter made a party to the proceeding is entitled to judgment:

(1)     For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2)     For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under§ 48-23-208.

§ 48-23-302. Courts costs and counsel fees.

(a)     The court in an appraisal proceeding commenced under§ 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under§ 48-23-209.

(b)     The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1)     The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2)     Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Annex C-7

PROXY

K-TENN CAPITAL, INC.

424 Church Street, Suite 2000, Nashville, Tennessee 37206

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

[            ], 2019

The undersigned hereby appoints David Foley, as proxy with full power of substitution, and hereby authorizes him to represent and vote as proxy all of the shares held of record of common stock of K-TENN Capital, Inc. (“K-TENN”) that the undersigned is/are entitled to vote at the special meeting (the “special meeting”) of shareholders of K-TENN to be held on [            ], 2019 at [            ] local time at [            ], or at any adjournments or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of special meeting and proxy statement dated [            ] as follows:

Proposal 1: To approve the exchange of all of the issued and outstanding capital stock of K-TENN Insurance Company, a wholly-owned subsidiary of K-TENN, to First Trinity Financial Corporation, an Oklahoma corporation, pursuant to the Purchase and Sale Agreement, dated as of October 9, 2019.

FOR	AGAINST	ABSTAIN
[___]	[___]	[___]

Proposal 2: To approve and adopt the Plan of Liquidation and Dissolution of K-TENN and the transactions contemplated thereby, including the liquidation and dissolution of K-TENN.

FOR	AGAINST	ABSTAIN
[___]	[___]	[___]

Proposal 3: To approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 and 2.

FOR	AGAINST	ABSTAIN
[___]	[___]	[___]

By executing this proxy, the undersigned shareholder authorizes the proxy to vote in his discretion on any other matter as may properly come before the special meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” AND “FOR” PROPOSALS 1, 2, and 3.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of K-TENN Capital, Inc., 424 Church Street, Suite 2000, Nashville, Tennessee 37206, on or before [            ].

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR ALL" or “FOR” the Proposals 1, 2, and 3.

Please sign exactly as the name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

IMPORTANT - Please complete this proxy card and return by

Or By Mail: Corporate Secretary of K-TENN Capital, Inc., 424 Church Street, Suite 2000, Nashville, Tennessee 37206

Or By Email: treasurer@ktennins.com

MARK “X” HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: _______________________________

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

Number of shares held of record of K-TENN common stock:      __________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Section 1031 of the Oklahoma General Corporation Act (“OGCA”) permits (and First Trinity Financial Corporation’s Amended and Restated Articles of Incorporation and bylaws, which are incorporated by reference herein,) authorize indemnification of directors, officers, employees, agents and others of FTFC who serve at our request of, against expenses, including attorney’s fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director, officer, employee or agent of FTFC or at its request, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to FTFC’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that such person is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection therewith.

As permitted by the OGCA and its Amended and Restated Certificate of Incorporation, FTFC also has the authority to maintain insurance on behalf of our directors and officers against liability arising out of their status as such.

In addition, as authorized by the OGCA, FTFC’s bylaws provide that the directors shall not be personally liable for monetary damages to the corporation relating to their conduct as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the OGCA as the same exists or may hereafter be amended. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for an alleged breach of their duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.    Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Purchase and Sale Agreement by and among First Trinity Financial Corporation, an Oklahoma corporation, K-TENN Capital, Inc., a Tennessee corporation, and K-TENN Insurance Company, a Tennessee corporation, dated October 9, 2019, incorporated by reference to Annex A in the proxy statement/prospectus filed with this registration statement.

3.1	Amended Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 17, 2009.

Part II - 1

3.2	By-laws, as amended and restated, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 1, 2009.

5.1	Opinion of Jones & Keller, P.C. dated October 25, 2019 regarding the legality of the shares of the Registrant’s common stock to be registered under this Registration Statement.*

10.1

Administrative Service Agreement between TLIC (formerly FLAC) and Investors Heritage Life Insurance Company, incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 17, 2009.

10.2	Lease Agreement, incorporated by reference as Exhibit 10.2 to the Company’s Registration Statement on Form 10SB12G filed April 30, 2007.

10.3	Reinsurance Agreement with Investors Heritage Life Insurance Company is incorporated by reference as Exhibit 10.3 to the Company’s Registration Statement on Form 10SB12G/A filed July 23, 2007.

10.4	Reinsurance Agreement with Munich American Reinsurance Company is incorporated by reference as Exhibit 10.4 to the Company’s registration statement on Form 10SB12G/A filed July 23, 2007.

10.5

First Amendment to Lease Agreement between First Trinity Financial Corporation and Amejak Limited Partnership dated July 1, 2008, incorporated by reference as Exhibit 10.6 to the Company’s Annual report on Form 10-K filed April 14, 2009.

10.6

Supplemental Lease Agreement dated July 10, 2006 between First Life America Corporation and the United States of America, incorporated by reference as Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed April 14, 2009.

10.7

Supplemental Lease Agreement dated August 2, 2006 between First Life America Corporation and the United States of America, incorporated by reference as Exhibit 10.8 of the Company’s Annual Report on Form 10-K filed April 14, 2009.

10.8

Loan agreement between First Trinity Capital Corporation and First National Bank of Muskogee dated March 12, 2009, incorporated by reference as Exhibit 10.1 to the company’s Quarterly Report on Form 10-Q filed May 15, 2009.

10.9

Loan guaranty agreement between First Trinity Capital Corporation and First National Bank of Muskogee dated March 12, 2009, incorporated by reference as Exhibit 10.2 to the company’s Quarterly Report on Form 10-Q filed May 15, 2009.

10.10

Administrative Services Agreement between First Life America Corporation and Investors Heritage Life Insurance Company dated June 16, 2009, incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 17, 2009.

10.11

First Amendment to Administrative Services Agreement between Trinity Life Insurance Company and Investors Heritage Life Insurance Company incorporated by reference as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 17, 2009.

10.12

Second Amendment to Lease Agreement between First Trinity Financial Corporation and Amejak Limited Partnership dated June 16, 2010, incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 22, 2010.

10.13	Employment Agreement of Gregg E. Zahn, President, dated June 7, 2010, incorporated by reference as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed June 11, 2010.

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10.14	Amendment to Employment Agreement of Gregg E. Zahn, President, dated December 8, 2011, incorporated by reference as Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 13, 2011.

10.15	Amendment to Employment Agreement of Gregg E. Zahn, President, dated October 8, 2012, incorporated by reference as Exhibit 10.19 of the Company’s Current Report on Form 8-K filed October 10, 2012.

10.16	Amendment to Employment Agreement of Gregg E. Zahn, President, dated April 9, 2013, incorporated by reference as Exhibit 10.20 of the Company’s Current Report on Form 8-K filed April 11, 2013.

10.17	Amendment to Employment Agreement of Gregg E. Zahn, President, dated September 5, 2017, incorporated by reference as Exhibit 10.26 of the Company’s Current Report on Form 8-K filed September 8, 2017.

10.18	Employment Agreement of Jeffrey J. Wood, dated December 23, 2015, incorporated by reference as Exhibit 10.24 of the Company’s Current Report on Form 8-K filed December 28, 2015.

10.19	Amendment to Employment Agreement of Jeffrey J. Wood, dated February 26, 2016, incorporated by reference as Exhibit 10.25 of the Company’s Current Report on Form 8-K filed February 29, 2016.

10.20	Amendment to Employment Agreement of Jeffrey J. Wood, dated March 18, 2019, incorporated by reference as Exhibit 10.28 of the Company’s Current Report on Form 8-K filed March 20, 2019.

10.21	Employment Agreement of William S. Lay, dated December 6, 2018, incorporated by reference as Exhibit 10.27 of the Company’s Current Report on Form 8-K filed December 7, 2018.

21.1*	Subsidiaries of First Trinity Financial Corporation.

23.1	Consent of Kerber, Eck and Braeckel, LLP, dated October 25, 2019.*

23.2	Consent of Rudler, PSC dated October 25, 2019.*

23.3	Consent of Jones & Keller, P.C. (included in opinion filed as Exhibit 5.1).*

24.1	*Powers of Attorney (included in the signature pages hereto, and incorporated herein by reference)

_____________________

* Filed herewith

Item 22.    Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(5) That every prospectus: (i) that is filed pursuant to paragraph 4 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 25, 2019.

FIRST TRINITY FINANCIAL CORPORATION

By	/s/ Gregg E. Zahn
Gregg E. Zahn
President, Chief Executive Officer

By	/s/ Jeffrey J. Wood
Jeffrey J. Wood
Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gregg E. Zahn and Jeffrey J. Wood, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on October 25, 2019

Signature	Title

/s/ Gregg E. Zahn
Gregg E. Zahn	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ William S. Lay
William S. Lay	Director

/s/ Bill H. Hill
Bill H. Hill	Director

/s/ Will W. Klein
Will W. Klein	Director

/s/ Gerald J. Kohout
Gerald J. Kohout	Director

Charles W. Owens
Charles W. Owens	Director

/s/ George E. Peintner
George E. Peintner	Director

/s/ Gary L. Sherrer
Gary L. Sherrer	Director

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EXHIBIT INDEX

Exhibit 2.1	Purchase and Sale Agreement by and among First Trinity Financial Corporation, K-TENN Capital Inc., and K-TENN Insurance Company, dated October 9, 2019 (See Annex A of this Proxy Statement/Prospectus)
Exhibit 5.1	Legal Opinion of Jones & Keller, P.C., dated October 25, 2019
Exhibit 21.1	Subsidiaries of First Trinity Financial Corporation
Exhibit 23.1	Consent of Kerber, Eck and Braeckel, LLP, dated October 25, 2019
Exhibit 23.2	Consent of Rudler PSC dated October 25, 2019
Exhibit 23.3	Consent of Jones & Keller, P.C. (included in opinion filed as Exhibit 5.1)

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